As filed with the Securities and Exchange Commission on January 25, 2012

Registration No. 333-176617

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRASIL TELECOM S.A.

(Exact name of registrant as specified in its charter)

BRASIL TELECOM COMPANY

(Translation of Registrant’s name into English)

Federative Republic of Brazil (State or other jurisdiction of incorporation or organization)	4813 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Rua General Polidoro, No. 99, 5th floor/part – Botafogo

22280-004 Rio de Janeiro, RJ, Brazil

(55 21) 3131-2972

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

P.O. Box 885

Newark, Delaware 19715

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark O. Bagnall, Esq. White & Case LLP Southeast Financial Center, Suite 4900 200 South Biscayne Boulevard Miami, FL 33131-2352 (305) 371-2700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated January 25, 2012

Brasil Telecom S.A.

51,497,927 Common Shares, including Common Shares in the form of American Depositary Shares

268,220,438 Preferred Shares, including Preferred Shares in the form of American Depositary Shares

Brasil Telecom S.A., or Brasil Telecom, and its indirect controlling shareholder Tele Norte Leste Participações S.A., or TNL, have proposed a merger (incorporação) under Brazilian law of TNL with and into Brasil Telecom. Brasil Telecom provides a range of integrated telecommunications services in Region II of Brazil (which consists of the Federal District of Brazil and nine states of Brazil located in the western, central and southern regions of Brazil). TNL is a holding company, which (1) controls Telemar Norte Leste S.A., or Telemar, which provides a range of integrated telecommunications services in Region I of Brazil (which consists of 16 states of Brazil located in the northeastern and part of the northern and southeastern regions of Brazil), and (2) indirectly controls 49.3% of the total outstanding share capital of Brasil Telecom, including 79.6% of its outstanding voting share capital.

If the merger is approved:

•

direct holders of common shares of TNL will automatically receive, without any further action by those holders, 2.3122 common shares, no par value, of Brasil Telecom for each common share they hold plus cash in lieu of any fractional Brasil Telecom common share;

•

direct holders of preferred shares of TNL will automatically receive, without any further action by those holders, 0.1879 common shares and 1.9262 preferred shares, no par value, of Brasil Telecom for each TNL preferred share they hold plus cash in lieu of any fractional Brasil Telecom common share or preferred share; and

•

holders of American Depositary Shares, or ADSs, of TNL (each representing one preferred share of TNL), or TNL ADSs, will receive, subject to the procedures described herein, 0.1879 ADSs of Brasil Telecom (each representing one common share of Brasil Telecom), or Brasil Telecom Common ADSs, and 0.6420 ADSs of Brasil Telecom (each representing three preferred shares of Brasil Telecom), or Brasil Telecom Preferred ADSs, for each TNL ADS they hold, plus cash in lieu of any fractional Brasil Telecom Common ADS or Brasil Telecom Preferred ADS.

Approval of the merger will require (1) the affirmative vote of holders representing a majority of the total number of outstanding common shares of TNL, and (2) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom, at duly convened extraordinary general shareholders’ meetings.

The extraordinary general shareholders’ meetings of TNL and Brasil Telecom to vote on the merger are scheduled to occur on February 27, 2012. Telemar Participações S.A., or TmarPart, the direct controlling shareholder of TNL and the indirect controlling shareholder of Brasil Telecom, has all of the voting power necessary to approve the merger without the support of any other holders of common shares of TNL or Brasil Telecom. TmarPart has informed TNL and Brasil Telecom that it intends to cause all common shares held by its subsidiaries to be voted in favor of the merger.

Neither TNL nor Brasil Telecom is asking you for a proxy and you are requested not to send TNL or Brasil Telecom a proxy.

The common shares and preferred shares of Brasil Telecom are listed on the Brazilian Securities, Commodities and Futures Exchange (BM&FBOVESPA S.A. — Bolsa de Valores Mercadorias e Futuros), which we refer to as the BM&FBOVESPA, under the trading symbols “BRTO3” and “BRTO4,” respectively. The Brasil Telecom Common ADSs and the Brasil Telecom Preferred ADSs are listed on the New York Stock Exchange, or the NYSE, under the trading symbols “BTM.C” and “BTM,” respectively. Upon the completion of the merger we intend to change our name from Brasil Telecom S.A. to Oi S.A., to change the trading symbols for the common shares and preferred shares of Brasil Telecom to “OIBR3” and “OIBR4,” respectively, and to change the trading symbols for the ADSs representing our common shares and preferred shares to “OIBR.C” and “OIBR,” respectively. We will apply to list the Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs to be received by holders of TNL ADSs on the NYSE and following the completion of the merger, the Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs are expected to trade under the symbols “OIBR.C” and “OIBR,” respectively.

This prospectus has been prepared for holders of common shares and preferred shares of TNL residing in the United States and for holders of TNL ADSs to provide information about the merger and the securities to be offered pursuant thereto.

You should read this prospectus carefully. In particular, please read the section entitled “Risk Factors” beginning on page 42 for a discussion of risks that you should consider in evaluating the transaction described in this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such an offer or solicitation would be illegal.

This prospectus is dated                 , 2012 and is expected to be mailed to shareholders of TNL on or about that date.

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This prospectus includes important business and financial information about TNL and Brasil Telecom that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request. To obtain timely delivery, security holders must request the information no later than February 17, 2012, the fifth business days before the scheduled date of the extraordinary general shareholders’ meetings scheduled to approve the merger. See “Incorporation by Reference.”

You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized any person to provide you with any information or to make any representations in connection with the merger, other than the information contained or incorporated in this prospectus, and, if any person provides you with other information or makes a representation in connection with the merger, that information or representation must not be relied on as having been authorized by us.

This prospectus does not constitute an offer to any person in any jurisdiction in which an offer is unlawful. The offer is not being made to holders of shares in any jurisdiction in which the making or acceptance of the offer would not be in compliance with the laws of that jurisdiction. However, we may, in our sole discretion, take any action we may deem necessary to make the offer in any such jurisdiction and extend the offer to holders of shares in any jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of the relevant jurisdiction.

The delivery of this prospectus will not, under any circumstance, create an implication that our affairs have not changed since the date as of which information is furnished or since the date of this prospectus.

INCORPORATION BY REFERENCE

The U.S. Securities and Exchange Commission, or the SEC, allows us to incorporate by reference information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that Brasil Telecom or TNL file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus. We incorporate by reference the following documents:

•

Brasil Telecom’s annual report on Form 20-F/A for the fiscal year ended December 31, 2010, filed with the SEC on May 2, 2011 (File No. 001-15256), which we refer to as the Brasil Telecom Annual Report;

•	TNL’s annual report on Form 20-F for the fiscal year ended December 31, 2010, filed with the SEC on May 4, 2011 (File No. 001-15256), which we refer to as the TNL Annual Report;

•	any future annual reports on Form 20-F filed by Brasil Telecom or TNL with the SEC after the date of this prospectus and prior to the completion of the merger;

•

Brasil Telecom’s report on Form 6-K furnished to the SEC on January 18, 2012 (File No. 001-15256) containing (1) disclosure regarding its financial condition and results of operations as of September 30, 2011 and for the nine-month periods ended September 30, 2011 and 2010, and (2) its unaudited interim consolidated financial statements as of September 30, 2011 and for the nine-month periods ended September 30, 2011 and 2010, which we refer to as the Brasil Telecom Third Quarter Report;

•

TNL’s report on Form 6-K furnished to the SEC on January 18, 2012 (File No. 001-15256) containing (1) disclosure regarding its financial condition and results of operations as of September 30, 2011 and for the nine-month periods ended September 30, 2011 and 2010, and (2) its unaudited interim consolidated financial statements as of September 30, 2011 and for the nine-month periods ended September 30, 2011 and 2010, which we refer to as the TNL Third Quarter Report;

•

any future reports on Form 6-K that Brasil Telecom or TNL furnish to the SEC after the date of this prospectus and prior to the completion of the merger that are identified in such reports as being incorporated by reference into this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of (1) any and all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents), and (2) the Portuguese-language version of the Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação) between Brasil Telecom S.A. and Tele Norte Leste Participações S.A., which we refer to as the Merger Agreement, which includes the Portuguese-language versions of the valuation reports described in “Part Five—The Merger—Presentations and Valuation Reports,” as well as English-language translations thereof prepared by Brasil Telecom. To request this information, you should contact us at the following street address, telephone number or e-mail address:

Brasil Telecom S.A.

Rua Humberto de Campos, 425/8° andar-Leblon

22430-190 Rio de Janeiro, RJ, Brazil

Attention: IR Department

Telephone: +55-21-3131-2972

Facsimile: +55-21-3131-1155

email: invest@oi.net.br

You may also contact the information agent for the merger:

105 Madison Avenue

New York, New York 10016

Calls within the United States: (800) 322-2885 (toll-free)

Calls outside the United States: (212) 929-5500 (collect)

Email: info@mackenziepartners.com

If you are a holder of TNL ADSs, you may also contact:

The Bank of New York Mellon

101 Barclay Street

New York, NY 10286

Calls within the United States: (866) 300-4353 (toll-free)

Calls outside the United States: +1 (201) 680-6921 (collect)

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CERTAIN DEFINED TERMS AND CONVENTIONS USED IN THIS PROSPECTUS

Currencies Used in this Prospectus

All references herein to “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars,” “dollars” or “US$” are to U.S. dollars.

On January 23, 2012, the exchange rate for reais into U.S. dollars was R$1.753 to US$1.00, based on the selling rate as reported by the Central Bank of Brazil (Banco Central do Brasil), or the Central Bank. The selling rate was R$1.854 to US$1.00 on September 30, 2011, R$1.694 to US$1.00 on September 30, 2010, R$1.666 to US$1.00 at December 31, 2010, R$1.741 to US$1.00 at December 31, 2009, and R$2.337 to US$1.00 at December 31, 2008, in each case, as reported by the Central Bank. The real/U.S. dollar exchange rate fluctuates widely, and the selling rate at January 23, 2012 may not be indicative of future exchange rates. See “Part Two—Summary—Exchange Rates” for information regarding exchange rates for the real since January 1, 2007.

Solely for the convenience of the reader, we have translated some amounts included in “Part Two—Summary—Selected Historical Financial Data and Pro Forma Financial Data” from reais into U.S. dollars using the selling rate as reported by the Central Bank at September 30, 2011 of R$1.854 to US$1.00. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

Certain Defined Terms Used in this Prospectus

Unless otherwise indicated or the context otherwise requires:

•	all references to “our company,” “we,” “our,” “ours,” “us” or similar terms are to Brasil Telecom S.A. and its consolidated subsidiaries;

•	all references to “Brasil Telecom” are to Brasil Telecom S.A.;

•	all references to “TNL” are to Tele Norte Leste Participações S.A., including its consolidated subsidiaries as the context requires;

•	all references to “Brazil” are to the Federative Republic of Brazil;

•	all references to the “Brazilian government” are to the federal government of the Federative Republic of Brazil;

•	all references to the “Brazilian Corporation Law” are to Brazilian Law No. 6,404/76, as amended; and

•	all references to the “CVM” are to the Brazilian Securities Commission (Comissão de Valores Mobiliários).

Share Split

On April 10, 2007, Brasil Telecom authorized the reverse split of all of its issued common shares and preferred shares into one share for each 1,000 issued shares. This reverse share split became effective on May 14, 2007. In connection with this reverse share split, Brasil Telecom authorized a change in the ratio of the Brasil Telecom ADSs. Upon the effectiveness of the reverse share split and the ratio change, the ratio of Brasil Telecom preferred shares to Brasil Telecom ADSs changed from 3,000 preferred shares per ADS to three preferred shares per ADS. All references to numbers of Brasil Telecom shares and Brasil Telecom dividend amounts in this prospectus have been adjusted to give effect to the 1,000-for-one reverse share split.

Market Share and Other Information

We make statements in this prospectus about our market share and other information relating to the telecommunications industry in Brazil. We have made these statements on the basis of information obtained from third-party sources and publicly available information that we believe are reliable, such as information and reports from the National Telecommunications Agency (Agência Nacional de Telecomunicações), or ANATEL, the Brazilian federal telecommunications regulator, among others. Notwithstanding any investigation that we may have conducted with respect to the market share, market size or similar data provided by third parties or derived from industry or general publications, we assume no responsibility for the accuracy or completeness of any such information.

Rounding

We have made rounding adjustments to reach some of the figures included in this prospectus. As a result, numerical figures shown as totals in some tables may not be arithmetic aggregations of the figures that precede them.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

The following are some questions that you may have regarding the merger and brief answers to those questions. Brasil Telecom and TNL urge you to read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the merger. Additional important information is also contained in the documents incorporated by reference into this prospectus. See “Incorporation by Reference.”

Q:	What is the merger?

A:	The merger proposed by Brasil Telecom and TNL is a merger (incorporação) under Brazilian law of TNL with and into Brasil Telecom, with Brasil Telecom as the surviving company. Pursuant to the proposed merger, each issued and then outstanding common share of TNL (other than any common shares held by shareholders who exercise their withdrawal rights with respect to their common shares) will be converted automatically into 2.3122 common shares of Brasil Telecom without any further action by the holders thereof. Each issued and then outstanding preferred share of TNL (including preferred shares of TNL represented by the TNL ADSs) will be converted automatically into 0.1879 common shares of Brasil Telecom and 1.9262 preferred shares of Brasil Telecom without any further action by the holders thereof. All TNL shares held in treasury prior to the merger will be cancelled and all issued and then outstanding shares of Brasil Telecom held by TNL will be cancelled, other than 24,647,867 common shares of Brasil Telecom, which will be held in treasury by Brasil Telecom. As a result of the merger, TNL will cease to exist.

Q:	What are the reasons for the merger?

A:	The merger is a step in the corporate reorganization that TNL, Telemar and Brasil Telecom are undertaking to simplify the corporate structure of these companies. The corporate reorganization is expected to be accomplished through three transactions that will occur contemporaneously and will cumulatively result in the conversion of the publicly held shares of TNL and Telemar into shares of Brasil Telecom:

•

a split-off (cisão) and merger of shares (incorporação de ações) under Brazilian law, or the split-off and share exchange, in which (1) Telemar will transfer the shares of Coari Participações S.A., or Coari, a wholly owned subsidiary of Telemar, that Telemar owns to Coari, (2) Coari will assume a portion of the liabilities of Telemar, which will become joint and several liabilities of Telemar and Coari or obligations of Coari guaranteed by Telemar, (3) the Telemar common and preferred shares (other than the shares of holders who exercise their withdrawal rights with respect to such shares) will be exchanged automatically for newly issued common and preferred shares of Coari without any further action by the holders thereof, and (4) Coari will retain the Telemar shares exchanged for Coari shares and, as a result, Telemar will become a wholly-owned subsidiary of Coari;

•	a merger (incorporação) under Brazilian law of Coari with and into Brasil Telecom, with Brasil Telecom as the surviving company, or the Coari merger; and

•	the merger.

The split-off and share exchange, the Coari merger and the merger, which we refer to collectively as the corporate reorganization, are expected to be completed contemporaneously and each transaction is conditioned upon the approval and completion of the other transactions. Neither Coari nor Brasil Telecom is offering the shares to be issued in the split-off and share exchange or the Coari merger, as applicable, by means of this prospectus.

We believe that the corporate reorganization will:

•	simplify the corporate structure of TNL, Telemar, Coari and Brasil Telecom, or the Oi Companies, which is currently extremely complex and includes three publicly-held companies with seven different

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

classes of publicly-traded shares, and simplify the corporate governance of the Oi Companies by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad;

•

reduce operational, administrative and financial costs following the consolidation of the general management of the Oi Companies, the simplification of their capital structure, and the improvement of their ability to attract investments and access the capital markets;

•	align the interests of the shareholders of the Oi Companies;

•	enhance the liquidity of the shares of Brasil Telecom; and

•

eliminate the costs of separate listings of the shares of TNL, Telemar and Brasil Telecom, as well as those costs arising from separately complying with the public disclosure requirements applicable to TNL, Telemar and Brasil Telecom.

Q:	What will happen to my shares of TNL in the merger?

A:	If you are a direct holder of common shares of TNL and you do not seek to exercise your withdrawal rights (as described below), each of your common shares of TNL will be converted into 2.3122 common shares of Brasil Telecom in the merger plus cash in lieu of any fractional Brasil Telecom common share to which you would have been entitled as a result of the merger.

If you are a direct holder of preferred shares of TNL, each of your preferred shares of TNL will be converted into 0.1879 common shares of Brasil Telecom and 1.9262 preferred shares of Brasil Telecom in the merger plus cash in lieu of any fractional Brasil Telecom common share or preferred share to which you would have been entitled as a result of the merger.

If you are a direct holder of common shares or preferred shares of TNL, no further action by you is required. An entry or entries will be made in the share registry of Brasil Telecom to evidence the common shares and preferred shares of Brasil Telecom you will receive in the merger promptly after the merger is completed.

If you are a holder of TNL ADSs, you will receive 0.1879 Brasil Telecom Common ADSs, each representing one common share of Brasil Telecom, and 0.6420 Brasil Telecom Preferred ADSs, each representing three preferred shares of Brasil Telecom, for each TNL ADS that you hold plus cash in lieu of any fractional ADSs.

If you are a registered holder of TNL ADSs, to receive your Brasil Telecom ADSs you must complete the letter of transmittal sent to you by The Bank of New York Mellon, as depositary for the TNL ADS program, or the TNL Depositary, and comply with the procedures described in the letter of transmittal. If you hold TNL ADSs through a broker or other financial intermediary, no further action by you is required. The Brasil Telecom Common ADSs, Brasil Telecom Preferred ADSs and any cash in lieu of fractional Brasil Telecom ADSs to which you would have been entitled as a result of the merger will automatically be credited to your account as promptly as practicable after the end of the period during which the merger could be unwound as described below.

If you are a holder of Brasil Telecom common shares or preferred shares or Brasil Telecom ADSs, you will continue to hold these securities after the merger.

Q:	Have the boards of directors or any committees of these boards taken any position relating to the merger?

A:	The board of directors of each of TNL and Brasil Telecom has approved the Merger Agreement to which TNL and Brasil Telecom are parties and the calling of the extraordinary general shareholders’ meetings required to obtain the requisite shareholder approvals.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

On June 28, 2011, each of TNL and Brasil Telecom, complying with Guideline No. 35 (Parecer de Orientação 35) of the CVM, or Guideline 35, established, by one of the means recommended by the CVM, an independent special committee to analyze and negotiate the terms of the merger between TNL and Brasil Telecom and to submit their recommendations to the respective boards of directors of TNL and Brasil Telecom. The purpose of setting up the independent special committees was to protect the interests of the non-controlling shareholders of TNL and Brasil Telecom. These independent special committees, after having reviewed and negotiated the merger proposal, having received advice from their own independent financial advisors and legal counsel and after having reached an agreement with the managements of TNL and Brasil Telecom on the terms of the merger, including the exchange ratios, unanimously recommended to the boards of directors of TNL and Brasil Telecom, respectively, the exchange ratio for the merger.

On August 17, 2011, the boards of directors of TNL and Brasil Telecom considered the recommendation of the independent special committees and other factors and approved the exchange ratios for the merger. On August 26, 2011, the boards of directors of TNL and Brasil Telecom approved the merger.

For additional information regarding the factors and reasons considered by the boards of directors of TNL and Brasil Telecom in approving the merger, the manner in which these boards made their decision, see “Part Five: The Merger—Background of the Merger—Approval of the Merger.”

Q:	How were the exchange ratios calculated for the merger?

A:	The independent special committees of TNL and Brasil Telecom negotiated the exchange ratios and each submitted its recommendations to the relevant company’s board of directors. The independent special committees based their recommendations to the boards of directors of TNL and Brasil Telecom on the various analyses provided by their respective financial advisors, with particular emphasis given to the weighted average of the closing prices of the shares of TNL and Brasil Telecom on the BM&FBOVESPA during the 30 days preceding May 24, 2011, the date of the publication of the Relevant Fact (Fato Relevante) that first announced the corporate reorganization. The exchange ratios take into consideration the proposed share dividend and redemption of Brasil Telecom. See “Part Five—The Merger—Background of the Merger—Corporate Reorganization—Share Dividend and Redemption.” The boards of directors of Brasil Telecom and TNL believe that the exchange ratios are fair, in light of the fact that the exchange ratios were based on the analysis of and negotiations conducted by the independent special committees of TNL and Brasil Telecom pursuant to Guideline 35, and that the shares of Brasil Telecom and TNL are liquid and that the valuation method used to determine the exchange ratios was the most appropriate.

Under Brazilian Law No. 6,404/76, as amended, which we refer to as the Brazilian Corporation Law, the number of our outstanding non-voting shares may not exceed two-thirds of the total number of our outstanding shares. In order to maintain our compliance with this requirement after the merger, the exchange ratios recommended by the independent special committees of TNL and Brasil Telecom were adjusted to reflect the proposed issuance of a portion of the consideration for the outstanding preferred shares of TNL in the form of Brasil Telecom common shares.

Q:	Will the share capital of Brasil Telecom be increased as a result of the merger?

A:	Yes. At the extraordinary general shareholders’ meeting of Brasil Telecom called to consider the merger, which will also consider the Coari merger, the holders of common shares of Brasil Telecom will also vote to amend the bylaws of Brasil Telecom to increase its share capital to R$6,816,467,847.01 represented by 1,797,086,404, shares, consisting of 599,008,629 common shares and 1,198,077,775 preferred shares.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	Have any independent financial advisors provided a presentation or valuation report in connection with the merger?

A:	Yes. Apsis Consultoria Empresarial Ltda., or Apsis, has provided a valuation report regarding the net asset value of TNL based on the book value of its assets and liabilities and a valuation report regarding the net worth of Brasil Telecom and TNL calculated at market prices. Banco Itaú BBA S.A., or Itaú BBA, has provided the independent special committee of Brasil Telecom with a presentation of certain economic-financial analyses. Banco BTG Pactual S.A., or BTG Pactual, has provided the independent special committee of TNL with a report regarding certain valuation analyses. Banco Barclays S.A., or Barclays, has provided a financial and economic analysis regarding whether the corporate reorganization is equitable to all the companies involved in the corporate reorganization. For summaries of these presentation and valuation reports see “Part Five—The Merger—Presentations and Valuation Reports.” These presentation and valuation reports are included as exhibits 99.1 through 99.5 inclusive to the registration statement of which this prospectus forms a part.

Q:	What shareholder approvals are needed for the merger?

A:	Approval of the merger will require (1) the affirmative vote of holders representing a majority of the total number of outstanding common shares of TNL, and (2) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom, at duly convened extraordinary general shareholders’ meetings.

Approval of the increase in the share capital of Brasil Telecom will also require the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom present at a duly convened extraordinary general shareholder’s meeting.

We believe that the merger and the increase in the share capital of Brasil Telecom will be approved at the applicable extraordinary general shareholders’ meetings because:

•

our indirect controlling shareholder, TmarPart, which at the time of the extraordinary general shareholders’ meetings called to consider the corporate reorganization will directly and indirectly hold 68.3% of the outstanding voting share capital of TNL, has represented to us that it will cause the shares of TNL that it holds to be voted in favor of the merger; and

•

TNL holds 98.0% of the outstanding voting share capital of Telemar, Telemar holds all of the outstanding voting share capital of Coari, Coari holds 79.6% of our outstanding voting share capital, and TmarPart has represented to us that it will cause Coari to vote the shares of Brasil Telecom that it holds in favor of the merger and the increase in the share capital of Brasil Telecom.

Q:	May I attend and vote at the extraordinary general shareholders’ meeting of TNL regarding the merger?

A:	If you hold common shares of TNL you may attend and vote at the TNL extraordinary general shareholders’ meeting held to consider the merger.

If you hold preferred shares of TNL, you are entitled to attend, but are not entitled to vote at, the TNL extraordinary general shareholders’ meeting held to consider the merger.

If you hold TNL ADSs, you are not entitled to attend the TNL extraordinary general shareholders’ meeting. If you hold TNL ADSs and wish to attend this meeting, you must surrender your TNL ADSs and receive delivery of the TNL preferred shares represented thereby in accordance with the terms of the deposit agreement governing the TNL ADSs in sufficient time to allow your ownership of the TNL preferred shares to be reflected in the shareholder list that TNL will use to determine holders of preferred shares that are permitted to attend the meeting, which generally reflects record ownership as of the fourth Brazilian business day prior to the meeting.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	When and where will the extraordinary general shareholders’ meetings regarding the merger take place?

A:	The TNL extraordinary general shareholders’ meeting is scheduled to take place on February 27, 2012 at 12:00 noon (Rio de Janeiro time) at TNL’s headquarters, located at Rua Humberto de Campos, 425/8° andar, Leblon 22430-190 Rio de Janeiro, RJ, Brazil.

The Brasil Telecom extraordinary general shareholders’ meeting is scheduled to take place on February 27, 2012 at 10:30 a.m. (Rio de Janeiro time) at Brasil Telecom’s headquarters, located at Rua General Polidoro, 99/5° andar, Botafogo 22280-004 Rio de Janeiro, RJ, Brazil.

TNL and Brasil Telecom have the right to delay the date of these meetings.

Q:	Do I have withdrawal rights with respect to the merger?

A:	If you were the holder of record of common shares of TNL at the close of trading on May 24, 2011, the date of the Relevant Fact (Fato Relevante) that first announced the merger, you may exercise withdrawal rights pursuant to Brazilian law and request that TNL purchase your TNL common shares. You cannot exercise these withdrawal rights if you vote in favor of the merger. If you have withdrawal rights, your withdrawal rights will lapse 30 days after publication of the minutes of the extraordinary general shareholders’ meeting of TNL at which the merger is approved.

If you have withdrawal rights and exercise these rights, you will receive from TNL a cash amount equal to the net asset value of your TNL common shares determined based on the book value of TNL’s assets and liabilities as of June 30, 2011. Based on this net asset value, the withdrawal value per TNL common share is R$18.02. See “Part Five—The Merger—Terms of the Merger—Withdrawal Rights.”

If you hold TNL preferred shares (including TNL preferred shares represented by the TNL ADSs), you are not entitled to withdrawal rights with respect to the merger. If you hold Brasil Telecom common or preferred shares (including Brasil Telecom common or preferred shares represented by the Brasil Telecom ADSs), you are not entitled to withdrawal rights with respect to the merger.

Q:	Are there risks associated with the merger that I should consider in deciding whether to exercise my withdrawal rights?

A:	Yes. There are a number of risks related to the merger that are discussed in this prospectus. Please read in particular the detailed description of risks associated with the merger on pages 42 through 66.

Q:	Why am I receiving this document?

A:	This document is a prospectus of Brasil Telecom relating to the common shares and preferred shares of Brasil Telecom (including the common shares of Brasil Telecom that will be represented by Brasil Telecom Common ADSs and the preferred shares of Brasil Telecom that will be represented by Brasil Telecom Preferred ADSs) that the shareholders of TNL will receive as a result of the merger.

If you hold common shares or preferred shares of TNL (including preferred shares of TNL represented by TNL ADSs), you are receiving this prospectus because Brasil Telecom is offering you its securities for purposes of the U.S. Securities Act of 1933, as amended, or the Securities Act.

Q:	What will be the accounting treatment of the corporate reorganization?

A:	TNL and Coari will account for the split-off and the share exchange based on the carry-over basis of the assets and liabilities of Telemar and the debt that will be transferred from Telemar to Coari. As a result of this transaction, Telemar will become a wholly-owned subsidiary of Coari. This phase of the corporate restructuring will have no impact on the financial statements of Brasil Telecom.

In the current corporate structure, Coari is a holding company that controls Brasil Telecom, and TNL is a holding company that controls Telemar, Coari and Brasil Telecom. The Coari merger and the merger will be

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

reorganizations of entities under common control. As a result, these mergers will be accounted for using historical cost, whereby the financial statements of Brasil Telecom will record the historical carrying values of the assets and liabilities of TNL, Telemar, and Coari as from the date of the reorganization. The historical carrying values of Coari reflect the purchase accounting recorded under IFRS in accordance with IFRS 3(R), “Business Combinations,” under which 100% of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the subsidiaries of Brasil Telecom were recorded at their fair values on January 8, 2009. The historical financial statements of Brasil Telecom will not be restated to account for the impacts of the reorganization on a retroactive basis. Upon completion of these mergers, Telemar will become a wholly-owned subsidiary of Brasil Telecom and TNL and Coari will cease to exist.

Q:	What are the U.S. federal income tax consequences of the merger?

A:	The exchange of common shares, preferred shares or ADSs of TNL solely for common shares, preferred shares or ADSs of Brasil Telecom generally will be nontaxable to TNL shareholders for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. The exchange will be taxable, however, to a U.S. Holder (or a non-U.S. Holder, if gain arising from the exchange is effectively connected to such non-U.S. Holder’s trade or business within the United States) if TNL were a passive foreign investment company, or PFIC, for any taxable year during which such U.S. Holder (or non-U.S. Holder) held shares or ADSs of TNL.

Tax matters are very complicated. The tax consequences of the merger to you will depend on your specific situation. You should consult your tax advisor for a full understanding of the U.S. federal, state, local and foreign tax consequences of the merger to you. See “Part Five—The Merger—Material Considerations—U.S. Federal Income Tax Considerations—Tax Consequences to U.S. Holders if the Merger Qualifies as a Tax-Free Reorganization,” for a description of the tax consequences of the merger.

Q:	When will the merger be completed?

A:	The extraordinary general shareholders’ meetings of TNL and Brasil Telecom will be held on February 27, 2012, unless these meetings are postponed. The merger will be legally effective upon approval of the merger by the TNL extraordinary general shareholders’ meeting and the Brasil Telecom extraordinary general shareholders’ meeting. However, Brasil Telecom common shares, preferred shares and ADSs will not be delivered to you, as applicable, in connection with the merger until after the end of the period during which management of TNL is permitted pursuant to Brazilian law to unwind the merger, which period will end 40 days after publication of the minutes of the TNL extraordinary general shareholders’ meeting at which the merger is approved. See “Could the merger be unwound?” below.

Q:	Can I sell my TNL shares and ADSs during the period for the exercise of withdrawal rights?

A:	During the period for the exercise of withdrawal rights, the common shares and preferred shares of TNL will continue to be listed on BM&FBOVESPA and be eligible for trading over the BM&FBOVESPA under their existing ticker symbols, and the TNL ADSs will continue to be listed on the NYSE and be eligible for trading over the NYSE under their existing ticker symbol.

Q:	Could the merger be unwound?

A:

Under the Brazilian Corporation Law, if the management of TNL believes that the total value of the withdrawal rights exercised by its shareholders may put at risk its financial stability, management may,

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

within 10 days after the end of the withdrawal rights period, call an extraordinary general shareholders’ meeting of TNL to either unwind or ratify the merger. Payment relating to the exercise of the withdrawal rights will not be due if the merger is unwound.

Because it directly holds a majority of the voting shares of TNL, TmarPart would be able to cause the unwinding of the merger at such TNL extraordinary general shareholders’ meeting.

Q:	Are any other approvals from any governmental authorities or any third parties required in order to complete the merger?

A:	The merger will be subject to the consent of Brazil’s National Telecommunications Agency, or ANATEL.

Q:	After the merger, will I have the same ownership percentage that I now have?

A:	No. You will have a lower percentage ownership in Brasil Telecom than you currently have in TNL. Assuming that none of the shareholders of TNL, Telemar or Coari exercises withdrawal rights with respect to any of the proposed transactions, (1) TmarPart and its wholly-owned subsidiary Valverde Participações S.A., or Valverde, will hold approximately 16.4% of the outstanding capital stock of Brasil Telecom, (2) the shareholders of TmarPart, who currently do not owns any shares of Brasil Telecom, will hold approximately 26.6% of the outstanding capital stock of Brasil Telecom, (3) former shareholders of TNL, other than TmarPart, Valverde and the shareholders of TmarPart, will hold approximately 32.0% of the outstanding capital stock of Brasil Telecom, (4) former shareholders of Telemar, other than TNL, TmarPart, Valverde and the shareholders of TmarPart, will hold approximately 8.1% of the outstanding capital stock of Brasil Telecom, and (5) the percentage of the outstanding capital stock of Brasil Telecom held by non-controlling shareholders of Brasil Telecom prior to the merger, who currently own approximately 50.6% of the outstanding capital stock of Brasil Telecom, will decrease to approximately 16.9%.

Q:	How will my rights as a shareholder of TNL change after the merger?

A:	Because your TNL common shares will be exchanged for Brasil Telecom common shares, and your TNL preferred shares will be exchanged for Brasil Telecom common shares and preferred shares, you will become a Brasil Telecom shareholder and therefore will have the rights conferred by Brasil Telecom common shares and/or preferred shares.

Your rights as a holder of Brasil Telecom preferred shares will be substantially the same as your rights as a of TNL preferred shares, and your rights as a holder of Brasil Telecom common shares will be substantially the same as your rights as a holder of TNL common shares. See “Part Six—Shareholder Rights.”

Under the Brazilian Corporation Law, the number of our outstanding non-voting shares may not exceed two-thirds of the total number of our outstanding shares. In order to maintain our compliance with this requirement after the merger, we are issuing a portion of the consideration for the outstanding preferred shares of TNL in the form of Brasil Telecom common shares.

Q:	When will I receive my Brasil Telecom common shares, preferred shares or ADSs?

A:	Assuming the merger is completed, we will deliver common shares or preferred shares, as applicable, in connection with the merger after the end of the period during which management of TNL is permitted pursuant to Brazilian law to unwind the merger, which period will end 40 days after publication of the minutes of the TNL extraordinary general shareholders’ meeting at which the merger is approved.

Assuming the merger is completed, the Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs representing new common shares and preferred shares of Brasil Telecom, respectively, issued in connection

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

with the merger will be made available as soon as practicable after the related common shares and preferred shares are deposited with the custodian of The Bank of New York Mellon, as depositary for the Brasil Telecom ADS programs, or the Brasil Telecom Depositary, in Brazil. This deposit is expected to occur after the end of the period during which management of TNL is permitted pursuant to Brazilian law to unwind the merger, which period will end 40 days after publication of the minutes of the TNL extraordinary general shareholders’ meeting at which the merger is approved. Upon receipt of these related Brasil Telecom common shares and preferred shares, the holders of TNL ADSs will be able to surrender such ADSs and receive delivery of Brasil Telecom ADSs, upon payment of the fees and expenses of the TNL Depositary and any applicable taxes.

Q:	When will I receive any cash attributable to any fractional Brasil Telecom security?

A:	If you hold common shares or preferred shares of TNL directly and the exchange ratio in the merger would entitle you to receive fractional common shares or preferred shares of Brasil Telecom, Brasil Telecom will sell, in auctions on the BM&FBOVESPA, the aggregate of all fractional Brasil Telecom common shares and preferred shares. You will receive cash in lieu of any fractional Brasil Telecom share to which you would have been entitled as a result of the merger based on the net proceeds (after deducting applicable fees and expenses, including sales commissions), from any sale on the BM&FBOVESPA of the aggregate number of fractional entitlements to Brasil Telecom shares five business days after the sale of all such fractional interests by Brasil Telecom on the BM&FBOVESPA. The sale of such fractional interests in auctions on the BM&FBOVESPA will occur as soon as practicable after due notice of the auctions are given in accordance with the rules of the BM&FBOVESPA, which will occur after the completion of the merger and the end of the withdrawal period and the period during which the merger could be unwound.

If you hold TNL ADSs and the exchange ratio would entitle you to receive a fraction of a Brasil Telecom Common ADS or Brasil Telecom Preferred ADS, the TNL Depositary will try to sell on the open market the aggregate of those fractional Brasil Telecom ADSs. You will receive cash in lieu of any fractional Brasil Telecom Common ADS or Brasil Telecom Preferred ADS you are entitled to receive based on the net proceeds (after deducting applicable fees, taxes and expenses, including sales commissions) from any sale on the NYSE of the aggregate number of fractional entitlements to Brasil Telecom ADSs. Payments for interests in fractional Brasil Telecom ADSs will be available to registered holders as soon as practicable after the TNL Depositary completes sales of the aggregated fractional Brasil Telecom ADSs on the NYSE.

Q:	If I hold TNL ADSs, will I have to pay ADS cancellation and issuance fees or any taxes?

A.	Yes. You will have to pay a fee of up to $0.05 per ADS to the TNL Depositary in connection with the cancellation of your TNL ADSs plus any expenses of the TNL Depositary (including any fee charged by the Brasil Telecom Depositary for the issuance of Brasil Telecom ADSs) and any applicable taxes. In addition, you will have to pay any applicable stock transfer taxes with respect to the cancellation of your TNL ADSs or the issuance of Brasil Telecom ADSs to you and any Brazilian taxes that may become payable.

Q:	Will I have to pay brokerage commissions?

A:	You will not have to pay brokerage commissions if your common shares or preferred shares of TNL are registered in your name. If your common shares or preferred shares of TNL are held through a bank or broker or a custodian linked to a stock exchange, you should consult with them as to whether or not they charge any transaction fee or service charges in connection with the merger.

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	After the merger will the Brasil Telecom shares and ADSs continue to trade under the current symbols?

A:	No. Upon the completion of the merger we intend to change our name from Brasil Telecom S.A. to Oi S.A., to change the trading symbols for the common shares and preferred shares of Brasil Telecom to “OIBR3” and “OIBR4,” respectively, and to change the trading symbols for Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs to “OIBR.C” and “OIBR,” respectively.

Q:	What do I need to do now?

A:	If you hold common shares or preferred shares of TNL, you do not need to do anything to receive Brasil Telecom common shares and/or Brasil Telecom preferred shares, as applicable, upon completion of the merger. The common shares and preferred shares of Brasil Telecom are book-entry shares, and an entry or entries will be made in the share registry of Brasil Telecom to evidence the common shares and/or preferred shares you will receive.

If you hold TNL ADSs, the preferred shares underlying those ADSs will become common shares and preferred shares of Brasil Telecom by operation of law. If you hold TNL ADSs indirectly through a broker or other intermediary, you will automatically receive new Brasil Telecom ADSs. However, if you hold TNL ADSs directly as a registered holder, you must surrender your American Depositary Receipts, or ADRs, if any, representing TNL ADSs to the TNL Depositary in accordance with instructions that will be provided to you and pay the fees and expenses of the TNL Depositary and any applicable taxes. Upon delivery to the TNL Depositary of the completed and signed letter of transmittal, together with those TNL ADRs and payment of the fees and expenses of the TNL Depositary and any applicable taxes, the TNL Depositary will deliver the Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs to you. See “Part Five— The Merger—Terms of the Merger—Delivery of Brasil Telecom Shares and ADSs” for more details.

Q:	Who can help answer my questions?

A:	If you have any questions about the merger, you can contact:

Brasil Telecom S.A.

Rua Humberto de Campos, 425/8° andar-Leblon

2430-190 Rio de Janeiro, RJ, Brazil

Attention: IR Department

Telephone: +55-21-3131-2972

Facsimile: +55-21-3131-1155

email: invest@oi.net.br

You may also contact the information agent for the merger:

105 Madison Avenue

New York, New York 10016

Calls within the United States: (800) 322-2885 (toll-free)

Calls outside the United States: (212) 929-5500 (collect)

Email: info@mackenziepartners.com

PART ONE—QUESTIONS AND ANSWERS ABOUT THE MERGER

If you are a holder of TNL ADSs, you may also contact:

The Bank of New York Mellon

101 Barclay Street

New York, NY 10286

Calls within the United States: (866) 300-4353 (toll-free)

Calls outside the United States: +1 (201) 680-6921 (collect)

PART TWO—SUMMARY

The following summary highlights material information presented in greater detail elsewhere this prospectus and may not contain all the information that may be important to you. You are urged to read carefully this entire prospectus in order to fully understand the merger. Most items in this summary include a page reference directing you to a more complete description of those items.

The Companies

Each of Brasil Telecom and TNL is a corporation (sociedade anônima) organized under the laws of Brazil. Brasil Telecom is a majority-owned subsidiary of Coari. Coari is a wholly-owned subsidiary of Telemar Norte Leste S.A., or Telemar. Telemar is a majority-owned subsidiary of TNL.

Overview of Brasil Telecom

We are the largest integrated telecommunication service provider in Region II in Brazil, based on information regarding the total number of our fixed lines in service and mobile subscribers as of December 31, 2010 available from ANATEL. We offer a range of integrated telecommunication services that includes fixed-line and mobile telecommunication services, data transmission services (including broadband access services), internet service provider, or ISP, services and other services, for residential customers, small, medium and large companies, and governmental agencies.

According to the Brazilian Institute for Geography and Statistics (Instituto Brasileiro de Geografia e Estatística), or IBGE, Region II had a population of approximately 44.4 million as of August 1, 2010, representing 23.9% of the total Brazilian population, and represented approximately 27.0% of Brazil’s total gross domestic product, or GDP, for 2008 (the most recent period for which such information is currently available).

Fixed-Line Telecommunications and Data Transmission Services

Our traditional fixed-line telecommunications business in Region II includes local and long-distance services, network usage services (interconnection) and public telephones, in accordance with the concessions and authorizations granted to us by ANATEL. We are one of the largest fixed-line telecommunications companies in South America in terms of total number of lines in service as of December 31, 2010. We are the principal fixed-line telecommunication service provider in Region II, based on our 6.9 million and 7.2 million fixed lines in service as of September 30, 2011 and December 31, 2010, respectively, with an estimated market share of 68.9% and 71.6% of the total fixed lines in service in this region as of June 30, 2011 (the most recent date for which ANATEL has made information available) and December 31, 2010, respectively, based on information available from ANATEL.

We offer a variety of high-speed data transmission services, including services offered by our subsidiaries BrT Serviços de Internet S.A. and Brasil Telecom Comunicação Multimídia Ltda. We also operate a fiber optic cable system that connects the United States, Bermuda, Brazil, Venezuela and Colombia through our subsidiaries Brasil Telecom Cabos Submarinos Ltda., Brasil Telecom Subsea Cable System (Bermuda) Ltd., Brasil Telecom of America Inc. and Brasil Telecom de Venezuela S.A. Our broadband services, primarily utilizing Asymmetric Digital Subscriber Line, or ADSL, technology, are marketed in Region II under the brand name “Oi Velox.” As of September 30, 2011 and December 31, 2010, we had 2.0 million and 1.9 million ADSL subscribers, respectively, representing 29.2% and 26.8% of our fixed lines in service, respectively.

Our fixed-line and data transmission services segment generated R$6,136 million and R$8,893 million in net operating revenue for the nine-month period ended September 30, 2011 and the year ended December 31, 2010, respectively, and recorded operating income before financial income (expenses) and taxes of R$1,293 million and R$2,481 million, respectively.

PART TWO—SUMMARY

Mobile Telecommunication Services

We offer mobile telecommunication services in Region II through our subsidiary 14 Brasil Telecom Celular S.A., which we refer to as Brasil Telecom Mobile. Based on our 8.1 million and 7.8 million mobile subscribers as of September 30, 2011 and December 31, 2010, respectively, we believe that we are one of the principal mobile telecommunication service providers in Region II. Our estimated market share was 14.2% and 15.1% of the total number of mobile subscribers in Region II as of September 30, 2011 and December 31, 2010, respectively, based on information available from ANATEL.

Our mobile services segment generated R$1,453 million and R$1,937 million in net operating revenue for the nine-month period ended September 30, 2011 and the year ended December 31, 2010, respectively, and recorded operating income (loss) before financial income (expenses) and taxes of R$22 million and R$(34) million, respectively.

Other Services

We operate an internet portal through our subsidiary Internet Group do Brasil S.A. under the brand name “iG” that was one of the largest internet portals in Brazil in terms of the number of unique visitors in 2010, based on information available from Ibope/NetRatings. We also operate a call center business for the sole purpose of providing services to our company and our subsidiaries.

Our principal executive office is located at Rua General Polidoro, No. 99, 5th floor/part – Botafogo, 22280-004 Rio de Janeiro, RJ, Brazil, and our telephone number at this address is (55-21) 3131-2972.

Overview of TNL

TNL is one of the largest integrated telecommunication service providers in Brazil, based on information regarding the total number of its fixed-lines in service and mobile subscribers as of December 31, 2010 available from ANATEL, and the only telecommunication services provider offering “quadruple play” services in Brazil. TNL offers a range of integrated telecommunication services that includes fixed-line and mobile telecommunication services, data transmission services (including broadband access services), ISP services and other services for residential customers, small, medium and large companies, and governmental agencies. TNL is the largest telecommunications provider in both Region I and Region II in Brazil, based on revenues and customers as of and for the year ended December 31, 2010, based on information available from ANATEL and other publicly available information. TNL has also been offering mobile telecommunication services in Region III (which consists of the State of São Paulo) since October 2008.

According to IBGE:

•

Region I had a population of approximately 101.4 million as of August 1, 2010, representing 54.6% of the total Brazilian population, and represented approximately 39.7% of Brazil’s total gross domestic product, or GDP, for 2008.

•	Region II had a population of approximately 44.4 million as of August 1, 2010, representing 23.9% of the total Brazilian population, and represented approximately 27.0% of Brazil’s total GDP for 2008.

•

Region III had a population of approximately 39.9 million as of August 1, 2010, representing 21.5% of the total Brazilian population, and represented approximately 33.1% of Brazil’s total GDP for 2008.

PART TWO—SUMMARY

Fixed-Line Telecommunications and Data Transmission Services

TNL’s traditional fixed-line telecommunications business in Regions I and II includes local and long-distance services, network usage services (interconnection) and public telephones, in accordance with the concessions and authorizations granted to TNL and its subsidiaries, including Brasil Telecom, by ANATEL. TNL is one of the largest fixed-line telecommunications companies in South America in terms of total number of lines in service as of December 31, 2010. TNL is the principal fixed-line telecommunication service provider in Region I and Region II, based on its 12.1 million and 12.8 million fixed lines in service in Region I as of September 30, 2011 and December 31, 2010, respectively, and its 6.9 million and 7.2 million fixed lines in service in Region II as of September 30, 2011 and December 31, 2010, respectively. As of June 30, 2011 (the most recent date for which ANATEL has made information available) and December 31, 2010, TNL had estimated market shares of 75.1% and 78.1% of the total fixed lines in service in Region I, respectively, and 68.9% and 71.6% of the total fixed lines in service in Region II, respectively, based on information available from ANATEL.

TNL offers a variety of high-speed data transmission services in Regions I and II. TNL’s broadband services, primarily utilizing ADSL technology, are marketed under the brand name “Oi Velox.” As of September 30, 2011 and December 31, 2010, TNL had 4.8 million and 4.3 million ADSL subscribers, respectively, representing 25.0% and 21.5% of its fixed lines in service, respectively. Additionally, TNL provides voice and data services to corporate clients throughout Brazil.

TNL’s fixed-line services segment, which includes the results of Brasil Telecom’s fixed-line and data transmission services segment, generated R$15,765 million and R$22,655 million in net operating revenue for the nine-month period ended September 30, 2011 and the year ended December 31, 2010, respectively, and recorded operating income before financial income (expenses) and taxes of R$1,455 million and R$2,173 million, respectively.

Mobile Telecommunication Services

TNL offers mobile telecommunication services throughout Brazil through its subsidiaries, including Brasil Telecom Mobile. Based on its 26.6 million and 24.3 million mobile subscribers in Region I as of September 30, 2011 and December 31, 2010, respectively, its 8.1 million and 7.8 million mobile subscribers in Region II as of those dates, respectively, and its 8.1 million and 7.2 million mobile subscribers in Region III as of those dates, respectively, we believe that TNL is one of the principal mobile telecommunication service providers in each region. TNL’s estimated market share was 23.3% in Region I, 14.2% in Region II and 14.5% in Region III of the total number of mobile subscribers in these regions as of September 30, 2011, and 23.8% in Region I, 15.1% in Region II and 14.2% in Region III of the total number of mobile subscribers in these regions as of December 31, 2010, based on information available from ANATEL.

TNL’s mobile services segment, which includes the results of Brasil Telecom’s mobile services segment, generated R$7,803 million and R$10,001 million in net operating revenue for the nine-month period ended September 30, 2011 and the year ended December 31, 2010, respectively, and recorded operating income before financial income (expenses) and taxes of R$1,332 million and R$1,999 million, respectively.

Other Services

Through Brasil Telecom’s subsidiaries, TNL operates a fiber optic cable system that connects the United States, Bermuda, Brazil, Venezuela and Colombia, and operates an internet portal under the brand name “iG” that was one of the largest internet portals in Brazil in terms of the number of unique visitors in 2010, based on information available from Ibope/NetRatings.

PART TWO—SUMMARY

In September 2008, ANATEL authorized TNL to provide subscription television services throughout Brazil, using direct-to-home, or DTH, satellite technology. In 2009, TNL commenced offering DTH subscription television services to the low-income residential market in the states of Rio de Janeiro, Minas Gerais, Rio Grande do Sul, Paraná and Santa Catarina. In 2010, TNL expanded this service to the Distrito Federal and the states of Bahia, Sergipe, Pernambuco, Ceará, Paraíba, Rio Grande do Norte, Alagoas, Espírito Santo and Goiás. In 2011, TNL expanded this service to the states of Amazonas, Mato Grosso do Sul, Maranhão Pará, Mato Grosso, Tocantins, Roraima, Rondônia and Acre, and expects to offer this service to the remaining two states of Regions I and II during 2012.

Through its subsidiary WAY TV Belo Horizonte S.A., or WAY TV, TNL provides subscription television services and broadband internet access to the residential, commercial and corporate market segments in the cities of Belo Horizonte, Poços de Caldas, Uberlândia and Barbacena in the State of Minas Gerais. WAY TV uses a hybrid network of fiber optic and bidirectional coaxial cable (HFC) that allows it to offer a broad range of interactive services, such as distance learning, telephony and telemedicine, among others.

TNL’s principal executive office is located at Rua Humberto de Campos, 425/8° andar, Leblon 22430-190 Rio de Janeiro, RJ, Brazil, and its telephone number at this address is (55-21) 3131-2972.

The Corporate Reorganization

The merger is a step in the corporate reorganization that TNL, Telemar, Coari and Brasil Telecom are undertaking to simplify the corporate structure of these companies. The corporate reorganization is expected to be accomplished through the following three transactions that will occur contemporaneously and will cumulatively result in the conversion of the publicly held shares of TNL and Telemar into shares of Brasil Telecom. The split-off and share exchange, the Coari merger and the merger are expected to be completed contemporaneously and each transaction is conditioned upon the approval and completion of the other transactions. Neither Coari nor Brasil Telecom is offering the shares to be issued in the split-off and share exchange or the Coari merger, as applicable, by means of this prospectus.

Corporate Structure Prior to the Corporate Reorganization

We understand that on the day prior to the general shareholders meetings of TNL, Telemar, Coari and Brasil Telecom called to consider the split-off and share exchange, the Coari merger and the merger, TmarPart intends to exchange all of the class A preferred shares of Telemar that it owns for common shares of TNL held by three of its shareholders in order to ensure that upon the completion of the corporate reorganization, TmarPart will retain the voting control of Brasil Telecom in order to comply with the legal and regulatory obligations of TmarPart to ANATEL.

PART TWO—SUMMARY

The following chart sets forth the structure of TmarPart’s holdings in TNL, Telemar, Coari and Brasil Telecom as it will exist following the exchange of TNL and Telemar shares between TmarPart and its shareholders. The percentages in bold italics represent the percentage of the voting capital owned by the parent company of each entity, and the percentages not in bold italics represent the percentage of the total share capital owned by the parent company of each entity.

(1)	Ownership represents (1) 18.4% of the share capital of TNL, including 58.7% of its voting share capital, held directly by TmarPart, and (2) 3.8% of the share capital of TNL, including 9.6% of its voting share capital, held by Valverde, a wholly-owned subsidiary of TmarPart.

PART TWO—SUMMARY

The Split-Off and Share Exchange

The split-off and share exchange will be the first step in the proposed corporate reorganization. The boards of directors of each of Coari and Telemar have approved a split-off under Brazilian law (cisão) and the share exchange in which:

•	Telemar will transfer the shares of Coari that it owns to Coari;

•

Coari will assume certain liabilities of Telemar under debt obligations of Telemar with an aggregate outstanding amount of R$16,546 million as of September 30, 2011, including Telemar’s obligations under its outstanding 5.125% Senior Notes due 2017, 9.500% Senior Notes due 2019 and 5.500% Senior Notes due 2020, or the Notes, as well as R$7,335 million of debt obligations to other subsidiaries of Telemar;

•	the liabilities assumed by Coari will become joint and several liabilities of Telemar and Coari, other than the obligations under the Notes which will be guaranteed by Telemar;

•	in exchange for the issued and outstanding shares of Telemar, Coari will issue without any further action by the holders thereof:

•

to the holder of each Telemar common share (excluding any common shares held by shareholders who have exercised their withdrawal rights in connection with such common shares), one common share of Coari;

•

to the holder of each Telemar class A preferred share (excluding any class A preferred shares held by shareholders who have exercised their withdrawal rights in connection with such class A preferred shares), one preferred share of Coari; and

•

to the holder of each Telemar class B preferred share (excluding any class B preferred shares held by shareholders who have exercised their withdrawal rights in connection with such class B preferred shares), one preferred share of Coari; and

•	Telemar will become a wholly-owned subsidiary of Coari.

TNL and Coari will account for the split-off and the share exchange based on the carry-over basis of the assets and liabilities of Telemar and the debt that will be transferred from Telemar to Coari. As a result of this transaction, Telemar will become a wholly-owned subsidiary of Coari. This phase of the corporate restructuring will have no impact on the financial statements of Brasil Telecom.

PART TWO—SUMMARY

The following chart sets forth the structure of TmarPart’s holdings in TNL, Coari, Telemar and Brasil Telecom immediately following the split-off and share exchange, assuming that no holders of Telemar shares exercise their withdrawal rights in connection with this transaction. The percentages in bold italics represent the percentage of the voting capital owned by the parent company of each entity, and the percentages not in bold italics represent the percentage of the total share capital owned by the parent company of each entity.

(1)	Ownership represents (1) 18.4% of the share capital of TNL, including 58.7% of its voting share capital, held directly by TmarPart, and (2) 3.8% of the share capital of TNL, including 9.6% of its voting share capital, held by Valverde, a wholly-owned subsidiary of TmarPart.

For more information regarding the split-off and share exchange, see “Part Five – The Merger—Background of the Merger—Corporate Reorganization—The Split-Off and Share Exchange.”

The Coari Merger

The Coari merger will be the second step in the proposed corporate reorganization. The boards of directors of each of Brasil Telecom and Coari have approved the Coari merger, in which:

•	Coari will merge with and into Brasil Telecom, with Brasil Telecom as the surviving company;

•	all issued and then outstanding shares of Brasil Telecom held by Coari and all Coari shares held in treasury will be cancelled;

•

each issued and then outstanding common share of Coari (other than any common shares held by shareholders who exercise their withdrawal rights in connection with such common shares) will be converted automatically into 5.1149 common shares of Brasil Telecom, plus cash in lieu of any fractional shares, without any further action by the holders thereof;

•	each issued and then outstanding preferred share of Coari (other than any preferred shares held by shareholders who exercise their withdrawal rights in connection with such preferred shares) will be

PART TWO—SUMMARY

converted automatically into 0.3904 common shares of Brasil Telecom and 4.0034 preferred shares of Brasil Telecom, plus cash in lieu of any fractional shares, without any further action by the holders thereof;

•	Coari will cease to exist; and

•	Telemar will become a wholly-owned subsidiary of Brasil Telecom.

In the current corporate structure, Coari is a holding company that controls Brasil Telecom. The Coari merger will be a reorganization of entities under common control. As a result, the Coari merger will be accounted for using historical cost, whereby the financial statements of Brasil Telecom will record the historical carrying values of the assets and liabilities of Coari as from the date of the reorganization. The historical carrying values of Coari reflect the purchase accounting recorded under IFRS in accordance with IFRS 3(R), “Business Combinations,” under which 100% of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the subsidiaries of Brasil Telecom were recorded at their fair values on January 8, 2009. The historical financial statements of Brasil Telecom will not be restated to account for the impacts of the reorganization on a retroactive basis. Upon completion of the Coari merger, Telemar will become a wholly-owned subsidiary of Brasil Telecom and Coari will cease to exist.

The following chart sets forth the structure of TmarPart’s holdings in TNL, Brasil Telecom and Telemar immediately following the Coari merger, assuming that none of the shareholders of Telemar or Coari exercises withdrawal rights with respect to any of the proposed transactions. The percentages in bold italics represent the percentage of the voting capital owned by the parent company of each entity, and the percentages not in bold italics represent the percentage of the total share capital owned by the parent company of each entity.

(1)	Ownership represents (1) 18.4% of the share capital of TNL, including 58.7% of its voting share capital, held directly by TmarPart, and (2) 3.8% of the share capital of TNL, including 9.6% of its voting share capital, held by Valverde, a wholly-owned subsidiary of TmarPart.

For more information regarding the Coari merger, see “Part Five – The Merger—Background of the Merger—Corporate Reorganization—The Coari Merger.”

PART TWO—SUMMARY

The Merger

The merger will be the third step in the proposed corporate reorganization. The boards of directors of each of Brasil Telecom and TNL have approved the merger, in which:

•	TNL will merge with and into Brasil Telecom, with Brasil Telecom as the surviving company;

•

all TNL shares held in treasury prior to the merger will be cancelled, and all issued and then outstanding shares of Brasil Telecom held by TNL will be cancelled, other than 24,647,867 common shares of Brasil Telecom, which will be held in treasury by Brasil Telecom;

•

each issued and then outstanding common share of TNL (other than any common shares held by shareholders who exercise their withdrawal rights with respect to such common shares) will be converted automatically into 2.3122 common shares of Brasil Telecom, plus cash in lieu of any fractional shares, without any further action by the holders thereof;

•

each issued and then outstanding preferred share of TNL (including preferred shares of TNL represented by the TNL ADSs) will be converted automatically into 0.1879 common shares of Brasil Telecom and 1.9262 preferred shares of Brasil Telecom, plus cash in lieu of any fractional shares, without any further action by the holders thereof;

•

holders of TNL ADSs will receive, subject to the procedures described herein, 0.1879 Brasil Telecom Common ADSs and 0.6420 Brasil Telecom Preferred ADSs for each TNL ADS they hold, plus cash in lieu of any fractional Brasil Telecom Common ADS or Brasil Telecom Preferred ADS; and

•	TNL will cease to exist.

The exchange ratios for the TNL preferred shares and ADSs are different because the ADS exchange ratio takes into account the difference in the ratio of ADSs to preferred shares under TNL’s ADS program and our ADS program. Each TNL ADS represents one preferred share, while each Brasil Telecom Common ADS represents one common share and each Brasil Telecom Preferred ADS represents three preferred shares.

In the current corporate structure, TNL is a holding company that controls Telemar, Coari and Brasil Telecom. The merger will be a reorganization of entities under common control. As a result, the merger will be accounted for using historical cost, whereby the financial statements of Brasil Telecom will record the historical carrying values of the assets and liabilities of TNL as from the date of the reorganization. The historical financial statements of Brasil Telecom will not be restated to account for the impacts of the reorganization on a retroactive basis. Upon completion of the merger, TNL will cease to exist.

PART TWO—SUMMARY

The following chart sets forth the structure of TmarPart’s holdings in Brasil Telecom and Telemar immediately following the merger, assuming that none of the shareholders of TNL, Telemar or Coari exercises withdrawal rights with respect to any of the proposed transactions. The percentages in bold italics represent the percentage of the voting capital owned by the parent company of each entity, and the percentages not in bold italics represent the percentage of the total share capital owned by the parent company of each entity.

(1)	Ownership represents (1) 14.1% of the share capital of Brasil Telecom, including 43.5% of its voting share capital, held directly by TmarPart, and (2) 2.3% of the share capital of Brasil Telecom, including 7.1% of its voting share capital, held by Valverde, a wholly-owned subsidiary of TmarPart.

For more information regarding the merger, see “Part Five – The Merger.”

PART TWO—SUMMARY

Timetable for the Merger

Event	Date
Meeting of the Boards of Directors of each of TNL and Brasil Telecom to approve the merger	August 26, 2011
Announcement of the terms of the merger	August 29, 2011
Notice of meeting of shareholders of each of TNL and Brasil Telecom to consider the merger published in Valor Econômico and Diário Oficial do Estado do Rio de Janeiro	January 25, 2012
Mailing of prospectus to holders of TNL ADSs and U.S. holders of common and preferred shares of TNL	on or about January 30, 2012
Meeting of shareholders of each of TNL and Brasil Telecom to approve the merger	February 27, 2012
Beginning of period for exercise of withdrawal rights	on or about February 28, 2012
End of period for withdrawal rights	on or about March 29, 2012
Expected last day of trading of common and preferred shares of TNL on the BM&FBOVESPA and of TNL ADSs on the NYSE	on or about April 5, 2012
Expected first day of trading of newly issued Brasil Telecom common shares and preferred shares on the BM&FBOVESPA and newly issued Brasil Telecom Common and Preferred ADSs on the NYSE	on or about April 9, 2012
TNL Depositary expected to close books for all transfers involving TNL ADSs	on or about April 11, 2012
Brasil Telecom Depositary begins to deliver Brasil Telecom ADSs upon surrender of TNL ADSs	on or about April 12, 2012

PART TWO—SUMMARY

Selected Historical Financial Data and Pro Forma Financial Data

Presentation of Financial Information

We and TNL maintain our books and records in reais and prepare our consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS.

Our consolidated financial statements as of December 31, 2010 and 2009 and for the two years ended December 31, 2010, are incorporated into this prospectus by reference to the Brasil Telecom Annual Report, and have been audited, as stated in the report appearing therein. Our unaudited consolidated interim financial information as of September 30, 2011 and for the nine-month periods ended September 30, 2011 and 2010 is incorporated into this prospectus by reference to the Brasil Telecom Third Quarter Report.

TNL’s consolidated financial statements as of December 31, 2010 and 2009 and for the two years ended December 31, 2010, are incorporated into this prospectus by reference to the TNL Annual Report, and have been audited, as stated in the reports appearing therein. TNL’s unaudited consolidated interim financial information as of September 30, 2011 and for the nine-month periods ended September 30, 2011 and 2010 is incorporated into this prospectus by reference to the TNL Third Quarter Report.

The consolidated annual financial statements included in the Brasil Telecom Annual Report and the TNL Annual Report are the first annual consolidated financial statements of our company and TNL prepared in accordance with IFRS. IFRS 1, “First-time Adoption of International Reporting Standards,” has been applied in preparing these consolidated annual financial statements, considering that the previous primary GAAP of our company and TNL was Prior Brazilian GAAP, as described below, and that we and TNL have considered January 1, 2009 as the date of transition to IFRS. Reconciliations and descriptions of the effects of our transition from Prior Brazilian GAAP to IFRS are included in note 3 to our consolidated annual financial statements, and reconciliations and descriptions of the effects of TNL’s transition from Prior Brazilian GAAP to IFRS are included in note 3 to TNL’s consolidated annual financial statements.

Until December 31, 2009, we and TNL prepared our consolidated financial statements in accordance with accounting practices adopted in Brazil in effect on and prior to December 31, 2009, or Prior Brazilian GAAP, which were based on:

•	Brazilian Law No. 6,404/76, as amended by Brazilian Law No. 9,457/97, Brazilian Law No. 10,303/01, and Brazilian Law No. 11,638/07, which we refer to collectively as the Brazilian Corporation Law;

•

the rules and regulations of the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM, the accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil), or Ibracon, and the Brazilian Federal Accounting Council (Conselho Federal de Contabilidade), or CFC; and

•	the accounting standards issued by the Brazilian Accounting Standards Committee (Comitê de Pronunciamentos Contábeis), or the CPC, and applicable on and prior to December 31, 2009.

In preparing the consolidated annual financial statements of our company and TNL as of and for the two years ended December 31, 2010, we and TNL have restated the comparative figures in respect of 2009 to reflect the effects of the transition from Prior Brazilian GAAP to IFRS.

We and TNL also prepare individual financial statements in accordance with accounting practices adopted in Brazil, or Brazilian GAAP, which include the pronouncements issued by the CPC applicable to dates and periods ended after December 31, 2009, for certain purposes, including for the calculation of dividends.

PART TWO—SUMMARY

Selected Historical Financial Data

The following information is provided to aid you in your analysis of the financial aspects of the merger. The following selected historical financial data has been derived from consolidated financial statements of our company and TNL.

Selected Historical Brasil Telecom Financial Data

You should read the following selected financial data in conjunction with (1) our audited consolidated financial statements and the related notes thereto, and “Item 5. Operating and Financial Review and Prospects” of the Brasil Telecom Annual Report, which are incorporated into this prospectus by reference to the Brasil Telecom Annual Report, and (2) the unaudited interim consolidated financial statements of Brasil Telecom and the related notes thereto, and Brasil Telecom’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Nine-Month Period Ended September 30, 2011,” which are incorporated into this prospectus by reference to the Brasil Telecom Third Quarter Report.

The following selected financial data have been derived from Brasil Telecom’s consolidated financial statements. The selected financial data as of and for the years ended December 31, 2010 and 2009 have been derived from our audited consolidated financial statements, prepared in accordance with IFRS, which are incorporated into this prospectus by reference to the Brasil Telecom Annual Report. The selected financial data as of September 30, 2011 and for the nine-month periods ended September 30, 2011 and 2010 have been derived from our unaudited interim consolidated financial statements, prepared in accordance with IFRS, which are incorporated into this prospectus by reference to the Brasil Telecom Third Quarter Report. The results for the nine-month period ended September 30, 2011 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2011.

We have included information with respect to the dividends and/or interest attributable to shareholders’ equity paid to holders of common shares and preferred shares of Brasil Telecom since January 1, 2006 in reais and in U.S. dollars translated from reais at the commercial market selling rate in effect as of the payment date under the caption “Part Six—Shareholder Rights—Comparative Share and Dividend Information—Information About Historical Dividend Payments.” We prepare individual financial statements in accordance with Brazilian GAAP for certain purposes, including for the calculation of dividends.

PART TWO—SUMMARY

	For the Nine-Month Period Ended September 30,						For the Year Ended December 31,
	2011(1)		2011		2010		2010(1)		2010		2009
	(in millions of US$, except per share amounts)		(in millions of reais, except per share amounts and as otherwise indicated)				(in millions of US$, except per share amounts)		(in millions of reais, except per share amounts and as otherwise indicated)
Income Statement Data:
Net operating revenue	US$	3,779	R$	7,007	R$	7,757	US$	5,535	R$	10,263	R$	10,919
Cost of sales and services		(1,847)		(3,424)		(3,595)		(2,552)		(4,732)		(5,764)

Gross profit		1,932		3,583		4,162		2,983		5,531		5,155
Operating expenses		(1,224)		(2,270)		(2,265)		(1,657)		(3,072)		(6,232)

Operating income (loss) before financial income (expenses) and taxes		708		1,313		1,897		1,326		2,459		(1,077)
Financial income		521		966		660		528		979		630
Financial expenses		(540)		(1,002)		(749)		(571)		(1,060)		(912)

Financial expenses, net		(20)		(36)		(89)		(43)		(80)		(281)

Income (loss) before taxes		689		1,277		1,808		1,283		2,379		(1,358)
Income tax and social contribution		(222)		(412)		(542)		(220)		(408)		339

Net income (loss)	US$	466	R$	865	R$	1,266	US$	1,063	R$	1,971	R$	(1,019)

Net income (loss) attributable to controlling shareholders	US$	466	R$	865	R$	1,266	US$	1,063	R$	1,971	R$	(1,021)
Net income (loss) attributable to non-controlling shareholders		0		0		(0)		—		—		2
Net income (loss) applicable to each class of shares:
Common shares		161		298		437		367		680		(1,021)
Preferred shares		306		567		829		696		1,291		—
Net income (loss) per share(2):
Common shares – basic		0.79		1.47		2.15		1.80		3.34		(1.85)
Common shares – diluted		0.79		1.47		2.15		1.80		3.34		(1.85)
Preferred shares and ADSs – basic		0.79		1.47		2.15		1.80		3.34		—
Preferred shares and ADSs – diluted		0.79		1.47		2.15		1.80		3.34		—
Weighted average shares outstanding (in thousands):
Common shares – basic				203,423		203,423				203,423		245,749
Common shares – diluted				203,423		203,423				203,423		245,749
Preferred shares – basic				386,366		386,366				386,366		305,439
Preferred shares – diluted				386,387		386,395				386,387		305,439

PART TWO—SUMMARY

	As of September 30,				As of December 31,
	2011(1)		2011		2010(1)		2010		2009
	(in millions of US$)		(in millions of reais)		(in millions of US$)		(in millions of reais)
Balance Sheet Data:
Cash and cash equivalents	US$	2,034	R$	3,772	US$	1,735	R$	3,217	R$	1,717
Cash investments		507		939		449		832		382
Trade accounts receivable, net		1,055		1,957		1,116		2,070		1,992
Total current assets		5,019		9,305		4,577		8,487		6,127
Property, plant and equipment, net		2,979		5,524		2,867		5,317		5,267
Intangible assets, net		614		1,138		711		1,318		1,572
Total assets		15,428		28,604		14,502		26,886		24,564
Short-term loans and financing (including current portion of long-term debt)		569		1,055		563		1,044		870
Total current liabilities		4,109		7,619		3,608		6,691		5,424
Long-term loans and financing		2,498		4,633		1,791		3,321		3,573
Capital stock		2,012		3,731		2,012		3,731		3,731
Total equity		5,771		10,700		6,113		11,337		9,906
Shareholders’ equity attributable to controlling shareholders		5,771		10,700		6,113		11,337		9,905
Shareholders’ equity attributable to non-controlling shareholders		0		0		0		—		1

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at September 30, 2011 for reais into U.S. dollars of R$1.854=US$1.00.
(2)	Under the Brazilian Corporation Law, preferred shareholders are not obligated to absorb losses, and such losses are exclusively attributed to common shareholders.

PART TWO—SUMMARY

Selected Historical TNL Financial Data

You should read the following selected financial data in conjunction with (1) TNL’s audited consolidated financial statements and the related notes thereto, and “Item 5. Operating and Financial Review and Prospects” of the TNL Annual Report, which are incorporated into this prospectus by reference to the TNL Annual Report, and (2) the unaudited interim consolidated financial statements of TNL and the related notes thereto, and TNL’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Nine-Month Period Ended September 30, 2011,” which are incorporated into this prospectus by reference to the TNL Third Quarter Report.

The following selected financial data have been derived from TNL’s consolidated financial statements. The selected financial data as of and for the years ended December 31, 2010 and 2009 have been derived from TNL’s audited consolidated financial statements, prepared in accordance with IFRS, which are incorporated into this prospectus by reference to the TNL Annual Report. The selected financial data as of September 30, 2011 and for the nine-month periods ended September 30, 2011 and 2010 have been derived from TNL’s unaudited interim consolidated financial statements, prepared in accordance with IFRS, which are incorporated into this prospectus by reference to the TNL Third Quarter Report. The results for the nine-month period ended September 30, 2011 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2011.

We have included information with respect to the dividends and/or interest attributable to shareholders’ equity paid to holders of TNL’s common shares and preferred shares since January 1, 2006 in reais and in U.S. dollars translated from reais at the commercial market selling rate in effect as of the payment date under the caption “Part Six—Shareholder Rights—Comparative Share and Dividend Information—Information About Historical Dividend Payments.” TNL prepares individual financial statements in accordance with Brazilian GAAP for certain purposes, including for the calculation of dividends.

PART TWO—SUMMARY

	For the Nine-Month Period Ended September 30,						For the Year Ended December 31,
	2011(1)		2011		2010		2010(1)		2010		2009
	(in millions of US$, except per share amounts)		(in millions of reais, except per share amounts and as otherwise indicated)				(in millions of US$, except per share amounts)		(in millions of reais, except per share amounts and as otherwise indicated)
Income Statement Data:
Net operating revenue	US$	11,297	R$	20,949	R$	22,182	US$	15,897	R$	29,479	R$	29,997
Cost of sales and services		(6,513)		(12,078)		(12,651)		(8,973)		(16,639)		(18,458)

Gross profit		4,784		8,871		9,531		6,924		12,840		11,539
Operating expenses		(3,344)		(6,201)		(6,146)		(4,714)		(8,743)		(3,731)

Operating income before financial income (expenses) and taxes		1,440		2,669		3,385		2,210		4,097		7,808
Financial income		921		1,707		1,355		1,040		1,929		1,601
Financial expenses		(2,043)		(3,788)		(3,013)		(2,352)		(4,361)		(3,988)

Financial income (expenses)		(1,122)		(2,081)		(1,658)		(1,312)		(2,432)		(2,387)

Income before taxes		317		589		1,727		898		1,665		5,421
Income tax and social contribution		(110)		(204)		(262)		45		84		(329)

Net income	US$	207	R$	385	R$	1,465	US$	943	R$	1,749	R$	5,092

Net income attributable to controlling shareholders	US$	169	R$	313	R$	1,299	US$	770	R$	1,428	R$	4,274
Net income attributable to non-controlling shareholders		38		72		166		173		321		819
Gains (losses) on fair value of available-for-sale financial assets, net of taxes		—		—		—		—		—		3
Realization of losses on available-for-sale investments, net of taxes		—		—		—		—		—		745
Hedge Accounting		(11)		(20)		—		—		—		—
Change in available-for-sale investment		(171)		(318)		—		—		—		—

Comprehensive income	US$	25	R$	47	R$	1,465	US$	943	R$	1,749	R$	5,840

Net income attributable to controlling shareholders applicable to each class of shares:
Common shares		65		120		433		257		476		1,426
Preferred shares		104		194		866		513		952		2,848

PART TWO—SUMMARY

	For the Nine-Month Period Ended September 30,			For the Year Ended December 31,
	2011(1)	2011	2010	2010(1)	2010	2009
	(in millions of US$, except per share amounts)	(in millions of reais, except per share amounts and as otherwise indicated)		(in millions of US$, except per share amounts)	(in millions of reais, except per share amounts and as otherwise indicated)
Net income per share:
Common shares – basic	0.38	0.70	3.40	2.01	3.73	11.18
Common shares – diluted	0.37	0.68	3.31	1.98	3.67	11.01
Preferred shares and ADSs – basic	0.38	0.70	3.40	2.01	3.73	11.18
Preferred shares and ADSs – diluted	0.37	0.69	3.37	1.98	3.67	11.01
Weighted average shares outstanding (in thousands):
Common shares – basic		171,471	127,582		127,584	127,564
Common shares – diluted		175,396	130,859		131,466	131,381
Preferred shares – basic		277,137	254,997		255,009	254,841
Preferred shares – diluted		279,213	256,752		257,083	256,837

	As of September 30,				As of December 31,
	2011(1)		2011		2010(1)		2010		2009
	(in millions of US$)		(in millions of reais)		(in millions of US$)		(in millions of reais)

Balance Sheet Data:
Cash and cash equivalents	US$	5,255	R$	9,744	US$	4,881	R$	9,052	R$	6,206
Trade accounts receivable, net		3,202		5,937		3,178		5,894		5,942
Total current assets		12,505		23,189		11,957		22,172		18,318
Property, plant and equipment, net		12,351		22,903		12,594		23,349		25,296
Intangible assets, net		8,451		15,672		8,952		16,600		17,785
Total assets		41,908		77,697		40,527		75,137		74,002
Short-term loans and financing (including current portion of long-term loans and financing)		1,326		2,459		1,856		3,442		7,891
Short-term debentures (including current portion of debentures)		1,144		2,122		1,996		3,702		73
Total current liabilities		8,456		15,680		10,416		19,316		18,272
Long-term loans and financing		10,337		19,169		10,084		18,700		14,814
Long-term debentures		2,124		3,939		1,775		3,291		6,048
Capital stock		3,913		7,255		2,939		5,449		5,449
Total shareholders’ equity		13,580		25,182		10,771		19,974		20,111
Shareholders’ equity attributable to controlling shareholders		7,407		13,736		6,028		11,179		11,283
Shareholders’ equity attributable to non-controlling shareholders		6,173		11,446		4,742		8,795		8,828

(1)	Translated for convenience only using the selling rate as reported by the Central Bank at September 30, 2011 for reais into U.S. dollars of R$1.854=US$1.00.

PART TWO—SUMMARY

Unaudited Pro Forma Financial Information

The unaudited pro forma financial information of Brasil Telecom presented herein has been derived from historical audited consolidated financial statements of Brasil Telecom and TNL as of December 31, 2010 and for the year then ended, prepared in accordance with IFRS, which are incorporated by reference into this prospectus, and the historical unaudited interim consolidated financial statements of Brasil Telecom and TNL as of September 30, 2011 and for the nine-month period then ended, prepared in accordance with IFRS, which are incorporated by reference into this prospectus. As described in “Part Five: The Merger—Background of the Merger,” the merger is a step in the corporate reorganization that TNL, Telemar, Coari and Brasil Telecom are undertaking to simplify the corporate structure of these companies.

The unaudited pro forma financial information was prepared as if: (1)(A) the split-off and share exchange, (B) the Coari merger, and (C) the merger, as described in “Part Five: The Merger—Background of the Merger” had been completed on January 1, 2010 for purposes of the unaudited pro forma statements of operations for the year ended December 31, 2010 and for the nine-month period ended September 30, 2011, and (2)(A) these transactions, and (B) the share dividend and redemption described in “Part Five: The Merger—Background of the Merger—Corporate Reorganization—Share Dividend and Redemption” had been completed on September 30, 2011 for purposes of the pro forma statement of financial position as of September 30, 2011. The pro forma assumptions and adjustments are described in the accompanying notes presented below.

The unaudited pro forma financial information should be read in conjunction with the accompanying notes presented below, the historical consolidated financial statements of Brasil Telecom and TNL as of and for the year ended December 31, 2010 and the notes thereto, which are incorporated into this prospectus by reference to the Brasil Telecom Annual Report and the TNL Annual Report, respectively, and the historical unaudited interim consolidated financial statements of Brasil Telecom and TNL as of and for the nine-month period ended September 30, 2011 and notes thereto, which are incorporated into this prospectus by reference to the Brasil Telecom Third Quarter Report and the TNL Third Quarter Report, respectively.

The unaudited pro forma financial information is provided for illustrative purposes only and does not purport to represent, and you should not rely on the unaudited pro forma financial information as an indication of, (1) what the actual consolidated results of operations or the consolidated financial position of Brasil Telecom would have been had the split-off and share exchange, the Coari merger and the merger occurred on the dates assumed, or (2) Brasil Telecom’s future consolidated results of operations or financial position.

The unaudited pro forma financial information does not reflect, for example, (1) any integration costs that may be incurred as a result of the split-off and share exchange, the Coari merger and the merger, (2) any synergies, operating efficiencies and cost savings that may result from these transactions, (3) any benefits that may be derived from the combined company’s growth prospects, or (4) changes in rates for services or exchange rates subsequent to the dates of the unaudited pro forma financial information. We have not completed the split-off and share exchange, the Coari merger or the merger. Accordingly, additional liabilities may be incurred in connection with the split-off and share exchange, the Coari merger and the merger. Any additional liabilities and costs have not been reflected in the unaudited pro forma financial information because information necessary to reasonably estimate such costs is not yet available.

PART TWO—SUMMARY

Brasil Telecom S.A.

Unaudited Pro Forma Statement of Financial Position

As of September 30, 2011

(in millions of reais)

	Brasil Telecom		Purchase Price Allocation of Brasil Telecom		Share Dividend and Redemption		The Corporate Reorganization		Brasil Telecom Pro-forma
			(2.2)		(3)		(2.2)
Current assets
Cash and cash equivalents	R$	3,772	R$	—	R$	(762)	R$	5,972	R$	8,982
Cash investments		939		—		—		785		1,724
Derivative instruments		—		—		—		224		224
Trade receivables, net		1,957		—		—		3,980		5,937
Inventories, net		21		—		—		143		164
Current recoverable taxes		209		—		—		521		730
Other taxes		611		—		—		686		1,297
Judicial deposits		1,469		—		—		489		1,958
Other assets		327		—		—		1,084		1,411

Total current assets		9.305		—		(762)		13.884		22,427
Non-current assets
Cash investments		13		—		—		55		68
Derivative instruments				—		—		256		256
Related parties		2,139		—		—		(2,139)
Deferred taxes		5,070		(2,261)		—		2,923		5,732
Other taxes		173		—		—		348		521
Judicial deposits		5,064		—		—		2,786		7,850
Pension plan assets		100		—		—				100
Available-for-sale financial assets		—		—		—		885		885
Other assets		69		—		—		384		453
Investments		9		—		—		58		65
Property, plant and equipment, net		5,524		2,911		—		14,468		22,903
Intangible assets, net		1,138		12,186		—		2,349		15,673

Total non-current assets		19,299		12,836		—		22,373		54,508

TOTAL ASSETS	R$	28,604	R$	12,836	R$	(762)	R$	36,257	R$	76,935

See accompanying notes to the Unaudited Pro Forma Financial Information.

PART TWO—SUMMARY

Brasil Telecom S.A.

Unaudited Pro Forma Statement of Financial Position

As of September 30, 2011

(in millions of reais)

	Brasil Telecom		Purchase Price Allocation of Brasil Telecom			Share Dividend and Redemption	The Corporate Reorganization		Brasil Telecom Pro-forma
			(2.2)			(3)	(2.2)
Current liabilities
Payroll, related taxes and benefits	R$	143		—		—	R$	242	R$	385
Trade payables		1,506		—		—		2,373		3,879
Loans and financing		1,055		—		—		3,526		4,581
Derivative instruments		39		—		—		182		221
Current income taxes payable		173		—		—		382		555
Taxes other than income tax		1,205		—		—		570		1,775
Dividends and interest on capital		56		—		—		164		220
Licenses and concessions payable		123		—		—		259		382
Tax financing program		36		—		—		67		103
Provision for pension plan		63		—		—		—		63
Provisions		1,295		—		—		524		1,819
Other payables		1,926		—		(762)		(229)		935

Total current liabilities		7,620		—		(762)		8,060		14,918
Non-current liabilities
Loans and financing		4,633		—		—		18,475		23,108
Derivative instruments		—		—		—		208		208
Deferred income taxes		—		2,871		—		9		2,880
Taxes other than income taxes…….		597		—		—		1,101		1,698
Licenses and concessions payable		526		—		—		865		1,391
Tax financing program		412		—		—		675		1,087
Provision for pension plan		546		—		—		—		546
Provisions		3,221		—		—		1,941		5,162
Other payables		349		—		—		406		755

Total non-current liabilities		10,284		2,871		—		23,680		36,835
Total equity		10,700		9,965		—		4,517		25,182

TOTAL EQUITY AND LIABILITIES	R$	28,604	R$	12,836	R$	(762)	R$	36,257	R$	76,935

See accompanying notes to the Unaudited Pro Forma Financial Information.

PART TWO—SUMMARY

Brasil Telecom S.A.

Unaudited Pro Forma Statement of Operations

For the year ended December 31, 2010

(in millions of reais)

	Brasil Telecom		Purchase Price Allocation of Brasil Telecom		The Corporate Reorganization		Brasil Telecom Pro-forma
			(2.2)		(2.2)
Net operating revenue	R$	10,263		—	R$	19,216	R$	29,479
Cost of sales and services		(4,732)		(3,022)		(8,885)		(16,639)

Gross profit		5,531		(3,022)		10,331		12,841
Operating income (expenses):
Selling expenses		(1,025)		—		(3,861)		(4,886)
General and administrative expenses		(1,539)		—		(1,251)		(2,790)
Other operating income		524		—		808		1,332
Other operating expenses		(1,032)		(48)		(1,319)		(2,399)

Operating income before financial income (expenses) and taxes		2,459		(3,070)		4,708		4,097
Financial income		979		—		950		1,929
Financial expenses		(1,060)		—		(3,301)		(4,361)

Financial expenses, net		(81)		—		(2,351)		(2,432)

Income before taxes		2,378		(3,070)		2,357		1,666

Income tax and social contribution:
Current		(149)		—		(539)		(688)
Deferred		(258)		1,044		(14)		772

		(407)		1,044		(553)		84

Net income for the year	R$	1,971	R$	(2,026)	R$	1,804	R$	1,749

Net income attributed to controlling shareholders	R$	1,971	R$	(2,026)	R$	1,804	R$	1,749
Net income allocated to common shares – basic and diluted								571
Net income allocated to preferred shares – basic and diluted								1,178
Weighted average number of outstanding shares(4)
Common shares – basic								574,360,762
Common shares – diluted								587,294,042
Preferred shares – basic								1,198,077,775
Preferred shares –diluted								1,202,547,012
Earnings per share – R$(4)
Common shares – basic								0.99
Common shares – diluted								0.97
Preferred shares – basic								0.99
Preferred shares –diluted								0.98

See accompanying notes to the Unaudited Pro Forma Financial Information.

PART TWO—SUMMARY

Brasil Telecom S.A.

Unaudited Pro Forma Statement of Operations

For the interim period ended September 30, 2011

(in millions of reais)

	Brasil Telecom			Purchase Price Allocation of Brasil Telecom	The Corporate Reorganization		Brasil Telecom Pro-forma
				(2.2)	(3)
Net operating revenue	R$	7,007		—	R$	13,942	R$	20,949
Cost of sales and services		(3,424)		(1,768)		(6,886)		(12,078)

Gross profit		3,583		(1,768)		7,056		8,871
Operating income (expenses):
Selling expenses		(843)		—		(2,874)		(3,717)
General and administrative expenses		(1,071)		—		(1,137)		(2,208)
Other operating income		459		—		935		1,394
Other operating expenses		(814)		(6)		(850)		(1,670)

Operating income before financial income (expenses) and taxes		1,314		(1,774)		3,130		2,670
Financial income		965		—		742		1,707
Financial expenses		(1,002)		—		(2,786)		(3,788)

Financial expenses, net:		(37)		—		(2,044)		(2,081)

Income before taxes		1,277		(1,774)		1,086		589

Income tax and social contribution:
Current		(190)		—		(384)		(574)
Deferred		(222)		604		(12)		370

		(412)		604		(396)		(204)

Net income for the period		865		(1,170)		690	R$	385

Net income attributed to controlling shareholders	R$	865	R$	(1,170)	R$	690	R$	385
Net income allocated to common shares – basic and diluted								126
Net income allocated to preferred shares – basic and diluted								259
Weighted average number of outstanding shares(4)
Common shares – basic								574,360,762
Common shares –diluted								587,294,042
Preferred shares – basic								1,198,077,775
Preferred shares –diluted								1,202,547,012
Earnings per share – R$(4)
Common shares – basic								0.22
Common shares –diluted								0.21
Preferred shares – basic								0.22
Preferred shares –diluted								0.22

See accompanying notes to the Unaudited Pro Forma Financial Information.

PART TWO—SUMMARY

Notes to the Unaudited Pro Forma Financial Information

1. Basis of Presentation

The unaudited pro forma financial information of Brasil Telecom presented herein has been derived from the historical audited consolidated financial statements of Brasil Telecom and TNL as of December 31, 2010 and for the year then ended and the historical unaudited interim consolidated financial statements of Brasil Telecom and TNL as of September 30, 2011 and the nine-month period then ended prepared in accordance with IFRS, which are incorporated by reference into this prospectus.

As described in “Part Five: The Merger—Reasons for the Merger,” the split-off and share exchange, the Coari merger and the merger, which we refer to collectively as the corporate reorganization, are expected to be completed contemporaneously. Each transaction is conditioned upon the approval and completion of the other transactions and will cumulatively result in the conversion of the publicly held shares of TNL and Telemar into shares of Brasil Telecom. In the current structure, TmarPart is the direct controlling shareholder of TNL and the indirect controlling shareholder of Brasil Telecom and, after the corporate reorganization, will be the direct controlling shareholder of Brasil Telecom.

2. Accounting Treatment for the Corporate Reorganization

2.1 The Split-Off and the Share Exchange

For a description of the split-off and the share exchange, see “Part Five: The Merger—Background of the Merger—Corporate Reorganization—The Split-Off and Share Exchange.”

TNL and Coari will account for the split-off and the share exchange based on the carry-over basis of the assets and liabilities of Telemar and the debt that will be transferred from Telemar to Coari. As a result of this transaction, Telemar will become a wholly-owned subsidiary of Coari. This phase of the corporate restructuring will have no impact on the financial statements of Brasil Telecom.

2.2 The Coari Merger and the Merger

For a description of the Coari merger, see “Part Five: The Merger—Background of the Merger—Corporate Reorganization—The Coari Merger” and “Part Five: The Merger—Terms of the Merger.”

In the current corporate structure, Coari is a holding company that controls Brasil Telecom, and TNL is a holding company that controls Telemar, Coari and Brasil Telecom. The Coari merger and the merger will be reorganizations of entities under common control. As a result, these mergers will be accounted for using historical cost, whereby the financial statements of Brasil Telecom will record the historical carrying values of the assets and liabilities of TNL, Telemar, and Coari as from the date of the reorganization. The historical carrying values of Coari reflect the purchase accounting recorded under IFRS in accordance with IFRS 3(R), “Business Combinations,” under which 100% of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the subsidiaries of Brasil Telecom were recorded at their fair values on January 8, 2009. The historical financial statements of Brasil Telecom will not be restated to account for the impacts of the reorganization on a retroactive basis. Upon completion of these mergers, Telemar will become a wholly-owned subsidiary of Brasil Telecom and TNL and Coari will cease to exist.

PART TWO—SUMMARY

3. Share Dividend and Redemption Adjustment

As described in “Part Five: The Merger—Background of the Merger—Corporate Reorganization—Share Dividend and Redemption,” prior to completing the corporate reorganization, Brasil Telecom will issue newly created redeemable preferred shares to all of its shareholders and simultaneously redeem these shares for cash. In connection with this redemption, Brasil Telecom expects to pay approximately R$1,502, distributed pro-ratably among all of its shareholders. As of September 30, 2011, Brasil Telecom recorded a payable for this amount in its historical financial statements. The pro forma adjustment as of September 30, 2011 represents the cash payment of R$762 to the non-controlling shareholders of Brasil Telecom since this cash will not remain within Brasil Telecom as a result of the Coari merger.

4. Earnings per share

The pro forma basic weighted average number of outstanding shares was estimated considering the shares to be issued by Brasil Telecom in connection with the corporate reorganization using the exchange ratios for each class of Brasil Telecom’s common and preferred shares as described in “Part Five: The Merger—Background of the Merger—Corporate Reorganization—The Coari Merger,” and “Part Five: The Merger—Terms of the Merger,” assuming that these shares were outstanding as from January 1, 2010 and January 1, 2011, as applicable.

The pro forma diluted weighted average number of outstanding shares was estimated considering (1) the shares to be issued by Brasil Telecom in connection with the corporate reorganization using the exchange ratios for each class of Brasil Telecom’s common and preferred shares as described in “Part Five: The Merger—Background of the Merger—Corporate Reorganization—The Coari Merger,” and “Part Five: The Merger—Terms of the Merger,” assuming that these shares were outstanding as from January 1, 2010 and January 1, 2011, as applicable, and (2) the potentially dilutive effect of the TNL stock options which we expect to migrate to a Brasil Telecom stock option plan using the same exchange ratios as described in (1) above.

5. Withdrawal Rights

As described in “Part Five: The Merger—Background of the Merger—Corporate Reorganization—The Split-Off and Share Exchange” and “Part Five: The Merger—Terms of the Merger—Withdrawal Rights,” the split-off and share exchange and the merger will give withdrawal rights to certain non-controlling holders of TNL and Telemar shares in connection with the corporate reorganization. Based on uncertainties in regards to the exercise of the withdrawal rights by these non-controlling shareholders, we believe a pro-forma adjustment to give effect to the potential exercise of these withdrawal rights is not factually supportable, and, therefore, was not included in this pro forma financial information.

PART TWO—SUMMARY

Ratio of Earnings to Combined Fixed Charges and Preference Dividends

The table below provides the historical ratio of earnings to combined fixed charges and preference dividends for each of TNL and Brasil Telecom for the periods indicated under IFRS, and the pro forma ratio of earnings to combined fixed charges and preference dividends of Brasil Telecom for the periods indicated.

Period	TNL	Brasil Telecom		Brasil Telecom (Pro Forma)
Year ended December 31, 2009 (1)	3.12x	(2.90	)x
Year ended December 31, 2010	1.47x	5.85x		1.47x
Nine-month period ended September 30, 2011	1.16x	3.85x		1.16x

(1)	Brasil Telecom’s loss was R$1,042 million and its combined fixed charges and preference dividends were R$359 million for the year ended December 31, 2009.

For purposes of calculation of the ratio of earnings to combined fixed charges and preference dividends, earnings consist of:

•	pre-tax income from continuing operations before adjustment for non-controlling interest in consolidated subsidiaries income or loss from equity investees;

•	plus:

•	fixed charges (as defined below) and amortization of capitalized interest;

•	distributed income of equity investees; and

•	share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

•	Minus:

•	capitalized interest;

•	preferred share dividend requirements of consolidated subsidiaries (not preferred dividends of parent); and

•	non-controlling interest from pre-tax income of subsidiaries that have not incurred fixed charges.

Fixed charges consist of the sum of interest, whether expensed or capitalized (and from both continuing and discontinued operations), amortization of premiums, discounts and capitalized expenses related to indebtedness, amounts accrued with respect to guarantees of other parties’ obligations, and the estimated interest component of rental expense, and preferred share dividend requirements represent the amount of pre-tax earnings that would be required to pay the dividends on outstanding preferred shares of TNL or Brasil Telecom, as applicable, and other fully or proportionally consolidated entities.

PART TWO—SUMMARY

Summary Comparative Per Share Data

Brasil Telecom has derived the unaudited pro forma combined information appearing below from the unaudited pro forma financial information of Brasil Telecom appearing elsewhere in this prospectus. Brasil Telecom has derived the historical information appearing below from the audited consolidated financial statements of Brasil Telecom and TNL as of December 31, 2010 and for the year then ended, prepared in accordance with IFRS, which are incorporated into this prospectus by reference to the Brasil Telecom Annual Report and the TNL Annual Report, respectively, and from the unaudited consolidated interim financial information of Brasil Telecom and TNL as of September 30, 2011 and for the nine-month period then ended, prepared in accordance with IFRS, which are incorporated into this prospectus by reference to the Brasil Telecom Third Quarter Report and the TNL Third Quarter Report, respectively.

You should read the information below together with the pro forma financial data of Brasil Telecom appearing elsewhere in this prospectus, and the historical financial statements of Brasil Telecom and TNL incorporated by reference into this prospectus. The unaudited pro forma combined financial data appearing below is for illustrative purposes only. Brasil Telecom and TNL may have performed differently had they always been a combined entity. You should not rely on this information as being indicative of the actual results of that the combined businesses of these companies will experience after the merger.

For more information about historical dividend payments by Brasil Telecom and TNL, see “Part Six—Shareholder Rights—Comparative Share and Dividend Information—Information About Historical Dividend Payments.”

	As of and for the Nine-Month Period Ended September 30, 2011
	Historical				Pro Forma
	Brasil Telecom		TNL		Brasil Telecom		Per Share Equivalent TNL(1)
		(in reais)
Book value per common share	R$	18.06	R$	29.41	R$	8.63	R$	19.95
Book value per preferred share		18.06		29.41		8.63		18.24
Cash dividends per common share (2)		—		—		—		—
Cash dividends declared per preferred share (2)		—		—		—		—
Income (loss) per common share from continuing operations		1.47		0.70		0.22		0.51
Income (loss) per preferred share from continuing operations		1.47		0.70		0.22		0.47

(1)	The TNL per common share equivalent data are calculated by multiplying the Brasil Telecom pro forma per common share amounts by 2.3122, representing the number of Brasil Telecom common shares that will be received for each TNL common share in the merger, assuming that none of the shareholders of TNL exercises appraisal rights. The TNL per preferred share equivalent data are calculated by adding (1) the Brasil Telecom pro forma per common share amounts multiplied by 0.1879, representing the number of Brasil Telecom common shares that will be received for each TNL preferred share in the merger, assuming that none of the shareholders of TNL exercises appraisal rights, and (2) the Brasil Telecom pro forma per preferred share amounts multiplied by 1.9262, representing the number of Brasil Telecom preferred shares that will be received for each TNL preferred share in the merger, assuming that none of the shareholders of TNL exercises appraisal rights.
(2)	Interest on shareholders’ equity is included and is presented net of taxes.

PART TWO—SUMMARY

	As of and for the Year Ended December 31, 2010
	Historical				Pro Forma
	Brasil Telecom		TNL		Brasil Telecom		Per Share Equivalent TNL(1)
		(in reais)
Book value per common share	R$	19.22	R$	29.22	R$	—	R$	—
Book value per preferred share		19.22		29.22		—		—
Cash dividends per common share (2)		0.30		0.86		0.29		0.68
Cash dividends declared per preferred share (2)		0.30		0.90		0.27		0.58
Income (loss) per common share from continuing operations		3.34		3.73		0.99		2.29
Income (loss) per preferred share from continuing operations		3.34		3.73		0.99		2.09

(1)	The TNL per common share equivalent data are calculated by multiplying the Brasil Telecom pro forma per common share amounts by 2.3122, representing the number of Brasil Telecom common shares that will be received for each TNL common share in the merger, assuming that none of the shareholders of TNL exercises appraisal rights. The TNL per preferred share equivalent data are calculated by adding (1) the Brasil Telecom pro forma per common share amounts multiplied by 0.1879, representing the number of Brasil Telecom common shares that will be received for each TNL preferred share in the merger, assuming that none of the shareholders of TNL exercises appraisal rights, and (2) the Brasil Telecom pro forma per preferred share amounts multiplied by 1.9262, representing the number of Brasil Telecom preferred shares that will be received for each TNL preferred share in the merger, assuming that none of the shareholders of TNL exercises appraisal rights.
(2)	Interest on shareholders’ equity is included and is presented net of taxes.

PART TWO—SUMMARY

Historical and Pro Forma Share Information

The following tables show the closing prices of the common shares, preferred shares and ADSs of Brasil Telecom and TNL, as well as the equivalent value of the common shares and preferred shares of TNL based on the exchange ratios for the merger, as of August 26, 2011, the last trading day preceding the date on of which the detailed terms of the merger were first announced, and as of May 23, 2011, the last trading day preceding public announcement of the corporate reorganization.

	August 26, 2011
	(Actual)				(Per share equivalent)
	Brasil Telecom		TNL		TNL
Common shares(1) (reais)	R$	12.50	R$	21.27	R$	28.93
Preferred shares(2) (reais)		11.07		19.27		23.67
Preferred ADS(3) (U.S. dollars)	US$	20.99	US$	12.21	US$	14.90
Common ADS (U.S. dollars)		7.59

Source: BM&FBOVESPA; Bloomberg.

(1)	The TNL common share per share equivalent data is calculated by multiplying the Brasil Telecom actual amount by 2.3122, the number of Brasil Telecom common shares that will be received for each TNL common share in the merger.
(2)	The TNL preferred share per share equivalent data is calculated by adding (1) the Brasil Telecom common share actual amount multiplied by 0.1879, the number of Brasil Telecom common shares that will be received for each TNL preferred share in the merger, and (2) the Brasil Telecom preferred share actual amount multiplied by 1.9262, the number of Brasil Telecom preferred shares that will be received for each TNL preferred share in the merger.
(3)	The TNL ADS per share equivalent data is calculated by adding (1) the Brasil Telecom Common ADS actual amount multiplied by 0.1879, the number of Brasil Telecom Common ADS that will be received for each TNL ADS in the merger, and (2) the Brasil Telecom Preferred ADS actual amount multiplied by 0.6420, the number of Brasil Telecom Preferred ADS that will be received for each TNL ADS in the merger.

PART TWO—SUMMARY

	May 23, 2011
	(Actual)				(Per share equivalent)
	Brasil Telecom		TNL		TNL
Common shares(1) (reais)	R$	16.92	R$	32.00	R$	39.12
Preferred shares(2) (reais)		15.32		26.40		32.69
Preferred ADS(3) (U.S. dollars)	US$	28.42	US$	16.55	US$	20.17
Common ADS (U.S. dollars)		10.22

Source: BM&FBOVESPA; Bloomberg.

(1)	The TNL common share per share equivalent data is calculated by multiplying the Brasil Telecom actual amount by 2.3122, the number of Brasil Telecom common shares that will be received for each TNL common share in the merger.
(2)	The TNL preferred share per share equivalent data is calculated by adding (1) the Brasil Telecom common share actual amount multiplied by 0.1879, the number of Brasil Telecom common shares that will be received for each TNL preferred share in the merger, and (2) the Brasil Telecom preferred share actual amount multiplied by 1.9262, the number of Brasil Telecom preferred shares that will be received for each TNL preferred share in the merger.
(3)	The TNL ADS per share equivalent data is calculated by adding (1) the Brasil Telecom Common ADS actual amount multiplied by 0.1879, the number of Brasil Telecom Common ADS that will be received for each TNL ADS in the merger, and (2) the Brasil Telecom Preferred ADS actual amount multiplied by 0.6420, the number of Brasil Telecom Preferred ADS that will be received for each TNL ADS in the merger.

We urge you to obtain current market quotations.

PART TWO—SUMMARY

Exchange Rates

The Brazilian foreign exchange system allows the purchase and sale of foreign currency and the international transfer of reais by any person or legal entity, regardless of the amount, subject to certain regulatory procedures.

Since 1999, the Central Bank has allowed the U.S. dollar-real exchange rate to float freely, and, since then, the U.S. dollar-real exchange rate has fluctuated considerably.

In the past, the Central Bank has intervened occasionally to control unstable movements in foreign exchange rates. We cannot predict whether the Central Bank or the Brazilian government will continue to permit the real to float freely or will intervene in the exchange rate market through the return of a currency band system or otherwise. The real may depreciate or appreciate against the U.S. dollar and/or the euro substantially. Furthermore, Brazilian law provides that, whenever there is a significant imbalance in Brazil’s balance of payments or there are serious reasons to foresee a significant imbalance, temporary restrictions may be imposed on remittances of foreign capital abroad. We cannot assure you that such measures will not be taken by the Brazilian government in the future. See “Part Three—Risk Factors—Risks Relating to Brazil—Restrictions on the movement of capital out of Brazil may impair our ability to service certain debt obligations.”

The following table shows the selling rate for U.S. dollars for the periods and dates indicated. The information in the “Average” column represents the average of the exchange rates on the last day of each month during the periods presented.

	Reais per U.S. Dollar
Year	High		Low		Average		Period End
2007	R$	2.156	R$	1.733	R$	1.930	R$	1.771
2008		2.500		1.559		1.834		2.337
2009		2.422		1.702		1.994		1.741
2010		1.881		1.655		1.759		1.666
2011		1.902		1.535		1.671		1.876

	Reais per U.S. Dollar
Month	High		Low
July 2011	R$	1.583	R$	1.535
August 2011		1.633		1.555
September 2011		1.902		1.604
October 2011		1.886		1.689
November 2011		1.894		1.727
December 2011		1.876		1.783
January 2012 (through January 23)		1.868		1.753

Source: Central Bank

PART THREE—RISK FACTORS

You should consider the following risks as well as the other information set forth in this prospectus when evaluating an investment in our company. In general, investing in the securities of issuers in emerging market countries, such as Brazil, involves a higher degree of risk than investing in the securities of issuers in the United States. Additional risks and uncertainties not currently known to us, or those that we currently deem to be immaterial, may also materially and adversely affect our business, results of operations, financial condition and prospects. Any of the following risks could materially affect us. In such case, you may lose all or part of your original investment.

Risks Relating to the Merger

Holders of TNL common shares, preferred shares and ADSs are being offered a fixed number of Brasil Telecom common shares, preferred shares and ADSs, which involves the risk of market fluctuations.

Holders of TNL common shares, preferred shares and ADSs, collectively referred to as TNL securities, will receive a fixed number of Brasil Telecom common shares, preferred shares and ADSs, collectively referred to as Brasil Telecom securities, in the merger, rather than a number of Brasil Telecom securities with a fixed market value. In addition, there is no mechanism to adjust the exchange ratios in the event that the market price of either the Brasil Telecom securities or the TNL securities increases or decreases significantly relative to the other. Consequently, the market values of Brasil Telecom securities, and of the TNL securities at the time of the completion of the merger, may fluctuate significantly from the date of this prospectus and the exchange ratio that has been approved for the merger might not be reflective of current market price ratios of Brasil Telecom securities relative to TNL securities.

On August 26, 2011, the last trading day preceding the date on of which the detailed terms of the merger were first announced, the closing price on the BM&FBOVESPA for Brasil Telecom common shares and preferred shares was R$12.50 and R$11.07, respectively, the market value of 2.3122 Brasil Telecom common shares, the number of Brasil Telecom common shares to be received for each TNL common share in the merger, was R$28.93, and the closing price on the BM&FBOVESPA for TNL common shares was R$21.27. On August 26, 2011, the aggregate market value of 0.1879 Brasil Telecom common shares and 1.9262 Brasil Telecom preferred shares, the number of Brasil Telecom common shares and preferred shares to be received for each TNL preferred share in the merger, was R$23.67, and the closing price on the BM&FBOVESPA for TNL preferred shares was R$19.27.

On August 26, 2011, the closing price on the NYSE for Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs was US$7.59 and US$20.99, respectively, the aggregate market value of 0.1879 Brasil Telecom Common ADSs and 0.6420 Brasil Telecom Preferred ADSs, the number of Brasil Telecom Common ADSs and Preferred ADSs to be received for each TNL ADS in the merger, was US$14.90 and the closing price on the NYSE for TNL ADSs was US$12.21.

The market price of Brasil Telecom securities and TNL securities may be adversely affected by arbitrage activities occurring prior to the completion of the merger.

The market price of Brasil Telecom securities and TNL securities may be adversely affected by arbitrage activities occurring prior to the completion of the merger. These sales, or the prospects of such sales in the future, could adversely affect the market price for, and the ability to sell in the market, Brasil Telecom securities and TNL securities before the merger is completed and Brasil Telecom securities after the merger is completed. Any adverse effect on the market prices of the Brasil Telecom securities or TNL securities, could cause the exchange ratio that has been approved for the merger not to be reflective of current market price ratios of Brasil Telecom securities relative to TNL securities, as discussed above, and could adversely affect the cash value that you will receive for any fractional security to which you otherwise would have been entitled in the merger.

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Your ownership percentage in Brasil Telecom, as the surviving entity in the merger, will be less than the ownership percentage you currently hold in TNL.

Because there are many existing shareholders of Brasil Telecom, and the other steps of the corporate reorganization will result in additional shareholders of Brasil Telecom, your ownership percentage in Brasil Telecom will, as a result of the merger, be less than your existing ownership percentage in TNL. Assuming that none of the holders of shares of TNL, Telemar or Coari exercise withdrawal rights, as a result of the various steps of the corporate reorganization, former shareholders of TNL, other than TmarPart, Valverde and the shareholders of TmarPart, will hold approximately 32.0% of the outstanding capital stock of Brasil Telecom, following the corporate reorganization as compared to 56.4% the total share capital of TNL prior to the corporate reorganization. Similarly, the ownership percentage in Brasil Telecom of existing minority shareholders of Brasil Telecom will be diluted as a result of the issuance of the new Brasil Telecom shares in the corporate reorganization, and the percentage of the outstanding capital stock of Brasil Telecom held by non-controlling shareholders of Brasil Telecom prior to the merger, who will own approximately 50.7% of the outstanding capital stock of Brasil Telecom prior to the corporate reorganization, will decrease to approximately 16.9% following the corporate reorganization.

Brasil Telecom may have actual or potential conflicts of interest relating to the merger.

Brasil Telecom may have actual or potential conflicts of interest because TmarPart, the controlling shareholder of Brasil Telecom and of TNL exercises voting control over the boards of directors of Brasil Telecom and TNL. While the exchange ratios were determined in accordance with all applicable laws and regulations in Brazil, these ratios may be higher or lower than, from the perspective of value to unaffiliated shareholders, those that could be achieved through arm’s length negotiations between unrelated parties.

Brazilian law generally imposes on a board of directors a fiduciary duty to assure that contracts with related parties be on arm’s length terms. Guideline 35 recommends that where a controlling company and its subsidiaries or affiliated companies are involved in a merger, a special committee be established to protect the interests of the non-controlling shareholders and negotiate the terms and conditions for such corporate transaction. Brasil Telecom and TNL have voluntarily elected to follow the recommendations set forth in Guideline 35. Nevertheless, in connection with the merger, Brazilian law does not (1) establish any specific, minimum or maximum exchange ratio, (2) require that the board of directors of Brasil Telecom or TNL formally determine that the terms of the merger as a whole are “fair,” either procedurally or financially, to its non-controlling shareholders, (3) establish any special committee or otherwise alter its corporate governance rules in connection with the merger, or (4) impose any prohibition or limitation on the voting rights of the controlling shareholder.

Under the Brazilian Corporation Law, because the merger involves a controlling and controlled company, we and TNL are required to disclose the ratio of the value of TNL shares and Brasil Telecom shares calculated based on the net worth calculated at market prices (as if the assets of Brasil Telecom and TNL had been sold), based on valuation reports prepared by an independent financial advisor. This exchange ratio is required to be disclosed in order to provide the non-controlling shareholders with a parameter against which to evaluate the proposed merger and to determine whether to dissent from the shareholder vote and exercise withdrawal rights. The applicable exchange ratio calculated based on the criteria of net worth calculated at market prices is 2.307159 Brasil Telecom common shares or preferred shares for each TNL share of the same class. Although this ratio is required under Brazilian law to be determined with respect to both the common and preferred shares of TNL, holders of TNL preferred shares do not have voting or withdrawal rights with respect to the merger. Although holders of Brasil Telecom common shares are entitled to vote with respect to the merger, the holders of these shares will not have withdrawal rights if the merger is approved. The holders of Brasil Telecom preferred shares are not entitled to vote with respect to the merger and will not have withdrawal rights if the merger is approved. See “Part Five—The Merger—Terms of the Merger—The Extraordinary General Shareholders’ Meeting” and “Part Five—The Merger—Terms of the Merger—Withdrawal Rights.”

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Brasil Telecom and TNL have engaged Apsis to conduct valuation analyses for the purpose of appraising the TNL shares. The fees for the valuation reports prepared by Apsis will be paid entirely by Brasil Telecom and TNL. The full text of the Apsis valuation reports are included as exhibits to the registration statement of which this prospectus forms a part. See “Part Five—The Merger—Presentations and Valuation Reports” for a summary description of the Apsis valuation reports.

The exercise of withdrawal rights by holders of TNL common shares could decrease cash balances of Brasil Telecom, as the surviving company in the merger, and otherwise adversely affect its financial condition.

As described in “Part Five—The Merger—Terms of the Merger—Withdrawal Rights,” the holders of TNL common shares that dissent from the merger have the right to withdraw their share capital from TNL and be reimbursed for the value of the common shares for which they were record holders at the close of trading on May 24, 2011, the date of the Relevant Fact that first announced the merger. If holders of a significant number of these shares exercise their withdrawal rights, the requirement to make large cash payments could decrease the cash balances of Brasil Telecom, as the surviving company in the merger, limit its ability to borrow funds or fund capital expenditures or prevent Brasil Telecom from complying with existing contractual obligations. In addition, under the Brazilian Corporation Law, if the management of TNL believes that the total value of the withdrawal rights exercised by its shareholders may put at risk its financial stability, management may, within 10 days after the end of the withdrawal rights period, call an extraordinary general shareholders’ meeting of TNL to either unwind or ratify the merger. Because it and its affiliates hold, directly and indirectly, a majority of the voting shares of TNL, TmarPart would be able to cause the unwinding of the merger at the applicable extraordinary general shareholders’ meeting.

The exercise of withdrawal rights by Telemar shareholders in connection with the split-off and share exchange may negatively affect the financial condition of Brasil Telecom.

As described in “Part Five—The Merger—Background of the Merger—Corporate Reorganization,” Coari and Telemar will enter into the split-off and share exchange as part of the corporate reorganization. Telemar shareholders that dissent from the split-off and share exchange have the right to withdraw their share capital from Telemar and be reimbursed for the value of the Telemar shares for which they were record holders at the close of trading on May 24, 2011, the date of the Relevant Fact that first announced the split-off and share exchange. Telemar shareholders who exercise such withdrawal rights will be entitled to receive R$74.37 per share. The closing sales prices on January 23, 2012 for Telemar common shares, class A preferred shares and class B preferred shares on the BM&FBOVESPA were R$56.89, R$47.93 and R$39.70 respectively. As a result, we expect a significant number of non-affiliated shareholders of Telemar to exercise their withdrawal rights. If all non-affiliated shareholders of Telemar exercised these withdrawal rights, the aggregate amount that Telemar would be required to pay to repurchase the shares of these shareholders would be R$2,493 million. Although the management of Telemar has advised us that it does not expect to propose the unwinding of the split-off and share exchange, under the Brazilian Corporation Law, if the management of Telemar believes that the total value of the withdrawal rights exercised by its shareholders may put at risk its financial stability, management may, within 10 days after the end of the withdrawal rights period, call an extraordinary general shareholders’ meeting of Telemar to either unwind or ratify the split-off and share exchange. If holders of a significant number of these shares exercise their withdrawal rights and the split-off and share exchange is not unwound, the requirement to make large cash payments would decrease the cash balances of Telemar and could limit its ability to borrow funds or fund capital expenditures or prevent it from complying with existing contractual obligations, all of which could negatively affect the financial condition of Brasil Telecom following the corporate reorganization which will result in Telemar becoming a wholly-owned subsidiary of Brasil Telecom.

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The merger may not result in the benefits that Brasil Telecom seeks to achieve, including increased share liquidity.

Brasil Telecom is undertaking the merger because it believes that the merger will provide Brasil Telecom, TNL and their respective shareholders with a number of advantages, including providing shareholders of TNL with securities that Brasil Telecom expects will enjoy greater market liquidity than the securities these shareholders currently hold. However, the merger may not accomplish these objectives. Brasil Telecom cannot predict whether a liquid market for the newly issued Brasil Telecom securities will be maintained. If the merger does not result in increased liquidity for the securities held by shareholders of TNL, you may experience a decrease in your ability to sell your Brasil Telecom securities compared to your ability to sell the TNL securities you currently hold.

The CVM, the Brazilian securities regulator, may suspend, for up to 15 days, the shareholders’ meetings scheduled to approve the merger.

Following the publication by Brasil Telecom and TNL of the notices for the shareholders’ meetings to consider the merger, the CVM will, if requested to do so by a shareholder of Brasil Telecom or TNL, review the terms and conditions of the merger to ensure that the merger complies with applicable provisions of Brazilian law. The CVM may suspend, for up to 15 days, the extraordinary general shareholders’ meetings scheduled to approve the merger in order to analyze the merger and verify that it does not breach applicable laws or regulations. Although Brasil Telecom believes that the proposed merger described in this prospectus is legal and provides equitable treatment to holders of Brasil Telecom and TNL securities, Brasil Telecom cannot predict the outcome of any such analysis of the merger by the CVM.

There is no clear guidance under Brazilian law regarding the income tax consequences to investors resulting from the merger.

We are not aware of any specific legal provision or administrative or judicial court precedent regarding the Brazilian income tax consequences to investors which are not domiciled or resident in Brazil, or non-Brazilian investors, resulting from a merger of one Brazilian company into another Brazilian company. We understand that there are reasonable legal grounds to sustain that the receipt (resulting from the merger), by a non-Brazilian investor, of Brasil Telecom securities should not be subject to income tax pursuant to Brazilian tax law. However, this position may not prevail, in which case Brasil Telecom would be liable to the Brazilian tax authorities for withholding and collecting the income tax levied on the capital gains of the non-Brazilian investors. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations.”

There is no official guidance from the Brazilian tax authorities regarding the applicability of the IOF/Securities Tax with respect to situations such as the merger.

Under Brazilian law, the Tax on Transactions Involving Bonds and Securities, or the IOF/Securities Tax, applies to transactions involving the transfer (cessão) of shares by a Brazilian company with the specific purpose of enabling the issuance of ADSs. Upon such a transfer, the IOF/Securities Tax is levied at the rate of 1.5%, calculated based on the product of (a) the number of shares transferred, multiplied by (b) the closing price for such shares on the date prior to the date of the transfer, or, if no shares were traded on that date, the last available closing price. In the case of public offers, item (b) is calculated based on the share price reached in the bookbuilding process, or the share price provided in the public offer documents, as the case may be. We do not expect that holders receiving Brasil Telecom ADSs will be charged any IOF/Securities Tax at the time of the settlement of the share exchange, because for purposes of the IOF/Securities Tax, there will be no transfer of Brasil Telecom shares with the specific purpose of issuing Brasil Telecom ADSs. However, there is no official guidance confirming our belief that this tax is not due, because the Brazilian legislation governing the levy of the IOF/Securities Tax in connection with the issuance of ADSs is very recent. As a result, there is a risk that the

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Brazilian tax authorities will adopt an interpretation that the IOF/Securities Tax applies to the merger. If such an interpretation is adopted, the Brazilian tax authorities could impose the IOF/Securities Tax on the holders of the TNL ADSs with respect to the deposit in the Brasil Telecom ADS programs of the Brasil Telecom shares received in exchange for the TNL shares represented by the TNL ADSs. If this interpretation is adopted following the deposit of the Brasil Telecom shares in the Brasil Telecom ADS programs and is given retroactive effect, governmental charges, including interest and penalties, could be imposed. If any IOF/Securities Tax is imposed on the deposit of Brasil Telecom shares in connection with the share exchange and the custodian of the Brasil Telecom shares becomes obligated to pay that tax or any penalties or interest, such custodian may assess that tax or other governmental charges against holders of Brasil Telecom ADSs. Under the terms of the deposit agreements under which the Brasil Telecom ADSs are issued, the Brasil Telecom Depositary may refuse to register any transfer of your Brasil Telecom ADSs or allow you to withdraw the deposited Brasil Telecom shares represented by your Brasil Telecom ADSs until such tax or other governmental charges are paid. In addition, the Brasil Telecom Depositary may apply payments owed to you (such as dividends) to payment of that tax or other governmental charges or sell a portion of the deposited Brasil Telecom shares that is sufficient to pay that tax or other governmental charges. In either event, the owner or beneficial owner of the Brasil Telecom ADSs would remain liable for any deficiency. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations.”

As a result of the corporate reorganization, Brasil Telecom will be more leveraged than prior to the corporate reorganization and a significant portion of its cash flow will have to be used to service its obligations.

Upon the completion of the corporate reorganization, Brasil Telecom will assume all of the outstanding consolidated debt of TNL. As of September 30, 2011, TNL had R$27,689 million aggregate principal of outstanding debt on a consolidated basis, of which R$5,688 million was debt of Brasil Telecom. Brasil Telecom will be subject to the risks normally associated with significant amounts of debt, which could have important consequences to you.

Brasil Telecom’s indebtedness could, among other things:

•

require it to use a substantial portion of its cash flow from operations to pay its obligations, thereby reducing the availability of their cash flow to fund working capital, operations, capital expenditures, dividend payments, strategic acquisitions, expansion of their operations and other business activities;

•	increase its vulnerability to general adverse economic and industry conditions;

•	limit, along with financial and other restrictive covenants in its debt instruments, its ability to borrow additional funds or dispose of assets; and

•	place it at a competitive disadvantage compared to its competitors that have less debt.

Brasil Telecom may also need to refinance all or a portion of this debt on or before maturity, and it may not be able to do this on commercially reasonable terms or at all.

Risks Relating to the Brazilian Telecommunications Industry, Our Company and TNL

The fixed-line telecommunication services of our company and TNL face increased competition from mobile services providers, other fixed-line service providers and cable television service providers, which may adversely affect our respective revenues and margins.

Our fixed-line telecommunication services in Region II, and TNL’s fixed-line telecommunication services in Region I and Region II face increasing competition from mobile services as the prices for mobile services decline and approach those of fixed-line services. Based on information available from ANATEL, from December 2007 to December 2010, the number of fixed lines in service in Brazil increased from 39.4 million to

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42.0 million as a result of the increase in the number of fixed lines in service in Region III, while the number of fixed lines in service in Regions I and II declined. We expect (1) the number of fixed lines in service in Regions I and II to continue to stagnate or decline, as certain customers eliminate their fixed-line services in favor of mobile services, and (2) the use of existing fixed lines to decrease as customers substitute calls on mobile phones in place of fixed-line calls as a result of promotional mobile rates (such as free calls within a mobile provider’s network). The rate at which the number of fixed lines in service in Brazil may decline depends on many factors beyond our control, such as economic, social, technological and other developments in Brazil. In addition, new fixed lines that we and TNL install are expected to be less profitable than existing ones because new fixed-line customers generally have lower average incomes than our existing customers, subscribe to lower cost service plans and generate fewer chargeable minutes of usage. Our traditional local fixed-line telecommunication services represented 35.1% and 35.8% of our gross operating revenue for the nine-month period ended September 30, 2011 and the year ended December 31, 2010, respectively, and TNL’s traditional local fixed-line telecommunication services represented 34.2% and 36.3% of its gross operating revenue for the nine-month period ended September 30, 2011 and the year ended December 31, 2010, respectively. Because we derive a significant portion of our net operating revenue from our traditional local fixed-line telecommunication services, a reduction in the number of our fixed-lines in service would negatively affect our net operating revenue and margins.

We and TNL also compete in the market for local fixed-line services with other fixed-line service providers, primarily with Empresa Brasileira de Telecomunicações – Embratel, or Embratel, and GVT S.A., or GVT. In addition to direct competition with TNL for corporate customers in Region I, Embratel competes with TNL and our company for residential customers in Regions I and II with services that it provides using the cable infrastructure of its affiliate, Net Serviços de Comunicação S.A., or Net. Net is a cable television company that is the main competitor of TNL and our company in the broadband services market. Embratel and Net are affiliates of Teléfonos de México S.A.B. de C.V., or Telmex, one of the leading telecommunication service providers in Latin America. Under an agreement entered into between Embratel and Net in November 2005, Net offers integrated voice, broadband and pay television services to the Brazilian residential market through a single network infrastructure. In addition, we and TNL compete in with smaller companies that have been authorized by ANATEL to provide local fixed-line services. Embratel, GVT and Net are each controlled by multinational companies that may have more significant financial and marketing resources, and greater abilities to access capital on a timely basis and on more favorable terms, than our company.

The loss of a significant number of fixed-line customers by TNL or our company would adversely affect our respective net operating revenue and may adversely affect our respective results of operations. In addition, because callers in Brazil placing long-distance calls from their fixed-line telephones generally tend to select the long-distance carrier affiliated with the provider of their fixed-line service, the loss of a significant number of fixed-line customers by TNL or our company may adversely affect our respective revenues from long-distance services and our respective results of operations. For a detailed description of competition in the local fixed-line services markets that we and TNL serve, see “Item 4. Information on the Company—Competition—Local Fixed-Line Services” in the Brasil Telecom Annual Report and the TNL Annual Report.

The mobile services of our company and TNL face strong competition from other mobile services providers, which may adversely affect our respective revenues.

The mobile services market in Brazil is extremely competitive. We face competition in Region II and TNL faces competition in Regions I, II and III from large competitors such as Vivo Participações S.A., or Vivo, Telecom Americas Group, which markets its services under the brand name “Claro,” and TIM Participações S.A., or TIM.

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We had an estimated 14.2% and 15.1% share of the mobile services market in Region II as of September 30, 2011 and December 31, 2010, respectively, based on information regarding the total number of subscribers as of those dates available from ANATEL, while as of those dates, Vivo had estimated market shares of 30.8% and 30.9%, respectively, Claro had estimated market shares of 29.0% and 28.7%, respectively, and TIM had estimated market shares of 25.8% and 25.0%, respectively. In addition, TNL had an estimated 23.3% and 23.8% share of the mobile services market in Region I as of September 30, 2011 and December 31, 2010, respectively, based on information regarding the total number of subscribers as of those dates available from ANATEL, while as of those dates, Vivo had estimated market shares of 27.1% and 26.9%, respectively, Claro had estimated market shares of 22.6% and 22.2%, respectively, and TIM had estimated market shares of 26.6% and 26.2%, respectively. TNL also had an estimated 14.5% and 14.2% share of the mobile services market in Region III, which it entered in October 2008, as of September 30, 2011 and December 31, 2010, respectively, based on information regarding the total number of subscribers as of those dates available from ANATEL, while as of those dates, Vivo had estimated market shares of 33.1% and 34.1%, respectively, Claro had estimated market shares of 27.0% and 28.5%, respectively, and TIM had estimated market shares of 25.2% and 23.1%, respectively. Vivo, TIM and Telecom Americas Group are each controlled by multinational companies that may have more significant financial and marketing resources, and greater abilities to access capital on a timely basis and on more favorable terms, than our company or TNL.

The ability of our company and TNL to generate revenues from our mobile services businesses depends on our respective abilities to increase and retain our customer bases. Each additional customer subscribing to our service entails costs, including sales commissions and marketing costs. Recovering these costs depends on our ability to retain such customers. Therefore, high rates of customer churn could have a material adverse effect on the profitability of our mobile services businesses. Our average customer churn rate in the mobile services segment in Region II, representing the number of subscribers whose service was disconnected during each month, whether voluntarily or involuntarily, divided by the number of subscribers at the beginning of such month, was 5.8% and 4.6% per month during the nine-month period ended September 30, 2011 and the year ended December 31, 2010, respectively. In addition, TNL’s average customer churn rate in the mobile services segment in Region I was 3.5% and 2.9% per month during the nine-month period ended September 30, 2011 and the year ended December 31, 2010, respectively, and 4.6% and 3.6% per month, respectively, in Region III.

We and TNL have experienced increased pressure to reduce our rates in response to pricing competition. This pricing competition often takes the form of special promotional packages, which may include, among other things, mobile handset subsidies, traffic usage promotions and incentives for calls made within a mobile services provider’s own network. Competing with the service plans and promotions offered by our competitors may cause an increase in our respective marketing expenses and customer-acquisition costs, which could adversely affect our respective results of operations. Our inability to compete effectively with these packages could result in our loss of market shares and adversely affect our respective net operating revenue and profitability. For a detailed description of competition in the mobile services markets that we and TNL serve, see “Item 4. Information on the Company—Competition— Mobile Services” in the Brasil Telecom Annual Report and the TNL Annual Report.

The long-distance services of our company and TNL face significant competition, which may adversely affect our respective revenues.

In Brazil, unlike in the United States and elsewhere, a caller chooses its preferred long-distance carrier for each long-distance call, whether originated from a fixed-line telephone or a mobile handset, by dialing such carrier’s long-distance carrier selection code (Código de Seleção de Prestadora). The long-distance services market in Brazil is highly competitive. The principal competitor for long-distance services of our company and TNL is TIM, which in 2010 began aggressively promoting its long-distance services with significant discounts. Historically, the principal competitor for long-distance services of our company and TNL have been Embratel, Telecomunicações de São Paulo S.A., or Telesp (the parent company of Vivo), and TIM. Generally, callers placing long-distance calls in Brazil from their fixed-line telephones tend to select the long-distance carrier

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affiliated with the provider of their fixed-line service. Similarly, callers placing long-distance calls in Brazil from their mobile handsets tend to select the long-distance carrier affiliated with the provider of their mobile or fixed-line service. However, increased competition from long-distance service providers has resulted in pressure on our long-distance rates and adversely affected the revenue from these services of our company and TNL. In addition, aggressive discounting by TIM during 2010 has substantially reduced the market share of our company, TNL and other service providers in the long-distance market. Competition in the long-distance market may require our company and TNL to increase our marketing expenses or provide services at lower rates than those we currently expect to charge for such services. Competition in the domestic long-distance market has had and could continue to have a material adverse effect on our respective revenues and margins. See “Item 4. Information on the Company—Competition—Long-Distance Services” in the Brasil Telecom Annual Report and the TNL Annual Report.

Data transmission services are not subject to significant regulatory restrictions and, as a result, our company and TNL face an increasing amount of competition in this business.

Competition in data transmission services is not subject to significant regulatory restrictions and, therefore, the market is open to a large number of competitors. Some competitors, such as cable operators, offer telephone and broadband services, which do not require them to use the fixed-line networks of our company and TNL, thereby allowing them to reach our customers without paying interconnection fees to our company or TNL.

Increasing competition in data transmission services may lead to rate reductions in this segment, adversely affecting the net operating revenue that we and TNL generate from this business. Additionally, increased competition for data transmission customers may require our company and TNL to increase our marketing expenses and our capital expenditures and may lead to the loss of broadband customers, in each case leading to a decrease in our respective profitability. For a detailed description of competition in the data transmission services markets that we and TNL serve, see “Item 4. Information on the Company—Competition—Data Transmission Services” in the Brasil Telecom Annual Report and the TNL Annual Report.

The telecommunications industry is subject to frequent changes in technology. The ability of our company and TNL to remain competitive depends on our ability to implement new technology, and it is difficult to predict how new technology will affect our respective businesses.

Companies in the telecommunications industry must adapt to rapid and significant technological changes that are usually difficult to anticipate. The mobile telecommunications industry in particular has experienced rapid and significant technological development and frequent improvements in capacity, quality and data-transmission speed. Technological changes may render the equipment, services and technology of our company and TNL obsolete or inefficient, which may adversely affect our respective competitiveness or require our company or TNL to increase our capital expenditures in order to maintain our competitive position. For example, we and TNL made significant investments in the last three years in connection with the implementation of our respective Universal Mobile Telecommunications System services, which we refer to as 3G services. While we and TNL have been upgrading our fixed-line networks with technologically advanced fiber optic cable with a microwave overlay for use in our long-distance services, it is possible that alternative technologies may be developed that are more advanced than those we currently provide. Even if we and TNL adopt new technologies in a timely manner as they are developed, the cost of such technology may exceed the benefit to our company and TNL, and we cannot assure you that we will be able to maintain our levels of competitiveness.

Our industry is highly regulated. Changes in laws and regulations may adversely impact our business.

Our industry is highly regulated by ANATEL. ANATEL regulates, among other things, rates, quality of service and universal service goals, as well as competition among telecommunication service providers. Changes

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in laws and regulations, grants of new concessions, authorizations or licenses or the imposition of additional universal service obligations, among other factors, may adversely affect our business, financial condition and results of operations.

In October 2008, ANATEL published items that were on its regulatory agenda, some of which were expected to be adopted during the following two years. In furtherance of ANATEL’s regulatory agenda:

•

ANATEL has proposed a General Plan on Competition Targets (Plano Geral de Metas de Competição), which contemplates the creation of three entities to manage information about telecommunications networks, act as an intermediary in contracts between telecommunications providers and supervise the offering of wholesale and retail data traffic services. The proposed General Plan on Competition Targets also addresses a variety of other matters, including criteria for the evaluation of telecommunications providers to determine which providers have significant market power, regulations applicable to the wholesale markets for trunk lines, backhaul, access to internet backbone and interconnection services, and regulations related to partial unbundling and/or full unbundling of the local fixed-line networks of the public regime service providers. The General Plan on Competition Targets was submitted for public consultation in July 2011 and the public consultation period ended on October 23, 2011. We expect these new regulations, as they may be modified as a result of ANATEL’s further analysis, to be adopted during the first half of 2012.

•

ANATEL has proposed new regulations under which it would modify the Factor X applicable to the determination of rate increases available to public concessionaires providing fixed-line services. These regulations were submitted for public consultation in July 2011 and the public consultation period ended on September 1, 2011. We expect these new regulations, as they may be modified as a result of ANATEL’s further analysis, to be adopted in 2012.

We cannot predict when regulations regarding these matters will be adopted or whether these regulations will be adopted as proposed. Some of these regulations, if adopted, may have adverse effects on the revenues, costs and expenses, results of operations or financial position of our company and TNL.

We cannot predict whether ANATEL, the Brazilian Ministry of Communications (Ministério das Comunicações) or the Brazilian government will adopt other telecommunications sector policies in the future or the consequences of such policies on our business, the business of TNL and the business of our competitors.

Proposed laws seeking the termination of monthly subscription fees for local fixed-line services may adversely affect the business and financial condition of our company and TNL.

Certain legislative bills seeking to terminate monthly subscription fees charged by local fixed-line service providers have been submitted to the Brazilian Congress and remain pending. In March 2008, a special committee was formed in the Brazilian House of Representatives to discuss the various proposed bills on this issue. As of the date of this prospectus, no action had been taken by the committee.

Monthly subscription fees represented 23.7% and 23.3% of our gross operating revenue during the nine-month period ended September 30, 2011 and the year ended December 31, 2010, respectively. Monthly subscription fees represented 23.4% and 24.0% of TNL’s gross operating revenue during the nine-month period ended September 30, 2011 and the year ended December 31, 2010, respectively. The enactment of legislation terminating the monthly subscription fees would have a material adverse effect on the results of operations of our company and TNL.

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The local fixed-line and domestic long-distance concession agreements of our company and TNL are subject to periodic modifications by ANATEL and expire on December 31, 2025. Our bids for new concessions upon the expiration of our existing concessions may not be successful.

We provide fixed-line telecommunication services in Region II pursuant to concession agreements with the Brazilian government. In addition, TNL provides fixed-line telecommunication services in Region I pursuant to concession agreements with the Brazilian government. Our concession agreements expire on December 31, 2025, and may be amended by the parties every five years prior to the expiration date. In connection with each five-year amendment, ANATEL has the right, following public consultations, to impose new terms and conditions in response to changes in technology, competition in the marketplace and domestic and international economic conditions.

The obligations of our company and TNL under the concession agreements may be subject to revision in connection with each future amendment. We cannot assure you that any future amendments will not impose requirements on our company or TNL that will require us to undertake significant capital expenditures or will not modify the rate-setting procedures applicable to our company and TNL in a manner that will significantly reduce the net operating revenue that we generate from our respective fixed-line businesses. If the amendments to our concession agreements have these effects, the business, financial condition and results of operations of our company and TNL could be materially adversely affected.

The concession agreements of our company and TNL will expire on December 31, 2025. We expect the Brazilian government to offer new concessions in competitive auctions prior to the expiration of our existing concession agreements. We may participate in such auctions, but our existing fixed-line and domestic long-distance concession agreements will not entitle our company or TNL to preferential treatment in these auctions. If we do not secure concessions for our existing service areas in any future auctions, or if such concessions are on less favorable terms than our current concessions, the business, financial condition and results of operations of our company and TNL would be materially adversely affected.

The local fixed-line and domestic long-distance concession agreements of our company and TNL, as well as the authorizations to provide personal mobile services of our company and TNL, contain certain obligations, and our failure to comply with these obligations may result in various fines and penalties imposed on our company and TNL by ANATEL.

The local fixed-line and domestic long-distance concession agreements that our company and TNL have entered into contain terms reflecting the General Plan on Universal Service, the General Plan on Quality Goals (Plano Geral de Metas de Qualidade) and other regulations adopted by ANATEL and implemented in 2006, the terms of which could affect our respective financial condition and results of operations. Our local fixed-line concession agreements also require us to meet certain network expansion, quality of service and modernization obligations in each of the states in Regions II and, in addition, require TNL to meet these obligations in each of the states of Region I. In the event of noncompliance with ANATEL targets in any one of these states, ANATEL can establish a deadline for achieving the targeted level of such service, impose penalties and, in extreme situations, terminate the applicable concession agreement for noncompliance with its quality and universal service obligations. See “Item 4. Information on the Company—Regulation of the Brazilian Telecommunications Industry—Regulation of Fixed-Line Services” in the Brasil Telecom Annual Report and the TNL Annual Report.

On an almost weekly basis, we and TNL receive inquiries from ANATEL requiring information from us on our compliance with the various service obligations imposed on us by our concession agreements. If we or TNL are unable to respond satisfactorily to those inquiries or comply with our service obligations under our concession agreements, ANATEL may commence administrative proceedings in connection with such noncompliance. We and TNL have received numerous notices of the commencement of administrative proceedings from ANATEL, mostly due to our inability to achieve certain targets established in the General Plan

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on Quality Goals and the General Plan on Universal Service, among others. We have recorded provisions in the amount of R$270 million as of September 30, 2011, and TNL has recorded provisions on a consolidated basis in the amount of R$913 million as of that date, in connection with fines sought to be imposed by ANATEL. Additional fines from ANATEL or fines in excess of the provisioned amount could adversely impact our respective financial condition and results of operations. See “Item 4. Information on the Company—Regulation of the Brazilian Telecommunications Industry” in the Brasil Telecom Annual Report and the TNL Annual Report, and “Item 8. Financial Information—Legal Proceedings—Civil Claims—Administrative Proceedings” in the Brasil Telecom Annual Report and the TNL Annual Report.

In addition, the authorizations of our company and TNL to provide personal mobile services contain certain obligations requiring us to meet network scope and quality of service targets. If we or TNL fail to meet these obligations, we may be fined by ANATEL until we are in full compliance with our obligations and, in extreme circumstances, our authorizations could be revoked by ANATEL. See “Item 4. Information on the Company—Regulation of the Brazilian Telecommunications Industry—Regulation of Mobile Services—Obligations of Personal Mobile Services Providers” in the Brasil Telecom Annual Report and the TNL Annual Report.

Our company and TNL may be unable to implement our plans to expand and enhance our existing mobile networks in a timely manner or without unanticipated costs, which could hinder or prevent the successful implementation of our respective business plans and result in revenues and net income being less than expected.

The ability of our company and TNL to achieve our strategic objectives relating to our mobile services depends in large part on the successful, timely and cost-effective implementation of our plans to expand and enhance our mobile networks. Factors that could affect this implementation include:

•	our ability to generate cash flow or to obtain future financing necessary to implement our projects;

•	delays in the delivery of telecommunications equipment by our vendors;

•	the failure of the telecommunications equipment supplied by our vendors to comply with the expected capabilities; and

•	delays resulting from the failure of third-party suppliers or contractors to meet their obligations in a timely and cost-effective manner.

Although we believe that the cost estimates and implementation schedules of our company and TNL are reasonable, we cannot assure you that the actual costs or time required to complete the implementation of these projects will not substantially exceed our current estimates. Any significant cost overrun or delay could hinder or prevent the successful implementation of our respective business plans and result in revenues and net income being less than expected.

We rely on strategic suppliers of equipment, materials and services necessary for our operations and expansion. If these suppliers fail to provide equipment, materials or services to us on a timely basis, we could experience disruptions, which could have an adverse effect on our revenues and results of operations.

Our company and TNL rely on few strategic suppliers of equipment, materials and services, including Nokia Siemens Networks Serviços Ltda., Alcatel-Lucent Brasil S.A., Telemont Engenharia de Telecomunicações S.A., A.R.M. Engenharia Ltda. and Huawei do Brasil Telecomunicações Ltda., to provide us with equipment, materials and services that we need in order to expand and to operate our respective businesses. There are a limited number of suppliers with the capability of providing the mobile network equipment and fixed-line network platforms that our respective operations and expansion plans require or the services that we require to maintain are extensive and geographically widespread networks. In addition, because the supply of mobile network equipment and fixed-line network platforms requires detailed supply planning and this equipment is technologically complex, it

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would be difficult for our company or TNL to replace the suppliers of this equipment. Suppliers of cables that we need to extend and maintain our networks may suffer capacity constraints or difficulties in obtaining the raw materials required to manufacture these cables. As a result, we and TNL are exposed to risks associated with these suppliers, including restrictions of production capacity for equipment and materials, availability of equipment and materials, delays in delivery of equipment, materials or services, and price increases. If these suppliers or vendors fail to provide equipment, materials or service to our company or TNL on a timely basis or otherwise in compliance with the terms of our contracts with these suppliers, we and TNL could experience disruptions or declines in the quality of our services, which could have an adverse effect on our respective revenues and results of operations, and we might be unable to satisfy the requirements contained in our respective concession and authorization agreements.

Our controlling shareholder, TmarPart, has control over TNL and its controlled companies, including our company, and its interests may not be aligned with your interests.

TNL is controlled by TmarPart, which, as of January 23, 2012, held, directly and indirectly, 56.4% of its outstanding voting shares and, at the time of the extraordinary general shareholders’ meetings called to consider the corporate reorganization will directly and indirectly hold 68.3% of its outstanding voting shares. We are controlled by Coari, which, as of that date, held 79.6% of our outstanding voting shares. Coari is controlled by Telemar which, as of that date, held all of Coari’s outstanding voting shares, and Telemar is controlled by TNL, which, as of that date, held 98.0% of Telemar’s outstanding voting shares.

TmarPart’s shareholders are parties to two shareholders’ agreements governing their equity interests in TmarPart. See “Item 7. Major Shareholders and Related Party Transactions—Major Shareholders—TmarPart Shareholders’ Agreements” in the Brasil Telecom Annual Report and the TNL Annual Report. TmarPart is entitled to appoint a majority of the members of the board of directors of our company and TNL, and it has the power to determine the decisions to be taken at our respective shareholders’ meetings on matters of our management that require the prior authorization of our shareholders, including in respect of related party transactions, corporate restructurings and the date of payment of dividends and other capital distributions. The decisions of TmarPart and its controlling shareholders on these matters may be contrary to the expectations or preferences of holders of securities of our company and TNL, including holders of common shares and preferred shares of our company, preferred shares of TNL, the TNL ADSs, the Brasil Telecom Common ADSs and the Brasil Telecom Preferred ADSs.

In order to expand the business of our company or TNL, we may take advantage of the consolidation of the telecommunications industry through the acquisition of other telecommunications companies, which could adversely affect the business, results of operations and financial condition of our company or TNL.

TNL may acquire, and following the completion of the merger, we may acquire other companies in the telecommunications industry as part of our respective growth and convergence strategies. A growth strategy that involves acquisitions may present certain risks to our business, results of operations and financial condition, such as (1) difficulties in capturing synergies in the integration process, causing the anticipated benefits of the acquisition to be more limited than originally expected; (2) costs associated with any unforeseen antitrust restrictions; (3) failure to identify contingencies during the due diligence process; (4) uncertainty in relation to regulatory approval; and (5) distractions from our core businesses to pursue these acquisitions and implement the integration of acquired businesses. If acquisition transactions cause our company or TNL to incur unforeseen costs due to the factors described above, we may have to dedicate more resources than we had originally planned and eventually face substantial losses that would adversely affect the business, results of operations and financial condition of our company or TNL.

Even if we or TNL identify suitable acquisition targets, we may be unable to complete acquisitions or obtain necessary financing to do so on satisfactory terms. Paying for acquisitions could require our company or TNL to

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incur or assume debt and/or contingent liabilities, amortize certain identifiable intangible assets and incur acquisition-related expenses. In addition, we or TNL may be unable to realize all or any of the anticipated benefits from acquisitions or expansion in other related businesses because of operational factors or difficulties in integrating the acquisitions or such other related businesses with our existing businesses, including disparate information technology systems, database systems and business processes.

We and TNL have a substantial amount of existing debt, which could restrict our respective financing and operating flexibility and have other adverse consequences.

As of September 30, 2011, we had total consolidated debt of R$5,688 million and a ratio of total debt to equity of 0.5:1, and TNL had total consolidated debt on a consolidated basis of R$27,689 million and a ratio of total debt to equity of 1.1:1.

We and TNL are subject to certain financial covenants that limit our ability to incur additional debt. The existing level of indebtedness of our company and TNL and the requirements and limitations imposed by our debt instruments could adversely affect our respective financial condition or results of operations. In particular, the terms of some of these debt instruments restrict the ability of our company and TNL, and the ability of our subsidiaries, to:

•	incur additional debt;

•	grant liens;

•	pledge assets;

•	sell or dispose of assets; and

•	make certain acquisitions, mergers and consolidations.

Furthermore, some of the debt instruments of our company and TNL include financial covenants that require us and some our subsidiaries to maintain certain specified financial ratios. Additionally, the instruments governing a substantial portion of our indebtedness contain cross-default or cross-acceleration clauses and the occurrence of an event of default under one of these instruments could trigger an event of default under other indebtedness or enable the creditors under other indebtedness to accelerate that indebtedness.

If our company or TNL were unable to incur additional debt, we may be unable to invest in our respective businesses and make necessary or advisable capital expenditures, which could reduce future net operating revenue and adversely affect our profitability. In addition, cash required to serve our existing indebtedness reduces the amount available to us to make capital expenditures.

If the growth in net operating revenue of our company or TNL slows or declines in a significant manner, for any reason, we may not be able to continue servicing our respective debt. If we are unable to meet our debt service obligations or comply with our debt covenants, we could be forced to renegotiate or refinance our indebtedness, seek additional equity capital or sell assets. We may be unable to obtain financing or sell assets on satisfactory terms, or at all. For more information regarding the debt instruments of our company and TNL and our indebtedness as of December 31, 2010, see “Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources” in the Brasil Telecom Annual Report and the TNL Annual Report, for more information regarding our company’s debt instruments and our indebtedness as of September 30, 2011, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Nine-Month Period Ended September 30, 2011” in the Brasil Telecom Third Quarter Report, and for more information regarding TNL’s debt instruments and our indebtedness as of September 30, 2011, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Nine-Month Period Ended September 30, 2011” in the TNL Third Quarter Report.

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Our company and TNL are subject to numerous legal and administrative proceedings, which could adversely affect our respective businesses, results of operations and financial conditions.

Our company and TNL are subject to numerous legal and administrative proceedings. It is difficult to quantify the potential impact of these legal and administrative proceedings. We classify our risk of loss from legal and administrative proceedings as “probable” or “possible” or “remote.” We make provisions for probable losses but do not make provisions for possible and remote losses. As of September 30, 2011, we had provisioned R$4,516 million for probable losses relating to various tax, labor and civil legal and administrative proceedings against us, and TNL had provisioned R$6,981 million on a consolidated basis for probable losses relating to various tax, labor and civil legal and administrative proceedings against TNL in its consolidated financial statements.

As of September 30, 2011, we had claims against us of R$2,950 million in tax proceedings, R$2,797 million in labor proceedings and R$805 million in civil proceedings with a risk of loss classified as “possible” and for which we had made no provisions, and TNL had claims against it of R$17,834 million on a consolidated basis in tax proceedings, R$3,233 million in labor proceedings and R$1,428 million in civil proceedings with a risk of loss classified as “possible” and for which TNL had made no provisions.

If we or TNL were subject to unfavorable decisions in any legal or administrative proceedings and the losses in those proceedings significantly exceed the amount for which we have provisioned or involve proceedings for which we have made no provision, our respective results of operations and financial conditions may be materially adversely affected. For a more detailed description of these proceedings, see “Item 8. Financial Information—Legal Proceedings” in the Brasil Telecom Annual Report and the TNL Annual Report.

Our company and TNL are subject to potential liabilities relating to our third-party service providers, which could have a material adverse effect on our respective businesses, financial conditions and results of operations.

Our company and TNL are subject to potential liabilities relating to our third-party service providers. Such potential liabilities may involve claims by employees of third-party service providers directly against us as if we were the direct employer of such employees, as well as claims against us for secondary liability for, among other things, occupational hazards, wage parity or overtime pay, in the event that such third-party service providers fail to meet their obligations to their employees. Neither our company nor TNL has recorded any provision for such claims, and significant judgments against us could have a material adverse effect on our respective businesses, financial conditions and results of operations.

Our company and TNL are subject to delinquencies of our respective accounts receivables. If we are unable to limit payment delinquencies by our customers, or if delinquent payments by our customers increase, our respective financial conditions and results of operations could be adversely affected.

The businesses of our company and TNL significantly depend on our customers’ ability to pay their bills and comply with their obligations to us. Our company recorded provisions for doubtful accounts in the amount of R$269 million during the nine-month period ended September 30, 2011 and R$352 million during the year ended December 31, 2010, and TNL recorded provisions for doubtful accounts on a consolidated basis in the amount of R$663 million during the nine-month period ended September 30, 2011 and R$979 million during the year ended December 31, 2010, in each case, primarily due to subscribers’ delinquencies. As a percentage of our gross operating revenue, our provision for doubtful accounts was 2.2% as of September 30, 2011 and 2.0% as of December 31, 2010, and TNL’s provision for doubtful accounts was 1.9% as of September 30, 2011 and 2.1% as of December 31, 2010.

ANATEL regulations prevent our company and TNL from implementing certain policies that could have the effect of reducing delinquency, such as service restrictions or limitations on the types of services provided based

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on a subscriber’s credit record. If we are unable to successfully implement policies to limit subscriber delinquencies or otherwise select our customers based on their credit records, persistent subscriber delinquencies and bad debt will continue to adversely affect our respective operating and financial results.

In addition, if the Brazilian economy declines due to, among other factors, a reduction in the level of economic activity, depreciation of the real, an increase in inflation or an increase in domestic interest rates, a greater portion of our customers may not be able to pay their bills on a timely basis, which would increase our respective provisions for doubtful accounts and adversely affect our financial conditions and results of operations.

The operations of our company and TNL depend on our ability to maintain, upgrade and operate efficiently our respective accounting, billing, customer service, information technology and management information systems and to rely on the systems of other carriers under co-billing agreements.

Sophisticated information and processing systems are vital to the growth of our company and TNL and our ability to monitor costs, render monthly invoices for services, process customer orders, provide customer service and achieve operating efficiencies. We cannot assure you that we will be able to operate successfully and upgrade our respective accounting, information and processing systems or that these systems will continue to perform as expected. Our company and TNL have entered into co-billing agreements with each long-distance telecommunication service provider that is interconnected to our respective networks to include in our invoices the long-distance services rendered by these providers, and they have agreed to include charges owed to us in their invoices. Any failure in our respective accounting, information and processing systems, or any problems with the execution of invoicing and collection services by other carriers with whom we have co-billing agreements, could impair our ability to collect payments from customers and respond satisfactorily to customer needs, which could adversely affect our respective businesses, financial conditions and results of operations.

Improper use of the network of our company or TNL could adversely affect our respective costs and results of operations.

Our company and TNL incur costs associated with the unauthorized and fraudulent use of our respective networks, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud also affects interconnection costs and payments to other carriers for non-billable fraudulent roaming. Improper use of the networks of our company and TNL could also increase our respective selling expenses if we need to increase our provisions for doubtful accounts to reflect amounts we do not believe we can collect for improperly made calls. Any increase in the improper use of our networks in the future could materially adversely affect our respective costs and results of operations.

The operations of our company and TNL are dependent upon our respective networks. A system failure could cause delays or interruptions of service, which could cause us to suffer losses.

Damage to the networks and backup mechanisms of our company or TNL may result in service delays or interruptions and limit our respective abilities to provide customers with reliable service over our networks. Some of the risks to our networks and infrastructure include (1) physical damage to access lines; (2) power surges or outages; (3) software defects; (4) disruptions beyond our control; (5) breaches of security; and (6) natural disasters. The occurrence of any such event could cause interruptions in service or reduce capacity for customers, either of which could reduce our respective gross operating revenue or cause us to incur additional expenses. In addition, the occurrence of any such event may subject our company or TNL to penalties and other sanctions imposed by ANATEL and may adversely affect our respective businesses and results of operations.

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The mobile telecommunications industry and participants in this industry, including our company and TNL, may be harmed by reports suggesting that radio frequency emissions cause health problems and interfere with medical devices.

Media and other entities frequently suggest that the electromagnetic emissions from mobile handsets and base stations may cause health problems. If consumers harbor health-related concerns, they may be discouraged from using mobile handsets. These concerns could have an adverse effect on the mobile telecommunications industry and, possibly, expose mobile services providers to litigation. We cannot assure you that further medical research and studies will refute a link between the electromagnetic emissions of mobile handsets and base stations, including on frequency ranges used by our company and TNL to provide mobile services, and these health concerns. Government authorities could increase regulation on electromagnetic emissions of mobile handsets and base stations, which could have an adverse effect on our respective businesses, financial conditions and results of operations. The expansion of our respective networks may be affected by these perceived risks if we experience problems in finding new sites, which in turn may delay the expansion and may affect the quality of our services. In July 2002, ANATEL enacted regulations that limit emission and exposure for fields with frequencies between 9 kHz and 300 GHz. Although these regulations did not have a material impact on our respective businesses, new laws or regulations regarding electromagnetic emissions and exposure may be adopted that could have an adverse effect on our respective businesses.

Risks Relating to Brazil

The Brazilian government has exercised, and continues to exercise, significant influence over the Brazilian economy. This involvement, as well as Brazilian political and economic conditions, could adversely impact our business, results of operations and financial condition.

Substantially all of our operations and customers are located in Brazil, except for minor services provided outside of Brazil. Accordingly, our financial condition and results of operations are substantially dependent on Brazil’s economy. The Brazilian government frequently intervenes in the Brazilian economy and occasionally makes significant changes in policy and regulations. The Brazilian government’s actions to control inflation and implement macroeconomic policies have often involved increases in interest rates, wage and price controls, currency devaluations, blocking access to bank accounts, imposing capital controls and limits on imports, among other things. We do not have any control over, and are unable to predict, which measures or policies the Brazilian government may adopt in the future. Our business, results of operations and financial condition may be adversely affected by changes in policies or regulations, or by other factors such as:

•	political instability;

•	devaluations and other currency fluctuations;

•	inflation;

•	price instability;

•	interest rates;

•	liquidity of domestic capital and lending markets;

•	energy shortages;

•	exchange controls;

•	changes to the regulatory framework governing our industry;

•	monetary policy;

•	tax policy; and

•	other political, diplomatic, social and economic developments in or affecting Brazil.

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Uncertainty over whether possible changes in policies or rules affecting these or other factors may contribute to economic uncertainties in Brazil and to heightened volatility in the Brazilian securities markets and securities issued abroad by Brazilian issuers. The President of Brazil has considerable power to determine governmental policies and actions that relate to the Brazilian economy and, consequently, affect the operations and financial performance of businesses such as our company. In November 2010, Dilma Rousseff was elected President of Brazil to succeed Luiz Inácio Lula da Silva. Ms. Rousseff’s term began in January 2011. Although we do not believe that Ms. Rousseff will significantly alter the policies followed by her predecessor, we can offer no assurances that the policies that may be implemented by the Brazilian federal or state governments will not adversely affect our business, results of operations and financial condition.

The global economic downturn may adversely affect economic growth in Brazil or limit our access to the financial markets and, therefore, negatively impact our business and financial condition.

The global economic downturn and related instability in the international financial system have had, and may continue to have, a negative effect on economic growth in Brazil. The ongoing global economic downturn has reduced the availability of liquidity and credit to fund the continuation and expansion of industrial business operations worldwide. The recent substantial losses in worldwide equity markets, including in Brazil, could lead to an extended worldwide economic recession or depression. A prolonged slowdown in economic activity in Brazil could reduce demand for some of our services, particularly broadband services if the rate of computer sales in Brazil declines, which would adversely affect our results of operations.

As a result of the global economic downturn, our ability to access the capital markets or the commercial bank lending markets may be severely restricted at a time when we would like, or need, to access such markets, which could have an impact on our flexibility to react to changing economic and business conditions. The global economic downturn could have an impact on the lenders under our existing credit facilities, on our customers or on the ability of our suppliers to meet scheduled deliveries, causing them to fail to meet their obligations to us. If the global economic downturn deepens further, it could have an adverse effect on the demand for our services and our ability to fund our planned growth.

Depreciation of the real may lead to substantial losses on our liabilities denominated in or indexed to foreign currencies.

During the four decades prior to 1999, the Central Bank periodically devalued the Brazilian currency. Throughout this period, the Brazilian government implemented various economic plans and used various exchange rate policies, including sudden devaluations (such as daily and monthly adjustments), exchange controls, dual exchange rate markets and a floating exchange rate system. Since 1999, exchange rates have been set by the market. The exchange rate between the real and the U.S. dollar has varied significantly in recent years. For example, the real/U.S. dollar exchange rate increased from R$1.955 per U.S. dollar on December 31, 2000 to R$3.533 on December 31, 2002. The real appreciated against the U.S. dollar by 11.8% in 2005, 8.7% in 2006 and 17.1% in 2007. In 2008, primarily as a result of the international financial crisis, the real depreciated by 31.9% against the U.S. dollar and prompted foreign investors to remove billions of reais from the BM&FBOVESPA. The real appreciated against the U.S. dollar by 25.5% during 2009 and by 4.3% during 2010. The real depreciated by 11.3% against the U.S. dollar during the nine-month period ended September 30, 2011.

As of September 30, 2011, only R$1 million of our financial indebtedness was denominated in a foreign currency. However, a significant amount of TNL’s financial liabilities are denominated in or indexed to foreign currencies, primarily U.S. dollars, Japanese yen and euros. As of September 30, 2011, R$9,082 million, or 32.8% of TNL’s financial indebtedness was denominated in a foreign currency. When the real depreciates against foreign currencies, TNL incurs losses on its liabilities denominated in or indexed to foreign currencies, such as its U.S. dollar-denominated long-term debt and foreign currency loans, and TNL incurs gains on its monetary assets denominated in or indexed to foreign currencies, as the liabilities and assets are translated into reais. If

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significant depreciation of the real were to occur when the value of such liabilities significantly exceeds the value of such assets, including any financial instruments entered into for hedging purposes, TNL could incur significant losses, even if the value of those assets and liabilities has not changed in their original currency. In addition, a significant depreciation in the real could adversely affect TNL’s ability to meet certain of its payment obligations. A failure to meet TNL’s payment obligations could trigger a default under certain financial covenants in its debt instruments, which could have a material adverse effect on its business and results of operations. Additionally, TNL currently has currency swaps and non-deliverable forwards in place for a portion of its foreign currency debt. If the cost of currency swap instruments increases substantially, TNL may be unable to maintain its hedge positions, resulting in an increased foreign currency exposure which could in turn lead to substantial foreign exchange losses.

In addition, a portion of the capital expenditures of our company and TNL require us to acquire assets at prices denominated in or linked to foreign currencies, some of which are financed by liabilities denominated in foreign currencies, principally the U.S. dollar. We generally do not hedge against these risks. To the extent that the value of the real decreases relative to the U.S. dollar, it becomes more costly for us to purchase these assets, which could adversely affect our business and financial performance.

Depreciation of the real relative to the U.S. dollar could create additional inflationary pressures in Brazil by increasing the price of imported products and requiring recessionary government policies, including tighter monetary policy. On the other hand, appreciation of the real against the U.S. dollar may lead to a deterioration of the country’s current account and balance of payments, as well as to a dampening of export-driven growth.

If Brazil experiences substantial inflation in the future, our margins and our ability to access foreign financial markets may be reduced. Government measures to curb inflation may have adverse effects on the Brazilian economy, the Brazilian securities market and our business and results of operations.

Brazil has, in the past, experienced extremely high rates of inflation, with annual rates of inflation reaching as high as 2,708% in 1993 and 1,093% in 1994. Inflation and some of the Brazilian government’s measures taken in an attempt to curb inflation have had significant negative effects on the Brazilian economy.

Since the introduction of the real in 1994, Brazil’s inflation rate has been substantially lower than in previous periods. However, actions taken in an effort to control inflation, coupled with speculation about possible future governmental actions, have contributed to economic uncertainty in Brazil and heightened volatility in the Brazilian securities market. More recently, Brazil’s rates of inflation, as measured by the General Market Price Index — Internal Availability (Índice Geral de Preços — Disponibilidade Interna), or IGP-DI, published by Fundação Getúlio Vargas, or FGV, were 3.8% in 2006, 7.9% in 2007, 9.1% in 2008, (1.4)% in 2009, 11.3% in 2010 and 7.4% during the 12-month period ended September 30, 2011. According to the Broad Consumer Price Index (Índice Nacional de Preços ao Consumidor Ampliado), or IPCA, published by the Brazilian Institute for Geography and Statistics (Instituto Brasileiro de Geografia e Estatística), or IBGE, the Brazilian consumer price inflation rates were 3.1% in 2006, 4.5% in 2007, 5.9% in 2008, 4.3% in 2009, 5.9% in 2010 and 7.3% during the 12-month period ended September 30, 2011.

If Brazil experiences substantial inflation in the future, our costs may increase and our operating and net margins may decrease. Although ANATEL regulations provide for annual price increases for most of our services, such increases are linked to inflation indices, discounted by increases in our productivity. During periods of rapid increases in inflation, the price increases for our services may not be sufficient to cover our additional costs and we may be adversely affected by the lag in time between the incurrence of increased costs and the receipt of revenues resulting from the annual price increases. Inflationary pressures may also curtail our ability to access foreign financial markets and may lead to further government intervention in the economy, including the introduction of government policies that may adversely affect the overall performance of the Brazilian economy.

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Fluctuations in interest rates could increase the cost of servicing our debt and negatively affect our overall financial performance.

Our financial expenses are affected by changes in the interest rates that apply to our floating rate debt. As of September 30, 2011, we had, among other debt obligations, R$2,088 million of loans and financing and debentures that were subject to the Taxa de Juros de Longo Prazo, or TJLP, a long-term interest rate, R$1,765 million of loans and financing and debentures that were subject to the Interbank Certificate of Deposit (Certificado de Depósito Interbancário), or CDI, rate, an interbank rate, R$518 million of loans and financing that were subject to the IPCA, and R$67 million of loans and financing that were subject to the National Consumer Price Index (Índice Nacional de Preços ao Consumidor), or INPC. As of September 30, 2011, TNL had on a consolidated basis, among other debt obligations, R$8,861 million of loans and financing and debentures that were subject to the CDI rate, R$5,733 million of loans and financing and debentures that were subject to the TJLP, R$1,921 million of loans and financing that were subject to the IPCA, R$3,342 million of loans and financing that were subject to LIBOR, and R$67 million of loans and financing that were subject to the INPC.

The TJLP includes an inflation factor and is determined quarterly by the National Monetary Council (Conselho Monetário Nacional). In particular, the TJLP and the CDI rate have fluctuated significantly in the past in response to the expansion or contraction of the Brazilian economy, inflation, Brazilian government policies and other factors. For example, the CDI increased from 8.55% per annum as of December 31, 2009 to 10.64% per annum as of December 31, 2010. A significant increase in any of these interest rates, particularly the CDI rate, could adversely affect our financial expenses and negatively affect our overall financial performance.

The market value of securities issued by Brazilian companies is influenced by the perception of risk in Brazil and other emerging market countries, which may have a negative effect on the trading price of common shares and preferred shares of Brasil Telecom and Brasil Telecom ADSs and may restrict our access to international capital markets.

Economic and market conditions in other emerging market countries, especially those in Latin America, may influence the market for securities issued by Brazilian companies. Investors’ reactions to developments in these other countries may have an adverse effect on the market value of securities of Brazilian issuers. Adverse economic conditions in other emerging market countries have at times resulted in significant outflows of funds from Brazil. In 2008, certain Brazilian and Mexican companies announced significant losses in connection with currency derivatives as a result of the depreciation of the Mexican peso and the real against the U.S. dollar, respectively. As a result, a number of these companies have suffered financial distress and have sought protection under various bankruptcy regimes. In addition, in October 2008, the Argentine government nationalized the Argentine private pension funds. Crises in other emerging countries or the economic policies of other countries, in particular the United States, may adversely affect investors’ demand for securities issued by Brazilian companies, including common shares and preferred shares of Brasil Telecom and Brasil Telecom ADSs. Any of these factors could adversely affect the market price of common shares and preferred shares of Brasil Telecom and Brasil Telecom ADSs and impede our ability to access the international capital markets and finance our operations in the future on terms acceptable to us or at all.

Restrictions on the movement of capital out of Brazil may impair our ability to service certain debt obligations.

Brazilian law provides that whenever there exists, or there is a serious risk of, a material imbalance in Brazil’s balance of payments, the Brazilian government may impose restrictions for a limited period of time on the remittance to foreign investors of the proceeds of their investments in Brazil as well as on the conversion of the real into foreign currencies. The Brazilian government imposed such a restriction on remittances for approximately six months in 1989 and early 1990. The Brazilian government may in the future restrict companies from paying amounts denominated in foreign currency or require that any such payment be made in

PART THREE—RISK FACTORS

reais. Many factors could affect the likelihood of the Brazilian government imposing such exchange control restrictions, including the extent of Brazil’s foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the size of Brazil’s debt service burden relative to the economy as a whole, and political constraints to which Brazil may be subject. There can be no certainty that the Brazilian government will not take such measures in the future.

Although our foreign-currency denominated debt represented less than 0.1% of our indebtedness on a consolidated basis as of September 30, 2011, TNL’s foreign-currency denominated debt represented 32.8% of its indebtedness on a consolidated basis as of that date. A more restrictive policy could increase the cost of servicing, and thereby reduce TNL’s ability to pay, its foreign currency-denominated debt obligations and other liabilities. If we or TNL fail to make payments under any of these obligations, we will be in default under those obligations, which could reduce our liquidity as well as the market price of our respective shares and ADSs.

In addition, a more restrictive policy could hinder or prevent the Brazilian custodian of the shares underlying Brasil Telecom ADSs or holders who have exchanged Brasil Telecom ADSs for the underlying shares from converting dividends, distributions or the proceeds from any sale of such shares into U.S. dollars and remitting such U.S. dollars abroad. In such an event, the Brazilian custodian for the shares of Brasil Telecom will hold the reais that it cannot convert for the account of holders of Brasil Telecom ADSs who have not been paid. Neither the custodian nor The Bank of New York Mellon, as depositary of our ADS program, or the depositary, will be required to invest the reais or be liable for any interest.

Risks Relating to Our Common Shares and Preferred Shares and Brasil Telecom ADSs

Holders of common shares or preferred shares of Brasil Telecom or Brasil Telecom ADSs may not receive any dividends or interest on shareholders’ equity.

According to our by-laws, we must generally pay our shareholders at least 25% of our annual net income as dividends or interest on shareholders’ equity, as calculated and adjusted under Brazilian GAAP. This adjusted net income may be capitalized, used to absorb losses or otherwise retained as allowed under Brazilian GAAP and may not be available to be paid as dividends or interest on shareholders’ equity. Holders of common shares of Brasil Telecom or Brasil Telecom Common ADSs, may not receive any dividends or interest on shareholders’ equity in any given year due to the dividend preference of the preferred shares of Brasil Telecom. Additionally, the Brazilian Corporation Law allows a publicly traded company like ours to suspend the mandatory distribution of dividends in any particular year if our board of directors informs our shareholders that such distributions would be inadvisable in view of our financial condition or cash availability. Holders of preferred shares of Brasil Telecom or Brasil Telecom Preferred ADSs may not receive any dividends or interest on shareholders’ equity in any given year if our board of directors makes such a determination or if our operations fail to generate net income.

Brasil Telecom preferred shares and Brasil Telecom Preferred ADSs have limited voting rights and are not entitled to vote to approve corporate transactions, including mergers or consolidations of our company with other companies, or the declaration of dividends.

Under the Brazilian Corporation Law and our by-laws, holders of preferred shares of Brasil Telecom and, consequently, Brasil Telecom Preferred ADSs, are not entitled to vote at meetings of our shareholders, except in very limited circumstances. These limited circumstances directly relate to key rights of the holders of preferred shares, such as modifying basic terms of the preferred shares of Brasil Telecom or creating a new class of preferred shares with superior rights. Holders of preferred shares without voting rights are entitled to elect one member and his or her respective alternate to our board of directors and our fiscal council. Holders of preferred

PART THREE—RISK FACTORS

shares of Brasil Telecom and Brasil Telecom Preferred ADSs are not entitled to vote to approve corporate transactions, including mergers or consolidations of our company with other companies, or the declaration of dividends. See “Part Six—Shareholder Rights—Description of Brasil Telecom Capital Stock—Voting Rights.”

Holders of Brasil Telecom ADSs may find it difficult to exercise their voting rights at our shareholders’ meetings.

Under Brazilian law, only shareholders registered as such in our corporate books may attend our shareholders’ meetings. All common shares and preferred shares underlying Brasil Telecom ADSs are registered in the name of the depositary. Holders of Brasil Telecom ADSs may exercise the voting rights with respect to common shares of Brasil Telecom and the limited voting rights with respect to preferred shares of Brasil Telecom represented by Brasil Telecom ADSs only in accordance with the deposit agreements relating to Brasil Telecom ADSs. There are practical limitations upon the ability of the ADS holders to exercise their voting rights due to the additional steps involved in communicating with ADS holders. For example, we are required to publish a notice of our shareholders’ meetings in certain newspapers in Brazil. To the extent that holders of common shares or preferred shares of our company are entitled to vote at a shareholders’ meeting, they will be able to exercise their voting rights by attending the meeting in person or voting by proxy. By contrast, holders of the ADSs will receive notice of a shareholders’ meeting by mail from the depositary following our notice to the depositary requesting the depositary to inform ADS holders of the shareholders’ meeting. To exercise their voting rights, ADS holders must instruct the depositary on a timely basis. This noticed voting process will take longer for holders of Brasil Telecom ADSs than for holders of common shares or preferred shares of Brasil Telecom. If the depositary fails to receive timely voting instructions for all or part of Brasil Telecom ADSs, the depositary will assume that the holders of those ADSs are instructing it to give a discretionary proxy to a person designated by us to vote their ADSs, except in limited circumstances.

In the circumstances in which holders of Brasil Telecom ADSs have voting rights, they may not receive the voting materials in time to instruct the depositary to vote common shares or preferred shares of Brasil Telecom underlying their ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions of the holders of Brasil Telecom ADSs or for the manner of carrying out those voting instructions. Accordingly, holders of Brasil Telecom ADSs may not be able to exercise voting rights, and they will have no recourse if the common shares or preferred shares underlying their ADSs are not voted as requested.

Holders of common shares or preferred shares of Brasil Telecom or Brasil Telecom ADSs in the United States may not be entitled to the same preemptive rights as Brazilian shareholders have, pursuant to Brazilian legislation, in the subscription of shares resulting from capital increases made by us.

Under Brazilian law, if we issue new shares in exchange for cash or assets as part of a capital increase, subject to certain exceptions, we must grant our shareholders preemptive rights at the time of the subscription of shares, corresponding to their respective interest in the share capital of Brasil Telecom, allowing them to maintain their existing shareholding percentage. We may not legally be permitted to allow holders of common shares or preferred shares of Brasil Telecom or Brasil Telecom ADSs in the United States to exercise any preemptive rights in any future capital increase unless (1) we file a registration statement for an offering of shares resulting from the capital increase with the U.S. Securities and Exchange Commission, or SEC, or (2) the offering of shares resulting from the capital increase qualifies for an exemption from the registration requirements of the Securities Act. At the time of any future capital increase, we will evaluate the costs and potential liabilities associated with filing a registration statement for an offering of shares with the SEC and any other factors that we consider important in determining whether to file such a registration statement. We cannot assure the holders of common shares or preferred shares of Brasil Telecom or Brasil Telecom ADSs in the United States that we will file a registration statement with the SEC to allow them to participate in any of our capital increases. As a result, the equity interest of such holders in our company may be diluted.

PART THREE—RISK FACTORS

If holders of Brasil Telecom ADSs exchange them for common shares or preferred shares, they may risk temporarily losing, or being limited in, the ability to remit foreign currency abroad and certain Brazilian tax advantages.

The Brazilian custodian for the common shares and preferred shares underlying Brasil Telecom ADSs must obtain an electronic registration number with the Central Bank to allow the depositary to remit U.S. dollars abroad. ADS holders benefit from the electronic certificate of foreign capital registration from the Central Bank obtained by the custodian for the depositary, which permits it to convert dividends and other distributions with respect to the common shares or preferred shares into U.S. dollars and remit the proceeds of such conversion abroad. If holders of Brasil Telecom ADSs decide to exchange them for the underlying common shares or preferred shares, they will only be entitled to rely on the custodian’s certificate of registration with the Central Bank for five business days after the date of the exchange. Thereafter, they will be unable to remit U.S. dollars abroad unless they obtain a new electronic certificate of foreign capital registration in connection with the common shares or preferred shares, which may result in expenses and may cause delays in receiving distributions. See “Part Six—Shareholder Rights—Exchange Controls.”

Also, if holders of Brasil Telecom ADSs that exchange Brasil Telecom ADSs for common shares or preferred shares of Brasil Telecom do not qualify under the foreign investment regulations, they will generally be subject to less favorable tax treatment of dividends and distribution on, and the proceeds from any sale of, common shares or preferred shares of Brasil Telecom. See “Part Six—Shareholder Rights—Exchange Controls” and “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations.”

Holders of Brasil Telecom ADSs may face difficulties in protecting their interests because, as a Brazilian company, we are subject to different corporate rules and regulations and our shareholders may have fewer and less well-defined rights.

Holders of Brasil Telecom ADSs are not direct shareholders of our company and are unable to enforce the rights of shareholders under our by-laws and the Brazilian Corporation Law.

Our corporate affairs are governed by our by-laws and the Brazilian Corporation Law, which differ from the legal principles that would apply if we were incorporated in a jurisdiction in the United States, such as the State of Delaware or New York, or elsewhere outside Brazil. Even if a holder of Brasil Telecom ADSs surrenders its ADSs and becomes a direct shareholder, its rights as a holder of common shares or preferred shares of Brasil Telecom under the Brazilian Corporation Law to protect its interests relative to actions by our board of directors may be fewer and less well-defined than under the laws of those other jurisdictions.

Although insider trading and price manipulation are crimes under Brazilian law, the Brazilian securities markets are not as highly regulated and supervised as the U.S. securities markets or the markets in some other jurisdictions. In addition, rules and policies against self-dealing or for preserving shareholder interests may be less well-defined and enforced in Brazil than in the United States and certain other countries, which may put holders of common shares or preferred shares of Brasil Telecom or Brasil Telecom ADSs at a potential disadvantage. Corporate disclosures also may be less complete or informative than those of a public company in the United States or in certain other countries.

PART THREE—RISK FACTORS

We are exempt from some of the corporate governance requirements of the New York Stock Exchange.

We are a foreign private issuer, as defined by the SEC for purposes of the Exchange Act. As a result, for so long as we remain a foreign private issuer, we will be exempt from, and you will not be provided with the benefits of, some of the corporate governance requirements of The New York Stock Exchange, or the NYSE. We are permitted to follow practice in Brazil in lieu of the provisions of the NYSE’s corporate governance rules, except that:

•	we are required to have an audit committee that satisfies the requirements of Rule 10A-3 under the Exchange Act;

•	we are required to disclose any significant ways in which our corporate governance practices differ from those followed by domestic companies under NYSE listing standards;

•

our chief executive officer is obligated to promptly notify the NYSE in writing after any of our executive officers becomes aware of any non-compliance with any applicable provisions of the NYSE corporate governance rules; and

•

we must submit an executed written affirmation annually to the NYSE. In addition, we must submit an interim written affirmation as and when required by the interim written affirmation form specified by the NYSE.

The standards applicable to us are considerably different than the standards applied to U.S. domestic issuers. Although Rule 10A-3 under the Exchange Act generally requires that a listed company have an audit committee of its board of directors composed solely of independent directors, as a foreign private issuer, we are relying on a general exemption from this requirement that is available to us as a result of the features of Brazilian law applicable to our fiscal council. In addition, we are not required to, among other things:

•	have a majority of the board be independent;

•	have a compensation committee or a nominating or corporate governance committee of our board of directors;

•	have regularly scheduled executive sessions with only non-management directors; or

•	have at least one executive session of solely independent directors each year.

We intend to rely on some or all of these exemptions. As a result, you will not be provided with the benefits of certain corporate governance requirements of the NYSE.

Holders of Brasil Telecom ADSs may face difficulties in serving process on or enforcing judgments against us and other persons.

We are organized under the laws of Brazil, and all of the members of our board of directors, our executive officers and some of the experts named in this prospectus reside in Brazil or elsewhere outside the United States. The vast majority of our assets are located outside the United States and all or a substantial portion of the assets of these other persons may be located outside the United States.

As a result, it may not be possible for holders of Brasil Telecom ADSs to effect service of process upon us or these other persons within the United States or other jurisdictions outside Brazil or to enforce against us or these other persons judgments obtained in the United States or other jurisdictions outside Brazil. In addition, because substantially all of our assets and all of our directors and officers reside outside the United States, any judgment obtained in the United States against us or any of our directors or officers may not be collectible within the United States. Because judgments of U.S. courts for civil liabilities based upon the U.S. federal securities

PART THREE—RISK FACTORS

laws may only be enforced in Brazil if certain conditions are met, holders may face greater difficulties in protecting their interests in the case of actions by us or our board of directors or executive officers than would shareholders of a U.S. corporation.

Brazilian tax laws may have an adverse impact on the taxes applicable to the disposition of common shares and preferred shares of Brasil Telecom and Brasil Telecom ADSs.

According to Law No. 10,833, enacted on December 29, 2003, if a nonresident of Brazil disposes of assets located in Brazil, the transaction will be subject to taxation in Brazil, even if such disposition occurs outside Brazil or if such disposition is made to another nonresident. Dispositions of Brasil Telecom ADSs between nonresidents, however, are currently not subject to taxation in Brazil. Nevertheless, in the event that the concept of “disposition of assets” is interpreted to include the disposition between nonresidents of assets located outside Brazil, this tax law could result in the imposition of withholding taxes in the event of a disposition of Brasil Telecom ADSs made between nonresidents of Brazil. Due to the fact that as of the date of this prospectus Law No. 10,833/2003 has no judicial guidance as to its application, we are unable to predict whether an interpretation applying such tax laws to dispositions of Brasil Telecom ADSs between nonresidents could ultimately prevail in Brazilian courts. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations.”

The relative volatility and illiquidity of the Brazilian securities markets may adversely affect holders of common shares and preferred shares of Brasil Telecom and Brasil Telecom ADSs.

The Brazilian securities markets are substantially smaller, less liquid and more volatile than major securities markets in the United States. The BM&FBOVESPA, which is the principal Brazilian stock exchange, had a market capitalization of R$2,546 billion (US$1,528 billion) as of December 31, 2010 and an average daily trading volume of R$5.0 billion (US$3.0 billion) for 2010. In comparison, aggregate market capitalization of the companies (including U.S. and non-U.S. companies) listed on the NYSE was US$14.7 trillion as of December 31, 2010 and the NYSE recorded an average daily trading volume of US$70.9 billion for 2010. There is also significantly greater concentration in the Brazilian securities markets. The ten largest companies in terms of market capitalization represented approximately 56% of the aggregate market capitalization of the BM&FBOVESPA as of December 31, 2010. The ten most widely traded stocks in terms of trading volume accounted for approximately 53% of all shares traded on the BM&FBOVESPA in 2010. These market characteristics may substantially limit the ability of holders of Brasil Telecom ADSs to sell the preferred shares underlying Brasil Telecom ADSs at a price and at a time when they wish to do so and, as a result, could negatively impact the market price of Brasil Telecom ADSs themselves.

The imposition of IOF taxes may indirectly influence the price and volatility of Brasil Telecom ADSs, common shares and preferred shares.

Brazilian law imposes the Tax on Foreign Exchange Transactions, or the IOF/Exchange Tax, on the conversion of reais into foreign currency and on the conversion of foreign currency into reais. Brazilian law also imposes the Tax on Transactions Involving Bonds and Securities, or the IOF/Securities Tax, due on transactions involving bonds and securities, including those carried out on a Brazilian stock exchange.

In October 2009, the Brazilian government imposed the IOF/Exchange Tax at a rate of 2.0% in connection with inflows of funds related to investments carried out by non-Brazilian investors in the Brazilian financial and capital markets with the objective of slowing the pace of speculative inflows of foreign capital into the Brazilian market and the appreciation of the real against the U.S. dollar. The rate of the IOF/Exchange Tax generally applicable to foreign investments in the Brazilian financial and capital markets was later increased to 6.0%. In December 2011, the rate of the IOF/Exchange Tax applicable to several types of investments was reduced back to zero percent, although the general rate of 6.0% still applies. In November 2009, the Brazilian government also

PART THREE—RISK FACTORS

established that the rate of the IOF/Securities Tax applicable to the transfer of shares with the specific purpose of enabling the issuance of ADSs would be 1.5% with the objective of correcting an asymmetry created by the imposition of the IOF/Exchange Tax. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations.”

The imposition of these taxes may discourage foreign investment in shares of Brazilian companies, including our company, due to higher transaction costs, and may negatively impact the price and volatility of Brasil Telecom ADSs, common shares and preferred shares on the NYSE and the BM&FBOVESPA.

Cautionary Statement Concerning Forward-Looking Statements

This prospectus contains forward-looking statements. Some of the matters discussed concerning our business operations and financial performance include forward-looking statements within the meaning of the Securities Act or the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these forward-looking statements are based upon reasonable assumptions, these statements are subject to several risks and uncertainties and are made in light of information currently available to us.

Our forward-looking statements may be influenced by factors, including the following:

•	competition in the Brazilian telecommunications sector;

•	our management’s current expectations and estimates concerning our future financial performance, financing plans and programs;

•

the Brazilian government’s telecommunications policies that affect the telecommunications industry and our business in general, including issues relating to the remuneration for the use of our network, and changes in or developments of ANATEL regulations applicable to us;

•	the cost and availability of financing;

•	the general level of demand for, and changes in the market prices of, our services;

•	our ability to implement our corporate strategies in order to increase our average revenue per user;

•	political, regulatory and economic conditions in Brazil and the specific Brazilian states in which we operate;

•	inflation and fluctuations in exchange rates;

•	legal and administrative proceedings to which we are or become a party; and

•	other factors identified or discussed under “Part Three—Risk Factors” of this prospectus.

Our forward-looking statements are not guarantees of future performance, and our actual results or other developments may differ materially from the expectations expressed in the forward-looking statements. As for forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections. Because of these uncertainties, potential investors should not rely on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

PART FOUR—RECENT DEVELOPMENTS

Developments in 2011 and 2012 Relating to Brasil Telecom and TNL

Portugal Telecom Alliance

On March 28, 2011:

•

Bratel Brasil S.A., or Bratel, a wholly-owned indirect subsidiary of Portugal Telecom SGPS S.A., or Portugal Telecom, purchased an aggregate of 261,631,051 common shares of TmarPart, representing 9.6% of the outstanding common shares of TmarPart, from BNDES Participações S.A., or BNDESPar, PREVI—Caixa de Previdência dos Funcionários do Banco do Brasil, or PREVI, PETROS – Fundação Petrobrás de Seguridade Social, or PETROS, and FUNCEF – Fundação dos Economiários Federais, or FUNCEF.

•

TmarPart conducted a capital increase in which it issued 186,664,449 common shares, in which (1) Bratel purchased an aggregate of 91,225,537 common shares of TmarPart, representing 3.1% of the outstanding common shares of TmarPart, (2) AG Telecom Participações S.A., or AG Telecom, and its subsidiary Luxemburgo Participações S.A. purchased an aggregate of 36,784,491 common shares of TmarPart, representing 1.3% of the outstanding common shares of TmarPart, (3) LF Tel S.A., or LF Tel, purchased an aggregate of 36,784,491 common shares of TmarPart, representing 1.3% of the outstanding common shares of TmarPart, and (4) Fundação Atlântico de Seguridade Social, or FASS, purchased an aggregate of 21,869,930 common shares of TmarPart, representing 0.7% of the outstanding common shares of TmarPart.

•

TNL conducted a capital increase in which it issued 56,417,086 common shares at an issue price of R$38.5462 per share and 28,409,175 preferred shares at an issue price of R$28.2634 per share. The aggregate proceeds to TNL from this capital increase were R$2,978 million. In this capital increase, TmarPart and its wholly-owned subsidiary Valverde Participações S.A. purchased 35,309,502 common shares of TNL and Bratel purchased an aggregate of 20,752,270 common shares of TNL and 28,298,549 preferred shares of TNL.

•

Telemar conducted a capital increase in which it issued 46,969,121 common shares at an issue price of R$63.7038 per share and 58,696,856 class A preferred shares at an issue price of R$50.7010 per share. The aggregate proceeds to Telemar from this capital increase were R$5,969 million, of which R$2,978 million represented the purchase price for the shares of Telemar subscribed to by TNL. In this capital increase, TNL purchased 46,743,149 common shares of Telemar and Bratel purchased an aggregate of 32,475,534 class A preferred shares of Telemar.

Upon the completion of these transactions, certain amendments to the shareholders’ agreements governing the rights of the shareholders of TmarPart that had been entered into on January 25, 2011 became effective. For more information regarding these shareholders’ agreements as amended, see “Item 7. Major Shareholders and Related Party Transactions—Major Shareholders—TmarPart Shareholders’ Agreements” in the TNL Annual Report.

The objective of the Portugal Telecom Alliance is to develop a global telecommunications platform that will allow for cooperation in diverse areas, aiming, among other things, to share best practices, achieve economies of scale, implement research and development initiatives, develop technologies, expand the parties’ international presence, particularly in Latin America and Africa, diversify services, maximize synergies and reduce costs, seeking always to offer better services and care to customers of both groups and to create value for their shareholders.

TNL intends to use the proceeds from its capital increase and Telemar’s capital increase to purchase up to 10% of the outstanding shares of Portugal Telecom, to reduce its net debt, to facilitate its operational

PART FOUR—RECENT DEVELOPMENTS

development, and to pursue market opportunities outside of Brazil. As of January 23, 2012, Telemar has purchased 64,557,566 shares of Portugal Telecom, representing 7.2% of its outstanding shares, for an aggregate purchase price of R$1,207 million in transactions carried out through brokers that it has engaged for this purpose. In addition, Telemar has used a portion of its capital increase to prepay R$2,000 million aggregate principal amount borrowed under an unsecured line of credit in November 2009.

In October 2010, ANATEL approved the Portugal Telecom Alliance without conditions, other than a requirement that we pay some pending administrative fines, amounting to approximately R$228 million, regardless of the procedural posture of the proceedings which we had instituted to contest these fines. TNL sought and has been granted injunctive relief which has permitted TNL to make judicial deposits of these amounts while preserving its rights to contest these fines. ANATEL has appealed these injunctions, which appeals remain pending.

Under Brazilian antitrust regulations, ANATEL will submit the Portugal Telecom Alliance to CADE for final approval. Brazilian law permitted TNL to consummate this transaction prior to receiving the final approval from CADE. CADE will determine whether this transaction negatively impacts competitive conditions in the markets in which TNL competes or adversely affects consumers in these markets.

Management Changes

On May 26, 2011, the board of directors of Brasil Telecom elected Maxim Medvedovsky and Tarso Rebello Dias to serve on the board of executive officers of Brasil Telecom to replace João Francisco da Silveira Neto who resigned as a member of the board of executive officers of Brasil Telecom on April 15, 2011 and Marco Norci Schroeder, who resigned as a member of the board of executive officers of Brasil Telecom on May 26, 2011.

On June 30, 2011, Luiz Eduardo Falco Pires Corrêa resigned as chief executive officer of TNL and Brasil Telecom and the boards of directors of TNL and Brasil Telecom elected José Mauro Mettrau Carneiro da Cunha to serve as interim chief executive officer. On August 1, 2011 the boards of directors of TNL and Brasil Telecom elected Francisco Tosta Valim Filho as chief executive officer of TNL and Brasil Telecom.

On July 4, 2011, Francisco Aurélio Sampaio Santiago resigned as a member of the board of directors of Brasil Telecom and was succeeded by his alternate, Julio César Fonseca, and resigned as an executive officer of TNL. As of the date of this prospectus, the board of directors of TNL has not elected a replacement executive officer of TNL.

On August 25, 2011, Otávio Marques de Azevedo resigned as a member of the board of directors of TNL and Lucio Otávio Ferreira resigned as an alternate member of the board of directors of TNL. On that date, the board of directors of TNL elected Armando Galhardo Nunes Guerra Junior as a member of the board of directors of TNL and Paulo Márcio de Oliveira Monteiro as an alternate member of the board of directors of TNL.

On September 29, 2011, Ricardo Antônio Mello Castanheira resigned as an alternate member of the board of directors of TNL. On that date, the board of directors of TNL elected Carlos Fernando Horta Bretas as an alternate member of the board of directors of TNL.

On December 14, 2011, Maxim Medvedovsky resigned as a member of the board of executive officers of both TNL and Brasil Telecom and as an alternate member of the board of directors of Brasil Telecom. As of the date of this prospectus, neither the board of directors of TNL or Brasil Telecom have elected a replacement executive officer.

PART FOUR—RECENT DEVELOPMENTS

Amendments to Concession Agreements

Amendments to Local Fixed-Line Concession Agreements

On June 30, 2011, Brasil Telecom and Telemar each entered into a concession agreement with ANATEL that governs its respective concessions to provide fixed-line services. These concession agreements consolidated Brasil Telecom’s previously existing concession agreements for the Federal District and each of the states of Region II in a single concession agreement and consolidated Telemar’s previously existing concession agreements for each of the states of Region I in a single concession agreement. In addition to the terms of the existing obligations of Brasil Telecom and Telemar under their previously existing local fixed-line concession agreements, the new concession agreements:

•

remove the restrictions that had been in the local fixed-line concession agreements of Brasil Telecom and Telemar which had prohibited them from offering subscription television services, such as IP TV, over their fixed-line networks;

•

expand the scope of revenue generating activities that Brasil Telecom and Telemar must use to calculate the biannual fees owed by them in connection with their concession agreements, while allowing them to apply the amount of such fees to finance the expanded service obligations created by the amended General Plan on Universal Service in lieu of making payment to ANATEL;

•	requires Brasil Telecom and Telemar to implement electronic billing systems;

•	establishes new conditions under which ANATEL may access information from Brasil Telecom and Telemar;

•	removes the grace period during which Brasil Telecom and Telemar could repair systemic service interruptions without incurring fines; and

•	requires Brasil Telecom and Telemar to rescind their contracts if ANATEL determines they are contrary to any rules or regulations, economic order or public interest.

See “Item 4. Information on the Company—Concessions, Authorizations and Licenses—Fixed-Line Services Concession Agreements” in the Brasil Telecom Annual Report and the TNL Annual Report for more information about the existing obligations of Brasil Telecom and Telemar under their local fixed-line concession agreements.

Amendments to Domestic Long-Distance Concession Agreements

On June 30, 2011, Brasil Telecom and Telemar each entered into a concession agreement with ANATEL that governs its respective concessions to provide domestic long-distance services. These concession agreements consolidated Brasil Telecom’s previously existing concession agreements for the Federal District and each of the states of Region II in a single concession agreement and consolidated Telemar’s previously existing concession agreements for each of the states of Region I in a single concession agreement. In addition to the terms of the existing obligations of Brasil Telecom and Telemar under their previously existing domestic long-distance concession agreements, the new concession agreements:

•	expand the scope of revenue generating activities that Brasil Telecom and Telemar must use to calculate the biannual fees owed by them in connection with their concession agreements;

•	requires Brasil Telecom and Telemar to implement an electronic billing systems;

•	establishes new conditions under which ANATEL may access information from Brasil Telecom and Telemar;

•	removes the grace period during which Brasil Telecom and Telemar could repair systemic service interruptions without incurring fines; and

PART FOUR—RECENT DEVELOPMENTS

•	requires Brasil Telecom and Telemar to rescind their contracts if ANATEL determines they are contrary to any rules or regulations, economic order or public interest.

See “Item 4. Information on the Company—Concessions, Authorizations and Licenses— Domestic Long-Distance Services Concession Agreements” in the Brasil Telecom Annual Report and the TNL Annual Report for more information about the existing obligations of Brasil Telecom and Telemar under their domestic long-distance concession agreements.

Term of Commitment (Termo de Compromisso)

On June 30, 2011, TNL entered into a Term of Commitment (Termo de Compromisso) with ANATEL and the Ministry of Communications to formalize the voluntary commitment of Brasil Telecom and Telemar to adhere to the terms of the National Broadband Plan (Programa Nacional de Banda Larga), created in May 2010 by Executive Decree No. 7,175/10 with the goal to make broadband access available at low cost, regardless of technology, throughout Brazil. Pursuant to the Term of Commitment, Brasil Telecom and Telemar are required to offer (1) broadband services with minimum upload and download capabilities to retail customers in certain sectors of Region I and II for a maximum price of R$35 per month (or R$29.90 in ICMS-exempt states), plus fees, and (2) access to the broadband infrastructure of Brasil Telecom and Telemar to certain wholesale customers, including small businesses and municipalities, in certain sectors of Region I and II for a maximum price of R$1,253 per 2 Mbps per month and a one-time installation fee, while observing all quality standards under ANATEL regulations. Both retail and wholesale services are subject to certain network capacity limits and need only be provided at the demand of the customer. The services provided under the Term of Commitment may be implemented gradually, beginning in November 2011, although Brasil Telecom and Telemar are obligated to make services available to 100% of eligible retail and wholesale customers by December 31, 2014 and June 30, 2013, respectively. The Term of Commitment also requires that Brasil Telecom and Telemar:

•

provide one public internet access point for the first 20,000 inhabitants and one additional access point for each subsequent 10,000 inhabitants, with a limit of six access points, at a speed of 2 Mbps, in each municipality that has only satellite service, free of charge and upon demand of such municipality;

•

adequately advertise the services contemplated by the Term of Commitment and present to the Ministry of Communications semi-annual reports detailing the marketing efforts of Brasil Telecom and Telemar; and

•	make its best efforts to offer broadband services to retail customers at speeds of up to 5 Mbps, reaching the largest possible number of municipalities by 2015.

The Term of Commitment will expire on December 31, 2016.

Introduction of “Oi Fixo ilimitado” Plans

In February 2011, Brasil Telecom and Telemar introduced our “Oi Fixo ilimitado” plans in an effort to combat the migration of our fixed-line users to mobile subscriptions of other mobile service providers. Under these plans, Brasil Telecom and Telemar offer unlimited local fixed-to-fixed calls and offer our subscribers the option of choosing an increased number of local fixed-to-mobile minutes for calls to the mobile customers of Brasil Telecom and Telemar and an increased number of fixed-to-fixed long distance minutes than are available under the other alternative plans of Brasil Telecom and Telemar at similar prices. In September 2011, we modified these plans and no longer offer an increased number of local fixed-to-mobile minutes.

PART FOUR—RECENT DEVELOPMENTS

Financial Transactions

Incurrence of Long-Term Debt

Export Credit Facility Agreement with Cisco Systems Capital

In March 2011, Telemar entered into an export credit facility agreement with Cisco Systems Capital, or Cisco, under which Cisco agreed to disburse loans in the aggregate principal amount of up to US$100 million. A disbursement of US$46 million under this export credit facility was received in May 2011. The proceeds of this export credit facility have been and will be used to fund equipment purchases related to our capital expenditures on our fixed-line and mobile telecommunications infrastructure. Loans under this export credit facility bear interest at the rate of 3.5% per annum. Interest on each of these loans is payable semi-annually in arrears through maturity in May 2018. The outstanding principal amount of these loans is payable in 13 semi-annual installments commencing in May 2012.

Issuance of Non-Convertible Debentures by TNL

In May 2011, TNL issued non-convertible debentures in an offering made in Brazil. The aggregate principal amount of the debentures was R$1,500 million. These debentures mature in May 2012 and bear interest at a rate of the CDI rate plus 0.65% per annum. We used the net proceeds of this offering for general corporate purposes and to repay promissory notes that had been issued in February 2011 to refinance its debenture due February 2011.

Disbursements under Credit Facility with FINNVERA

In August 2009, Telemar entered into an export credit facility agreement with Finnish Export Credit Ltd., or FINNVERA, under which FINNVERA agreed to disburse loans in the aggregate principal amount of up to US$500 million. FINNVERA made additional disbursements of US$74 million and US$97 million under this export credit facility in February 2011 and June 2011, respectively.

Disbursement under Credit Facility with China Development Bank

In October 2009, Telemar entered into a credit facility agreement with China Development Bank under which China Development Bank agreed to disburse loans in the aggregate principal amount of up to US$500 million. In January 2011, China Development Bank made an additional disbursement of US$98 million under this export credit facility.

Disbursement under Credit Facility with Crédit Agricole Corporate and Investment Bank

In April 2010, Telemar entered into an export credit facility agreement with Crédit Agricole Corporate and Investment Bank, or Credit Agricole, as lender and facility agent, under which Crédit Agricole agreed to disburse loans in the aggregate principal amount of up to US$220 million, in two tranches of US$110 million each. Crédit Agricole made an additional disbursement under the first tranche of this export credit facility of US$31 million in February 2011, and made a disbursement under the second tranche of this export credit facility of US$55 million in May 2011.

Stand-by Credit Facility with China Development Bank

In June 2011, Telemar entered into a stand-by credit facility with China Development Bank under which China Development Bank agreed to disburse loans in the aggregate principal amount of up to US$500 million. A disbursement of US$380 million under this stand-by credit facility was received in July 2011. The proceeds of this stand-by credit facility have been and will be used to refinance other indebtedness of Telemar. Loans under

PART FOUR—RECENT DEVELOPMENTS

this stand-by credit facility bear interest at the rate of LIBOR plus 2.30% per annum, payable semi-annually in arrears through maturity in June 2016. The principal of these loans is payable in five semi-annual installments, commencing in October 2014.

Line of Credit with Swedish Export Corporation

In June 2011, Telemar entered into an export credit facility with Swedish Export Corporation, or SEK, and Deutsche Bank under which SEK agreed to disburse loans in the aggregate principal amount of up to US$103 million. Disbursements of US$5 million and US$9 million under this export credit facility were received in July 2011 and November 2011, respectively. The proceeds of this export credit facility have been and will be used to fund equipment purchases related to our capital expenditures on our fixed-line and mobile telecommunications infrastructure. Loans under this export credit facility bear interest at the rate of 2.21% per annum, payable semi-annually in arrears, commencing in January 2012. The principal of these loans is payable in 17 equal semi-annual installments, commencing in February 2012.

Issuance of Non-Convertible Debentures by Brasil Telecom

In August 2011, Brasil Telecom issued non-convertible debentures in an offering made in Brazil. The aggregate principal amount of the debentures was R$1,000 million. These debentures mature in August 2017 and bear interest at the CDI rate plus 1.00% per annum. We used the net proceeds of this offering for working capital and amortization of indebtedness.

Disbursement under Telemar BNDES Credit Facility

In December 2009, Telemar entered into a credit facility with BNDES under which BNDES agreed to disburse loans to Telemar in two tranches in an aggregate principal amount of up to R$2,371 million. These BNDES made additional disbursements of R$600 million and R$318 million to Telemar under this credit facility in July 2011 and December 2011, respectively. These loans bear interest at the TJLP rate plus 3.95% per annum, payable quarterly in arrears through December 2011 and monthly in arrears thereafter. The outstanding principal amount of these loans is payable in 84 equal monthly installments commencing in January 2012.

Issuance of 9.75% Senior Notes due 2016 by Brasil Telecom

In September 2011, Brasil Telecom issued R$1,100 million of its 9.75% Senior Notes due 2016. These notes are denominated in reais and payments of principal and interest under these notes is payable in U.S. dollars at prevailing exchange rates at the time of payment. We used the net proceeds of this offering for general corporate purposes, including investments and the redemption and repayment of existing indebtedness.

Disbursement under Brasil Telecom BNDES Credit Facility

In December 2009, Brasil Telecom entered into a credit facility with BNDES under which BNDES agreed to disburse loans to Brasil Telecom in two tranches in an aggregate principal amount of up to R$623 million. In October 2011, BNDES made an additional disbursement of R$150 million to Brasil Telecom under this credit facility. This loan bears interest at the TJLP rate plus 3.95% per annum, payable quarterly in arrears through December 2011 and monthly in arrears thereafter. The outstanding principal amount of this loan is payable in 84 equal monthly installments commencing in January 2012.

Revolving Credit Facility

In November 2011, Brasil Telecom, Brasil Telecom Mobile, Telemar and TNL PCS entered together into a revolving credit facility with a syndicate of international institutions. Under this facility, up to US$1 billion aggregate principal amount will be available for disbursement to the borrowers during the five-year term of this

PART FOUR—RECENT DEVELOPMENTS

facility. Outstanding amounts under this facility bear interest at rates ranging from LIBOR plus 0.60% per annum to LIBOR plus 1.55% per annum, depending on the debt rating of TNL’s senior unsecured long-term debt. The interest rate under this facility is currently LIBOR plus 0.90% per annum.

Public Debentures

In December 2011, Brasil Telecom issued non-convertible debentures in the aggregate principal amount of R$2,350 million in an offering made in Brazil. These debentures bear interest at the CDI rate plus 1.15% per annum, payable semi-annually, and the principal amount of these debentures is payable in three annual installments beginning in December 2016.

Finnish Export Credit Facility

In December 2011, Telemar entered into an export credit facility with Finnish Export Credit Ltda. Under which Finnish Export Credit Ltda. Agreed to disburse loans in the aggregate principal amount of up to US$200 million. As of the date of this prospectus, no loans have been disbursed under this facility. Loans under this facility bear interest at the rate of LIBOR plus 0.90% per annum, payable semi-annually in arrears. The principal amount of these loans is payable in 17 semiannual installments commencing on the first anniversary of the disbursements.

Prepayment of Long-Term Debt

In April 2011, Telemar prepaid R$2,000 million aggregate principal amount borrowed from a Brazilian financial institution under an unsecured line of credit in November 2009.

On August 22, 2011, Telemar prepaid all outstanding amounts, an aggregate of R$673 million, under its syndicated credit facility with Citibank Japan Ltd., Sumitomo Mitsui Banking Corporation and the other lenders party thereto, which The Japan Bank of International Cooperation had guaranteed.

In December 2011, TNL redeemed all US$150 million aggregate principal amount of its outstanding 8% Senior Notes due 2013.

Maintenance Contracts

Telemar and Brasil Telecom have entered into a services agreement with Telemont Engenharia de Telecomunicações S.A. for installation, operation, and corrective and preventive maintenance in connection with their external plant and associated equipment, public telephones, and fiber optic and data communication networks (including broadband access services) in the States of Minas Gerais, Espirito Santo, a portion of Rio de Janeiro, the Federal District, Mato Grosso, Mato Grosso do Sul, Tocantins, Acre, Rondônia and Goias. The total estimated payments under this contract are expected to be R$2.8 billion, of which Brasil Telecom’s portion is expected to be R$1.1 billion, during the five-year term of this contract, which expires in March 2015.

Legal Matters

In August 2011, as a condition to ANATEL’s agreement to evaluate the corporate reorganization, ANATEL required that TNL pay some pending administrative fines, amounting to approximately R$122 million. TNL has deemed the risk of loss as possible and has not recorded any provisions in respect of these claims. TNL sought and has been granted injunctive relief, which has permitted them to make judicial deposits of these amounts while preserving their rights to contest these fines. ANATEL has appealed these injunctions, which appeal remains pending.

PART FOUR—RECENT DEVELOPMENTS

In November 2011, the Attorney General of the State of Minas Gerais filed a judicial action against TNL to collect fines due under an agreement executed between TNL and the Attorney General in 2002, which imposed obligations on TNL in connection with the licensing of telecommunications towers in Belo Horizonte. The Attorney General contends that TNL owes approximately R$184 million in fines for its failure to comply with certain of those obligations. TNL is challenging the amount of the fines. However, in order to guarantee its right to challenge the Attorney General’s action, TNL has obtained insurance in the amount of R$239 million, which, as required by law, must be 30% greater than the disputed amount. We deem the risk of loss as possible with respect to this proceeding and have not recorded any provisions in respect of this proceeding.

Regulatory Developments in 2011 and 2012

Adoption of Amendments to General Plan on Universal Service

On June 30, 2011, the General Plan on Universal Service was amended. Among other things, these amendments:

•

expanded the obligations of local fixed-line service providers to provide individual access to fixed-line voice services to economically disadvantaged segments of the Brazilian population within their service areas, through programs to be established and regulated by ANATEL;

•	reduced the density requirements applicable to the obligations of local fixed-line service providers to provide public telephones in urban areas within their service areas; and

•

expanded the obligations to provide universal service in rural and remote areas of local and long-distance fixed-line providers that obtain authorizations to use radio spectrum in the 450 Mhz band, including increased obligations to provide individual and group access to fixed-line voice services.

Adoption of Mobile Interconnection Regulations

In November 2011, ANATEL adopted new regulations under which the VC-1, VC-2 and VC-3 rates will be reduced from current levels by 18% in 2012, 12% in 2013 and 10% in 2014, after giving effect to an inflation adjustment based on the IST measured from June 2009. These regulations also provide procedures under which ANATEL will adopt a maximum VU-M rate by the end of the first quarter of 2012 that will be applicable in the event that providers cannot agree upon the VU-M applicable in their interconnection agreements.

Opening of Subscription Television Services Market to Fixed-Line Concessionaires

In December 2010, ANATEL adopted new regulations eliminating the limitation on the number of authorizations to provide subscription television services. In September 2011, the Brazilian congress passed Law No. 12,485, which was signed into law by the President of Brazil in September 2011. Law No. 12,485 creates a new legal framework for subscription television services in Brazil, replacing and unifying the previously existing regulatory provisions that governed various forms of subscription television services, such as cable television, Multichannel Multipoint Distribution Service, or MMDS, and DTH. The principal provisions of Law No. 12,485: (1) allow fixed-line telephone concessionaires, such as Telemar and Brasil Telecom, who previously were allowed to provide subscription television services using only MMDS and DTH technologies, to enter the cable television market in Brazil; (2) remove existing restrictions on foreign capital investments in cable television providers; and (3) establish minimum quotas for domestic content programming on every television channel. The framework established by Law No. 12,485 is expected to increase the availability and lower the price of subscription television services in Brazil, through increased competition among providers, and improve the quality, speed and availability of broadband internet services as a result of the expected proliferation of fiber optic cables used to transmit cable television. ANATEL is required to implement this law through regulatory measures to be adopted by the end of the first quarter of 2012. ANATEL has proposed new regulations under

PART FOUR—RECENT DEVELOPMENTS

which the authorizations to provide various existing subscription television services would be consolidated into authorizations to provide a newly-defined service called Conditional Access Service. Under the proposed regulations, authorizations to provide Conditional Access Service would apply to private telecommunications services, the receipt of which are conditioned on payment by subscribers, for the distribution of audiovisual contents in the form of packages, individual channels and channels with required programming, by means of any communications technology, processes, electronic means or protocols. An authorization granted by ANATEL to provide Conditional Access Service would be valid for the entire Brazilian territory, however, the provider must indicate in its application for an authorization the localities that it will service.

These regulations were submitted for public consultation in December 2011 and the public consultation period is scheduled to end on February 2, 2012. We cannot predict when these regulations will be adopted or whether these regulations will be adopted as proposed. As proposed, these regulations would permit us to provide Conditional Access Service in any region utilizing any of the technologies through which we currently provide telecommunications services.

We expect that subsidiaries of Brasil Telecom will apply for authorizations to provide cable television services through the networks of Telemar and Brasil Telecom in Regions I and II as soon practicable following the adoption of these regulations by ANATEL.

Rate Increase for Regulated Fixed-Line Services

On December 21, 2011, ANATEL approved increases in the rates of TNL and our company for regulated fixed-line services. The increases, which were effective on December 24, 2011, for local services (subscription and traffic) and for the TU-RL interconnection rates were 1.97% for TNL and Brasil Telecom, and for the use of public telephones were 1.63%. for TNL and Brasil Telecom.

Proposed General Plan on Competition Targets

ANATEL has proposed a General Plan on Competition Targets (Plano Geral de Metas de Competição), which contemplates the creation of three entities to manage information about telecommunications networks, act as an intermediary in contracts between telecommunications providers and supervise the offering of wholesale and retail data traffic services. The proposed General Plan on Competition Targets also addresses a variety of other matters, including criteria for the evaluation of telecommunications providers to determine which providers have significant market power, regulations applicable to the wholesale markets for trunk lines, backhaul, access to internet backbone and interconnection services, and regulations related to partial unbundling and/or full unbundling of the local fixed-line networks of the public regime service providers. The General Plan on Competition Targets was submitted for public consultation in July 2011 and the public consultation period ended on October 23, 2011. We expect these new regulations, as they may be modified as a result of ANATEL’s further analysis, to be adopted during the first half of 2012.

Proposed Modification of Factor X

ANATEL has proposed new regulations under which it would modify the Factor X applicable to the determination of rate increases available to public concessionaires providing fixed-line services. These regulations were submitted for public consultation in July 2011 and the public consultation period ended on September 1, 2011. We expect these new regulations, as they may be modified as a result of ANATEL’s further analysis, to be adopted in 2012.

PART FOUR—RECENT DEVELOPMENTS

Authorizations to Use 450MHz Band and 2.5 GHz Band

Under Executive Decree 7,512, dated June 30, 2011, or Executive Decree 7,512, ANATEL is required to grant authorizations to telecommunications providers to use radio spectrum in the 450 Mhz band radio spectrum and the 2.5 GHz radio spectrum by April 30, 2012. Among other obligations, licensees of radio frequencies in the 450 Mhz band radio spectrum must agree to provide individual and collective voice and data services in rural and remote areas, in accordance with the provisions of Executive Decree 7,512 and the General Plan on Universal Service. ANATEL has not yet announced the terms of the auctions for radio frequency spectrum in the 450 Mhz band and 2.5 GHz band. We intend to evaluate our participation in these auctions following the announcement of the terms of these auctions.

Adoption of Quality Standards for Broadband Internet Services

In June 2011, the President of Brazil issued Executive Decree No. 7,512/11, which mandated ANATEL to take the necessary regulatory measures to establish quality standards for broadband internet services. In compliance with such decree, on October 31, 2011, ANATEL published a resolution approving the Multimedia Communications Service Quality Management Regulations (Regulamentação de Gestão da Qualidade do Serviço de Comunicação Multimídia), or the Regulations, which identify network quality indicators and establish performance goals for multimedia communications service providers, including broadband internet service providers, with more than 50,000 subscribers. Such providers will be required to collect representative data using dedicated equipment installed at the site of each network connection and be subject to periodic measurements to ensure their compliance with the Regulations, including:

•

individual upload and download speeds of at least 20%, 30% and 40% of contracted speeds per measurement for at least 95% of all measurements, during the first year, second year and thereafter, respectively, following implementation of the Regulations;

•

average upload and download speeds of at least 60%, 70% and 80% of contracted speeds for all measurements during the first year, second year and thereafter, respectively, following implementation of the Regulations; and

•	individual round-trip latencies for fixed-line connections of up to 80 milliseconds per measurement for at least 95% of the measurements.

To increase transparency, customers must be provided with specialized software at no cost to measure their own network quality, although such customer-generated measurements will not be included in official calculations. In addition to ensuring network quality standards, service providers must hire specialized companies to measure customer service and customer satisfaction indicators, including complaint resolution, customer service personnel competence, customer perceptions relating to billing and quality of technical support staff. Service providers must comply with the above-mentioned quality standards beginning on the thirteenth month following implementation of the Regulations. Failure to meet such standards will subject non-compliant service providers to sanctions.

PART FIVE—THE MERGER

The following is a description of the material aspects of the merger. While Brasil Telecom believes that the following description covers the material terms of the merger, the description may not contain all the information that is important to you. Brasil Telecom encourages you to carefully read this entire prospectus and the Merger Agreement for a complete understanding of the merger.

Reasons for the Merger

The merger is a step in the corporate reorganization that TNL, Telemar, Coari and Brasil Telecom are undertaking to simplify the corporate structure of these companies. The corporate reorganization is expected to be accomplished through the following three transactions that will occur contemporaneously and will cumulatively result in the conversion of the publicly held shares of TNL and Telemar into shares of Brasil Telecom:

•

a split-off and share exchange under Brazilian law in which (1) Telemar will transfer the shares of Coari that Telemar owns to Coari, (2) Coari will assume a portion of the liabilities of Telemar, which will become joint and several liabilities of Telemar and Coari or obligations of Coari guaranteed by Telemar, (3) the Telemar common and preferred shares (other than the shares of holders who exercise their withdrawal rights with respect to such shares) will be exchanged automatically for newly issued common and preferred shares of Coari without any further action by the holders thereof, and (4) Coari will retain the Telemar shares exchanged for Coari shares and as a result, Telemar will become a wholly-owned subsidiary of Coari;

•	a merger under Brazilian law of Coari with and into Brasil Telecom, with Brasil Telecom as the surviving company; and

•	the merger.

The split-off and share exchange, the Coari merger and the merger are expected to be completed contemporaneously and each transaction is conditioned upon the approval and completion of the other transactions. Neither Coari nor Brasil Telecom is offering the shares to be issued in the split-off and share exchange or the Coari merger, as applicable, by means of this prospectus.

We believe that the corporate reorganization will:

•

simplify the corporate structure of the Oi Companies, which is currently extremely complex and includes three publicly-held companies with seven different classes of publicly-traded shares, and simplify the corporate governance of the Oi Companies by consolidating the shareholder bases of the Oi Companies in one public company with two classes of shares that will be traded in Brazil and abroad;

•

reduce operational, administrative and financial costs following the consolidation of the general management of the Oi Companies, the simplification of their capital structure, and the improvement of their ability to attract investments and access the capital markets;

•	align the interests of the shareholders of the Oi Companies;

•	enhance the liquidity of the shares of Brasil Telecom; and

•

eliminate the costs of separate listings of the shares of TNL, Telemar and Brasil Telecom, as well as those costs arising from separately complying with the public disclosure requirements applicable to TNL, Telemar and Brasil Telecom.

PART FIVE—THE MERGER

The foregoing discussion of factors is not considered by our board of directors to be exhaustive, but instead, includes the material factors or reasons causing us to approve the merger. In reaching their conclusion, our board of directors did not quantify or assign any relative weight to the factors considered and individual directors may have given different weight to different factors. Our board of directors considered all of the factors as a whole and overall considered them to be favorable to, and to support their conclusions with respect to, the merger.

Background of the Merger

The merger is a step in the corporate reorganization that TNL, Telemar and Brasil Telecom are undertaking to simplify the corporate structure of these companies.

Corporate Reorganization

For the past several years, TmarPart and its shareholders have considered a variety of methods to simplify the corporate structure of TNL and its publicly-traded subsidiaries. At various times, the shareholders of TmarPart have met with their legal and financial advisors to discuss proposals to reorganize the corporate structure of TNL and its subsidiaries, including (1) a corporate restructuring, including a merger of shares (incorporação de ações) under Brazilian law between TmarPart and TNL, which was proposed in 2006, (2) the tender offer conducted by TmarPart for the outstanding shares of TNL conducted in 2007, and (3) the merger of Brasil Telecom into Coari and the merger of Coari into Telemar which was proposed in 2009.

Following the capital increases of TNL and Telemar in March 2011, TmarPart began internal discussions regarding the current proposal to simplify the corporate structure of TNL, Telemar, Coari and Brasil Telecom. TmarPart first held internal discussions regarding the proposed corporate reorganization on April 5, 2011. TmarPart engaged financial advisors and legal advisors during April 2011 to assist them in evaluating potential alternative corporate structures. These internal discussions continued during April and May 2011, becoming more frequent during May 2011. During April and May 2011, TNL and its subsidiaries provided information regarding the operations and financial condition of TNL and its subsidiaries to TmarPart to assist in evaluating the proposed corporate reorganization.

As a result of these discussions, TmarPart publicly announced the proposed corporate reorganization on May 24, 2011. The corporate reorganization consists of several transactions described below, including the merger, each of which will occur consecutively on the same date following the approval of all of the transactions. The completion of each of these transactions is conditioned on the approval of all of these transactions.

Share Dividend and Redemption

In connection with the corporate reorganization, we will submit for approval at our extraordinary shareholders’ meeting called to approve the Coari merger and the merger a proposal to:

•	issue and distribute prior to the Coari merger and the merger:

•	one Class B redeemable preferred share to the holder of each Brasil Telecom common share; and

•	one Class C redeemable preferred share to the holder of each of Brasil Telecom preferred share; and

•	redeem each Class B redeemable preferred share and Class C redeemable preferred share at a redemption price equal to R$2.543282 per share.

The issuance, distribution and redemption of the redeemable shares will be submitted for the approval of the holders of common shares of Brasil Telecom at an extraordinary general shareholders’ meeting scheduled to

PART FIVE—THE MERGER

occur on March           , 2012. Approval of the issuance, distribution and redemption of the redeemable shares will require the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom present at a duly convened extraordinary general shareholders’ meeting.

We believe that the issuance, distribution and redemption of the redeemable shares and the related capital increase of Brasil Telecom will be approved at the Brasil Telecom extraordinary general shareholders’ meeting because, at the time of the extraordinary general shareholders’ meetings called to consider the corporate reorganization, TmarPart will directly and indirectly hold 68.3% of the outstanding voting share capital of TNL, TNL holds 98.0% of the outstanding voting share capital of Telemar, Telemar holds all of the outstanding voting share capital of Coari, Coari holds 79.6% of our outstanding voting share capital, and TmarPart has represented to us that it will cause Coari to vote the shares of Brasil Telecom that it holds in favor of the issuance, distribution and redemption of the redeemable shares and the related capital increase of Brasil Telecom.

The Split-Off and Share Exchange

The split-off and share exchange will be the first step in the proposed corporate reorganization. The boards of directors of each of Coari and Telemar have approved a split-off under Brazilian law (cisão) and the share exchange in which:

•	Telemar will transfer the shares of Coari that it owns to Coari;

•

Coari will assume certain liabilities of Telemar under debt obligations of Telemar with an aggregate outstanding amount of R$16,546 million as of September 30, 2011, including Telemar’s obligations under its outstanding 5.125% Senior Notes due 2017, 9.500% Senior Notes due 2019 and 5.500% Senior Notes due 2020, as well as R$7,335 million of debt obligations to other subsidiaries of Telemar;

•	the liabilities assumed by Coari will become joint and several liabilities of Telemar and Coari, other than the obligations under the Notes which will be guaranteed by Telemar;

•	in exchange for the issued and then outstanding shares of Telemar that are cancelled, Coari will issue without any further action by the holders thereof:

•

to the holder of each Telemar common share (excluding any common shares held by shareholders who have exercised their withdrawal rights in connection with such common shares), one common share of Coari;

•

to the holder of each Telemar class A preferred share (excluding any class A preferred shares held by shareholders who have exercised their withdrawal rights in connection with such class A preferred shares), one preferred share of Coari; and

•

to the holder of each Telemar class B preferred share (excluding any class B preferred shares held by shareholders who have exercised their withdrawal rights in connection with such class B preferred shares), one preferred share of Coari; and

•	Telemar will become a wholly-owned subsidiary of Coari.

An English translation of the Protocol and Justification of the split-off and share exchange is included as Exhibit 2.2 to the registration statement of which this prospectus is a part.

The split-off and share exchange will be submitted for the approval of the holders of common shares of Telemar and the common shares of Coari at extraordinary general shareholders’ meetings of Telemar and Coari that are scheduled to occur on February 27, 2012. At the extraordinary general shareholders’ meeting of Coari called to consider the split-off and share exchange, the holders of common shares of Coari will also vote to amend the bylaws of Coari to increase its share capital to R$21,898,692,753.92 represented by 344,056,833 shares, consisting of 154,032,213 common shares and 190,024,620 preferred shares. Approval of the split-off and share exchange will require (1) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Telemar, and (2) the affirmative vote of holders representing a majority of the

PART FIVE—THE MERGER

total number of outstanding common shares of Coari, at duly convened extraordinary general shareholders’ meetings. Approval of the increase in the share capital of Coari will also require the affirmative vote of holders representing a majority of the total number of outstanding common shares of Coari present at a duly convened extraordinary general shareholder’s meeting.

We believe that the split-off and share exchange and the increase in the share capital of Coari will be approved at the applicable extraordinary general shareholders’ meetings because TmarPart (which, at the time of the extraordinary general shareholders’ meetings called to consider the corporate reorganization, will directly and indirectly hold 68.3% of the outstanding voting share capital of TNL, which holds 98.0% of the outstanding voting share capital of Telemar, which, in turn, holds all of the outstanding voting share capital of Coari) has represented to us that it (1) will cause TNL to vote the shares of Telemar that it holds in favor of the split-off and share exchange, and (2) will cause Telemar to vote the shares of Coari that it holds in favor of the split-off and share exchange and the increase in the share capital of Coari.

If approved by the shareholders of Telemar and Coari, the split-off and share exchange is expected to be completed simultaneously with the Coari merger and the merger. Approval of the split-off and share exchange by the shareholders of Telemar and Coari is a condition to the completion of the Coari merger and the merger, and approval of the Coari merger and the merger by the shareholders of TNL, Coari and Brasil Telecom entitled to vote with respect to these transactions is a condition to the completion of the split-off and share exchange.

Holders of Telemar common shares, class A preferred shares and class B preferred shares as of the close of trading on May 24, 2011, the date of the Relevant Fact that first announced the split-off and share exchange, will have withdrawal rights in connection with the split-off and share exchange. Shareholders who exercise such withdrawal rights will be entitled to receive R$74.37 per share based on an independent economic appraisal report that under Telemar’s bylaws it was required to have prepared by an independent valuation firm. See “Part 3—Risk Factors—Risks Related to the Merger—The exercise of withdrawal rights by Telemar shareholders in connection with the split-off and share exchange may negatively affect the financial condition of Brasil Telecom.”

TNL and Coari will account for the split-off and the share exchange based on the carry-over basis of the assets and liabilities of Telemar and the debt that will be transferred from Telemar to Coari. As a result of this transaction, Telemar will become a wholly-owned subsidiary of Coari. This phase of the corporate restructuring will have no impact on the financial statements of Brasil Telecom.

The Coari Merger

The Coari merger will be the second step in the proposed corporate reorganization. On August 26, 2011, the board of directors of each of Brasil Telecom and Coari have approved the Coari merger, in which:

•	Coari will merge with and into Brasil Telecom, with Brasil Telecom as the surviving company;

•	all issued and then outstanding shares of Brasil Telecom held by Coari and all Coari shares held in treasury will be cancelled;

•

each issued and then outstanding common share of Coari (other than any common shares held by shareholders who exercise their withdrawal rights in connection with such common shares) will be converted automatically into 5.1149 common shares of Brasil Telecom, plus cash in lieu of any fractional shares, without any further action by the holders thereof;

•

each issued and then outstanding preferred share of Coari (other than any preferred shares held by shareholders who exercise their withdrawal rights in connection with such preferred shares) will be converted automatically into 0.3904 common shares of Brasil Telecom and 4.0034 preferred shares of Brasil Telecom, plus cash in lieu of any fractional shares, without any further action by the holders thereof;

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•	Coari will cease to exist; and

•	Telemar will become a wholly-owned subsidiary of Brasil Telecom.

On January 18, 2012, the boards of directors of Coari and our company held extraordinary meetings in which they approved the First Amendment to the Protocol and Merger and Instrument of Justification related to the Coari merger. On January 18, 2012, authorized executive officers of our company and Coari entered into the First Amendment to the Protocol and Merger and Instrument of Justification related to the Coari merger.

An English translation of the First Amendment to the Protocol of Merger and Instrument of Justification related to the Coari merger is included as Exhibit 2.5 to the registration statement of which this prospectus is a part.

The Coari merger will be submitted for the approval of the holders of common shares of Brasil Telecom and the common shares of Coari at extraordinary general shareholders’ meetings of Brasil Telecom and Coari that are scheduled to occur on February 27, 2012. At the extraordinary general shareholders’ meeting of Brasil Telecom called to consider the Coari merger, which will also consider the merger, the holders of common shares of Brasil Telecom will also vote to amend the bylaws of Brasil Telecom to increase its share capital to R$6,816,467,847.01 represented by 1,797,086,404 shares, consisting of 599,008,629 common shares and 1,198,077,775 preferred shares. Approval of the share exchange will require (1) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom, and (2) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Coari, at duly convened extraordinary general shareholders’ meetings. Approval of the increase in the share capital of Brasil Telecom will also require the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom present at a duly convened extraordinary general shareholder’s meeting.

We believe that the Coari merger and the increase in the share capital of Brasil Telecom will be approved at the applicable extraordinary general shareholders’ meetings because TmarPart (which at the time of the extraordinary general shareholders’ meetings called to consider the corporate reorganization, will directly and indirectly hold 68.3% of the outstanding voting share capital of TNL, which holds 98.0% of the outstanding voting share capital of Telemar, which holds all of the outstanding voting share capital of Coari, which holds 79.6% of our outstanding voting share capital) has represented to us that it (1) will cause Telemar to vote the shares of Coari that it holds in favor of the Coari merger, and (2) will cause Coari to vote the shares of Brasil Telecom that it holds in favor of the Coari merger and the increase in the share capital of Brasil Telecom.

If approved by the shareholders of Brasil Telecom and Coari, the Coari merger is expected to be completed simultaneously with the split-off and share exchange and the merger. Approval of the Coari merger by the shareholders of Brasil Telecom and Coari is a condition to the completion of the split-off and share exchange and the merger, and approval of the split-off and share exchange and the merger by the shareholders of TNL, Telemar, Coari and Brasil Telecom entitled to vote with respect to these transactions is a condition to the completion of the Coari merger.

Although holders of Coari common shares and preferred shares as of the close of trading on May 24, 2011, the date of the Relevant Fact that first announced the Coari merger, will have withdrawal rights in connection with the Coari merger, because on that date Coari was a wholly owned subsidiary of Telemar and Telemar has advised us that it will not exercise the withdrawal rights that it will have as a shareholder of Coari, we do not expect that any withdrawal rights relating to the Coari merger will be exercised.

In the current corporate structure, Coari is a holding company that controls Brasil Telecom. The Coari merger will be a reorganization of entities under common control. As a result, the Coari merger will be accounted for using historical cost, whereby the financial statements of Brasil Telecom will record the historical carrying

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values of the assets and liabilities of Coari as from the date of the reorganization. The historical carrying values of Coari reflect the purchase accounting recorded under IFRS in accordance with IFRS 3(R), “Business Combinations,” under which 100% of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the subsidiaries of Brasil Telecom were recorded at their fair values on January 8, 2009. The historical financial statements of Brasil Telecom will not be restated to account for the impacts of the reorganization on a retroactive basis. Upon completion of the Coari merger, Telemar will become a wholly-owned subsidiary of Brasil Telecom and Coari will cease to exist.

Approval of the Merger

Brasil Telecom and TNL are Brazilian companies and thus Brazilian law and the rules of the CVM govern (1) the shareholder approvals required to authorize the merger, (2) which shareholders are entitled to vote with respect to the merger, and (3) how shareholder voting takes place. Brazilian law and the rules of the CVM also govern the duties and obligations of Brasil Telecom and TNL and their respective boards of directors in connection with the merger. Under Brazilian law, an extraordinary general shareholders’ meeting of Brasil Telecom and TNL, respectively, must be held to consider and vote upon transactions such as the merger. Under Brazilian law and the bylaws of TNL, the holders of the TNL preferred shares are not entitled to vote with respect to the merger and will not have withdrawal rights if the merger is approved. Under Brazilian law and the bylaws of Brasil Telecom, (1) the holders of the Brasil Telecom common shares are entitled to vote with respect to the merger, but do not have withdrawal rights if the merger is approved, and (2) the holders of Brasil Telecom preferred shares are not entitled to vote with respect to the merger and will not have withdrawal rights if the merger is approved.

Brazilian law generally imposes on a board of directors a fiduciary duty to assure that contracts with related parties be on arm’s length terms. Nevertheless, in connection with the merger, Brazilian law does not (1) establish any specific, minimum or maximum exchange ratio, (2) require that the board of directors of Brasil Telecom or TNL formally determine that the terms of the merger as a whole are “fair,” either procedurally or financially, to its non-controlling shareholders, (3) establish any special committee or otherwise alter its corporate governance rules in connection with the merger, or (4) impose any prohibition or limitation on the voting rights of the controlling shareholder.

Guideline 35 recommends that where a controlling company and its subsidiaries or affiliated companies are involved in a merger, a special committee be established to protect the interests of the non-controlling shareholders and negotiate the terms and conditions for such corporate transaction. Guideline 35 provides that, as an alternative to the creation of special independent committees, Brazilian public companies may condition the implementation of merger transactions on the approval of the transaction by a majority of the non-controlling shareholders, including shareholders that hold non-voting shares. Adherence to CVM Guideline 35 is not mandatory, but provides a strong defense against claims made in Brazilian administrative and judicial forums that the members of the Boards of Directors of public companies involved in proposed mergers have breached their fiduciary duties in approving the terms of these transactions. Brasil Telecom and TNL have voluntarily elected to follow the recommendations set forth in Guideline 35 through the establishment of independent special committees.

Guideline 35 contains several recommended methods with respect to the selection of the members of an independent special committee by a board of directors. These methods are (1) selecting only members of the board of directors, so long as a majority of these members are independent members pursuant to the regulations of the Novo Mercado of the BM&FBOVESPA, (2) selecting members that are not part of the board of directors, so long as they would all be considered independent pursuant to the regulations of the Novo Mercado of the BM&FBOVESPA, or (3) selecting two members of the board of directors to serve as members of the special committee, one of these directors having been elected to the board of directors by the minority shareholders, and having a third member of the special committee selected by the first two members of the special committee.

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The Special Committees

On June 28, 2011, TNL’s bylaws were amended by an extraordinary general shareholders meeting of TNL to provide for the creation of an independent special committee, to be composed of three members, each independent and not managers of TNL, with established experience and expertise, to assess the terms of the proposed merger.

On June 28, 2011, Brasil Telecom’s bylaws were amended by an extraordinary general shareholders meeting of Brasil Telecom to provide for the creation of an independent special committee, to be composed of three members, each independent and not managers of Brasil Telecom, with established experience and expertise, to assess the terms of the proposed merger and the proposed Coari merger.

On June 29, 2011 each of Brasil Telecom and TNL established an independent special committee in accordance with their respective bylaws, as recommended in Guideline 35. Each independent special committee consists of three members elected by the applicable board of directors and subject to the same legal duties and responsibilities ascribed to our managers under the Brazilian Corporation Law. None of the members of the independent special committees is a director, officer or employee of Brasil Telecom or TNL, and each member of the independent special committees was determined to be independent as defined by the Listing Regulations of the Novo Mercado of the BM&FBOVESPA, which require that he must:

•	have no ties to Brasil Telecom or TNL except for owning an equity share of its capital stock;

•

not be a controlling shareholder of Brasil Telecom or TNL, the controlling shareholder’s spouse or a relative to the second degree, and not be affiliated with or have had an affiliation in the last three years to Brasil Telecom or TNL or any entity with ties to the controlling shareholder;

•

not be a senior manager of Brasil Telecom or TNL or employed by or work for Brasil Telecom or TNL, the controlling shareholder of Brasil Telecom or TNL, or any other company controlled by Brasil Telecom or TNL;

•	not be a direct or indirect supplier or purchaser of services or products of Brasil Telecom or TNL to a degree that results in loss of independence;

•	not be an employee or manager of a company or entity that supplies services or products to, or buys these from, Brasil Telecom or TNL; and

•	not be a spouse or a relative to the second degree of any senior manager of Brasil Telecom or TNL.

Independent Special Committee of Brasil Telecom

The members of our independent special committee are Alvaro Bandeira, Iran Siqueira Lima and José Claudio Rego Aranha. Summarized below is information regarding the business experience, areas of expertise and principal business interests of the members of our independent special committee.

Mr. Álvaro Bandeira is currently the director responsible for retail at Ativa Corretora. He has served on the audit committee of Souza Cruz, was a member of the board of directors of BVRJ for 12 years, vice-president of the Syndicate of Brokers (Sindicato dos Corretores) for two terms, vice-president and president of Bolsa Brasileira de Futuros – BBF (RJ), for two terms, president, vice-president and executive officer of Abamec Rio for two terms, president of Abamec Nacional, vice-president of Apimec Nacional, president of Apimec Rio and president of Apimec Nacional. He has also served as officer of macroeconomic studies at Ágora CTVM S.A. and Bradesco Corretora, officer at Senso Corretora de Valores, director of operations and vice-president of Banco Interunion S.A., director of securities at Stock S.A. and assistant director at Corretora Arbi S.A. In addition, Mr. Bandeira has been a member of the Capital Markets Disclosure Committee (Comitê de Divulgação do Mercado de Capitais), member of the Capital Markets Consultative Committee (Comissão Consultiva do Mercado de Capitais) and member of the MERCOSUL Commission of the BM&FBOVESPA. In 1996, he

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received the Analyst Securities Award (Prêmio Analista de Valores Mobiliários). Mr. Bandeira started his career in 1971 at Banco Brascan de Investimentos and has since worked in several companies, including Banco de Investimentos Lar Brasileiro – CHASE, Banco Bamerindus de Investimentos and Lopes Filho e Associados – Consultores de Investimentos. Mr. Bandeira graduated from the Federal University of Rio de Janeiro (Universidade Federal do Rio de Janeiro) with a degree in economics and received a post-graduate degree in economic engineering and industrial administration from Instituto Alberto Luiz Coimbra de Pós-Graduação e Pesquisa de Engenharia – COPPE.

Mr. Iran Siqueira Lima is currently retired from the Brazilian Central Bank. He worked as professor of the Actuary and Accounting Department of FEA/USP, chief financial officer of FIPECAFI – Fundação Instituto de Pesquisas Contábeis, Atuariais e Financeiras; chairman of the board of directors of IPECAFI – Instituto Brasileiro de Pesquisas Contábeis, Atuariais e Financeiras; chairman of the audit committee of Itaú Unibanco S.A. and member of the audit committee of IBRI—Instituto Brasileiro de Relações com Investidores; managing partner of L&M – Consultores Associados S/C Ltda; member of the arbitration committee of the BM&FBOVESPA and of Fundação Getúlio Vargas; member of the listing committee (Bovespa-Mais) of the BM&FBOVESPA; member of the board of directors of ANEFAC – Associação Nacional dos Executivos de Finanças, Administração e Contabilidade; board member of IBMEC – Instituto Brasileiro de Mercado de Capitais; and business consultant in the financial area. He was chairman of the board of trustees of FIPECAFI – Fundação Instituto de Pesquisas Contábeis, Atuariais e Financeiras as well as of Fundação Instituto Capixaba de Pesquisas em Contabilidade, Economia e Finanças – FUCAPE. Mr. Lima served as executive officer of the capital markets area of Banco Cidade S.A/Banque Nationale de Paris-PNP. He was a member of the board of trustees of Fundação CENTRUS – Fundação Banco Central de Previdência Privada and member of the board of directors of Ache Laboratórios Farmacêuticos S/A, the Brazilian National Bank for Economic and Social Development (Banco Nacional de Desenvolvimento Econômico e Social), UNIPAR – União de Indústrias Petroquímicas S.A., Petroquímica União S/A—PQU, Telecomunicações Brasileiras TELEBRÁS, Telecomunicações de São Paulo S/A-TELESP. In addition, he has also been a member of the audit committees of Carbocloro S/A, Renault do Brasil S/A., Duratex S/A, and FUSP – Fundação de Apoio à Universidade de São Paulo. He was chief financial officer of Banco Crediplan S/A, IPECAFI – Instituto Brasileiro de Pesquisas Contábeis, Atuariáis e Financeiras and of Teleinvest Participações S/A and executive officer of the capital markets and supervision areas of the Brazilian Central Bank. He was an executive secretary of SETS – Secretaria de Controle e Orçamento das Empresas Estatais, CISE – Conselho Interministerial de Salários das Empresas Estatais and executive officer of economic, financial and investor relations at TELEBRÁS. Mr. Lima graduated from the State University of Rio de Janeiro (Universidade do Estado do Rio de Janeiro – UERJ) with a degree in economics and from UDF with a degree in accounting. He holds a masters and doctorate degree in accounting and controlling from the University of São Paulo (Universidade de São Paulo–USP) and post graduate degrees in economic engineering and industrial administration from UFRJ and in capital markets from the Universidade Cândido Mendes and Fundação Getúlio Vargas. He has specialized in the financial markets and completed several courses in the United States and Japan.

Mr. José Claudio Rego Aranha has 30 years experience in the financial industry and has worked at the Brazilian National Bank for Economic and Social Development, as advisor to the financial and infrastructure officer and also as superintendent of the fixed income area, at Banco Nossa Caixa, as executive officer in the capital markets area, at BNDESPAR as an investment analyst, manager and chief officer. He has worked as a project analyst at Petroquisa, planning engineer at Promom Engenharia, project analyst at Natron Engenharia, service department engineer at Caterpilla Brasil and project analyst at Tecnometal. Mr. Aranha graduated from the engineering school of Universidade Federal Fluminense with a degree in mechanical industrial engineering. He holds an executive MBA in finances from COPEAD and a post-graduate degree in advanced industrial management, Research Institute for Management Science (74, Delft-Holland). He also studied in courses for Brazilian development and evaluator improvement, both at the Brazilian National Bank for Economic and Social Development, and management and planning at Indústria Petroquímica and Instituto Brasileiro de Petróleo.

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Independent Special Committee of TNL

The members of the TNL independent special committee are Jorge Eduardo Badra Donato, Luiz Alberto Pereira de Mattos and Luiz Carlos Vieira da Silva. Summarized below is information regarding the business experience, areas of expertise and principal business interests of the members of TNL’s independent special committee.

Mr. Jorge Eduardo Badra Donato is currently a business consultant at Planfil Consultoria Empresarial SC Ltda., providing business and project intermediation and evaluation services, as well as structuring and negotiating financial transactions for specific projects. He has also served as commercial director, planning and control director, financial director and financial planning manager at Aço Minas Gerais S.A., between July 1976 and October 1993. Mr. Donato graduated from the Federal University of Minas Gerais (Universidade Federal de Minas Gerais) with a degree in economic and business administration sciences. He majored in business administration, with a focus in the areas of marketing, finance and departmental organization at Columbia University, in partnership with the João Pinheiro Foundation (Fundação João Pinheiro).

Mr. Luiz Alberto Pereira de Mattos is professor of financial administration at the Federal University of Rio de Janeiro (Universidade Federal do Rio de Janeiro) and a securities analyst registered with the CVM. He was a member of the audit committee of Sadia S.A. and an alternate member of the audit committee of Banco do Brasil S.A., manager of business relations of CVM and partner of LLM Consultoria Financeira. In addition, he was also a partner at Lopes Filho & Associados, Consultores de Investimentos, where he was responsible for advising several publicly held companies in the paper and pulp, steel, energy, agricultural and other industries regarding the capital markets. Mr. Pereira de Mattos holds a degree in economics, a post-graduate degree in administration and production engineering and a masters degree in accounting.

Mr. Luiz Carlos Vieira da Silva founded LC Vieira da Silva Economista Associados Ltda in 1990 and since then has managed this company, which provides consulting services for various corporations and institutions in Brazil and abroad, including Fundação Getúlio Vargas and Vale S.A. He has served as superintendent of the Development Bank of Minas Gerais (Banco de Desenvolvimento de Minas Gerais); financial and administrative director of the Brazilian National Bank for Economic and Social Development (Banco Nacional de Desenvolvimento Econômico e Social) – FINAME of Minas Gerais; director of international business at SISAL S/A; and officer at the State Bank of Minas Gerais (Banco do Estado de Minas Gerais). He has also served as president and member on the boards of directors of various publically-listed companies, largely in the energy sector, including Vale S.A. He has participated in consultative and deliberative boards at institutions such as the Northeast Development Superintendency (Superintendência de Desenvolvimento do Nordeste) and the Amazon Development Superintendency (Superintendência de Desenvolvimento da Amazônia). In addition, he has served as economic adviser to Ministers and Secretaries of State. Mr. Vieira da Silva graduated from the Federal University of Minas Gerais (Universidade Federal de Minas Gerais) with a degree in economic sciences.

In connection with the merger:

•

The independent special committee of Brasil Telecom met on July 4, 2011 to discuss (1) the service agreement establishing the scope and purpose of the committee and the compensation to be paid to the members of the committee; (2) the operating rules of the committee and the conduct rules of its members; and (3) the benefits, details and timetable of the corporate reorganization as well as the market reaction to the proposal of the corporate reorganization. The service agreement was executed at this meeting. Mr. Iran Siqueira Lima was elected as the coordinator of the committee. The committee determined a target date for the conclusion of its analysis and the dates on which further meetings would be held. The committee requested that Brasil Telecom engage Itaú BBA as its financial advisor. Rosman, Penalva, Souza Leão, Franco Advogados was selected to be the committee’s legal advisor.

•	The independent special committee of TNL met on July 4, 2011 to discuss (1) the service agreement establishing the scope and purpose of the committee and the compensation to be paid to the members

PART FIVE—THE MERGER

of the committee; (2) the operating rules of the committee and the conduct rules of its members; and (3) the corporate reorganization, particularly with respect to the corporate reorganization’s structure and timetable. The service agreement was executed at this meeting. Mr. Luiz Alberto Pereira de Mattos was elected as the coordinator of the committee. The committee requested that TNL engage BTG Pactual as its financial advisor and Mr. Nelson Eizirik as its legal advisor.

•

The independent special committee of TNL met on July 5, 2011. At this meeting, BTG Pactual gave a presentation with respect to its expertise and experience. The members of the committee requested BTG Pactual, among other things, to prepare (1) a comparative study of different valuation methodologies, such as market values, book value and discounted cash flow, (2) an analysis of which valuation methodologies would be the most appropriate for purposes of assessing the respective values of the shares of TNL and Brasil Telecom, and (3) a study of TNL’s intangible assets, income and expenses. The committee also requested a proposed timetable for the completion of BTG Pactual’s work.

•

The independent special committee of Brasil Telecom met on July 8, 2011. At this meeting, Itaú BBA gave a presentation with respect to its expertise and experience and requested financial information regarding the Oi Companies. The committee asked Itaú BBA to analyze the Oi Companies using not only market prices but also other traditional appraisal methodologies used to value companies.

•

The independent special committee of Brasil Telecom met on July 15, 2011. At this meeting, Itaú BBA delivered a preliminary draft of its presentation of financial analyses with respect to the Oi Companies. During this meeting, the committee asked several questions and made several comments with respect to the preliminary draft of the presentation. Itaú BBA provided the committee with answers to its questions. The committee agreed that (a) the exchange ratios would be calculated giving effect to the propose distribution and redemption of redeemable shares of Brasil Telecom; (b) the period between March 29, 2011, the date of the capital increase of TNL and Telemar, and May 24, 2011, the date of the publication of the Relevant Fact that first announced the corporate reorganization, would be an appropriate period for the market price valuation; and (c) Net should be excluded in an analysis of comparable companies due to the lack of liquidity in the market for its shares.

•

The independent special committee of TNL met on July 18, 2011. At this meeting, Mr. Gaspar Carreira Júnior gave a presentation about the legal issues involving the financial participation agreements entered into in connection to the expansion plans of Companhia Riograndense de Telecomunicações, or CRT. Mr. Bayard Gontijo gave a presentation about the evolution of TNL and a general overview of the Brazilian telecommunications market, as well as a profile of the Oi Companies, including their business strategies and operational results. Mr. Tarso Rebello Dias presented the financial projections of the Oi Companies as well as the business plans of Telemar and Brasil Telecom. The members of the committees asked various questions related to the presentations and each question was answered.

•

The independent special committee of Brasil Telecom met on July 18, 2011. In addition to the members of the committee and the financial and legal advisors of the committee, representatives of Brasil Telecom’s management and of Bank of America Merrill Lynch and Rothschild, financial advisors of the Oi Companies, also attended this meeting. At this meeting the committee, together with Brasil Telecom’s management and its financial advisors, discussed the legal issues involving the financial participation agreements entered into in connection to the expansion plans of CRT. The committee also discussed the financial projections of the Oi Companies, general aspects of telephone services market and the business plan for the Oi Companies. Presentations were made by Brasil Telecom’s management with respect to the financial projections of Brasil Telecom and Telemar. The committee was advised that the projected growth of Brasil Telecom was lower than that of Telemar as a result of the contingencies relating to the lawsuits related to the financial participation agreements entered into in connection to the expansion plans of CRT, the consolidation of the Oi Companies’ mobile telecommunication services into Telemar and the greater ability of Telemar to offer bundled

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services, which reduces the probability of losing fixed-line customers. The committee also discussed the Brazilian telecommunication market in general and the role and participation of the Oi Companies in such market as the only “triple play” company in Brazil, comparing the Oi Companies to the other participants in the Brazilian telecommunication market and analyzing the potential competitiveness of those companies with the Oi Companies.

•

The independent special committee of TNL met on July 20, 2011. At this meeting the committee analyzed the documentation delivered by TNL as well as a preliminary draft of the BTG Pactual’s presentation of financial analyses with respect to the Oi Companies. The committee also discussed alternative valuation methodologies that were not provided in the draft presentation. The committee requested BTG Pactual to provide an analysis based on three-month moving averages and weighted-average market prices for different periods in addition to the methodologies included in the draft presentation.

•

The independent special committee of Brasil Telecom met on July 22, 2011. Itaú BBA presented a preliminary draft of its financial and economic analysis of the Oi Companies. The committee discussed the need to convert preferred shares into common shares (in order to maintain the legal limit of preferred shares required by the Brazilian Corporation Law) and to exchange of approximately 13 million Telemar preferred shares held by TmarPart for TNL common shares held by TmarPart’s shareholders so that TmarPart would retain a controlling interest in Brasil Telecom following the corporate reorganization as required by the legal and regulatory obligations of TmarPart, including obligations to ANATEL. The committees also discussed further (1) the summary of the exchange ratios and the methodologies for the determination of the exchange ratios; and (2) issues resulting from the corporate reorganization, particularly with respect to TmarPart maintaining control of Brasil Telecom.

•

The independent special committee of TNL held two meetings on July 26, 2011. During these meetings, the committee confirmed the accuracy of the information provided with respect to the exchange ratios in the Relevant Fact that first announced the corporate reorganization and discussed the draft presentation delivered by BTG Pactual on July 22, 2011. The committee requested that BTG Pactual provide an explanation of the exchange ratios included in its draft presentation.

•

The independent special committee of Brasil Telecom met on July 26, 2011. The committee discussed the valuations of the Oi Companies. The committee held a conference call with its legal and financial advisors and decided that the negotiation with the other independent special committees should take place during meetings which are attended only by the members of the independent special committees.

•

The independent special committee of TNL met on July 29, 2011. During this meeting, the committee analyzed the presentation of BTG Pactual. The committee determined that the weighted average market prices and discounted cash flow methodologies were the two most appropriate methodologies to form the basis for the committee’s official recommendation with respect to the exchange ratios. The committee determined that the weighted average market prices during the period between March 29, 2011, the date of the capital increase of TNL and Telemar, and May 24, 2011, the date of the publication of the Relevant Fact that first announced the corporate reorganization, was the most appropriate methodology. The committee noted that the discounted cash flow methodology did not take into account the difference between the prices of common and preferred shares. The committee (1) rejected basing the exchange ratios on the comparable companies methodology, due to fact that TNL is a holding company and the impact that different growth rates and tax impacts could have on the results of the analysis, and (2) rejected basing the exchange ratios on the book value methodology, due to the fact that it is a purely accounting concept that does not consider other relevant factors in connection with the establishment of market prices. As a result of these considerations and the fact that the shares of TNL are highly liquid and included in the “IBOVESPA” index of the BM&FBOVESPA, the committee decided to use the weighted average market prices methodology to calculate the recommended exchange ratios.

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•

The independent special committee of Brasil Telecom met on July 29, 2011 together with the independent special committee of TNL. At this meeting, the members of both committees reviewed the information provided by their respective advisors with respect to the merger, discussed generally the merger, the timetable, the steps required for its completion and the process for communicating their recommendations to the respective boards of directors. The committees also discussed the methodology for determining the exchange ratios and agreed that the method of comparing market prices of the shares of TNL and Brasil Telecom based on the weighted average of the closing prices of those shares on the BM&FBOVESPA during the 30 days preceding May 24, 2011, the date of the publication of the Relevant Fact (Fato Relevante) that first announced the corporate reorganization was the most appropriate. The committees also determined unanimously the exchange ratios taking into consideration the fact that the shares issued by Brasil Telecom are liquid and the proposed share dividend and redemption of Brasil Telecom.

•

On August 1, 2011, the independent special committee of TNL submitted a written recommendation to the board of directors of TNL recommending unanimously that the board of directors of TNL adopt exchange ratios reflecting the issuance of (1) 2.3122 common shares of Brasil Telecom for each issued and outstanding common share of TNL, and (2) 1.8581 common shares of Brasil Telecom or 2.1428 preferred shares of Brasil Telecom for each issued and outstanding preferred share of TNL.

•

On August 4, 2011, the independent special committee of Brasil Telecom submitted a written recommendation to the board of directors of Brasil Telecom recommending unanimously that the board of directors of Brasil Telecom adopt exchange ratios reflecting the issuance of (1) 2.3122 common shares of Brasil Telecom for each issued and outstanding common share of TNL, and (2) 1.8581 common shares of Brasil Telecom or 2.1428 preferred shares of Brasil Telecom for each issued and outstanding preferred share of TNL.

Each of the members of the independent special committees of TNL and Brasil Telecom attended each of the meetings of the respective independent special committees described above.

While the independent special committees were appointed in compliance with one of the procedures recommended by the CVM and took an active role in assisting in the negotiation of the exchange ratios and advising the boards of directors, U.S. holders of shares and ADS holders should understand that the role of the independent special committees differs in certain respects from that of a traditional special committee appointed by a U.S. company in connection with a transaction similar to the merger. The independent special committees are not a part of the management of TNL or our company and their role was to provide a neutral and independent assessment of the merger and the consideration to be received in the merger, while effectively negotiating the terms of the transaction with each other. The Brazilian Corporation Law does not allow for the delegation to the independent special committees of the power to ultimately decide on the exchange ratios that have been proposed to the shareholders of TNL and our company and the boards of directors retain the ultimate responsibility for determining the exchange ratios in compliance with the fiduciary duties of the members of the boards of directors. Although the independent special committees were involved in the process of establishing the exchange ratios and recommending these exchange ratios to the respective boards of directors, the independent special committees did not determine these exchange ratios as such determination was made by the boards of directors. Although Guideline 35 does not expressly prohibit the boards of directors of TNL and our company from making suggestions or recommendations to the independent special committees regarding the exchange ratios for the merger or the appropriate valuation methodologies used to arrive at the exchange ratios, the boards of directors of TNL and our company believed that they were constrained from making such suggestions or recommendations because they believed that doing so could impair the actual or perceived independence of the independent special committees. Following the submission of the recommendations of the independent special committees to the boards of directors of TNL and our company, the boards of directors had the option to (1) ratify the terms and conditions recommended by the relevant independent special committees, or (2) disagree and determine, for example, different exchange ratios, based on their judgment. However, the defense available to claims of breach of fiduciary duty based on adherence to

PART FIVE—THE MERGER

Guideline 35 is only available if the board of directors of TNL and our company adopted the recommendations of the independent special committees.

Approval of the Merger by Our Board of Directors

On July 13, 2011, we and TNL jointly selected and retained Apsis, as our financial advisor to render valuation reports for the purpose of valuing the shares of TNL and our company in connection with the merger. The valuation reports were delivered to the boards of directors of TNL and our company on August 25, 2011.

On August 17, 2011, the boards of directors of TNL and our company each held extraordinary meetings which were also attended by the members of the respective company’s independent special committee and representatives of the respective company’s financial advisor. At these meetings, the members of the independent special committees explained the steps taken to determine the recommended exchange ratios. The board of directors of each company had the opportunity to discuss these steps with their respective independent special committees and the financial advisor to that special committee, after which they approved the exchange ratios for the merger reflecting the issuance of (1) 2.3122 Brasil Telecom common shares for each issued and outstanding common share of TNL, and (2) 1.8581 Brasil Telecom common shares or 2.1428 Brasil Telecom preferred shares for each issued and outstanding preferred share of TNL. In order to comply with the requirement of Brazilian law that shares without voting rights cannot represent more than two-thirds of Brasil Telecom’s share capital, the boards of directors of TNL and our company determined that the holders of the preferred shares of TNL would receive both common shares and preferred shares of Brasil Telecom in the merger and determined that the exchange ratio applicable to the preferred shares of TNL that would be submitted to the meetings of the boards of directors of TNL and our company called to consider and approve the merger would be 0.1879 Brasil Telecom common shares or 1.9262 Brasil Telecom preferred shares for each issued and outstanding preferred share of TNL.

On August 25, 2011, the fiscal council of TNL reviewed the terms and conditions of the merger and approved the merger.

On August 26, 2011, the boards of directors of TNL and our company held extraordinary meetings and approved the Merger Agreement containing the material terms and conditions of the merger, including the exchange ratios of (1) 2.3122 Brasil Telecom common shares for each issued and outstanding common share of TNL, and (2) 0.1879 Brasil Telecom common shares and 1.9262 Brasil Telecom preferred shares for each issued and outstanding preferred share of TNL, that is being proposed in the merger. On the same date, our fiscal council reviewed the terms and conditions of the merger and approved the merger.

On the same date, authorized executive officers of TNL and our company entered into the Merger Agreement. The differences between the exchange ratios approved by the independent special committees and the boards of directors of Brasil Telecom and TNL reflect revisions required to comply with the requirement of Brazilian law that the number of outstanding preferred shares of a public company cannot exceed two-thirds of the total number of its authorized shares.

As required by TNL’s bylaws, on September 15, 2011 TNL engaged Barclays to provide TNL with a financial and economic analysis regarding whether the corporate reorganization is equitable to all the companies involved in the corporate reorganization.

On October 27, 2011, Barclays delivered its financial and economic analysis to the board of directors of TNL.

Brasil Telecom and TNL engaged in a consultation with the SEC regarding the accounting treatment of the Coari merger and the merger and following this consultation, we concluded that pursuant to IFRS we should account for the Coari merger using historical cost, whereby the financial statements of Brasil Telecom will

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record the historical carrying values of the assets and liabilities of Coari as from the date of the reorganization. The historical carrying values of Coari reflect the purchase accounting recorded under IFRS in accordance with IFRS 3(R), “Business Combinations,” under which 100% of the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the subsidiaries of Brasil Telecom were recorded at their fair values on January 8, 2009.

As a result of this consultation and our revision of the accounting treatment to be applied to the Coari merger and the merger, the pro-forma financial statements of Coari as of the base date of June 30, 2011 used by Apsis to prepare its valuation reports that were included in the Protocol and Justifications for the Coari merger and the merger have been modified. As a result of such modification, on December 13, 2011, we and TNL jointly retained Apsis to render new valuation reports revising the net worth of Coari and Brasil Telecom at market prices to reflect the modified pro-forma financial statements of Coari. These new valuation reports were delivered to the boards of directors of TNL and our company on January 6, 2012.

On January 17, 2012, the board of directors of TNL held an extraordinary meeting in which it approved Apsis’ new valuation reports and the First Amendment to the Merger Agreement in which the Merger Agreement was modified to reflect the changes to Apsis’ earlier valuation report. On the same date, the fiscal council of TNL reviewed and approved the terms and conditions of the First Amendment to the Merger Agreement.

On January 18, 2012, our board of directors held an extraordinary meeting in which it approved Apsis’ new valuation reports and the First Amendment to the Merger Agreement. On the same date, our fiscal council reviewed and approved the terms and conditions of the First Amendment to the Merger Agreement.

On January 18, 2012, authorized executive officers of TNL and our company entered into the First Amendment to the Merger Agreement.

Extraordinary General Shareholders’ Meetings

On January 25, 2012, each of TNL and our company published a notice of extraordinary general meetings of their respective common shareholders to vote on the merger.

Terms of the Merger

General

The merger must be approved at separate extraordinary general meetings of the shareholders of TNL and our company, which are both scheduled to be held on February 27, 2011. There are no conditions to the completion of the merger other than (1) shareholder approval at the extraordinary general shareholder’s meetings called to consider the merger by (a) the affirmative vote of holders representing a majority of the total number of outstanding common shares of TNL, and (b) the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom, (2) approval of the split-off and share exchange and the Coari merger by the shareholders of Telemar, Coari and Brasil Telecom entitled to vote with respect to these transactions (3) approval of the split-off and share exchange, the Coari merger and the merger by ANATEL, and (4) the declaration by the SEC that the registration statement of which this prospectus forms a part is effective. Approval of the increase in the share capital of Brasil Telecom will require the affirmative vote of holders representing a majority of the total number of outstanding common shares of Brasil Telecom present at a duly convened extraordinary general shareholders’ meeting.

If you hold common shares of TNL you may attend and vote at the TNL extraordinary general shareholders’ meeting held to consider the merger. If you hold preferred shares of TNL, you are entitled to attend, but are not

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entitled to vote at, the TNL extraordinary general shareholders’ meeting held to consider the merger. If you hold TNL ADSs, you are not entitled to attend the TNL Holding extraordinary general shareholders’ meeting.

If you hold TNL ADSs and wish to attend this meeting, you must surrender your TNL ADSs and receive delivery of the TNL preferred shares represented thereby in accordance with the terms of the deposit agreement governing the TNL ADSs in sufficient time to allow your ownership of the TNL preferred shares to be reflected in the shareholder list that TNL will use to determine holders of preferred shares that are permitted to attend the meeting, which generally reflects record ownership as of the fourth Brazilian business day prior to the meeting.

We believe that the merger and the increase in the share capital of Brasil Telecom will be approved at the applicable extraordinary general shareholders’ meetings because:

•

our indirect controlling shareholder, TmarPart, which at the time of the extraordinary general shareholders’ meetings called to consider the corporate reorganization, will directly and indirectly hold 68.3% of the outstanding voting share capital of TNL, has represented to us that it will cause the shares of TNL that it holds to be voted in favor of the merger; and

•

TNL holds 98.0% of the outstanding voting share capital of Telemar, Telemar holds all of the outstanding voting share capital of Coari, Coari holds 79.6% of our outstanding voting share capital, and TmarPart has represented to us that it will cause Coari to vote the shares of Brasil Telecom that it holds in favor of the merger and the increase in the share capital of Brasil Telecom.

After the merger is approved, holders of common shares of TNL will have 30 days from the date of the publication of the minutes of the TNL extraordinary general shareholders’ meeting at which the merger was approved to exercise withdrawal rights. Under the Brazilian Corporation Law, if the management of TNL believes that the total value of the withdrawal rights exercised by its shareholders may put at risk its financial stability, management may, within 10 days after the end of the withdrawal rights period, call an extraordinary general shareholders’ meeting of TNL to either unwind or ratify the merger.

If the merger is approved:

•	TNL will merge with and into Brasil Telecom, with Brasil Telecom as the surviving company;

•

all TNL shares held in treasury prior to the merger will be cancelled, and all issued and then outstanding shares of Brasil Telecom held by TNL will be cancelled, other than 24,647,867 common shares of Brasil Telecom, which will be held in treasury by Brasil Telecom;

•

each issued and then outstanding common share of TNL (other than any common shares held by shareholders who exercise their withdrawal rights with respect to such common shares) will be converted automatically into 2.3122 common shares of Brasil Telecom, plus cash in lieu of any fractional shares, without any further action by the holders thereof;

•

each issued and then outstanding preferred share of TNL (including preferred shares of TNL represented by the TNL ADSs) will be converted automatically into 0.1879 common shares of Brasil Telecom and 1.9262 preferred shares of Brasil Telecom, plus cash in lieu of any fractional shares, without any further action by the holders thereof;

•

holders of TNL ADSs will receive, subject to the procedures described herein, 0.1879 Brasil Telecom Common ADSs and 0.6420 Brasil Telecom Preferred ADSs for each TNL ADS they hold, plus cash in lieu of any fractional Brasil Telecom Common ADS or Brasil Telecom Preferred ADS; and

•	TNL will cease to exist.

The exchange ratios for the TNL preferred shares and ADSs are different because the ADS exchange ratio takes into account the difference in the ratio of ADSs to preferred shares under the TNL ADS program and the

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Brasil Telecom ADS program. Each TNL ADS represents one preferred share, while each Brasil Telecom Common ADS represents one common share and each Brasil Telecom Preferred ADS represents three preferred shares.

Merger Agreement

The Merger Agreement was entered into on August 26, 2011, and contains the terms by operation of which TNL is expected to merge with and into our company. The following is a summary of the material terms of the Merger Agreement:

•	only common shareholders of TNL will have withdrawal rights in connection with the merger;

•	the corporate and/or voting rights of Brasil Telecom’s common and preferred shares will not change as a consequence of the merger;

•

an extraordinary general shareholders’ meeting of TNL may, observing certain legal requirements, choose to unwind the merger after its approval, if the aggregate number of shares the holders of which exercise withdrawal rights is so great that it may have a material adverse effect on TNL’s financial condition; and

•

all shares of Brasil Telecom issued prior to or as a result of the merger will be entitled to the same rights as shares of Brasil Telecom outstanding prior to the merger, including the right to receive dividends and interest on shareholders’ equity declared by Brasil Telecom on or after the date the merger is approved.

Under the Merger Agreement, we will undergo a capital increase to reflect the increased capital stock of our company that will be generated by the transfer of the total amount of the net equity of Coari and TNL into our company as a result of the Coari merger and the merger.

An English translation of the Merger Agreement, as amended, is included as Exhibit 2.4 to the registration statement of which this prospectus is a part.

Increase in Brasil Telecom Share Capital and Name Change

At the extraordinary general shareholders’ meeting of Brasil Telecom called to consider the merger, which will also consider the Coari merger, the holders of common shares of Brasil Telecom will also vote to amend our bylaws to (1) increase our share capital to R$6,816,467,847.01 represented by 1,797,086,404 shares, consisting of 599,008,629 common shares and 1,198,077,775 preferred shares and (2)  change our name from Brasil Telecom S.A. to Oi S.A.

The Extraordinary General Shareholders’ Meetings

Date, Time and Place of the Meetings

The extraordinary general shareholders’ meetings of TNL and Brasil Telecom to consider the merger are scheduled to be held as follows:

TNL

February 27, 2012 at 12:00 noon (Rio de Janeiro time)

Rua Humberto de Campos, 425/8° andar, Leblon 22430-190 Rio de Janeiro, RJ, Brazil

Brasil Telecom

February 27, 2012 at 10:30 a.m. (Rio de Janeiro time)

Rua General Polidoro, 99/5° andar, Botafogo 22280-004 Rio de Janeiro, RJ, Brazil

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Voting Rights under Brazilian Law

Under Brazilian law, in order to vote at an extraordinary general shareholders’ meeting, you must either appear in person and vote your shares or appoint another shareholder, an executive officer of the applicable company, a financial institution or an attorney as your attorney-in-fact and that appointed person must appear at the meeting and vote your shares. Also, under Brazilian law, you may be required to show documents proving your identity to gain admittance to the meeting, provided you are entitled to attend the meeting. If you appoint an attorney-in-fact to vote on your behalf at the meeting that person will be required to show original or certified copies of the documents that grant him or her powers of representation.

There is no record date for purposes of determining direct holders of common shares of TNL and Brasil Telecom entitled to vote. To determine the identities of holders of common shares entitled to vote at the extraordinary general shareholders’ meetings, we and TNL will obtain shareholder lists from the respective registrars of our shares as of the latest practicable date prior to the date of the meetings. As a result of customary settlement procedures of the BM&FBOVESPA, these shareholder lists generally reflect record ownership as of the fourth business day prior to the meeting.

If you are entitled to vote at one of the extraordinary general shareholders’ meetings and you wish to exercise your voting rights but you do not want to, or are unable to, appear at the extraordinary general shareholders’ meeting in person, you may appoint a person to act on your behalf at the meeting and vote your shares. If you grant a power of attorney under Brazilian law to someone to act for you at the meeting, your appointee will be required to show original or certified copies of the documents that grant him or her powers of representation. The person acting on your behalf must be appointed to that purpose for less than one year prior to the date of the extraordinary shareholders’ meetings. The power of attorney must be deposited in properly notarized and consularized form at the headquarters of TNL or Brasil Telecom, as the case may be, no later than 48 hours before the occurrence of the applicable extraordinary general shareholders’ meeting and may be revoked in accordance with Brazilian law. Shareholders should confirm, with Brazilian counsel, that any power of attorney or revocation thereof delivered by them in connection with an extraordinary general shareholders’ meeting satisfies the requirements of Brazilian law, as neither TNL nor Brasil Telecom will accept such forms or revocations if they do not comply with Brazilian law. Shareholders that have given a power of attorney may revoke it by issuing an instrument of revocation and depositing it, in properly notarized and consularized form at the headquarters of TNL or Brasil Telecom, as the case may be, no later than 48 hours before the occurrence of the applicable extraordinary general shareholders’ meeting.

Abstentions are counted for purposes of establishing a quorum but are not counted as votes for or against any matter voted on at a meeting.

If you are a holder of TNL or Brasil Telecom shares, none of TNL, Brasil Telecom, any of their affiliates or any members of their respective boards of directors or the boards of directors of those affiliates is soliciting any proxy from you or requesting that you send a proxy or its equivalent to any of them. For your convenience we have described generally below the procedure for voting your shares at the extraordinary general shareholders’ meetings but we urge you to consult Brazilian counsel with any questions on your voting rights or procedures. TmarPart, the controlling shareholder of TNL and Brasil Telecom, and its affiliates hold, directly or indirectly, sufficient voting power to approve the merger without the support of any other shareholders of TNL or Brasil Telecom, and TmarPart has informed TNL and Brasil Telecom that it intends to cause all of the TNL and Brasil Telecom shares that it owns, directly or indirectly, to be voted in favor of the merger.

Shareholders wishing to attend one of the extraordinary general shareholders’ meetings and who hold shares through the Fungible Custody of Registered Shares of the Stock Exchange (Custódia Fungível de Ações Nominativas das Bolsas de Valores) must provide a statement containing their corresponding equity interest in the applicable company dated within 48 hours of the applicable extraordinary general shareholders’ meeting.

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TNL

The following rules will apply with respect to attendance and voting at the TNL extraordinary general shareholders’ meeting held to consider the merger:

•	If you hold common shares of TNL, you may attend and vote at the TNL meeting.

•	If you hold preferred shares of TNL, you may attend the TNL meeting, but you will not have any voting rights.

•	If you hold TNL ADSs, you are not entitled to attend or vote at the TNL meeting.

If you hold TNL ADSs and wish to attend this meeting, you must surrender your TNL ADS and withdraw the TNL preferred shares underlying your TNL ADSs from the ADS program. To do so, you must (1) surrender to The Bank of New York Mellon, as TNL Depositary, at 101 Barclay Street, New York, NY 10286 (telephone: 1-888-BNY-ADRS), the TNL ADSs representing the preferred shares of TNL that you wish to withdraw, (2) pay a fee to the TNL Depositary in the amount of up to US$5.00 per 100 TNL ADSs or portion thereof for the cancellation of those TNL ADSs, and (3) pay any taxes or governmental charges payable in connection with its withdrawal of the preferred shares of TNL from the TNL ADS program. If you surrender TNL ADSs and receive preferred shares of TNL, the preferred shares so received will be registered at clearing and settlement chamber of the BM&FBOVESPA, and you will need to obtain your own foreign investor registration under Resolution 2,689. You will need to take these steps in sufficient time to allow your ownership of the TNL preferred shares to be reflected in the shareholder list that TNL will use to determine holders of TNL preferred shares that are permitted to attend the meeting, which generally reflects record ownership as of the fourth Brazilian business day prior to the meeting.

Brasil Telecom

The following rules will apply with respect to attendance and voting at the Brasil Telecom extraordinary general shareholders’ meeting held to consider the merger:

•	If you hold common shares of Brasil Telecom, you may attend and vote at the Brasil Telecom meeting.

•	If you hold preferred shares of Brasil Telecom, you may attend the Brasil Telecom meeting, but you will not have any voting rights.

•

If you hold Brasil Telecom ADSs, you are not entitled to attend or vote at the Brasil Telecom meeting. However, if you hold Brasil Telecom Common ADSs, the deposit agreement governing the Brasil Telecom Common ADSs does not prohibit you from instructing the Brasil Telecom Depositary how to vote the shares represented by your Brasil Telecom ADSs.

If you hold Brasil Telecom Common ADSs and wish to attend and vote in person at this meeting, or if you hold Brasil Telecom Preferred ADSs and wish to attend this meeting, you must surrender you Brasil Telecom ADS and withdraw the Brasil Telecom common shares or preferred shares, as applicable, underlying your Brasil Telecom ADSs from the ADS program. To do so, you must (1) surrender to The Bank of New York Mellon, as Brasil Telecom Depositary, at 101 Barclay Street, New York, NY 10286 (telephone: 1-888-BNY-ADRS), the Brasil Telecom ADSs representing the common shares or preferred shares, as applicable, of Brasil Telecom that you wish to withdraw, (2) pay a fee to the Brasil Telecom Depositary in the amount of up to US$5.00 per 100 Brasil Telecom ADSs or portion thereof for the cancellation of those Brasil Telecom ADSs, and (3) pay any taxes or governmental charges payable in connection with its withdrawal of the common shares or preferred shares of Brasil Telecom from the Brasil Telecom ADS programs. If you surrender Brasil Telecom ADSs and receive common shares or preferred shares of Brasil Telecom, the common shares or preferred shares so received will be registered at clearing and settlement chamber of the BM&FBOVESPA, and you will need to obtain your own foreign investor registration under Resolution No. 2,689. You will need to take these steps in sufficient time

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to allow your ownership of the Brasil Telecom common shares or preferred shares to be reflected in the shareholder list that Brasil Telecom will use to determine holders of common shares that are permitted to attend and vote at the meeting and the holders of preferred shares that are permitted to attend the meeting, which generally reflect record ownership as of the fourth Brazilian business day prior to the meeting.

Delivery of Brasil Telecom Shares and ADSs

Delivery of Brasil Telecom Common Shares and Preferred Shares

If the merger is approved, by operation of law:

•	each common share of TNL will automatically be converted into 2.3122 common shares of Brasil Telecom; and

•	each preferred share of TNL will automatically be converted into 0.1879 common shares and 1.9262 preferred shares of Brasil Telecom.

If you directly hold common or preferred shares of TNL, no further action by you is required. Because the common shares and preferred shares of Brasil Telecom are book-entry shares, an entry or entries will be made in the share registry of Brasil Telecom to evidence the common shares and preferred shares of Brasil Telecom you will receive in the merger, and neither you nor any other person will receive certificates evidencing common shares or preferred shares of Brasil Telecom. Following the auction of the fractional shares of Brasil Telecom resulting from the merger described under “—Fractional Brasil Telecom Shares and ADSs,” Brasil Telecom also will pay you cash in lieu of any fractional Brasil Telecom shares to which you would have been entitled as a result of the merger.

Although the merger will be effective by operation of law once the requisite shareholder approvals have been obtained, the common shares and preferred shares of TNL will continue to be listed on BM&FBOVESPA and be eligible for trading over the BM&FBOVESPA under their existing ticker symbols until the end of the period during which management of TNL is permitted pursuant to Brazilian law to unwind the merger. Under the Brazilian Corporation Law, if the management of TNL believes that the total value of the withdrawal rights exercised by its shareholders may put at risk its financial stability, management may, within 10 days after the end of the withdrawal rights period, call an extraordinary general shareholders’ meeting of TNL to either unwind or ratify the merger.

Brasil Telecom has agreed with the BM&FBOVESPA that after the period during which management of TNL is permitted pursuant to Brazilian law to unwind the merger has ended, the Brasil Telecom common shares and preferred shares issued in the merger will trade under the ticker symbol for Brasil Telecom’s common shares, “BRTO3,” and the ticker symbol for Brasil Telecom’s preferred shares, “BRTO4,” respectively. Upon the completion of the merger we intend to change our name from Brasil Telecom S.A. to Oi S.A., and after the period during which management of TNL is permitted pursuant to Brazilian law to unwind the merger has ended, we intend to change the trading symbols for the common shares and preferred shares of Brasil Telecom to “OIBR3” and “OIBR4,” respectively.

Delivery of Brasil Telecom ADSs

If the merger is approved, holders of TNL ADSs, each of which represents one preferred share of TNL, will receive, subject to the procedures described below, (1) 0.1879 Brasil Telecom Common ADSs, each representing one common share of Brasil Telecom, and (2) 0.6420 Brasil Telecom Preferred ADSs, each representing three preferred shares of Brasil Telecom for each TNL ADS they hold, plus cash in lieu of any fractional ADSs. The terms of the Brasil Telecom ADSs that will be received in connection with the merger are described in “Part Six—Shareholder Rights—Description of Brasil Telecom ADSs.”

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After the merger becomes effective and the end of the period during which management of TNL is permitted pursuant to Brazilian law to unwind the merger, Brasil Telecom will deposit with the custodian for the TNL Depositary the Brasil Telecom common shares and preferred shares issuable in respect of the TNL preferred shares then held in the TNL ADS program. The TNL Depositary will deposit those Brasil Telecom common shares and preferred shares with the custodian for the Brasil Telecom Depositary and instruct the Brasil Telecom Depositary to cause to be issued and to deliver ADSs representing those Brasil Telecom common shares and preferred shares to the TNL Depositary. When the Brasil Telecom ADSs are received in the TNL ADS program, the TNL ADSs will represent a right to receive Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs.

If you hold TNL ADSs indirectly through a broker or other intermediary, you will automatically receive your Brasil Telecom ADSs (and cash in lieu of any fractions as described in “—Fractional Shares and ADSs”), subject to payment of the fees and expenses of the TNL Depositary and any applicable taxes.

If you hold TNL ADSs directly as a registered holder, you must surrender your ADRs, if any, representing TNL ADSs to the TNL Depositary in accordance with instructions that will be provided to you. Registered holders of TNL ADSs will be provided with the necessary forms, including a letter of transmittal substantially in the form filed as Exhibit 99.8 to the registration statement of which this prospectus is a part, which will contain instructions on how to surrender their ADRs, if any, representing TNL ADSs to the TNL Depositary. If you do not receive the necessary forms, you may call The Bank of New York Mellon toll-free at 1-888-BNY-ADRS or contact The Bank of New York Mellon at 101 Barclay Street, New York, NY 10286. Upon delivery to the TNL Depositary of the completed and signed letter of transmittal, together with the TNL ADRs, if any, and payment of a fee of up to $0.05 per ADS to the TNL Depositary in connection with the cancellation of your TNL ADSs plus any expenses of the TNL Depositary (including any fee charged by the Brasil Telecom Depositary for the issuance of Brasil Telecom ADSs) and any applicable taxes, the TNL Depositary will deliver the Brasil Telecom ADSs to the registered holders of former TNL ADSs (and cash in lieu of any fractional ADSs as described in “—Fractional Shares and ADSs”).

During the period for the exercise of withdrawal rights by holders of TNL common shares to whom withdrawal rights are available and the period during which management of TNL is permitted pursuant to Brazilian law to unwind the merger as described above, the TNL ADSs will continue to trade on the NYSE under their existing ticker symbol.

The Brasil Telecom Common ADSs and the Brasil Telecom Preferred ADSs are listed on the NYSE under the symbols “BTM.C” and “BTM,” respectively. Upon the completion of the merger we intend to change our name from Brasil Telecom S.A. to Oi S.A. and to change the trading symbols for the ADSs representing our common shares and preferred shares to “OIBR.C” and “OIBR,” respectively. We will apply to list the Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs to be received by holders of TNL ADSs on the NYSE and following the completion of the merger, the Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs are expected to trade under the symbols “OIBR.C” and “OIBR,” respectively.

Fractional Brasil Telecom Shares and ADSs

If you hold common shares or preferred shares of TNL directly and the exchange ratio in the merger would entitle you to receive fractional common shares or preferred shares of Brasil Telecom, the number of Brasil Telecom common shares or preferred shares that you will receive in the merger will be rounded down to the largest whole number, and we will sell, in auctions on the BM&FBOVESPA, the aggregate of all fractional Brasil Telecom common shares and preferred shares. When your fractional Brasil Telecom shares are sold, you will receive in lieu of the fractional Brasil Telecom shares to which you would otherwise be entitled as a result of the merger, cash based on the net proceeds after deducting applicable fees and expenses, including the fees charged by the BM&FBOVESPA and the Fungible Custody of Registered Shares of the Stock Exchange of

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0.0285% and 0.006%, respectively, and the sales commissions charged by the brokerage firms that Brasil Telecom will hire, from the sale on the BM&FBOVESPA of the aggregate number of fractional entitlements to Brasil Telecom common shares and preferred shares, as applicable. Payments for interests in fractional shares of Brasil Telecom will be made within five business days after the date of the last auction. The sale of such fractional interests in auctions on the BM&FBOVESPA will occur as soon as practicable after due notice of the auctions are given in accordance with the rules of the BM&FBOVESPA, which will occur after the completion of the merger and the end of the withdrawal period and the period during which the merger could be unwound.

If you hold TNL ADSs and the exchange ratio would entitle you to receive a fraction of a Brasil Telecom Common ADS or Brasil Telecom Preferred ADS, the number of Brasil Telecom Common ADS or Brasil Telecom Preferred ADS you will receive in the merger will be rounded down to the largest whole number, and the TNL Depositary will try to sell on the open market the aggregate of all fractional Brasil Telecom ADSs. You will receive cash in lieu of any fractional Brasil Telecom Common ADS or Brasil Telecom Preferred ADS you are entitled to receive based on the net proceeds (after deducting applicable fees, taxes and expenses, including sales commissions) from any sale on the NYSE of the aggregate number of fractional entitlements to Brasil Telecom ADSs. Payments for interests in fractional Brasil Telecom ADSs will be available to registered holders as soon as practicable after the TNL Depositary completes sales of the aggregated fractional Brasil Telecom ADSs on the NYSE.

You do not have to pay in cash any fees or commissions to TNL or the TNL Depositary for the sale of your fractional common shares, preferred shares or Brasil Telecom ADSs because fees and expenses will have already been deducted from any amounts you receive.

With drawal Rights

Under Article 137 of the Brazilian Corporation Law, the holders of common shares of TNL that dissent from the merger have the right to withdraw their share capital from TNL and be reimbursed for the value of the common shares for which they were record holders at the close of trading on May 24, 2011, the date of the Relevant Fact that first announced the merger. You cannot exercise these withdrawal rights if you vote in favor of the merger. The failure to vote on the merger at the TNL extraordinary general shareholders’ meeting by a shareholder who would otherwise be entitled to exercise withdrawal rights will not constitute a waiver of that shareholder’s withdrawal rights.

If you hold TNL preferred shares (including TNL preferred shares represented by the TNL ADSs), you are not entitled to withdrawal rights with respect to the merger. If you hold Brasil Telecom common or preferred shares (including Brasil Telecom common or preferred shares represented by the Brasil Telecom ADSs), you are not entitled to withdrawal rights with respect to the merger.

Under the Brazilian Corporation Law, because the merger involves a controlling and controlled company, we and TNL are required to disclose the ratio of the value of TNL common shares and Brasil Telecom common shares calculated based on the net worth calculated at market prices (as if the assets of Brasil Telecom and TNL had been sold), based on valuation reports prepared by an independent financial advisor. This exchange ratio is required to be disclosed in order to provide the non-controlling shareholders with a parameter against which to evaluate the proposed merger and to determine whether to dissent from the shareholder vote and exercise withdrawal rights. The applicable exchange ratio calculated based on the criteria of net worth calculated at market prices is 2.307159 Brasil Telecom common shares or preferred shares for each TNL share of the same class.

Under the Brazilian Corporation Law, a shareholder who exercises a withdrawal right generally is entitled to receive the net asset value of its shares based on the book value of the company’s assets and liabilities based on the company’s most recently approved financial statement. However, if the exchange ratio resulting from the

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comparison of the net worth of TNL and BRT at market prices is more favorable then the one proposed to the non-controlling shareholders, the dissenting shareholders can elect to receive a reimbursement value calculated based on the net worth at market prices in exchange for their withdrawn shares. As the exchange ratios proposed to the non-controlling shareholders of TNL in connection with the merger are more favorable then the one resulting from the comparison of the net worth of TNL and Brasil Telecom at market prices, the dissenting shareholders at the extraordinary general shareholders’ meeting of TNL called to consider the merger will not be able to elect to receive a reimbursement value calculated based on the net worth at market prices in exchange for their withdrawn shares, and will only be able to receive a reimbursement value based on the net asset value of TNL. Based on the net asset value of TNL calculated using the book value of TNL’s assets and liabilities as set forth in the financial statements of TNL as of June 30, 2011, the withdrawal value per TNL common share is R$28.93.

Brasil Telecom and TNL retained Apsis to deliver valuation reports certifying (1) the net worth of each of Brasil Telecom and TNL calculated at market prices (as if the assets of Brasil Telecom and TNL had been sold), and (2) the net asset value of the TNL common shares determined based on the book value of TNL’s assets and liabilities as of July 31, 2011, as required by the Brazilian Corporation Law. Apsis’ valuation reports are included as exhibits to this registration statement and are incorporated herein by reference. See “—Presentations and Valuation Reports.”

If you have withdrawal rights, your withdrawal rights will lapse 30 days after publication of the minutes of the TNL extraordinary general shareholders’ meeting at which the merger is approved. Once the 30-day period for the exercise of your withdrawal rights has expired, you will no longer have any right to compel TNL to redeem your TNL common shares. The minutes of the TNL extraordinary general shareholders’ meeting, as well as a Relevant Fact (Fato Relevante) related to the approval of the merger, will be published in the newspapers in which TNL customarily publishes its notices on the business day following the TNL extraordinary general shareholders’ meeting. Such publication will constitute your sole notification regarding the commencement of the period to exercise your withdrawal rights. If you notify TNL that you wish to exercise your withdrawal rights, such request will be irrevocable.

To exercise its withdrawal rights, a shareholder holding TNL common shares in custody with Banco do Brasil, the transfer agent for the shares of TNL, must appear, personally or through an attorney-in-fact, at any office of Banco do Brasil, during the 30-day period for the exercise of its withdrawal rights, complete a form related to the exercise of the withdrawal rights, which is available in those offices, and surrender certified copies of the documents listed below:

•	Individuals: Individual Taxpayers’ Register, Identity Card updated evidence of address (02 months at most);

•

Legal Entity: National Corporate Taxpayers’ Register, bylaws/articles of association and corresponding amendments, as well as documents related to the partners/legal representatives (act of appointment, Individual Taxpayers’ Register, Identity Card updated evidence of address).

Shareholders represented by attorneys-in-fact must surrender the documents described above and the respective public power of attorney, which shall grant special powers to the attorney-in-fact authorizing him to exercise, on behalf of the grantor, the withdraw rights and request the reimbursement for the TNL common shares.

Shareholders holding TNL common shares through the Fungible Custody of Registered Shares of the Stock Exchange must exercise their withdrawal rights through their custody agents.

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Brokerage Commissions and Depositary Fees

You will not have to pay any brokerage commissions in connection with the merger if your common shares or preferred shares of TNL are registered in your name. If your common shares or preferred shares of TNL are held through a bank or broker or a custodian linked to a stock exchange, you should consult with them as to whether or not they charge any transaction fee or service charges in connection with the merger.

If you hold TNL ADSs, you will have to pay a fee of up to $0.05 per ADS to the TNL Depositary in connection with the cancellation of your TNL ADSs plus any expenses of the TNL Depositary (including any fee charged by the Brasil Telecom Depositary for the issuance of Brasil Telecom ADSs) and any applicable taxes as a condition of receiving delivery of your new Brasil Telecom ADSs. In addition, you will have to pay any applicable stock transfer taxes with respect to the cancellation of your TNL ADSs or the issuance of Brasil Telecom ADSs to you.

Mailing of Prospectus

Brasil Telecom will mail the prospectus to record holders of common shares and preferred shares of TNL who are residents of the United States and whose names appear on the applicable shareholder lists. Brasil Telecom will mail the prospectus to record holders of TNL ADSs whose names appear on the list of record holders of TNL ADSs maintained by the TNL Depositary and will also furnish the prospectus to brokers, banks and similar persons who are listed as participants in a clearing agency’s security position listing for subsequent transmission to beneficial owners of TNL ADSs. If you hold common shares or preferred shares of TNL or TNL ADSs, you are receiving this prospectus because Brasil Telecom may be deemed to be offering you its securities for purposes of the Securities Act.

Termination of TNL ADS Program

TNL will instruct the TNL Depositary to mail notice to the owners of all outstanding TNL ADSs in accordance with the deposit agreement governing the TNL ADSs to terminate that deposit agreement and the TNL ADS program as soon as practicable after the merger becomes effective and the period for the exercise of withdrawal rights and the period during which the merger could be unwound have elapsed.

As soon as practicable after the expiration of one year from the date the TNL ADS program has been terminated, the TNL Depositary may sell any deposited securities (for example, the Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs) remaining under TNL’s ADS program, and shall thereafter hold the proceeds of the sale, net of fees, expenses and taxes, together with any other cash, without liability for interest, for the pro rata benefit of holders of TNL ADSs that have not theretofore surrendered their TNL ADSs.

After effecting such a sale, the TNL Depositary will be discharged from all obligations under the deposit agreement governing the TNL ADSs, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the TNL Depositary and other expenses set forth in the deposit agreement governing the TNL ADSs for the surrender of ADSs and any applicable taxes or other governmental charges) and certain indemnification obligations to TNL, and TNL will also be discharged from all obligations thereunder, except for certain indemnification obligations to the TNL Depositary and its agents.

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Presentations and Valuation Reports

The presentations and valuation reports discussed in this section have been prepared based, in part, on prospective financial information prepared by the management of Brasil Telecom and TNL, or the prospective financial information. Brasil Telecom and TNL do not as a matter of course make public projections as to future sales, earnings, or other results. However, the managements of these companies have prepared the prospective financial information in connection with the presentations and valuation reports. The prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. The management of Brasil Telecom and TNL are responsible for such information, and in their view, it was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Brasil Telecom and TNL. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this prospectus, the presentations and the valuation reports are cautioned not to place undue reliance on the prospective financial information.

Neither the independent auditors of Brasil Telecom or TNL, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the presentations or valuation reports, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The assumptions and estimates underlying the prospective financial information included in the presentations and valuation reports are inherently uncertain and, though considered reasonable by the management of Brasil Telecom and TNL as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, the risks described in “Part Three—Risk Factors—Risks Relating to the Brazilian Telecommunications Industry and Our Business” and “Part Three—Risk Factors—Risks Relating to the Merger.” Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Brasil Telecom and TNL or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in the presentations and valuation reports should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Brasil Telecom and TNL do not generally publish their business plans and strategies or make external disclosures of their anticipated financial position or results of operations. Accordingly, Brasil Telecom and TNL do not intend to update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Brasil Telecom and TNL do not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

Presentation of Itaú BBA

Brasil Telecom retained Itaú BBA as a financial advisor of the independent special committee of Brasil Telecom to perform certain valuation analyses in connection with the Coari merger and the merger in order to assist the independent special committee of Brasil Telecom in its analysis and recommendation to the board of directors of Brasil Telecom. On July 29, 2011, Itaú BBA delivered its presentation, or the Itaú BBA presentation, to the independent special committee of Brasil Telecom. An English translation of the full text of the Itaú BBA presentation is included as exhibit 99.3 to the registration statement of which this prospectus forms a part. The Itaú BBA presentation was prepared in accordance with Guideline 35 and was not prepared to comply with any other legal or regulatory requirements either in Brazil or abroad. The following summary of the Itaú BBA

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presentation is qualified in its entirety by reference to, and should be reviewed together with, the full text of the Itaú BBA presentation, including the information in the section entitled “Important Notes.” You are urged to read the entire Itaú BBA presentation and consider it carefully. Considering the following summary without reviewing the full text of the Itaú BBA presentation, including the methodologies and assumptions underlying the analyses therein, could create a misleading or incomplete view of the Itaú BBA presentation. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed on or prior to March 31, 2011 and is not necessarily indicative of current or future market conditions. The Itaú BBA presentation is not an expert opinion and should not be the basis of any decision in connection with the merger.

The Itaú BBA presentation was delivered to the independent special committee of Brasil Telecom for its exclusive use in analyzing and evaluating the Coari merger and the merger in accordance with Guideline 35 and for no other purpose. The Itaú BBA presentation, including its analyses and conclusions, did not constitute a recommendation or guidance to the independent special committee of Brasil Telecom, to the Oi Companies or their directors or shareholders, on how to proceed with respect to any decision related to the corporate reorganization. Any decision taken by Brasil Telecom and the recommendations made by the independent special committee of Brasil Telecom were based on their own analysis of the risks and benefits involved in the corporate reorganization and are not the direct or indirect responsibility of Itaú BBA.

In preparing the Itaú BBA presentation, Itaú BBA:

•

examined the consolidated financial statements of Brasil Telecom, TNL and Telemar for the year ended December 31, 2010, each audited by Deloitte Touche Tohmatsu Auditores Independentes, and the unaudited consolidated financial statements of Brasil Telecom, TNL and Telemar for the three months ended March 31, 2011;

•	held meetings with members of the management of Brasil Telecom, TNL and Telemar concerning the business, operations and prospects of those companies;

•

examined certain publicly available business and financial information relating to each of Brasil Telecom, TNL and Telemar, as well as certain financial forecasts and other information and data relating to each of Brasil Telecom, TNL and Telemar, which were provided by those companies to Itaú BBA;

•	considered such other financial studies and analyses as Itaú BBA deemed appropriate, including financial, economic and market criteria.

In preparing the Itaú BBA presentation, Itaú BBA assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. Itaú BBA did not assume any responsibility for independently verifying this information and did not undertake an independent evaluation or appraisal of any of the assets or liabilities (whether contingent or not) of Brasil Telecom, TNL or Telemar and was not furnished with any such evaluation or appraisal, nor did Itaú BBA evaluate the solvency or fair value of Brasil Telecom, TNL or Telemar under any laws related to bankruptcy, insolvency or similar matters. In addition, Itaú BBA did not assume any obligation to conduct any physical inspection of the properties or facilities of Brasil Telecom, TNL or Telemar. With respect to the financial forecast information furnished to or discussed with Itaú BBA by Brasil Telecom, TNL or Telemar, Itaú BBA assumed that the information had been reasonably prepared and reflected the best currently available estimates and judgment of the managements of Brasil Telecom, TNL and Telemar as to the expected future financial performance of those companies. Itaú BBA expressed no view as to such forecasts or the assumptions on which they were based. Itaú BBA has not provided any legal, tax or accounting advice to the independent special committee of Brasil Telecom or to Brasil Telecom, TNL or Telemar in connection with the corporate reorganization.

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The Itaú BBA presentation provides an estimate, based on information received from Brasil Telecom, TNL and Telemar, or available from public sources, derived by applying certain valuation methodologies typically used in financial evaluations of companies and requested by the independent special committee of Brasil Telecom, and does not evaluate any other aspect or implication of the corporate reorganization or any contract, agreement or understanding entered into in relation to the corporate reorganization. Itaú BBA did not, and the Itaú BBA presentation does not, express any opinion or view as to the value of Brasil Telecom shares that will be issued in connection with the Coari merger or the merger or the prices at which shares of the Oi Companies actually will or could be privately sold or publicly traded in the securities markets at any time following the announcement or consummation of the corporate reorganization. In addition, the Itaú BBA presentation is not and may not be used as: (1) an opinion about the fairness and reasonability of the corporate reorganization, (2) a recommendation in relation to any aspects of the corporate reorganization, or (3) an opinion about the fairness of, or a recommendation with respect to, any exchange ratio used in any step of the corporate reorganization. Furthermore, the Itaú BBA presentation does not deal with the strategic and commercial merits of the corporate reorganization, nor does it deal with any possible strategic and commercial decision of any of the Oi Companies to carry out the corporate reorganization. The results presented in the Itaú BBA presentation refer to the corporate reorganization only and cannot be applied to any other present or future decision or transaction related to the Oi Companies or the economic group to which they belong or the markets in which they operate. The Itaú BBA presentation does not constitute a judgment, opinion or recommendation to the management of Brasil Telecom, the independent special committee of Brasil Telecom or to any third party, including the shareholders of any of the Oi Companies, in relation to the corporate reorganization, as it is not intended to serve as a basis for any investment decision.

Itaú BBA’s analyses do not consider operating, tax or other benefits or losses of any type whatsoever, including any possible premium, nor do they consider any synergies, incremental value and/or costs, if any, as of the completion of the corporate reorganization, if completed, or of any other transaction. Itaú BBA’s analyses are not and should not be considered as a recommendation in relation to how the independent special committee of Brasil Telecom and the shareholders of any of the Oi Companies should vote in connection with the Coari merger or the merger, as applicable. Itaú BBA has not been requested to take part and will not take part in the negotiation or structuring of the corporate reorganization, since its work was limited to providing financial advisory services to the independent special committee of Brasil Telecom in connection with the analyses and negotiation of the exchange ratios in connection with the Coari merger and the merger.

The financial calculations contained in the Itaú BBA presentation may not always result in an accurate sum due to rounding.

Presentation of Financial Analyses

The economic value ranges of Brasil Telecom, TNL and Telemar included in the Itaú BBA presentation were estimated based on the methodologies that the independent special committee of Brasil Telecom and Itaú BBA believes are the most widely used in financial and economic valuations. Although Itaú BBA provided a range of exchange ratios under each methodology used in its analysis, it did not recommend to the independent special committee of Brasil Telecom exchange ratio ranges to be used in the Coari merger or the merger. The exchange ratio ranges calculated under each methodology include an adjustment with respect to the valuation of Brasil Telecom of R$2.54 per share in connection with the issuance, distribution and redemption of the redeemable shares by Brasil Telecom. The primary methodologies used in the valuation analyses included in the Itaú BBA presentation were:

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Market Price Metrics

•	Simple average – market price. Itaú BBA analyzed the share prices of each of Brasil Telecom, TNL and Telemar for the 30, 60, 90, 120 and 180-day periods prior to:

•

May 24, 2011, the date of the publication of the Relevant Fact that first announced the corporate reorganization, and calculated an exchange ratio based on simple averages utilizing the average closing price per share of Brasil Telecom, TNL and Telemar for these periods. This methodology resulted in an exchange ratio range of (1) 2.2755 to 2.4906 common shares of Brasil Telecom per common share of TNL, (2) 2.1347 to 2.4290 preferred shares of Brasil Telecom per preferred share of TNL, (3) 1.8423 to 1.8968 common shares of Brasil Telecom per preferred share of TNL, (4) 4.7275 to 5.0983 common shares of Brasil Telecom per common share of Telemar, (5) 4.4228 to 4.7566 preferred shares of Brasil Telecom per class A or class B preferred share of Telemar, and (6) 3.6509 to 3.8170 common shares of Brasil Telecom per class A or class B preferred share of Telemar; and

•

July 20, 2011, the cut-off date used by Itaú BBA for purposes of the compilation of market price averages, and calculated an exchange ratio based on simple averages utilizing the average closing price per share of Brasil Telecom, TNL and Telemar for these periods. This methodology resulted in an exchange ratio range of (1) 1.9198 to 2.3699 common shares of Brasil Telecom per common share of TNL, (2) 2.0079 to 2.2450 preferred shares of Brasil Telecom per preferred share of TNL, (3) 1.7240 to 1.8948 common shares of Brasil Telecom per preferred share of TNL, (4) 4.4297 to 4.9902 common shares of Brasil Telecom per common share of Telemar, (5) 4.2075 to 4.5022 preferred shares of Brasil Telecom per class A or class B preferred share of Telemar, and (6) 3.6126 to 3.7999 common shares of Brasil Telecom per class A or class B preferred share of Telemar.

•	Weighted average – market price. Itaú BBA analyzed the share prices of each of Brasil Telecom, TNL and Telemar for the 30, 60, 90, 120 and 180-day periods prior to:

•

May 24, 2011, the date of the publication of the Relevant Fact that first announced the corporate reorganization, and calculated a weighted average exchange ratio based on the volume-weighted average price per share of Brasil Telecom, TNL and Telemar for these periods. This methodology resulted in an exchange ratio range of (1) 2.3122 to 2.5373 common shares of Brasil Telecom per common share of TNL, (2) 2.1428 to 2.4687 preferred shares of Brasil Telecom per preferred share of TNL, (3) 1.8402 to 1.9204 common shares of Brasil Telecom per preferred share of TNL, (4) 4.3352 to 5.1149 common shares of Brasil Telecom per common share of Telemar, (5) 4.4537 to 4.8565 preferred shares of Brasil Telecom per class A or class B preferred share of Telemar, and (6) 3.6690 to 3.8620 common shares of Brasil Telecom per class A or class B preferred share of Telemar; and

•

July 20, 2011, the cut-off date used by Itaú BBA for purposes of the compilation of market price averages, and calculated a weighted average exchange ratio based on the volume-weighted average price per share of Brasil Telecom, TNL and Telemar for these periods. This methodology resulted in an exchange ratio range of (1) 1.9459 to 2.3351 common shares of Brasil Telecom per common share of TNL, (2) 2.0170 to 2.2482 preferred shares of Brasil Telecom per preferred share of TNL, (3) 1.7458 to 1.8794 common shares of Brasil Telecom per preferred share of TNL, (4) 4.4440 to 4.6965 common shares of Brasil Telecom per common share of Telemar, (5) 4.1639 to 4.4942 preferred shares of Brasil Telecom per class A or class B preferred share of Telemar, and (6) 3.6041 to 3.8446 common shares of Brasil Telecom per class A or class B preferred share of Telemar.

•	Target price. Itaú BBA calculated the exchange ratio based on the target prices published by equity research analysts affiliated with various investment banks. Itaú BBA compiled the most recent target

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prices published with respect to each of Brasil Telecom, TNL and Telemar, noting that there is no coverage of Telemar common shares and the most recent report available for Brasil Telecom common shares was dated May 2009. Itaú BBA calculated the exchange ratio based on the average target prices for Brasil Telecom common shares and preferred shares, TNL common shares and preferred shares and Telemar preferred shares. This methodology resulted in an exchange ratio of (1) 2.4117 common shares of Brasil Telecom per common share of TNL, (2) 2.1529 preferred shares of Brasil Telecom per preferred share of TNL, (3) 1.9248 common shares of Brasil Telecom per preferred share of TNL, (4) 4.1919 preferred shares of Brasil Telecom per class A or class B preferred share of Telemar, and (5) 3.7477 common shares of Brasil Telecom per class A or class B preferred share of Telemar.

Trading Multiples

Itaú BBA analyzed the Enterprise Value to EBITDA, or EV/EBITDA, trading multiples for a selected sample of comparable companies. Itaú BBA calculated Enterprise Value based on the share prices of the comparable companies on July 19, 2011 and the net debt of the comparable companies based on their most recent publicly available financial statements. EBITDA of the comparable companies was based on analysts’ projections for the respective companies. The independent committee of Brasil Telecom and Itaú BBA believe that Telecomunicações de São Paulo S.A. and TIM Participações S.A. are the most relevant comparable companies due to the fact that their operations are located in Brazil. Itaú BBA’s analysis using EV/EBITDA multiples resulted in a minimum blended exchange ratio of 1.2978 shares of Brasil Telecom per share of TNL, a maximum blended exchange ratio of 1.3331 shares of Brasil Telecom per share of TNL, a minimum blended exchange ratio of 2.7716 shares of Brasil Telecom per share of Telemar and a maximum blended exchange ratio of 2.8310 shares of Brasil Telecom per share of Telemar.

Discounted Cash Flow

Itaú BBA performed a discounted cash flow analysis to estimate a range of implied equity values per share as of March 31, 2011 for each of Brasil Telecom, TNL and Telemar, using a specified projection period from April 1, 2011 to December 31, 2020 and a terminal value calculation to capture the periods thereafter. The calculation of the estimated total equity values for Brasil Telecom, TNL and Telemar adjusted the enterprise value of each company by (1) subtracting the value of (a) net debt/(cash) (including, where applicable, financial and fiscal indebtedness, outstanding authorization payments, outstanding dividends payable and receivable, cash and cash equivalents and inter-company credit transactions) and (b) provisions for contingencies, and (2) adding the value of legal deposits. These adjustments reflect figures as set forth in such company’s balance sheet as of March 31, 2011 filed with the CVM. The estimated total equity value of TNL included its 70.40% economic ownership of Telemar’s estimated total equity value and the estimated total equity value of Telemar included its 49.28% economic ownership of Brasil Telecom’s estimated total equity value. The estimated total equity values per share for Brasil Telecom, TNL and Telemar were calculated by dividing the respective estimated total equity values of Brasil Telecom, TNL and Telemar by 589.8 million shares, 467.5 million shares and 344.1 million shares, respectively.

The enterprise values for Brasil Telecom and Telemar were determined by adding (1) the “present value” of such company’s projected free cash flows from April 1, 2011 through 2020, (2) the “present value” of the “terminal value” of such company’s projected free cash flows following the 10-year projection period referred to above, and (3) the “present value” of the tax savings projected by each company. In the case of Brasil Telecom and Telemar, Itaú BBA calculated, on the basis of management’s forecasts, free cash flow as net operating profit less adjusted taxes, plus (1) depreciation and amortization, plus or minus (2) changes in net working capital, and minus (3) capital expenditures. TNL’s enterprise value was determined by adding (1) the “present value” of its projected operating expenses after taxes from April 1, 2011 through 2020 and (2) the “present value” of the “terminal value” of its projected operating expenses after taxes following the 10-year projection period referred to above. TNL’s projected operating expenses after taxes were calculated based on the operating expenses

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incurred in 2010 with growth projections based on inflation rates. “Present value” refers to the current value of future cash flows obtained by discounting such future cash flows at a discount rate that reflects the weighted average cost of capital, or WACC, estimated for such companies. “Terminal value” refers to the estimated value for the cash flows of a particular asset after the end of a specified projection period. The terminal value is estimated by multiplying the free cash flow in the last year of the projection period by one plus the perpetuity growth rate and then dividing by the WACC rate minus the perpetuity growth rate. Free cash flow was calculated on the basis of projections in nominal reais which was converted to U.S. dollars using the projected exchange rate and then discounted at the WACC rate in nominal U.S. dollars. The resulting estimated enterprise value in U.S. dollars was then converted back to reais using the exchange rate of 1.58 reais per U.S. dollar.

Itaú BBA performed sensitivity analyses by varying the perpetuity growth rate from 1.3% to 3.3% and the WACC rate from 6.7% to 8.7% (in nominal U.S. dollars). Based on these sensitivity analyses, Itaú BBA derived a range of estimated total equity values as of March 31, 2011 of R$21.53 to R$40.63 per Brasil Telecom share, R$38.76 to R$99.27 per TNL share and R$80.77 to R$197.79 per Telemar share. Applying a consistent comparison of the estimated equity values per share of Brasil Telecom, TNL and Telemar, Itaú BBA determined that (1) the minimum blended exchange ratio of shares of Brasil Telecom per share of TNL was 2.1769 assuming a 8.2% WACC and a 1.8% perpetuity growth rate, (2) the maximum blended exchange ratio of shares of Brasil Telecom per share of TNL was 2.4585 assuming a 7.2% WACC and a 2.8% perpetuity growth rate, (3) the minimum blended exchange ratio of shares of Brasil Telecom per share of Telemar was 4.4794 assuming a 8.2% WACC and a 1.8% perpetuity growth rate and (4) the maximum blended exchange ratio of shares of Brasil Telecom per share of Telemar was 4.9475 assuming a 7.2% WACC and a 2.8% perpetuity growth rate.

Additional Information Relating to Itaú BBA and the Itaú BBA Presentation

The preparation of the Itaú BBA presentation was a complex process that involved an array of approaches to evaluate the most appropriate and relevant financial analysis methods as well as the application of such methods. Neither the reference to a specific analysis nor its order of appearance in the summary above is meant to indicate that the analysis was given more weight than any other analysis. This summary is not a complete description of all of the analyses performed and factors considered by Itaú BBA, but rather is a summary of the material financial analyses performed and factors considered by Itaú BBA. Selecting portions of the analyses or of the summary above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Itaú BBA’s analyses. With respect to the comparable company analysis summarized above, such analysis reflects selected companies, and not necessarily all companies, that may be considered relevant in evaluating the corporate restructuring. In addition, no company used as a comparison is either identical or directly comparable to Brasil Telecom, TNL or Telemar. These analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

The Itaú BBA presentation was necessarily based upon the market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Itaú BBA as of, the date of such presentation. Due to the limitations described above, Itaú BBA has not and will not provide, either expressly or implicitly, any representation or warranty in relation to any information or forecasts used to prepare the Itaú BBA presentation. Moreover, the analyses contained in the Itaú BBA presentation do not constitute assessments or reflect the prices for which the companies were actually acquired or sold, the real value of the shares when issued in a transaction, or the prices for which the securities could be sold at any time. If any of such forecasts, or assumptions underlying such forecasts, is not fulfilled, or if the information proves to be incorrect, incomplete or inaccurate, the conclusions of the Itaú BBA presentation may be changed in a material manner. Itaú BBA has no obligation to update or otherwise revise the Itaú BBA presentation.

Itaú BBA provides a wide range of financial products and investment banking services to Brasil Telecom and its affiliates, for which it receives compensation. Notwithstanding this fact, in connection with the

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preparation of the Itaú BBA presentation, Itaú BBA believes there are no facts or circumstances that impair its independence or its ability to carry out its duties.

Itaú BBA’s qualifications to render the valuation reports arise from its extensive experience as an internationally recognized consulting company engaged in, among others, the valuation of companies and other businesses and their securities in Brazil and elsewhere in connection with mergers and acquisitions, restructurings, negotiated underwritings, competitive biddings, distributions of listed securities, private placements and valuations for corporate and other purposes. Itaú BBA was selected to prepare the valuation reports based on its experience in preparing such reports and other factors. Upon delivery of the Itaú BBA presentation, Brasil Telecom paid Itaú BBA a fee of R$1.5 million for the preparation of the Itaú BBA presentation.

Brasil Telecom has agreed to reimburse Itaú BBA for certain expenses and to indemnify Itaú BBA and certain of its officers and directors against any and all liabilities for losses, damages, expenses and judicial claims, directly or indirectly, as a result of Itaú BBA’s engagement to produce the Itaú BBA presentation. Itaú BBA does not take responsibility and shall not be held liable for any direct or indirect damage and/or loss or loss of profit that may arise from the Itaú BBA presentation.

In the normal course of its business, Itaú BBA has provided investment banking and banking services and financial services, in general, as well as other financial services to the Oi Companies and to their respective affiliates from time to time in the past, for which Itaú BBA was compensated, and may, in the future, provide such services to the Oi Companies and to their respective affiliates, for which Itaú BBA expects to be compensated. Itaú BBA and its affiliates provide a variety of financial services and other services related to securities, brokerage and investment banking. In the usual course of its activities, Itaú BBA may purchase, hold or sell, on its behalf or on the behalf and at the behest of its customers, shares and other securities and financial instruments (including bank loans and other liabilities) of the Oi Companies and of any other companies that may be involved in the corporate reorganization, and Itaú BBA may provide investment banking services and other financial services to such companies and their respective subsidiaries or parent companies. The professionals in the research departments and other divisions of the Itaú Unibanco group, including Itaú BBA, may base their analyses and publications on different operating and market assumptions and on different analysis methodologies when compared with those used in the preparation of the Itaú BBA presentation, so that the research reports and other publications prepared by them may contain results and conclusions that are different from those described in the Itaú BBA presentation, considering that such analyses and reports are performed by analysts who are independent from any relationship with the professionals involved in the preparation of the Itaú BBA presentation. Itaú BBA has adopted policies and procedures designed to protect the independence of its securities analysts, whose views may differ from those of the investment banking department. Itaú BBA has also adopted policies and procedures designed to maintain informational barriers between the investment banking and the other areas and departments of Itaú BBA and other companies of Itaú Unibanco group, including but not limited to asset management, proprietary share trading desk, debt instruments, securities and other financial instruments.

Presentation of BTG Pactual

The independent special committee of TNL retained BTG Pactual as a financial advisor to perform certain valuation analyses in connection with the merger in order to assist the independent special committee of TNL in its analysis and recommendation to the board of directors of TNL. On July 29, 2011, BTG Pactual presented its valuation analyses to the independent special committee of TNL, and on August 1, 2011, BTG Pactual delivered its valuation analyses, or the BTG Pactual presentation, to the independent special committee of TNL. An English translation of the full text of the BTG Pactual presentation is included as exhibit 99.4 to the registration statement of which this prospectus forms a part. The following summary of the BTG Pactual presentation is qualified in its entirety by reference to, and should be reviewed together with, the full text of the presentation, including the information in the section entitled “Additional Statements and Information.” You are urged to read

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the BTG Pactual presentation and consider it carefully. Considering the following summary without reviewing the full text of the BTG Pactual presentation, including the methodologies and assumptions underlying the analyses therein, could create a misleading or incomplete view of the BTG Pactual presentation. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to May 24, 2011 and is not necessarily indicative of current or future market conditions. The BTG Pactual presentation is not an expert opinion and should not be the basis of any decision in connection with the merger.

The BTG Pactual presentation was delivered to the independent special committee of TNL for its exclusive use in analyzing and evaluating the merger and for no other purpose. The BTG Pactual presentation, including its analyses and conclusions, did not constitute a recommendation or guidance to the independent special committee of TNL, to the Oi Companies or their directors or shareholders, on how to proceed with respect to any decision related to the corporate reorganization. Any decision taken by TNL and the recommendations made by the independent special committee of TNL were based on their own analysis of the risks and benefits involved in the corporate reorganization and are not the direct or indirect responsibility of BTG Pactual.

In preparing the BTG Pactual presentation, BTG Pactual:

•	examined the unaudited consolidated financial statements of Brasil Telecom, TNL and Telemar for the three months ended March 31, 2011;

•	held meetings with members of the management of Brasil Telecom, TNL, Telemar and their respective independent special committees concerning the business, operations and prospects of those companies;

•

examined certain publicly available business and financial information relating to each of Brasil Telecom, TNL and Telemar, as well as certain financial forecasts and other information and data relating to each of Brasil Telecom, TNL, Telemar, which were provided by those companies to BTG Pactual;

•	considered such other financial studies and analyses as BTG Pactual deemed appropriate, including financial, economic and market criteria.

In preparing the BTG Pactual presentation, BTG Pactual assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. BTG Pactual did not assume any responsibility for independently verifying this information and did not undertake an independent evaluation or appraisal of any of the assets or liabilities (whether contingent or not) of Brasil Telecom, TNL or Telemar and was not furnished with any such evaluation or appraisal, nor did BTG Pactual evaluate the solvency or fair value of Brasil Telecom, TNL or Telemar under any laws related to bankruptcy, insolvency or similar matters. In addition, BTG Pactual did not assume any obligation to conduct any physical inspection of the properties or facilities of Brasil Telecom, TNL or Telemar. With respect to the financial forecast information furnished to or discussed with BTG Pactual by Brasil Telecom, TNL or Telemar, BTG Pactual assumed that the information had been reasonably prepared and reflected the best currently available estimates and judgment of the managements of Brasil Telecom, TNL and Telemar as to the expected future financial performance of such companies. BTG Pactual expressed no view as to such forecasts or the assumptions on which they were based. BTG Pactual has not provided any legal, tax or accounting advice to the independent special committee of TNL or to Brasil Telecom, TNL or Telemar in connection with the corporate reorganization.

The BTG Pactual presentation does not constitute a judgment, opinion or recommendation to the management of TNL, the independent special committee of TNL or to any third party, including the shareholders of Brasil Telecom, TNL or Telemar, in relation to the corporate reorganization, as it is not intended to serve as a basis for any investment decision.

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The financial calculations contained in the BTG Pactual presentation may not always result in an accurate sum due to rounding.

Presentation of Financial Analyses

The economic value ranges of Brasil Telecom, TNL and Telemar included in the BTG Pactual presentation were estimated based on the methodologies that BTG Pactual believes are the most widely used in financial and economic valuations. The primary methodologies used in the valuation analyses included in the BTG Pactual presentation were:

Discounted Cash Flow

BTG Pactual performed a discounted cash flow analysis to estimate a range of implied equity values per share of each of Brasil Telecom, TNL and Telemar, as of December 31, 2010, using a projection period from January 1, 2011 to December 31, 2020. The calculation of the total equity value for Brasil Telecom adjusted its enterprise value by adding the value of (1) net cash, calculated as the difference between (i) the sum of total indebtedness, provisions and contingencies, outstanding authorization payments and dividends payable, and (ii) the sum of cash, debentures issued by Telemar and held by Brasil Telecom, and assets in escrow (judicial deposits) and (2) the “present value” of the tax benefit of the goodwill recognized on the acquisition of Brasil Telecom. The calculation of the total equity value for Telemar adjusted its enterprise value by subtracting the value of net debt, calculated as the difference between (i) the sum of total indebtedness, provisions and contingencies, outstanding authorization payments and dividends payable, and (ii) the sum of cash and assets in escrow (judicial deposits), and adding (1) the net cash attributable to non-controlling shareholders of Brasil Telecom, (2) the “present value” of Telemar’s 49.28% share of the tax benefit of the Brasil Telecom goodwill recognized on the acquisition of Brasil Telecom, and (3) the “present value” of the tax benefit of Telemar’s accumulated losses. The calculation of the total equity value for TNL adjusted its enterprise value by subtracting net debt at the holding level and the “present value” of its projected operating costs. With the exception of the “present values” which are explained below, these adjustments reflect figures as set forth in such company’s unaudited balance sheet as of March 31, 2011. The total equity value of TNL included their 70.40% economic ownership of Telemar’s total equity value and the total equity value of Telemar included their 49.28% economic ownership of Brasil Telecom’s total equity value. The total equity values per share for Brasil Telecom, TNL and Telemar were calculated by dividing the respective total equity values of Brasil Telecom, TNL and Telemar by 590 million shares, 467 million shares and 344 million shares, respectively.

The enterprise value for Brasil Telecom and Telemar was determined by adding (1) the “present value” of such company’s projected free cash flows from January 1, 2011 through 2020, and (2) the “present value” of the “terminal value” of such company’s projected free cash flows following the 10-year projection period referred to above. “Present value” refers to the current value of future cash flows obtained by discounting such future cash flows at a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns, and other appropriate factors. “Terminal value” refers to the estimated value of the cash flows of a particular asset after the end of a projection period. The terminal value is estimated by multiplying the free cash flow in the last year of the projection period by one plus the perpetuity growth rate and then dividing by the weighted average cost of capital, or WACC, rate minus the perpetuity growth rate. In the case of Brasil Telecom and Telemar, BTG Pactual calculated, on the basis of management’s forecasts, free cash flow as earnings before interest, taxes, depreciation and amortization, or EBITDA minus (1) income taxes, accounting for the tax shield from depreciation, amortization (excluding amortization of goodwill, which is valued separately) and interest on shareholders’ equity, minus (2) capital expenditures, and plus or minus (3) changes in net working capital. Free cash flow was calculated on the basis of projections in nominal reais, than converted to U.S. dollars and then discounted at the WACC rate, also in nominal U.S. dollars, as described below.

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In calculating the terminal values of Brasil Telecom and Telemar’s business at the end of the initial 10-year projection period, BTG Pactual applied the perpetuity growth methodology to the forecasted free cash flow in 2020, with a range of perpetuity growth rates ranging from 1.5% to 3.5% (in nominal U.S. dollars) and a WACC range of 8.5% to 11.0%. The free cash flows and terminal values were subsequently discounted using the WACC range specified above (in nominal U.S. dollars).

Based on these assumptions, BTG Pactual derived a range of total equity values as of December 31, 2010 of R$25.88 to R$60.55 per TNL share, R$14.99 to R$25.25 per Brasil Telecom share and R$55.43 to R$122.57 per Telemar share. The range of total equity values for Brasil Telecom include an adjustment with respect to the valuation of Brasil Telecom of R$2.54 per share in connection with the issuance, distribution and redemption of the redeemable shares by Brasil Telecom.

Book Value of Shareholders’ Equity

BTG Pactual calculated the book value of shareholders’ equity for each of Brasil Telecom, TNL and Telemar by dividing shareholders’ equity by the total outstanding shares (excluding treasury shares) on March 31, 2011. Shareholders’ equity is calculated by subtracting (1) total liabilities and (2) non-controlling interest from total assets. BTG Pactual’s analysis using the book value of shareholders’ equity resulted in an exchange ratio of 1.490 shares of Brasil Telecom per share of TNL.

Volume Weighted Average Price

BTG Pactual analyzed the share prices of each of Brasil Telecom, TNL and Telemar for the period from March 29, 2011, the date of the capital increase of TNL and TMAR and the investment of Portugal Telecom in these companies, to May 23, 2011 and for the 15, 30, 45, 60, 90, 120, 180 and 360-day periods ending on May 24, 2011, the date of the publication of the Relevant Fact that first announced the corporate reorganization, and calculated a weighted average exchange ratio based on the volume-weighted average price per share of Brasil Telecom, TNL and Telemar for these periods. BTG Pactual also calculated the average moving averages for the three-month period ending on May 24, 2011. This methodology resulted in an exchange ratio range of (1) 2.097 to 2.731 preferred shares of Brasil Telecom per preferred share of TNL, (2) 2.211 to 2.630 common shares of Brasil Telecom per common share of TNL and (3) 1.815 to 1.988 common shares of Brasil Telecom per preferred share of TNL. These exchange ratio ranges include an adjustment with respect to the valuation of Brasil Telecom of R$2.54 per share in connection with the issuance, distribution and redemption of the redeemable shares by Brasil Telecom.

Selected Methodologies

BTG Pactual believes the most appropriate valuation methodologies for the determination of the exchange ratios in connection with the merger are discounted cash flow and the volume weighted average prices methods. BTG Pactual believes that discounted cash flow is an appropriate valuation methodology because it reflects the intrinsic value of the relevant companies based on the set of assumptions used to determine financial projections and the discount rate. However, the primary disadvantage when compared to an analysis based on market prices is that discounted cash flow does not differentiate between the prices of common and preferred shares, which are historically different. BTG Pactual believes that volume weighted average prices is an appropriate valuation methodology because the common and preferred shares of both TNL and Brasil Telecom have adequate liquidity for their prices to be considered representative and the Oi Companies have the benefit of wide and up-to-date coverage by the research analysts of various banks and brokerage houses.

BTG Pactual believes that book value of shareholders’ equity is a less appropriate valuation methodology in connection with the merger because it is based on historical cost, which usually is significantly different that the market value of assets. In addition, BTG Pactual believes that the comparable companies trading multiples and precedent transaction multiples are not appropriate valuation methodologies for purposes of the merger.

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Conclusion

As a result of these analyses, BTG Pactual provided to the independent special committee of TNL the following indicative exchange ratio ranges in connection with the merger: (1) 2.024 to 2.534 common shares of Brasil Telecom per common share of TNL, (2) 2.024 to 2.462 preferred shares of Brasil Telecom per preferred share of TNL and (3) 1.815 to 2.273 common shares of Brasil Telecom per preferred share of TNL.

Additional Information Relating to BTG Pactual and the BTG Pactual Presentation

The preparation of the BTG Pactual presentation was a complex process that involved an array of approaches to evaluate the most appropriate and relevant financial analysis methods as well as the application of such methods. Neither the reference to a specific analysis nor its order of appearance in the summary below is meant to indicate that the analysis was given more weight than any other analysis. This summary is not a complete description of all of the analyses performed and factors considered by BTG Pactual, but rather is a summary of the material financial analyses performed and factors considered by BTG Pactual. Selecting portions of the analyses or of the summary, without considering the analyses as a whole, could create an incomplete view of the processes underlying BTG Pactual’s analyses. With respect to the comparable company analysis summarized, such analysis reflects selected companies, and not necessarily all companies, that may be considered relevant in evaluating the corporate restructuring. In addition, no company used as a comparison is either identical or directly comparable to Brasil Telecom, TNL or Telemar. These analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

The BTG Pactual presentation was necessarily based upon the market, economic and other conditions as they existed and could be evaluated on, and on the information made available to BTG Pactual as of, the date of such presentation. Due to the limitations described above, BTG Pactual has not and will not provide, either expressly or implicitly, any representation or warranty in relation to any information or forecasts used to prepare the BTG Pactual presentation. Moreover, the analyses contained in the BTG Pactual presentation do not constitute assessments or reflect the prices for which the companies were actually acquired or sold, the real value of the shares when issued in a transaction, or the prices for which the securities could be sold at any time. If any of such forecasts, or assumptions underlying such forecasts, is not fulfilled, or if the information proves to be incorrect, incomplete or inaccurate, the conclusions of the BTG Pactual presentation may be changed in a material manner. BTG Pactual has no obligation to update or otherwise revise the BTG Pactual presentation.

In connection with its preparation of the BTG Pactual presentation, BTG Pactual represented that: (1) it had no direct or indirect interest in TNL or Brasil Telecom, and that there was no significant circumstance that may characterize a conflict of interest for the issuance of the BTG Pactual presentation, and (2) there had been no attempt by the controlling shareholders or management of TNL or Brasil Telecom to direct, limit, hinder or perform any action that might have affected the access to and the use and knowledge of any information, assets, documents or work methodologies relevant to its conclusions.

BTG Pactual’s qualifications to render the valuation reports arise from its extensive experience as an internationally recognized consulting company engaged in, among others, the valuation of companies and other businesses and their securities in Brazil and elsewhere in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. BTG Pactual was selected to prepare the valuation reports based on its experience in preparing such reports and other factors. Upon delivery of the BTG Pactual presentation, TNL paid BTG Pactual a fee of R$1.5 million for the preparation of the BTG Pactual presentation.

TNL has agreed to reimburse BTG Pactual for certain expenses and to indemnify BTG Pactual and certain of its officers and directors against any and all liabilities for losses, damages, expenses and judicial claims,

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directly or indirectly, as a result of BTG Pactual’s engagement to produce the BTG Pactual presentation. BTG Pactual does not take responsibility and shall not be held liable for any direct or indirect damage and/or loss or loss of profit that may arise from the BTG Pactual presentation. BTG Pactual will receive a fee in relation to the preparation of the BTG Pactual presentation regardless of the results of the proposed corporate reorganization.

In the normal course of its business, BTG Pactual has provided investment banking and banking services and financial services, in general, as well as other financial services to the Oi Companies and to their respective affiliates from time to time in the past, for which BTG Pactual was compensated, and may, in the future, provide such services to the Oi Companies and to their respective affiliates, for which BTG Pactual expects to be compensated. BTG Pactual and its affiliates provide a variety of financial services and other services related to securities, brokerage and investment banking. In the usual course of its activities, BTG Pactual may purchase, hold or sell, on its behalf or on the behalf and at the behest of its customers, shares and other securities and financial instruments (including bank loans and other liabilities) of the Oi Companies and of any other companies that may be involved in the corporate reorganization, and BTG Pactual may provide investment banking services and other financial services to such companies and their respective subsidiaries or parent companies. The professionals in the research departments of BTG Pactual, may base their analyses and publications on different operating and market assumptions and on different analysis methodologies when compared with those used in the preparation of the BTG Pactual presentation, so that the research reports and other publications prepared by them may contain results and conclusions that are different from those described in the BTG Pactual presentation, considering that such analyses and reports are performed by analysts who are independent from any relationship with the professionals involved in the preparation of the BTG Pactual presentation. BTG Pactual has adopted policies and procedures designed to protect the independence of its securities analysts, whose views may differ from those of the investment banking department. BTG Pactual has also adopted policies and procedures designed to maintain informational barriers between the investment banking and the other areas and departments of BTG Pactual, including but not limited to asset management, proprietary share trading desk, debt instruments, securities and other financial instruments.

Valuation Report of Barclays Capital

TNL engaged Banco Barclays S.A. with support of other affiliates of Barclays Capital, the investment banking division of Barclays Bank PLC, or Barclays Capital, to act as a financial advisor with respect to the corporate reorganization. On October 27, 2011, Barclays Capital delivered its report to TNL’s board of directors that concluded, as of the report’s date and based upon and subject to the qualifications, limitations, and assumptions stated in the report, from a financial point of view, equitable treatment is being given to all interested companies in the context of the corporate reorganization consistent with Article 41 of TNL’s corporate bylaws.

The full text of Barclays Capital’s report, dated as of October 24, 2011, is included as Exhibit 99.5 to the registration statement of which this prospectus forms a part. Barclays Capital’s report sets forth, among other things, the assumptions made, procedures followed, factors considered, and limitations upon the review undertaken by Barclays Capital in its report. You are encouraged to read the report carefully in its entirety. The following is a summary of Barclays Capital’s report and the methodology that Barclays Capital utilized. This summary is qualified in its entirety by reference to the full text of the report.

Barclays Capital’s report, the issuance of which was approved by Barclays Capital’s fairness opinion committee, is addressed to the board of directors of TNL, addresses only the equitable treatment, from a financial point of view, of all interested companies in the corporate reorganization, and does not constitute a recommendation to any stockholder of the Oi Companies as to how such stockholder should vote with respect to the corporate reorganization or any other matter. The terms of the corporate reorganization were determined through arm’s-length negotiations between the special independent committees of the Oi Companies and were approved by the Oi Companies’ board of directors. Barclays Capital was not requested to address, and its report

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does not in any manner address, the Oi Companies’ underlying business decision to proceed with or effect the corporate reorganization or the likelihood of consummation of the corporate reorganization. In addition, Barclays Capital expressed no opinion or view on, and its report does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors, or employees of any parties to the corporate reorganization, or any class of such persons, relative to the consideration to be paid as part of the corporate reorganization.

In developing its report, Barclays Capital reviewed and analyzed, among other things:

•

publicly available information concerning TNL, Telemar, and Brasil Telecom that Barclays Capital believed to be relevant to its analysis, including, without limitation, each of their consolidated financial statements for the year ended December 31, 2010, and their unaudited consolidated financial statements for the six months ended June 30, 2011;

•

financial and operating information with respect to the businesses, operations, and prospects of TNL, Telemar, and Brasil Telecom furnished to us by management of the Oi Companies, including financial projections prepared by management of the Oi Companies (the “Oi Companies Projections”);

•

the trading history of TNL, Telemar, and Brasil Telecom’s common (ON) and preferred (PN) stock, respectively, from October 11, 2010 to October 11, 2011 and a comparison of those trading histories with each other and with those of other companies that Barclays Capital deemed relevant;

•

a comparison of the historical financial results and present financial condition of TNL, Telemar, and Brasil Telecom with each other and with those of other companies that Barclays Capital deemed relevant;

•	published estimates by independent equity research analysts with respect to the future financial performance of TNL, Telemar, and Brasil Telecom; and

•	book value of shareholders’ equity for TNL, Telemar, and Brasil Telecom, respectively, based on the latest publicly available balance sheet information as of June 30, 2011.

In addition, Barclays Capital had discussions with the management of the Oi Companies concerning their respective businesses, operations, assets, liabilities, financial conditions, and prospects and undertook such other studies, analyses, and investigations as Barclays Capital deemed appropriate.

In developing its report, Barclays Capital assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays Capital without any independent verification of such information and without assuming any responsibility or liability for any independent verification of such information and further relied upon the assurances of the management of the Oi Companies that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. Upon the advice of management of the Oi Companies, Barclays Capital assumed that the Oi Companies Projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management as to the future financial performance of the Oi Companies’ respective businesses and Barclays Capital relied on such projections in developing its report.

Barclays Capital highlights that the valuation of the Oi Companies was made, at the direction of Oi management, in a standalone manner, disregarding any possible impacts related to the corporate reorganization, and disregarding possible positive or negative synergies created by the corporate reorganization. In addition, to perform its work, Barclays Capital adopted as an assumption that all governmental and regulatory approvals, or other approvals of any nature, or exemptions, amendments or renegotiation of any agreements necessary to the corporate reorganization were or will be obtained, and no modifications are necessary to those acts that will cause any adverse impact to the equity of the Oi Companies or will reduce the intended benefits of the corporate reorganization.

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In developing its report, Barclays Capital did not conduct a physical inspection of the properties and facilities of the Oi Companies, and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Oi Companies. Barclays Capital’s report necessarily is based upon market, economic, and other conditions as they existed on, and could be evaluated as of, the date of its valuation report. Barclays Capital assumes no responsibility for updating or revising its report based on events or circumstances that may occur after the date of its report. In addition, Barclays Capital expresses no opinion or view as to the proposed exchange ratios or as to the prices at which the resulting company’s shares will trade at any time following the consummation of the corporate reorganization. The content of this summary and the report is not and shall not be considered a promise or a guarantee in relation to the past or future performance of any of the Oi Companies.

Barclays Capital did not express any opinion or view as to any tax or other consequences that might result from the corporate reorganization, nor did its report address any legal, tax, regulatory, or accounting matters. The shareholders shall make their own analysis in relation to the convenience and to the opportunity of approving the corporate reorganization, and shall consult their own financial, tax, and legal advisors before making their own decision about the corporate reorganization, in an independent manner.

This summary as well as the valuation report included as Exhibit 99.5 to the registration statement of which this prospectus forms a part shall be read and interpreted according to the restrictions and qualifications previously mentioned. The reader shall take into account the restrictions and characteristics of the information sources utilized.

In connection with developing its report, Barclays Capital performed certain financial, comparative and other analyses as summarized below. The preparation of a valuation report is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a valuation report is not readily susceptible to summary description.

In developing its report, Barclays Capital did not attribute any particular weight to any single analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered and in the context of the circumstances of the particular transaction. Accordingly, Barclays Capital believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its report.

The following is a summary of the material financial, comparative, and other analyses used by Barclays Capital in preparing its report to TNL’s board of directors. Certain financial, comparative, and other analyses summarized below include information presented in tabular format. In order to fully understand the financial, comparative, and other analyses used by Barclays Capital, the tables must be read together with the accompanying summary text, as the tables alone do not constitute a complete description of the financial, comparative, and other analyses. In performing its analyses, Barclays Capital made numerous assumptions with respect to industry performance, general business, and economic conditions and other matters, many of which are beyond the control of the Oi Companies or any other parties to the corporate reorganization. None of the Oi Companies, Barclays Capital, or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold. Finally, the sum of individual values presented in Barclays Capital’s report can be different from the sum presented due to rounding.

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Summary of Analyses

As part of our work, Barclays Capital has prepared financial and economic analyses, including the valuation of Brasil Telecom, Telemar, and TNL based on various methodologies and in which the implied relative ownerships in the pro-forma company have been calculated. The principal methodologies utilized in the preparation of the Barclays Capital report include:

•	Discounted Cash Flow Analysis,

•	Research Analyst Estimates,

•	Publicly Traded Stock Prices,

•	Comparable Company Analysis, and

•	Book Value of Equity.

Each of these methodologies was used to generate reference enterprise value and equity value ranges for each of TNL, Telemar, and Brasil Telecom, respectively. The enterprise value ranges for each company were adjusted for appropriate on-balance sheet assets and liabilities to arrive at implied equity value ranges (in aggregate Brazilian Reais) for each company. The implied equity value ranges for each of TNL, Telemar, and Brasil Telecom, respectively, were then divided by the total shares outstanding at the time of the announcement of the corporate reorganization, comprised of common (ON) and preferred (PN) shares, respectively, in order to derive implied equity value ranges per blended share for each company.

The issuance, distribution and redemption of the R$1.5 billion of redeemable shares of Brasil Telecom in connection with the corporate reorganization was taken into account in calculating equity value ranges for Telemar and Brasil Telecom and applied in the discounted cash flow and comparable company analysis valuation methodologies. In addition, the equity value attributed to Telemar’s 7.4% ownership in Portugal Telecom was determined by utilizing the historical cost associated with the acquisition of these shares as per Telemar’s publicly disclosed quarterly filings, dated as of June 30, 2011.

In addition to valuing TNL, Telemar, and Brasil Telecom on a standalone basis utilizing the aforementioned valuation methodologies, summary valuation metrics and equity value ranges were calculated for Oi S.A. following the completion of the corporate reorganization, or Oi Newco, utilizing a conceptual consolidation methodology whereby 100% of TNL’s equity value was summed with the 29.6% ownership in Telemar held by Telemar’s minority shareholders (representing all shares of Telemar not held by TNL), and the 50.7% ownership in Brasil Telecom held by Brasil Telecom’s minority shareholders (representing all shares of Brasil Telecom not held by Telemar). The implied equity value ranges for Oi Newco were then divided by 1,774 million, representing the calculated total pro forma common and preferred shares outstanding for Oi Newco, in order to derive implied equity value ranges per blended share for each company. The calculation of Oi Newco’s pro forma total number of shares took into account the requirement under Brazilian Corporation Law that the number of Brasil Telecom’s outstanding non-voting shares may not exceed two-thirds of the total number of its outstanding shares.

The implied equity value ranges of TNL, Telemar, Brasil Telecom, and Oi Newco, based on selected methodologies considered by Barclays Capital to be the most relevant, were then utilized to calculate the implied ownership ranges that would be attributable to each principal stakeholder of the newly formed company, namely, TNL, the minority shareholders of Telemar, and the minority shareholders of Brasil Telecom. The implied ownership ranges based on publicly traded share prices were calculated based on the pro forma number of shares in Oi Newco, adjusted to take into account the requirement under Brazilian Corporation Law that the number of Brasil Telecom’s outstanding non-voting shares may not exceed two-thirds of the total number of its outstanding shares. The equity value ranges as well as the implied ownerships for the aforementioned principal stakeholders were then compared to the equity values and implied ownerships utilizing the adjusted proposed exchange ratios

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for the corporate reorganization as publicly filed in the Relevant Fact dated as of August 26, 2011. The calculations performed utilizing the aforementioned adjusted exchange ratios took into account the requirement under Brazilian Corporation Law that the number of Brasil Telecom’s outstanding non-voting shares may not exceed two-thirds of the total number of its outstanding shares.

In applying the various valuation methodologies to the particular businesses, operations, and prospects of TNL, Telemar, and Brasil Telecom, Barclays Capital made qualitative judgments as to the significance and relevance of each analysis. In addition, Barclays Capital made numerous assumptions with respect to industry performance, general business, and economic conditions and other matters, many of which are beyond the control of the Oi Companies. Accordingly, the methodologies and the implied equity value ranges and implied ownerships for TNL, the minority shareholders of Telemar, and the minority shareholders of Brasil Telecom derived therefrom must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied equity value and ownership ranges without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, Barclays Capital’s report.

The comparison of the implied equity value ranges and ownerships for the three principal constituents of the Oi Companies (TNL, the minority shareholders of Telemar, and the minority shareholders of Brasil Telecom) with the equity value ranges and ownerships derived from the adjusted proposed exchange ratios supported the conclusion that, from a financial point of view, equitable treatment is being given to all interested companies in the context of the corporate reorganization consistent with Article 41 of TNL’s bylaws.

Overview of Methodologies

While Barclays Capital considered all of the aforementioned methodologies in its report, Barclays Capital believes the most appropriate valuation methodologies in connection with the corporate reorganization are discounted cash flow, volume-weighted average prices, and equity research price targets. As further discussed below, comparable company analysis and book value of equity were deemed to be limited in application in the context of this assignment.

Barclays Capital believes that discounted cash flow is an appropriate valuation methodology because it reflects the intrinsic value of the relevant companies utilizing operating and financial projections based on management’s current view of fundamental value and growth drivers of the business going forward and is not impacted by short-term market volatility or fluctuations. However, the primary disadvantage when compared to an analysis based on market prices is that the discounted cash flow does not differentiate between the prices of common and preferred shares, which are historically different. Barclays Capital considers volume-weighted average prices as an appropriate valuation methodology as well because each of the Oi Companies has share classes that have adequate liquidity and a large domestic and international shareholder base for their prices to be considered representative. Barclays Capital believes that equity research price targets is an appropriate valuation methodology as research analyst estimates offer an objective, third-party view of the intrinsic value of the companies, which are updated frequently. Equity research share price targets generally represent a general valuation target over a twelve-month timeframe and several classes of the Oi Companies shares have the benefit of coverage by a broad group of international and domestic investment banks and brokerage houses.

Barclays Capital believes that the comparable companies trading multiples is a less appropriate valuation methodology in connection with the corporate reorganization because it assumes companies are valued based on a uniform forward-looking EV/EBITDA multiple and given the inherent differences between Brasil Telecom and Telemar there is no common comparables set that accurately reflects the key characteristics of both companies. Barclays Capital believes that book value of equity is also a less appropriate valuation methodology in connection with the corporate reorganization because it is based on historical cost, which usually is significantly

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different than the market value of assets and does not reflect the growth prospects, forward-looking metrics or the intrinsic risk of the businesses. In addition, each company’s accounting policies and principles can materially impact its valuation.

Discounted Cash Flow

In order to estimate the present values of the equity values of TNL, Telemar, and Brasil Telecom, Barclays Capital performed discounted cash flow analyses of each of TNL, Telemar, and Brasil Telecom. A discounted cash flow analysis is a traditional valuation methodology used to derive the valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a range of discount rates that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns, and other appropriate factors. Barclays Capital performed a discounted cash flow analysis to estimate a range of implied equity value as of June 30, 2011, for each of Brasil Telecom, Telemar, and TNL using a specified projection period from fiscal year 2011 to fiscal year 2020 and a terminal value calculation to capture the periods thereafter. “Terminal value” refers to the estimated value for the cash flows of a particular asset after the end of a specified projection period. The terminal value is estimated by multiplying the free cash flow in the last year of the projection period by one plus the perpetuity growth rate and then dividing by the WACC rate minus the perpetuity growth rate. Net debt adjustments reflect figures as set forth in these company’s balance sheets as of June 30, 2011, filed with the CVM. In the case of Brasil Telecom and Telemar, Barclays Capital calculated, on the basis of management’s forecasts, free cash flow as net operating profit less adjusted taxes, plus (1) depreciation and amortization, plus or minus (2) changes in net working capital, and minus (3) capital expenditures.

To calculate the estimated enterprise value ranges of Brasil Telecom using discounted cash flow analysis, Barclays Capital added (1) projected after-tax unlevered free cash flows for fiscal years 2011 through 2020 based on the Oi Companies Projections to (2) the “terminal value” of Brasil Telecom, as of December 31, 2020, to (iii) the projected benefits from goodwill amortization, and discounted such amounts to their present value using a range of selected discount rates. Specifically, Barclays Capital used a discount rate range of 12.0% to 13.0% in nominal Brazilian Reais. The discount rates were based on Barclays Capital’s analysis of the weighted average cost of capital for Brasil Telecom. The residual value of Brasil Telecom at the end of the forecast period, or “terminal value”, was estimated by applying a perpetuity growth rate range of 3.0% to 4.0%. The calculation of the estimated total equity value for Brasil Telecom adjusted its enterprise value by (1) adding net cash, and (2) subtracting the amount to be paid in connection with the dividend and redemption of redeemable shares.

To calculate the estimated enterprise value ranges of Telemar using discounted cash flow analysis, Barclays Capital added (1) projected after-tax unlevered free cash flows for fiscal years 2011 through 2020 based on the Oi Companies Projections to (2) the “terminal value” of Telemar, as of December 31, 2020, to (iii) the present value of the tax benefit of its net operating losses, and discounted such amounts to their present value using a range of selected discount rates. Specifically, Barclays Capital used a discount rate range of 12.0% to 13.0% in nominal Brazilian Reais. The discount rates were based on Barclays Capital’s analysis of the weighted average cost of capital for Telemar. The residual value of Telemar at the end of the forecast period, or “terminal value”, was estimated by applying a perpetuity growth rate range of 4.0% to 5.0%. The calculation of the estimated total equity value for Telemar adjusted its stand alone enterprise value by (1) subtracting net debt, (2) adding its 49.3% economic ownership of Brasil Telecom’s estimated total equity value, (3) adding the acquisition cost of its 7.4% economic ownership of Portugal Telecom, and (4) adding the amount to be received in connection with the dividend and redemption of redeemable shares received from Brasil Telecom.

As TNL is a holding company with no operating assets apart from those held by Telemar, the discounted cash flow analysis for TNL utilizes the proportional value of TNL’s ownership in Telemar as derived from Telemar’s discounted cash flow analysis adjusted for financial assets, financial liabilities, and expenses at the

PART FIVE—THE MERGER

TNL level. The present value of TNL’s general and administrative expenses was determined by adding (1) the present value of its projected general and administrative expenses from 2011 through 2020, and (2) the present value of the terminal value of its projected general and administrative expenses following the 10-year projection period referred to above. For the period from 2011 through 2020, management provided an estimate for TNL’s general and administrative expenses and Barclays Capital assumed that the perpetuity growth rate of those expenses would be inline with long-term macroeconomic assumptions. The calculation of the estimated total equity value for TNL considers (1) the present value of TNL’s general and administrative expenses, (2) 70.4% economic ownership of Telemar’s estimated total equity value, and (3) net debt.

Barclays Capital performed sensitivity analyses by varying the WACC rate from 12.0% to 13.0% for Brasil Telecom, Telemar, and TNL and varying the perpetuity growth rate from 3.0% to 4.0% for Brasil Telecom and from 4.0% to 5.0% for TNL and Telemar. Based on these sensitivity analyses, Barclays Capital derived a range of estimated total equity values as of June 30, 2011, of R$8.9 billion to R$10.7 billion for Brasil Telecom, R$22.0 billion to R$30.0 billion for Telemar, and R$13.8 billion to R$19.3 billion for TNL. The estimated total equity values per share for Brasil Telecom, TNL and Telemar were calculated by dividing the respective estimated total equity values of Brasil Telecom, Telemar, and TNL by 590 million shares, 344 million shares, and 467 million shares respectively.

Research Analyst Estimates

Barclays Capital analyzed the target prices published by equity research analysts affiliated with various investment banks and calculated the equity value of Brasil Telecom based on the average target prices for Brasil Telecom common shares and preferred shares, the equity value of Telemar based on the average target prices for Telemar common shares and preferred shares, and the equity value of TNL based on the average target prices for TNL common shares and preferred shares.

This methodology resulted in a range of estimated total equity values of R$9.0 billion to R$9.1 billion for Brasil Telecom, R$18.6 billion to R$21.2 billion for Telemar, and R$10.2 billion to R$15.9 billion for TNL.

Publicly Traded Stock Prices

Barclays Capital analyzed the volume-weighted average share prices of each of Brasil Telecom, Telemar, and TNL for the one, two, three, six, and twelve-month periods prior to:

•

May 24, 2011, the date of the publication of the Material Fact that first announced the corporate reorganization, and calculated the equity values of Brasil Telecom, Telemar, and TNL for these periods. This methodology resulted in a range of estimated total equity values of R$7.8 billion to R$9.2 billion for Brasil Telecom, R$18.0 billion to R$21.7 billion for Telemar, and R$13.4 billion to R$14.1 billion for TNL; and

•

October 12, 2011, the cut-off date used by Barclays Capital for purposes of the compilation of market price averages, and calculated the equity value of Brasil Telecom, Telemar, and TNL for these periods. This methodology resulted in a range of estimated total equity values of R$6.7 billion to R$8.4 billion for Brasil Telecom, R$15.7 billion to R$19.2 billion for Telemar, and R$9.0 billion to R$12.5 billion for TNL.

Furthermore, Barclays Capital also considered the minimum and maximum market capitalizations of Brasil Telecom, Telemar, and TNL over the last-twelve-months ending on October 11, 2011. This methodology resulted in a total equity value of R$6.3 billion to R$10.2 billion for Brasil Telecom, R$15.1 billion to R$23.2 billion for Telemar, and R$8.4 billion to R$15.0 billion for TNL.

PART FIVE—THE MERGER

Comparable Company Analysis

Barclays Capital analyzed and reviewed the operating and financial metrics of a set of selected international telecommunications companies. Given the different composition of business mix and fundamental growth drivers of the Oi Companies, there is no common set of comparable companies that accurately reflects the key characteristics of both Brasil Telecom and Telemar. Specifically, various comparables are more applicable to one company versus the other given different profiles of the businesses.

Barclays Capital analyzed Enterprise Value to EBITDA, or EV/EBITDA, trading multiples for a selected sample of global companies operating in the telecommunications sector. Barclays Capital calculated Enterprise Value based on the share prices of the comparable companies on October 11, 2011 and the net debt of the comparable companies based on the most recent publicly available financial statements. EBITDA of the comparable companies was based on analysts’ projections for the respective companies. Barclays Capital’s analysis resulted in an implied 2011E EV/EBITDA multiple of 4.7x and an implied 2012E EV/EBITDA multiple of 4.5x.

Based on the implied 2011E EV/EBITDA multiple range from 4.5x to 4.9x, the equity values as of June 30, 2011, were estimated between R$13.0 billion to R$14.2 billion for Brasil Telecom and R$20.7 billion to R$23.8 billion for Telemar. TNL’s equity value is based on its 70.4% economic ownership of TMAR adjusted by (1) the present value of general and administrative expenses, and (2) net debt. This methodology resulted in an equity value of R$12.8 billion to R$15.0 billion for TNL.

Based on the implied 2012E EV/EBITDA multiple range from 4.3x to 4.7x, the equity values as of June 30, 2011, were estimated between R$11.5 billion to R$12.6 billion for Brasil Telecom and R$20.1 billion to R$23.4 billion for Telemar. TNL’s equity value is based on its 70.4% economic ownership of TMAR adjusted by (1) the present value of general and administrative expenses, and (2) net debt. This methodology resulted in an equity value of R$12.4 billion to R$14.7 billion for TNL.

Book Value of Equity

Barclays Capital calculated the book value of shareholders’ equity for Brasil Telecom, Telemar, and TNL using the latest financial information available as of June 30, 2011. Shareholders’ equity was calculated by subtracting (1) total liabilities and (2) minority interest from total assets. Barclays Capital determined the book value of shareholders’ equity for Brasil Telecom, Telemar, and TNL to be R$10.3 billion, R$20.8 billion, and R$13.5 billion, respectively.

Pro Forma Valuation of Oi Newco

In addition to valuing TNL, Telemar, and Brasil Telecom on a standalone basis utilizing the aforementioned valuation methodologies, summary valuation metrics and equity value ranges were calculated for Oi Newco, utilizing a conceptual consolidation methodology whereby 100% of TNL’s equity value was summed with the 29.6% ownership in Telemar held by Telemar’s minority shareholders, and the 50.7% ownership in Brasil Telecom held by Brasil Telecom’s minority shareholders. Barclays Capital analyzed Oi Newco using the various methodologies described above. Based on the discounted cash flow methodology, Barclays Capital derived a range of the estimated total equity value as of June 30, 2011, of R$24.8 billion to R$33.6 billion for Oi Newco. Based on the volume-weighted average price methodology using the cut-off date of May 24, 2011, Barclays Capital derived a range of the estimated total equity value of R$22.7 billion to R$25.2 billion for Oi Newco. Based on the volume-weighted average price methodology using the cut-off date of October 12, 2011, Barclays Capital derived a range of estimated total equity values of R$17.1 billion to R$21.9 billion for Oi Newco. Based on research analyst estimates, Barclays Capital derived a range of the estimated total equity value of R$20.3 billion to R$26.8 billion for Oi Newco. Based on the comparable companies analysis and using EV / 2011E

PART FIVE—THE MERGER

EBITDA multiples, Barclays Capital derived a range of estimated total equity values as of June 30, 2011, of R$25.5 billion to R$29.2 billion for Oi Newco. Based on the comparable companies analysis and using EV / 2012E EBITDA multiples, Barclays Capital derived a range of estimated total equity values as of June 30, 2011, of R$24.2 billion to R$28.0 billion for Oi Newco. Based on the minimum and maximum market capitalizations for Brasil Telecom, Telemar, and TNL over the last-twelve-months ending on October 11, 2011, Barclays Capital derived a range of estimated equity values of R$16.1 billion to R$27.0 billion for Oi Newco. Barclays Capital determined the Book Value of Equity for Oi Newco to be R$24.9 billion.

Comparative Ownership and Equity for Stakeholders

Finally, Barclays Capital analyzed the pre-corporate reorganization and post-corporate reorganization equity values of Newco for each of TNL, the minority shareholders of Telemar, and the minority shareholders of Brasil Telecom utilizing the most relevant valuation methodologies: discounted cash flow, research analyst estimates, and historical market prices (volume weighted average prices). The analysis illustrates the equity value and implied ownership ranges for each principal shareholder based on the respective low and high for each methodology.

(1)	Unaffected VWAP corresponds to the period ended on May 23, 2011, the date prior to that on which the corporate reorganization was announced. High and low selected between 1 and 2 month VWAPs for both Pre- and Post- corporate reorganization.

(2)	Current VWAP corresponds to the period ended October 11, 2011. High and low selected between 1 and 2 month VWAPs for both Pre- and Post- corporate reorganization.

The pre-corporate reorganization equity value ranges for each stakeholder illustrated above is based on the standalone valuations of TNL, Telemar, and Brasil Telecom while the implied ownerships for each stakeholder is based on the equity valuations calculated using the discounted cash flow and research analyst estimates. The implied ownership for historical market prices (volume weighted average prices) was calculated using the pro forma number of shares in Oi Newco, adjusted to take into account the requirement under Brazilian Corporation

PART FIVE—THE MERGER

Law that the number of Brasil Telecom’s outstanding non-voting shares may not exceed two-thirds of the total number of its outstanding shares. As illustrated above, the pre-corporate reorganization implied ownership for TNL, the minority shareholders of Telemar, and the minority shareholders of Brasil Telecom center around a range from 56%-59%, 23%-27%, and 16%-18%, respectively.

The post-corporate reorganization equity value for each principal shareholder is based on the consolidated Oi Newco valuation. The implied post-corporate reorganization ownership represents the implied ownership for each shareholder based on the proposed exchange ratios, as announced in the Relevant Fact and adjusted to take into account the requirement under Brazilian Corporation Law that the number of Brasil Telecom’s outstanding non-voting shares may not exceed two-thirds of the total number of its outstanding shares.

The comparison of the implied equity value ranges and ownerships for the three principal constituents of the Oi Companies (TNL, the minority shareholders of Telemar, and the minority shareholders of Brasil Telecom) with the equity value ranges and ownerships derived from the adjusted proposed exchange ratios supported the conclusion that, from a financial point of view, equitable treatment is being given to all interested companies in the context of the corporate reorganization consistent with Article 41 of TNL’s bylaws.

General

Barclays Capital is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. TNL’s board of directors selected Barclays Capital because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in the industries in which the Oi Companies operate.

Barclays Capital is acting as financial advisor to TNL in connection with the proposed corporate reorganization. As compensation for its services in connection with the proposed transaction, Barclays Capital will receive fees of R$700,000 for its services. In addition, TNL has agreed to reimburse Barclays Capital for a portion of its reasonable out-of-pocket expenses incurred in connection with the proposed transaction and to indemnify Barclays Capital for certain liabilities that may arise out of its engagement by TNL and the delivery of Barclays Capital’s report. Barclays Capital has provided, directly or through related companies, certain financial services and investment banking services for the companies, for which it received compensation. Specifically, in the past two years, Barclays Capital has: (i) assisted and served as counterparty for Telemar in its initial purchase of Portugal Telecom shares and (ii) acted as exclusive advisor to the special independent committee of Contax in relation to Contax’s acquisition of Dedic GPTI. Barclays Capital expects to, either directly or through related companies, continue to provide investment banking and financial services and expects to receive compensation for such services. Barclays Capital, either directly or through related companies, is or may become a creditor of the Oi Companies, their subsidiaries or affiliates, as well as of their holding companies in certain financial transactions, and may increase or decrease the volume of its financial transactions with these companies.

Barclays Capital and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management, and other financial and non-financial services. In the ordinary course of its business, Barclays Capital and affiliates may actively trade and effective transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Oi Companies and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

PART FIVE—THE MERGER

Valuation Reports of Apsis

Apsis has been engaged by Brasil Telecom and TNL to render valuation reports for the purpose of appraising:

•

the market value of the shareholders’ equity of Brasil Telecom and TNL as of June 30, 2011 for purposes of Article 264 of the Brazilian Corporation Law, which requires disclosure to shareholders of the ratio of the value of TNL shares and Brasil Telecom shares based on this appraisal in order to provide non-controlling shareholders with a parameter against which to evaluate the proposed merger and to determine whether to dissent from the shareholder vote and exercise their withdrawal rights. Based on this appraisal, the exchange ratio determined on this basis would be 2.307159 Brasil Telecom common shares or preferred shares for each TNL share of the same class.

•

the book value of the shareholders’ equity of TNL as of June 30, 2011 for purposes of Articles 8, 226 and 227 of the Brazilian Corporation Law, which requires an appraisal of the shares of TNL to determine the amount of the capital reduction of Brasil Telecom that will result from the merger. Apsis concluded that, for these purposes, the book value of the shareholders’ equity of TNL is R$14,727,777,974.04 and the merger will result in a R$1,117,802,971.45 reduction of Brasil Telecom’s capital.

The valuation reports of market value of shareholders’ equity of Brasil Telecom and TNL and the valuation report of book value of shareholders’ equity of TNL prepared by Apsis were originally presented to the board of directors of each of Brasil Telecom and TNL on August 25, 2011 for use in consideration of the merger. Subsequent to the presentation of such valuation reports, Brasil Telecom and TNL engaged in a consultation with the SEC regarding the accounting treatment of the Coari merger and the merger. As a result of this consultation and our revision of the accounting treatment to be applied to the Coari merger and the merger, the pro-forma financial statements of Coari as of the base date of June 30, 2011 used by Apsis to prepare its valuation reports that were included in the Protocol and Justifications for the Coari merger and the merger have been modified. As a result of such modification, on December 13, 2011, Brasil Telecom and TNL jointly retained Apsis to render new valuation reports revising the net worth of Coari and Brasil Telecom at market prices to reflect the modified pro-forma financial statements of Coari. These new valuation reports were delivered to the boards of directors of each of Brasil Telecom and TNL on January 6, 2012. Unless the context indicates otherwise, all references to the valuation reports prepared by Apsis refer to the new valuation reports delivered on January 6, 2012.

The valuation reports prepared by Apsis are subject to the assumptions, considerations and limitations described in the valuation reports and summarized in this prospectus. The valuation reports are not to be used by any other person or for any other purpose, and are not intended to be and do not constitute a recommendation to any shareholder as to how such shareholder should vote on any matters relating to the merger. Apsis did not make a recommendation with respect to the exchange ratios for the merger, which were determined by the independent special committee of Brasil Telecom and the independent special committee of TNL and approved by the applicable board of directors on August 17, 2011. The full valuation reports for Brasil Telecom and TNL are included in the First Amendment to the Protocol of Merger and Instrument of Justification that has been filed as Exhibit 2.4 to the registration statement of which this prospectus is a part. Copies of these exhibits may be obtained as described in “Incorporation by Reference.” The summary of the Apsis valuation reports set forth below is qualified in its entirety by reference to the full text of the reports. Brasil Telecom urges you to read carefully each valuation report prepared by Apsis in its entirety.

Summary of Valuation Reports of Market Value of Shareholders’ Equity of Brasil Telecom and TNL

The valuation reports of market value of shareholders’ equity of Brasil Telecom and TNL prepared by Apsis were presented to the board of directors of each of Brasil Telecom and TNL on January 6, 2012 for use in consideration of the merger. This summary of the valuation report is qualified in its entirety by reference to the full text of the report.

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Apsis was engaged by Brasil Telecom and TNL to render a valuation report solely for the purposes of calculating the exchange ratios of TNL shares for Brasil Telecom shares, based on an appraisal of the market value of the shareholder’s equity of both Brasil Telecom and TNL, under the same criteria and on the same dates, for the purposes of Article 264 of the Brazilian Corporation Law and based upon and subject to the assumptions, considerations and limitations set forth in the valuation report.

The technical procedures employed in preparing the valuation report comply with the appraisal criteria established by Apsis in accordance with Brazilian Corporate Law, and the calculations to determine the value of the assets were based on the income, assets and market approach. The valuation report presents the assets and liabilities of Brasil Telecom and TNL at market values, as used to adjust the book value of the shareholder’s equity of Brasil Telecom and TNL based on the assets approach.

In rendering the valuation report, Apsis held discussions with representatives of both Brasil Telecom and TNL concerning the nature of their assets and liabilities in order to calculate the market value and adjust the book value of the shareholders’ equity of each of Brasil Telecom and TNL. Such information did not take into account potential operating synergies arising out of the corporate reorganization, and the valuation report does not reflect any such synergies. Apsis also performed technical visits in order to conduct a physical inspection of the property, plant and equipment of Brasil Telecom and TNL and their operating subsidiaries.

The valuation report was also based on the financial statements of Brasil Telecom and TNL as of and for the six-month period ended June 30, 2011.

The managements of each of Brasil Telecom and TNL have advised Apsis that the financial information of each of Brasil Telecom and TNL, respectively, as of and for the six-month period ended June 30, 2011, was prepared in accordance with IFRS. Brasil Telecom and TNL have directed Apsis to rely on such financial information, and Apsis has not performed an independent verification of such financial information and does not assume responsibility therefore.

In addition, in preparing the valuation report, Apsis assumed and relied on the accuracy, completeness and reasonableness of all financial and other information and data supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. In addition, Apsis assumed an obligation to conduct a physical inspection of the properties and facilities of Brasil Telecom and TNL and their subsidiaries.

For the purpose of its valuation analyses, Apsis did not take into account tax-related effects that TNL’s shareholders may experience in connection with the corporate reorganization or any fees and expenses that may be incurred in connection with the settlement of those transactions.

The valuation report is necessarily based on information available to Apsis and financial, stock market and other conditions and circumstances existing and disclosed to Apsis as of the date of the valuation report.

Apsis has no obligation to update or otherwise revise the valuation report should any future events or conditions affect its valuation analyses or conclusions.

The scope of Apsis’ valuation analyses was limited to the appraisal of the market value of the shareholder’s equity of each of Brasil Telecom and TNL under the same criteria and on the same dates, for the purposes of Article 264 of the Brazilian Corporation Law and did not address, among other matters:

•	the treatment given to different classes of shares of Brasil Telecom or TNL, as the case may be;

•	any other transaction relating to the shares of Brasil Telecom or TNL, other than the other steps of the corporate reorganization, as the case may be;

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•	the underlying business decision of Brasil Telecom and TNL to effect the merger, and

•	the prices at which Brasil Telecom or TNL securities, as the case may be, may actually be sold.

The valuation report is not intended to be and does not constitute a recommendation or opinion to Brasil Telecom and TNL, nor does it constitute a recommendation or opinion to any shareholder of Brasil Telecom or TNL, as to any matters relating to the merger, including as to how shareholders should vote on the merger.

The following is a summary of the material analyses undertaken by Apsis in connection with the rendering of the valuation report. The summary includes information presented in tabular format. In order to fully understand the methodologies used by Apsis, the tables must be read together with the text of the summary. These tables alone do not constitute a complete description of the analyses.

Using the financial statements provided by management of each of Brasil Telecom and TNL, Apsis performed adjustments on the book value of their respective assets and liabilities, based on the assets approach to determine net equity at market value. This methodology is derived from IFRS, under which financial statements are prepared based on the historical cost principle (i.e., acquisition cost). Based on this and basic accounting principles, the methodology used presumes book value of a company’s assets minus the book value of its liabilities is equal to the book value of its shareholders’ equity. This methodology first considers the book value of the assets and liabilities, and requires adjustments to some of these items to reflect their likely market values. The result of this method gives an initial basis to estimate a company’s value, and a useful basis to compare the results of other methodologies. The assets approach is designed to evaluate a company’s value by adjusting the book values (net balance) to their respective fair market values. The assets and liabilities deemed relevant are evaluated at their fair market value, and these values are compared to their respective book values (net balance).

The general appraisal criteria used to adjust the assets subject to appraisal at market price are detailed in the valuation report.

The adjustments discussed above, duly analyzed, are added to book value of shareholder’s equity to determine a company’s market value by the assets approach. The fair market value of a company will be the shareholders’ equity, as adjusted to reflect the market value of the appraised assets and liabilities.

PART FIVE—THE MERGER

Market Value of Shareholders’ Equity of Brasil Telecom

The table below shows the market value of Brasil Telecom’s shareholders’ equity, including the adjustments to its principal accounts.

	Unaudited Balance Sheet as of June 30, 2011
Brasil Telecom	Actual		Market Adjustments		As Adjusted
	(in millions of reais)
Current assets	R$	18,625	R$	(628)	R$	17,998
Long-term assets		17,099		—		17,099
Fixed assets:
Investments		57		—		57
Permanent assets		22,954		7,820		30,774
Intangible assets		15,879		(12,412)		3,467
Total fixed assets		38,891		(4,592)		34,299

Total assets	R$	74,615	R$	(5,219)	R$	69,396

Current liabilities	R$	13,183	R$	—	R$	13,183
Non-current liabilities		35,463		(1,775)		33,688
Participation of non-controlling shareholders		37		(5)		32
Shareholders’ equity		25,932		(3,440)		22,492

Total liabilities and shareholders’ equity	R$	74,615	R$	(5,219)	R$	69,396

Market Value of Shareholders’ Equity of TNL

The table below shows the market value of TNL’s shareholders’ equity, including the adjustments to its principal accounts:

	Unaudited Balance Sheet as of June 30, 2011
TNL	Actual		Market Adjustments		As Adjusted
	(in millions of reais)
Current assets	R$	549	R$	—	R$	549
Long-term assets		435		(3)		432
Fixed assets:
Investments		15,860		(2,102)		13,758
Permanent assets		8		—		8
Intangible assets		1		—		1

Total fixed assets		15,869		(2,102)		13,767

Total assets	R$	16,853	R$	(2,105)	R$	14,748

Current liabilities	R$	1,719	R$	—	R$	1,719
Non-current liabilities		406		(1)		405
Shareholders’ equity		14,728		(2,104)		12,624

Total liabilities and shareholders’ equity	R$	16,853	R$	(2,105)	R$	14,748

PART FIVE—THE MERGER

Ratio of the Value of Shares of TNL to Brasil Telecom

The following table shows the calculation of the exchange ratio determined on the basis of the market value of the shareholders’ equity of Brasil Telecom and TNL, based on the market values of the shareholders’ equity of Brasil Telecom and TNL determined as described above.

Shareholders’ Equity at Market Value

	Brasil Telecom	TNL
Shareholders’ equity at market value (in millions of reais)	22,492	12,624
Outstanding shares (in thousands)	1,921,929	467,550
Shareholders’ equity per share at market value (in reais) (1)	11.702896	27.000449
Exchange ratio (2)	2.307160

(1)	Adjusted to reflect the exclusion of treasury stock.
(2)	Reflects number of shares of Brasil Telecom that would be issued in exchange for each TNL share on the basis of the market value of the shareholders’ equity of Brasil Telecom and TNL.

Summary of Valuation Report of Book Value of Shareholders’ Equity of TNL

The valuation report of book value of shareholders’ equity of TNL prepared by Apsis was presented to the board of directors of each of Brasil Telecom and TNL on January 6, 2012 for use in consideration of the merger. This summary of the valuation report is qualified in its entirety by reference to the full text of the report.

Apsis was engaged by Brasil Telecom and TNL to render a valuation report solely for the purposes of appraising the book value of the shareholders’ equity of TNL (other than shares held in treasury) as of June 30, 2011 for purposes of Article 8, 226 and 227 of the Brazilian Corporation Law, based upon and subject to the assumptions, considerations and limitations set forth in the valuation report, to determine the amount of the capital reduction of Brasil Telecom that will result from the merger.

The valuation report presents the assets and liabilities of TNL at book values adjusted to reflect the merger.

In rendering the valuation report, Apsis held discussions with representatives of both Brasil Telecom and TNL concerning the nature of the assets and liabilities of TNL in order to calculate the book value of its shareholders’ equity. The analysis of the balance sheets of Brasil Telecom and TNL was designed to ascertain whether bookkeeping was accurately conducted and was in compliance with the legal, regulatory, normative, statutory and contractual provisions which govern the matter, within the scope of IFRS.

The valuation report was also based on the financial statements of TNL as of June 30, 2011.

The management of TNL has advised Apsis that the financial information of TNL as of June 30, 2011 was prepared in accordance with IFRS. TNL has directed Apsis to rely on such financial information, and Apsis has not performed an independent verification of such financial information and does not assume responsibility therefore.

In addition, in preparing the valuation report, Apsis assumed and relied on the accuracy, completeness and reasonableness of all financial and other information and data supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available.

For the purpose of its valuation analyses, Apsis did not take into account tax-related effects that TNL’s shareholders may experience in connection with the merger, or any fees and expenses that may be incurred in connection with the settlement of that transaction.

PART FIVE—THE MERGER

The valuation report is necessarily based on information available to Apsis and financial information as well as other existing conditions and circumstances disclosed to Apsis as of the date of the valuation report.

Apsis has no obligation to update or otherwise revise the valuation report should any future events or conditions affect its valuation analyses or conclusions.

The scope of Apsis’ valuation analyses was limited to the appraisal of the book value of the shareholder’s equity of TNL and did not address, among other matters:

•	the treatment given to different classes of shares of TNL;

•	any other transaction relating to the shares of TNL;

•	the underlying business decision of TNL to effect the merger, and

•	the prices at which TNL securities may actually be sold.

The valuation report is not intended to be and does not constitute a recommendation or opinion to Brasil Telecom and TNL, nor does it constitute a recommendation or opinion to any shareholder of Brasil Telecom or TNL, as to any matters relating to the merger, including as to how shareholders should vote on the merger.

Below is a summary of the material analyses undertaken by Apsis in connection with the rendering of its valuation report. The summary includes information presented in tabular format. In order to fully understand the methodologies used by Apsis, the table must be read together with the text of the summary. The tables alone do not constitute a complete description of the analyses.

In conducting its valuation, Apsis used the book valuation approach, as it considered such method to be the most appropriate in determining the value of a merger of companies of the same business group. This approach was also considered appropriate by Apsis because TNL’s shares had not been exposed to any fact or situation that may have caused the overvaluation of such shares.

Using the financial statements provided by the management of TNL, Apsis performed an analysis of the book value of its assets and liabilities. This methodology is derived from IFRS, in which an analysis of the balance sheets of Brasil Telecom and TNL is made, designed to ascertain whether bookkeeping was accurately conducted and was in compliance with the legal, regulatory, normative, statutory and contractual provisions which govern the matter. The result of this method gives a basis to confirm the company’s book value. Apsis’ analysis was conducted and the valuation report was prepared in accordance with the rules and regulations of the CVM.

Through Apsis’ examination of the relevant documents and its analysis, Apsis concluded that the shareholders’ equity, based on the book valuation report, of TNL was R$14,727,777,974.04, as of June 30, 2011.

PART FIVE—THE MERGER

The table below shows TNL’s shareholders’ equity at book value as of June 30, 2011.

TNL	Unaudited Balance Sheet as of June 30, 2011
	Opening Balance		Subsequent Event (1)		Subsequent Event (2)		Subsequent Event (3)		Total
	(in millions of reais)
Current assets	R$	549	R$	—	R$	—	R$	—	R$	549
Non-current assets:
Long-term assets		435		—		—		—		435
Permanent assets:
Investments:
Telemar Norte Leste S.A.		14,642		(215)		(14,427)		—		—
Coari Participações S.A.		—		209		14,427		(14,636)		—
Brasil Telecom S.A.		—		—		—		15,846		15,846
Other		14		—		—		—		14

Total investments		14,656		(6)		—		1,210		15,860
Fixed assets		8		—		—		—		8
Intangible assets		1		—		—		—		1

Total permanent assets		14,666		(6)		—		1,210		15,869

Total non-current assets		15,101		(6)		—		1,210		16,304

Total assets	R$	15,649	R$	(6)	R$	—	R$	1,210	R$	16,853

Current liabilities:
Loans and financing	R$	1,508	R$	—	R$	—	R$	—	R$	1,508
Other current liabilities		202		—		—		—		202

Total current liabilities		1,710		—		—		—		1,710
Non-current liabilities:
Loans and financing		220		—		—		—		220
Other non-current liabilities		195		—		—		—		195

Total non-current liabilities		415		—		—		—		415

Total liabilities	R$	2,125	R$	—	R$	—	R$	—	R$	2,125

Share capital	R$	7,255	R$	—	R$	—	R$	—	R$	7,255
Capital reserves available		1,319		—		—		—		1,319
Profit reserves		6,810		—		—		—		6,810
Treasury stock		(353)		—		—		—		(353)
Equity valuation adjustments		(1,535)		—		—		1,210		(325)
Net income		28		(6)		—		—		22

Total shareholders’ equity	R$	13,524	R$	(6)	R$	—	R$	1,210	R$	14,727

Total liabilities and shareholders’ equity	R$	15,649	R$	(6)	R$	—	R$	1,210	R$	16,853

Net book equity value of TNL									R$	14,727
Shares of Brasil Telecom owned by TNL									R$	(15,846)
Net book equity value to be merged into Brasil Telecom									R$	(1,118)

(1)	Represents the split-off
(2)	Represents the share exchange.
(3)	Represents the Coari merger

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Additional Information Relating to Apsis and the Valuation Reports

The preceding discussion is a summary of the materials furnished by Apsis to the boards of directors of each of Brasil Telecom and TNL, but it does not purport to be a complete description of the analyses performed by Apsis. The preparation of the valuation reports is a complex process involving technical judgments and is not necessarily adequately represented by partial analyses or summary description. Accordingly, Apsis believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Apsis and the valuation reports.

In its analyses, Apsis made numerous assumptions with respect to Brasil Telecom and TNL, their respective subsidiaries, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Brasil Telecom, TNL and Apsis. Any estimates contained in Apsis’ analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of the values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Brasil Telecom, TNL, Apsis, their respective affiliates or any other person assumes responsibility if future results or actual values differ materially from the estimates.

In connection with its preparation of the valuation reports, Apsis represented that: (1) it had no direct or indirect interest in Brasil Telecom or TNL, and that there was no significant circumstance that may characterize a conflict of interest for the issuance of its report, and (2) there had been no attempt by TNL’s controlling shareholders or management to direct, limit, hinder or perform any action that might have affected the access to and the use and knowledge of any information, assets, documents or work methodologies relevant to its conclusions.

Apsis’ qualifications to render the valuation reports arise from its extensive experience as an internationally recognized consulting company engaged in, among others, the valuation of companies and other businesses and their securities in Brazil and elsewhere in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Apsis was selected to prepare the valuation reports based on its experience in preparing such reports and other factors. Apsis will be paid a fee by Brasil Telecom and TNL, which have also agreed to reimburse Apsis’ expenses.

Accounting Treatment of the Merger

In the current corporate structure, TNL is a holding company that controls Telemar, Coari and Brasil Telecom. The merger will be a reorganization of entities under common control. As a result, the merger will be accounted for using historical cost, whereby the financial statements of Brasil Telecom will record the historical carrying values of the assets and liabilities of TNL as from the date of the reorganization. The historical financial statements of Brasil Telecom will not be restated to account for the impacts of the reorganization on a retroactive basis. Upon completion of the merger, TNL will cease to exist.

PART FIVE—THE MERGER

Management of Brasil Telecom

Our board of directors (conselho de administração) and our board of executive officers (diretoria) are responsible for operating our business.

Board of Directors

Our board of directors is a decision-making body responsible for, among other things, determining policies and guidelines for our business and our wholly-owned subsidiaries and controlled companies. Our board of directors also supervises our board of executive officers and monitors its implementation of the policies and guidelines that are established from time to time by the board of directors. Under the Brazilian Corporation Law, our board of directors is also responsible for hiring independent accountants.

Our bylaws provide for a board of directors of from three to seven members and from three to seven alternate members. As of the date of this prospectus, our board of directors is composed of five members and three alternate members. During periods of absence or temporary unavailability of a regular member of our board of directors, the corresponding alternate member substitutes for the absent or unavailable regular member.

The members of our board of directors are elected at general meetings of shareholders for three-year terms and are eligible for reelection. The terms of all current members expire at our annual shareholders’ meeting in 2014. Members of our board of directors are subject to removal at any time with or without cause at a general meeting of shareholders. Although our bylaws do not contain any citizenship or residency requirements for members of our board of directors, the members of our board of directors must be shareholders of our company. Our board of directors is presided over by our chief executive officer, and, in his absence, on an interim basis, by his designated alternate. The chairman of our board of directors is elected at a general meeting of shareholders from among the members of our board of directors, serves for a three-year term and is eligible for reelection.

Our board of directors ordinarily meets once every month and extraordinarily when a meeting is called by the chairman or any two other members of our board of directors. Decisions of our board of directors require a quorum of a majority of the directors and are taken by a majority vote of those directors present.

The following table sets forth certain information with respect to the current members of our board of directors and their alternates:

Name	Position	Member Since	Age
José Mauro Mettrau Carneiro da Cunha	Chairman	February 2009	62
José Augusto da Gama Figueira	Alternate	February 2009	64
João de Deus Pinheiro Macedo	Vice Chairman	February 2009	63
Eurico de Jesus Teles Neto	Alternate	February 2009	55
Júlio César Fonseca	Director	April 2011	52
Vacancy	Alternate
Francis James Leahy Meaney	Director	April 2011	47
Vacancy	Alternate
João Carlos de Almeida Gaspar (1)	Director	April 2011	44
Antonio Cardoso dos Santos (1)	Alternate	April 2011	62

(1)	Elected by the preferred shareholders.

We summarize below the business experience, areas of expertise and principal outside business interests of our current directors and their alternates.

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Directors

José Mauro Mettrau Carneiro da Cunha. Mr. Cunha has served as chairman of our board of directors since February 2009 and as chairman of the board of directors of Tele Norte Leste Participações S.A., or TNL, since April 2007. He has also been an alternate director of TmarPart since April 2008, and was a member of the board of directors of Telemar from April 1999 to July 2002, before he rejoined the board of directors of Telemar, as chairman, in April 2007. He served as our interim Chief Executive Officer during June and July 2011. Mr. Cunha has held several executive positions at BNDES, and was a member of its board of executive officers from 1991 to 2002. He was the vice president of strategic planning of Braskem S.A. from February 2003 to October 2005, and was a business consultant from November 2005 to February 2007. He was a member of the board of directors of Braskem S.A. from July 2007 to April 2010, Light Serviços de Eletricidade S.A. from December 1997 to July 2000, Aracruz Celulose S.A. from June 1997 to July 2002, FUNTTEL from December 2000 to January 2002, FUNCEX- Fundação Centro de Estudos do Comércio Exterior from June 1997 to January 2002, and Politeno Indústria e Comércio S.A. from April 2003 to April 2005. Mr. Cunha holds a bachelor’s degree in mechanical engineering from Universidade Católica de Petrópolis in Rio de Janeiro and a master’s degree in industrial and transportation projects from Instituto Alberto Luiz Coimbra de Pós-Graduação (COPPE) at Universidade Federal do Rio de Janeiro. He attended the Executive Program in Management at the Anderson School at the University of California in Los Angeles.

João de Deus Pinheiro de Macêdo. Mr. Macêdo has served as the vice chairman of our board of directors since February 2009 and is the planning officer of TNL. Mr. Macêdo served as business officer of Telemar Matriz from August 1998 to April 2000, and from May 2000 to September 2001 he served as individual client officer at the Rio de Janeiro branch. From 1985 to 1998, he served as the operations officer at Telecomunicações da Bahia S.A., or Telebahia, and was responsible for customer service, sales, operations and plant maintenance. In 1971, he started his career at Telebahia as supervisor of implementation and maintenance. At Telebahia, he managed the equipment division, the department of capital operations and the department of marketing and services. Mr. Macêdo holds a bachelor’s degree in electric and electronic engineering from Universidade Federal da Bahia (UFBA). He attended a course in Transmission Systems (NEC Corp. and OKI Electric Industry Co., Ltd.—Japan), Digital Switching (Nippon Telegraph & Telephone Corp.— Japan) and Quality Management (Japan).

Francis James Leahy Meaney. Mr. Meaney has served as one of directors since April 2011. He has also served as one of our executive officers since February 2011 and as an executive officer at TNL since February 2011. Mr. Meaney founded Contax and served as its chief executive officer from its incorporation in 2000 until 2010. He has served in several organizations of the contact center industry, including as vice president of the Brazilian Association of Contact Center Companies—ABT from November 2005 until January 2011. Previously he served as the vice-president of Global Crossing Latin America, in Miami, from 1999 to 2000, managing director of Conectel, the largest paging company in Brazil from 1997 to 1999, and administrative consultant for several customer service companies in Latin America from 1990 to 1997. He started his career at Credit Suisse First Boston in New York, where he has worked from 1986 to 1988. Mr. Meaney has a bachelor’s degree in economics from Notre Dame University and a master’s in Business Administration from Harvard Business School. He also completed the Advanced Management Program at INSEAD.

João Carlos de Almeida Gaspar. Mr. Gaspar was elected to our board of directors as a nominee of our preferred shareholders in April 2011 and has been a member of the board of directors of Telemar since April 2008. He worked as an investment manager of a family office from 1998 until 2003 when he founded Unity Capital Gestão de Investimentos. He has worked for the capital markets areas of several companies, including Supra Corretora de Valores, Banco Iochpe de Investimentos and Itaú CCVM. He was a member of the boards of directors and audit committees for several telecommunications companies, including Telepará S.A., CRT S.A., Telesc Celular S.A., Telepar Celular S.A. and Brasil Telecom. He holds a law degree and an MBA from IBMEC.

PART FIVE—THE MERGER

Alternate Directors

José Augusto da Gama Figueira. Mr. Figueira has served as an alternate member of our board of directors since April 2011. He has served as a director of TmarPart since April 2008, an executive officer of TmarPart since June 1999, an alternate director of TNL since March 2007, and an alternate director of Telemar since 2002. He previously served as a member of our board of directors from February 2009 to April 2011 and as an alternate member of TNL’s board of directors from April 2003 to March 2004. He has also served as president of Instituto Telemar since August 2001. He was an executive officer of Pegasus, a company in the Andrade Gutierrez Group, from July 1997 to August 1999, and a member of the fiscal council of Telecomunicações do Espírito Santo S.A., Telecomunicações do Piauí S.A. and Telecomunicações do Amazonas S.A. from April to December 1999. He holds a bachelor’s degree in electrical engineering from the Universidade do Estado do Rio de Janeiro and an MBA from FGV.

Eurico de Jesus Teles Neto. Mr. Neto has served as an alternate member of our board of directors since April 2011 and is also the legal officer of Telemar, a position that he has held since April 2007. Mr. Neto previously served as a member of our board of directors from February 2009 to April 2011 and as legal manager of Telemar from April 2005 to April 2007. He previously served as manager of the real estate division at Telebahia starting in 1980, where he went on to hold the position of legal consultant in 1990. Mr. Neto holds a bachelor’s degree in economics and a degree in legal sciences from Universidade Católica de Salvador. He holds a post graduate degree in Employment Law from Estácio de Sá.

Júlio César Fonseca. Mr. Fonseca has served as an alternate member of our board of directors since April 2011. He has also served as People Management Director at Oi since December 2009. He has been an executive officer of TNL since August 2010. He has 28 years of experience working in the human resources areas of large Brazilian and multinational companies, directly managing people and teams, with broad expertise in change management processes, especially in the context of mergers, acquisitions, privatizations and professionalizing family-run companies. He served as human resources manager at Ferrovia Centro Atlântica S.A., from April 1997 to December 1999, and at Companhia de Materiais Sulforosos Matsulfur S.A., from May 1995 until April 1997. Mr. Fonseca holds a bachelor’s degree in Psychology from PUC-MG, an Executive MBA from the Dom Cabral Foundation in Minas Gerais, and completed the Advanced Management Program in Corporate Management from INSEAD, France.

Antonio Cardoso dos Santos. Mr. Cardoso was elected as an alternate member of our board of directors as a nominee of our preferred shareholders in April 2011. He previously served as a member of board of directors as a nominee of our preferred shareholders since March 2008. He was a member of the board of directors of Telemig Celular S.A. from 2004 until 2007, a member of the board of directors of Amazônia Celular from 2004 to 2007, a member of the board of directors of Telecomunicações do Pará S.A. in 2001 and a member of the board of directors of Telecomunicações de Santa Catarina S.A. in 1999. Mr. Cardoso has also served as a member of the fiscal council of Companhia Telefônica Melhoramento e Resistência, Telecomunicações do Paraná S.A., Telebahia, Telecomunicações do Mato Grosso S.A., Telecomunicações de Rondônia S.A., Telecomunicações do Piauí S.A., Telecomunicações do Rio Grande do Norte S.A., Telecomunicações de Goiás S.A., Telecomunicações de Brasília S.A. and CRT. Mr. Cardoso received a bachelor’s degree in business administration from São Paulo Superior School of Business Administration and holds a Latu Sensu Graduate degree in Business Management from Associação de Ensino Unificado do Distrito Federal (AEUDF).

Board of Executive Officers

Our board of executive officers is our executive management body. Our executive officers are our legal representatives and are responsible for our internal organization and day-to-day operations and the implementation of the general policies and guidelines established from time to time by our board of directors.

PART FIVE—THE MERGER

Our bylaws require that the board of executive officers consist of between five to nine members, including a chief executive officer. Each officer is responsible for business areas that our board of directors assigns to them. The members of our board of executive officers, other than our chief executive officer have no formal titles (other than the title of executive officer or “Diretor”), although the board of directors may assign specific attributions, such as chief financial officer, investor relations officer and chief operations officer.

The members of our board of executive officers are elected by our board of directors for three-year terms and are eligible for reelection. The current term of all of our executive officers ends on the date after our first board of directors’ meeting following our annual shareholders’ meeting in 2012. Our board of directors may remove any executive officer from office at any time with or without cause. According to the Brazilian Corporation Law, executive officers must be residents of Brazil but need not be shareholders of our company. Our board of executive officers holds meetings when called by our chief executive officer.

The following table sets forth certain information with respect to the current members of our board of executive officers:

Name	Position	Date Elected/ Appointed	Age
Francisco Tosta Valim Filho	Chief Executive Officer	August 2011	48
Alex Waldemar Zornig	Chief Financial Officer and Investor Relations Officer	January 2009	53
Francis James Leahy Meaney	Executive Officer	February 2011	47
Tarso Rebello Dias	Executive Officer	May 2011	40

Summarized below is information regarding the business experience, areas of expertise and principal outside business interests of our current executive officers.

Francisco Tosta Valim Filho. Mr. Valim has served as our chief executive officer since August 1, 2011. He has also served as the chief executive officer of TNL and Telemar since August 1, 2011. From January 2008 to July 2011, Mr. Valim was the chief executive officer of Serasa Experian and chief operating officer of Experian for Latin America, Europe and the Middle East. Prior to working at Experian, he served as chief executive officer of NET Serviços de Comunicação S.A. from February 2003 to January 2008, chief financial officer of TNL PCS S.A. (Oi) from January 2002 to February 2003; and vice-president and chief financial officer of RBS Participações S.A. from September 1989 to December 2001. Mr. Valim holds an MBA degree in business administration from Marshal School of Business – University of Southern California.

Alex Waldemar Zornig. Mr. Zornig has served as our chief financial officer and investor relations officer since January 2009. Mr. Zornig has served as the chief financial officer and investor relations officer of TNL since November 2008 and the chief financial officer and investor relations officer of Telemar since November 2008. He began his career at PriceWaterhouse where he worked for 14 years (including three years in London) and last served in the capacity of an officer. He served as chief financial officer—head of corporate administrative services at BankBoston, where he worked for 13 years (including two years in Boston). He served as an officer at Banco Itaú from May 1993 to August 2007. Prior to joining our company, Mr. Zornig was an executive vice president at Banco Safra, where he was in charge of all support areas of the bank from September 2007 to November 2008. Mr. Zornig holds a bachelor’s degree in accounting from the Universidade de São Paulo, an MBA from FGV and a post-graduate degree from the London Business School.

Francis James Leahy Meaney. Mr. Meaney has served as one of our executive officers since February 2011, as a member of our board of directors since April 2011 and as an executive officer at TNL since February 2011. Mr. Meaney founded Contax and served as its chief executive officer from its incorporation in 2000 until 2010.

PART FIVE—THE MERGER

He has served in several organizations of the contact center industry, including as vice president of the Brazilian Association of Contact Center Companies—ABT from November 2005 until January 2011. Previously he served as the vice-president of Global Crossing Latin America, in Miami, from 1999 to 2000, managing director of Conectel, the largest paging company in Brazil from 1997 to 1999, and administrative consultant for several customer service companies in Latin America from 1990 to 1997. He started his career at Credit Suisse First Boston in New York, where he has worked from 1986 to 1988. Mr. Meaney has a bachelor’s degree in economics from Notre Dame University and a master’s in Business Administration from Harvard Business School. He also completed the Advanced Management Program at INSEAD.

Tarso Rebello Dias. Mr. Rebello Dias has served as one of our executive officers since May 2011. Since February 2004, Mr. Rebelo Dias has been treasury director of TNL, where he previously served as manager of financial operations from February 2000 to February 2004. From January 1998 to February 2000, he was coordinator of financial operations at Globo Comunicações e Participações (GLOBOPAR). From March 1995 to January 1998, Mr. Rebelo Dias was a financial analyst of commodities derivatives at Companhia Vale do Rio Doce in Rio de Janeiro. He holds a degree in economic sciences from Universidade Federal do Rio de Janeiro and an MBA from Fundação Dom Cabral/Telemar—Brasil.

Fiscal Council

The Brazilian Corporation Law requires us to establish a permanent or non-permanent fiscal council (conselho fiscal). Our bylaws provide for a permanent fiscal council composed of between three and five members and their respective alternate members. The fiscal council is a separate corporate body independent of our board of directors, our board of executive officers and our independent accountants. The primary responsibility of the fiscal council is to review our management’s activities and our financial statements and to report their findings to our shareholders.

The members of our fiscal council are elected by our shareholders at the annual shareholders’ meeting for one-year terms and are eligible for reelection. The terms of the members of our fiscal council expire at the next annual shareholders’ meeting. Under the Brazilian Corporation Law, the fiscal council may not contain members who are members of our board of directors or our board of executive officers, spouses or relatives of any member of our board of directors or our board of executive officers, or our employees. To be eligible to serve on our fiscal council, a person must be a resident of Brazil and either be a university graduate or have been a company officer or fiscal council member of another Brazilian company for at least three years prior to election to our fiscal council. Holders of preferred shares without voting rights and non-controlling common shareholders that together hold at least 10.0% of our voting share capital are each entitled to elect one member and his or her respective alternate to the fiscal council.

PART FIVE—THE MERGER

The following table sets forth certain information with respect to the current members of our fiscal council and their alternates:

Name	Position	Member Since	Age
Allan Kardec de Melo Ferreira	Chairman	February 2009	65
Dênis Kleber Gomide Leite	Alternate	February 2009	65
Sidnei Nunes	Member	April 2011	52
Aparecido Carlos Correia Galdino	Alternate	April 2011	60
Éder Carvalho Magalhães	Member	February 2009	43
Sergio Bernstein	Alternate	February 2009	74
Marcos Duarte dos Santos (1)	Member	April 2010	42
Carlos Eduardo Parente de Oliveira Alves (1)	Alternate	April 2010	34
Leopoldo Henrique Krieger Schneider (2)	Member	April 2011	69
Eduardo da Gama Godoy (2)	Alternate	April 2011	48

(1)	Elected by the common shareholders.
(2)	Elected by the preferred shareholders.

We summarize below the business experience, areas of expertise and principal outside business interests of the current members of our fiscal council and their alternates.

Fiscal Council Members

Allan Kardec de Melo Ferreira. Mr. Ferreira has served as chairman of our fiscal council since February 2009. He has also served as an alternate member of the fiscal council of TmarPart since April 2006 and a member of the fiscal council of TNL since April 2002. From 1971 to 1993, he was an in-house counsel with Construtora Andrade Gutierrez. His current activities include management consultancy services to a number of companies in the civil, commercial and tax areas, participation in corporate restructuring processes (mergers, spin-offs, disposals, sale of assets) of the telecommunications companies of the Andrade Gutierrez Group and in several bidding processes conducted by the Minas Gerais Roads Department (Departamento de Estrada de Rodagem de Minas Gerais), the Belo Horizonte Traffic Department (Empresa de Transporte e Trânsito de Belo Horizonte), the Ministry of Communications, the National Road Department (Departamento Nacional de Estradas de Rodagem) and ANATEL. He holds a degree in law from Pontifícia Universidade Católica de Minas Gerais, in addition to having participated in several extension courses in foreign trade, in particular export services, at Fundação Centro de Comércio Exterior, FDC, Foreign Trade Ministry, and Construtora Andrade Gutierrez.

Sidnei Nunes. Mr. Nunes has served as a member of our fiscal council since April 2011, has served as an alternate member of the fiscal council of TNL since April 2007, an alternate member of the fiscal council of TmarPart since April 2008 and an alternate member of the fiscal council of Telemar since April 2007. He served as an alternate member of our fiscal council from February 2009 to April 2011. He has been managing officer of Jereissati Participações S.A. since April 2008, chief financial officer of La Fonte Telecom S.A. since April 2008 and managing officer of L.F. Tel S.A. since April 2006. Mr. Nunes has served as a member of the boards of directors of Iguatemi Empresa de Shopping Centers S.A. since April 2006, L.F. Tel S.A. since April 2006, and Grande Moinho Cearense S.A. since April 2005. Mr. Nunes is a financial officer and controller of several companies of the Jereissati Group since September 1995. Mr. Nunes holds bachelor’s degrees in business administration and accounting from the Faculdade de Administração Paulo Eiró and an MBA from the University of São Paulo.

Éder Carvalho Magalhães. Mr. Magalhães has served as a member of our fiscal council since February 2009. Since 1995, Mr. Magalhães has been directly responsible for the accounting of all companies of

PART FIVE—THE MERGER

the Grupo Andrade Gutierrez. In January 2002, he also became an officer of the real estate division of Grupo Andrade Gutierrez. He previously served as the controller of Fiat Finanças Brasil Ltda. from 1993 to 1995. Mr. Magalhães began his career as a trainee at PriceWaterhouse in 1987, and served as audit supervisor from 1992 to 1993. Mr. Magalhães holds a bachelor’s degree in accounting from Instituto Cultural Newton Paiva Ferreira and an MBA from IBMEC.

Leopoldo Henrique Krieger Schneider. Mr. Schneider has served as a member of our fiscal council since April 2011. He has worked as a management consultant or advisor in the fields of accounting, finance and tax. To date, he has worked at or advised 143 medium- or large-size companies. Currently, Mr. Schneider is the controller of five companies of the Telenova Group, where he served from November 2004 to August 2008. He was also the administrative and financial officer of Sport Clube International from January 2000 to January 2001. Mr. Schneider has served as a member of the board of directors of Kresil S.A. since April 2008. He also served as a member of the board of directors of BSF Engenharia Ltda., from August 2007 to December 2009, and Globalnova Comunicações Ltda., from August 2008 to November 2009. Mr. Schneider holds a bachelor’s degree in accounting science from Universidade Federal do Rio Grande do Sul.

Marcos Duarte dos Santos. Mr. Duarte has served as a member of our fiscal council as a nominee of our preferred shareholders since April 2010. He has served as a member of the fiscal council of Telemar since April 2007. Mr. Duarte was a vice president and fixed income trader at CSFB—Garantia from 1997 to 1998, a vice president for Bankers Trust Company in New York from 1996 to 1997, and a vice president for Bankers Trust Company in Rio de Janeiro from 1994 to 1996. He served as a member of the fiscal councils of Tele Norte Celular S.A., Tele Ceará S.A. and Tele Espírito Santo S.A. from 2001 to 2002. He holds a bachelor’s degree in production engineering from the Universidade Federal do Rio de Janeiro.

Alternate Fiscal Council Members

Denis Kleber Gomide Leite. Mr. Leitehas served as an alternate member of our fiscal council since February 2009, and he has served as a member of the fiscal council of TmarPart since April 2006, an alternate member of the fiscal council of TNL since April 2002 and an alternate member of the fiscal council of Telemar since April 2009. Mr. Leite served as a member of the board on economic matters for the commercial trade association of the State of Minas Gerais (Conselho de v.c. Assuntos Econômicos da Associação Comercial de Minas Gerais) from October 1993 up to December 1998; the infrastructure board of the National Industry Confederation in Brazil (Conselho de Infraestrutura da CNI—Confederação Nacional da Indústria) from October 1993 up to December 1998; the commission for technical and political matters of TELEXPO from October 1993 up to December 1998; and the São Paulo Chamber of Telecommunications and Information Technology Chamber (Câmara Paulista de Telecomunicações e Informática) from October 1993 up to December 1998. He has professional experience in commercial, general, financial and human resources administration, and he has held senior management positions in the following companies: Cia. de Tecnologia da Informação do Estado de Minas Gerais; Sociedade Mineira de Engenheiros; Fertilizantes Fosfatados—Fosfértil—Grupo Petrobrás Fertilizantes; Federação das Indústrias de Minas Gerais; and Instituto Horizontes e Instituto Brasileiro para o Desenvolvimento das Telecomunicações. Mr. Leite holds a degree in law from the Universidade Federal de Minas Gerais, a degree in business administration from the União de Negócios e Administração and a master’s degree in financial administration from the FGV.

Aparecido Carlos Correia Galdino. Mr. Galdino has served as an alternate member of our fiscal council since April 2011, and he has served as a member of the fiscal council of TmarPart since April 2008 and an alternate member of the fiscal council of TNL since April 2009. He previously served as a member of our fiscal council from February 2009 to April 2011. He joined the Jereissati Group in 1971 and has been managing officer and investor relations officer of Jereissati Participações S.A. since April 1990. He has served as the chief financial officer of La Fonte Participações S.A. since April 1990, and has been a member of the board of directors of L.F. Tel S.A. since February 2008, Iguatemi Empresa de Shopping Centers S.A. since July 2008 and

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La Fonte Telecom S.A. since April 1991. He has served as a member of the fiscal council of Contax Participações S.A. since April 2008, as a member of the fiscal council of Tele Norte Celular Participações S.A. from May 2008 to present and as a member of the fiscal council of Amazônia Celular S.A. from May 2008 to March 2009. Mr. Galdino holds a bachelor’s degree in business administration from Faculdades Integradas Princesa Isabel.

Sérgio Bernstein. Mr. Bernstein currently serves as an alternate member of our fiscal council. He has also served as a member of the fiscal council of TNL since April 2007 and a member of the fiscal council of Telemar since April 2008. He has served as an alternate member of the board of directors and vice president of Jereissati Participações S.A. from 1990 to 2007. Mr. Bernstein is a civil engineer and has extensive experience serving as an officer of Brazilian companies. Mr. Bernstein started his career as a trainee in finance at General Electric S.A. in Brazil in 1961 where he held several managerial positions and was elected vice president of finance in 1984. Mr. Bernstein holds a bachelor’s degree in civil engineering from the National School of Engineering in Rio de Janeiro.

Eduardo Da Gama Godoy. Mr. Godoy has served as an alternate member of our fiscal council since April 2011. He has been a partner at HB Audit —Auditores Independentes S/S since January 1994 and an accountant and officer of Godoy Empresarial Serviços Contábeis since November 1993. Mr. Godoy has served as a member of the fiscal council of: Padtec S.A. since August 2007; Ideiasnet S.A. since April 2005; Officer Distribuidora S.A. since July 2005; and Instituto Cultural Brasileiro Norte Americano since December 2008. He has also been an alternate member of the fiscal council of Weg S.A. since April 2010 and Tegma Gestão Logística S.A. since April 2011. Mr. Godoy served as a member of the fiscal council of Marisol S.A. from April 2004 to March 2010 and Trafo Componentes Elétricos S.A. from April 2007 to December 2009. Mr. Godoy holds a bachelor’s degree in accounting science and business administration from Faculdade Porto Alegrense.

Carlos Eduardo Parente de Oliveira Alves. Mr. Alves currently serves as an alternate member of our fiscal council as a nominee of our preferred shareholders. He has worked at Polo Capital as an analyst and variable income manager in the electricity, paper and cellulose, oil, petrochemical and transportations sectors since 2003. Between 2000 and 2003 he worked at Banco UBS as an analyst for the Latin America electricity and sanitation sector. Mr. Alves holds a bachelor’s degree in production engineering from Pontíficia Universidade Católica do Rio de Janeiro.

Compensation

According to our bylaws, our shareholders are responsible for establishing the aggregate compensation we pay to the members of our board of directors and our board of executive officers, as well as the individual compensation we pay to members of our fiscal council. Our shareholders determine this compensation at the annual shareholders’ meeting. Once aggregate compensation is established, our board of directors is responsible for distributing such aggregate compensation individually to the members of our board of directors and our board of executive officers in compliance with our bylaws. Our board of directors does not have a compensation committee.

The aggregate compensation paid by us to all members of our board of directors, board of executive officers and our fiscal council for services in all capacities was R$4.6 million in 2010, including share-based remuneration of R$1.9 million. This amount includes pension, retirement or similar benefits for our officers and directors. On April 27, 2011, our shareholders (acting at the annual shareholders’ meeting) established the following compensation for the year 2011:

•	board of directors: an aggregate limit of R$198,800;

•	board of executive officers: an aggregate limit of R$1.1 million (excluding amounts paid as benefits, representation allowance or profit sharing); and

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•	each regular member of our fiscal council: R$2,500 per month, plus travel and lodging expenses (the statutory minimum set forth in the Brazilian Corporation Law and in our bylaws).

We compensate our alternate directors for each meeting of our board of directors that they attend. We compensate alternate members of our fiscal council for each meeting of our fiscal council that they attend.

Our executive officers receive the same benefits generally provided to our employees, such as medical (including dental) assistance, private pension plan and meal vouchers. Like our employees, our executive officers also receive an annual bonus equal to one-month’s salary (known as the “thirteenth” (monthly) salary in Brazil), an additional one-third of one-month’s salary for vacation, and contributions of 8.0% of their salary into a defined contribution pension fund known as the Guarantee Fund for Time of Service (Fundo de Garantia por Tempo de Serviço). Members of our board of directors and fiscal council are not entitled to these benefits.

Members of our board of directors, board of executive officers and fiscal council are not parties to contracts providing for benefits upon the termination of employment other than, in the case of executive officers, the benefits described above.

Material Tax Considerations

The following summary contains a description of the principal Brazilian and U.S. federal income tax consequences of the conversion in the merger of TNL shares or ADSs into Brasil Telecom shares or ADSs, and of the acquisition, ownership and disposition of Brasil Telecom shares or ADSs. The following summary does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to hold Brasil Telecom shares or ADSs. This summary is based upon the tax laws of Brazil and the U.S. and regulations under these tax laws as currently in effect, which are subject to change.

Although there is at present no income tax treaty between Brazil and the United States, the tax authorities of the two countries have had discussions that may culminate in such a treaty. No assurance can be given, however, as to whether or when a treaty will enter into force or how it will affect holders of Brasil Telecom shares or ADSs.

Prospective holders of TNL shares or ADSs or Brasil Telecom shares or ADSs should consult their own tax advisors as to the tax consequences of the conversion in the merger of TNL shares or ADSs into Brasil Telecom shares or ADSs, and of the acquisition, ownership and disposition of Brasil Telecom shares or ADSs.

Brazilian Tax Considerations

The following discussion summarizes the principal Brazilian tax consequences (a) of the exchange of TNL shares or ADSs for Brasil Telecom shares or ADSs, and (b) of the acquisition, ownership and disposition of Brasil Telecom shares or ADSs by a holder that is not resident or domiciled in Brazil for purposes of Brazilian taxation (a “Non-Brazilian Holder”). It is based on the tax laws of Brazil and regulations thereunder in effect on the date hereof, which are subject to change. This discussion does not specifically address all of the Brazilian tax considerations that may be applicable to any particular Non-Brazilian Holder. Therefore, each Non-Brazilian Holder should consult its own tax advisor about the Brazilian tax consequences of an investment in Brasil Telecom shares or ADSs.

PART FIVE—THE MERGER

Merger of TNL into Our Company

As a result of the merger of TNL into our company, Non-Brazilian Holders of TNL shares or ADSs will receive Brasil Telecom shares or ADSs. The Brazilian tax impacts of this exchange of shares and ADSs are not expressly provided for under Brazilian tax law. We understand that there are arguments to sustain that no taxation is due upon the exchange of TNL shares or ADSs for Brasil Telecom shares or ADSs. This conclusion is based on our understanding that the exchange of shares or ADSs does not represent a disposition of shares or ADSs which gives rise to a taxable capital gain in Brazil, and that the exchange of shares or ADSs does not give rise to any income which is legally or economically available to the Non-Brazilian Holder. With respect to ADSs in particular, this conclusion is also based on our understanding that the ADSs should not be regarded as assets located in Brazil. See “—Taxation of Gains.”

There is a risk that Brazilian tax authorities adopt a different understanding and consider the exchange of TNL shares or ADSs for Brasil Telecom shares or ADSs as an event giving rise to a taxable gain in Brazil. In this case, the withholding income tax would be imposed on the gain, according to the rules described under “—Taxation of Gains.” Interest and penalties could also be imposed.

Dividends

Dividends paid by a Brazilian corporation, such as our company, including stock dividends and other dividends paid to a Non-Brazilian Holder of Brasil Telecom shares or ADSs, are currently not subject to withholding income tax in Brazil to the extent that such amounts are related to profits generated after January 1, 1996. Dividends paid from profits generated before January 1, 1996 may be subject to Brazilian withholding income tax at varying rates, according to the tax legislation applicable to each corresponding year.

Interest on Shareholders’ Equity

Law No. 9,249, dated December 26, 1995, as amended, allows a Brazilian corporation, such as our company, to make distributions to shareholders of interest on shareholders’ equity, and treat those payments as a deductible expense for purposes of calculating Brazilian corporate income tax, and, since 1998, social contribution on net profits as well, as long as the limits described below are observed. These distributions may be paid in cash. For tax purposes, the deductible amount of this interest is limited to the daily pro rata variation of the Brazilian long-term interest rate, as determined by the Brazilian Central Bank from time to time, and the amount of the deduction may not exceed the greater of:

•

50% of net income (after the deduction of social contribution on net profits but before taking into account the provision for corporate income tax and the amounts attributable to shareholders as interest on shareholders’ equity) for the period in respect of which the payment is made; and

•	50% of the sum of retained profits and profit reserves as of the date of the beginning of the period in respect of which the payment is made.

Payment of interest on shareholders’ equity to a Non-Brazilian Holder is subject to withholding income tax at the rate of 15%, or 25% if the Non-Brazilian Holder is domiciled in a country or location that is considered to be a “tax haven” jurisdiction for this purpose. For this purpose, the definition of “tax haven” encompasses countries and locations (a) that do not impose income tax, (b) that impose income tax at a maximum rate of 20% or less, or (c) the laws of which do not allow access to shareholding composition, ownership of investments, or the identity of the ultimate beneficiary of earnings that are attributed to non-residents (a “Tax Favorable Jurisdiction”). See “—Discussion on the Definition of Tax Haven Jurisdictions.”

These payments of interest on shareholders’ equity may be included, at their net value, as part of any mandatory dividend. To the extent payment of interest on net equity is so included, we are required to distribute to shareholders an additional amount to ensure that the net amount received by them, after payment of the applicable withholding income tax, is at least equal to the mandatory dividend.

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Payments of interest on shareholders’ equity are decided by our shareholders, at our annual shareholders meeting, on the basis of recommendations of our board of directors. No assurance can be given that our board of directors will not recommend that future distributions of profits should be made by means of interest on shareholders’ equity instead of by means of dividends.

Distributions of interest on shareholder’s equity to Non-Brazilian Holders may be converted into U.S. dollars and remitted outside Brazil, subject to applicable exchange controls, to the extent that the investment is registered with the Central Bank of Brazil. See “Part Six—Shareholder Rights—Exchange Controls.”

Taxation of Gains

Under Law No. 10,833, enacted on December 29, 2003, the gain on the disposition or sale of assets located in Brazil by a Non-Brazilian Holder, whether to another non-Brazilian resident or to a Brazilian resident, may be subject to the withholding of income tax in Brazil.

With respect to the disposition of the shares of Brasil Telecom, as they are assets located in Brazil, the Non-Brazilian Holder should be subject to income tax on the gains realized, following the rules described below, regardless of whether the transactions are conducted in Brazil or with a Brazilian resident.

With respect to the ADSs, although the matter is not entirely clear, arguably the gains realized by a Non-Brazilian Holder on the disposition of ADSs are not taxed in Brazil, on the basis that ADSs are not “assets located in Brazil” for the purposes of Law No. 10,833. We cannot assure you, however, that the Brazilian tax authorities or the Brazilian courts will agree with this interpretation. As a result, gains on a disposition of ADSs by a Non-Brazilian Holder to a Brazilian resident, or even to a non-Brazilian resident, in the event that courts determine that ADSs would constitute assets located in Brazil, may be subject to income tax in Brazil according to the rules applicable to the shares of Brasil Telecom, described above.

As a general rule, gains realized as a result of a disposition of shares of Brasil Telecom are equal to the positive difference between the amount realized on the transaction and its acquisition cost.

Under Brazilian law, however, income tax rules on such gains can vary depending on the domicile of the Non-Brazilian Holder, the type of registration of the investment by the Non-Brazilian Holder with the Central Bank and how the disposition is carried out, as described below.

Gains realized on a disposition of shares carried out on the Brazilian stock exchange (which includes the organized over-the-counter market) are:

•

exempt from income tax when realized by a Non-Brazilian Holder that (1) has registered its investment in Brazil with the Central Bank under the rules of Resolution 2,689 (a “2,689 Holder”), and (2) is not domiciled or a resident in a country or location which does not tax income, or that taxes income at a maximum rate of 20% or less (“Low or Nil Tax Jurisdiction”). See “—Discussion on the Definition of Tax Haven Jurisdictions” below for a discussion on the possibility of the concept of Low or Nil Tax Jurisdiction being expanded by Law No. 11,727; or

•

subject to income tax at a rate of up to 25% in any other case, including a case of gains realized by a Non-Brazilian Holder that is not a 2,689 Holder or a Non-Brazilian Holder that is domiciled or a resident in a Low or Nil Tax Jurisdiction. In these cases, a withholding income tax of 0.005% of the sale value will be applicable and can be later offset with the eventual income tax due on the capital gain.

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Any gains realized on a disposition of shares of Brasil Telecom that is not carried out on a Brazilian stock exchange are subject to income tax at the rate of 15%, or up to 25% in the case of a Non-Brazilian Holder that is domiciled or resident in a Low or Nil Tax Jurisdiction or in a Tax Favorable Jurisdiction. See “Discussion on the Definition of Tax Haven Jurisdictions.” In the event that these gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with intermediation, the withholding income tax of 0.005% shall also be applicable and can be offset with the eventual income tax due on the capital gain.

In the case of 2,689 Holders, a country or location should only be defined as a “tax haven” jurisdiction when it (a) does not tax income, or (b) taxes income at a maximum rate of 20% or less. In the case of gains realized by Non-Brazilian Holders other than 2,689 Holders, a country or location should be defined as a “tax haven” jurisdiction when it (a) does not tax income, (b) taxes income at a maximum rate of 20% or less or (c) imposes restrictions on the disclosure of shareholding composition, of the ownership of investments, or of the identity of the ultimate beneficiary of earnings that are attributed to non-residents.

In the case of a redemption of shares (or ADSs, in the event they are deemed to be “assets located in Brazil”) or a capital reduction by a Brazilian corporation, such as our company, the positive difference between the amount effectively received by the Non-Brazilian Holder and the corresponding acquisition cost of the respective shares (or ADSs, in the event they are deemed to be “assets located in Brazil”) is treated, for tax purposes, as capital gain derived from sale or exchange of shares not carried out on a Brazilian stock exchange market, and is therefore subject to income tax at the rate of 15% or 25%, as the case may be.

The deposit of common or preferred shares of Brasil Telecom in exchange for Brasil Telecom ADSs may be subject to Brazilian income tax if the acquisition cost of the shares is lower than (a) the average price per share on a Brazilian stock exchange on which the greatest number of such shares were sold on the day of deposit; or (b) if no shares were sold on that day, the average price on the Brazilian stock exchange on which the greatest number of shares were sold in the 15 trading sessions immediately preceding such deposit. In such case, the difference between the acquisition cost and the average price of the shares calculated as above will be considered to be a capital gain subject to withholding income tax at the rate of 15% or 25%, as the case may be. In some circumstances, there may be arguments to claim that this taxation is not applicable in the case of a Non-Brazilian Holder that is a 2,689 Holder and that is not domiciled or resident in a Low or Nil Tax Jurisdiction. See “Discussion on the Definition of Tax Haven Jurisdictions.”

Any exercise of preemptive rights relating to Brasil Telecom shares or ADSs will not be subject to Brazilian taxation. Any gain on the sale or assignment of preemptive rights relating to shares of Brasil Telecom, including the sale or assignment carried out by the Brasil Telecom Depositary, on behalf of Non-Brazilian Holders of ADSs, will be subject to Brazilian income taxation according to the same rules applicable to the sale or disposition of shares of Brasil Telecom.

As a Non-Brazilian Holder of ADSs, you may cancel your ADSs and exchange them for preferred shares. Income tax will not be levied on such exchange, as long as the appropriate rules are complied with in connection with the registration of the investment with the Central Bank, and as long as ADSs are not deemed to be “assets located in Brazil.”

Discussion on the Definition of Tax Haven Jurisdictions

On June 24, 2008, Law 11,727 was enacted, with effect as of January 1, 2009, establishing the concept of a “privileged tax regime.” Under this new law, a “privileged tax regime” is considered to apply to a jurisdiction that meets any of the following requirements: (1) it does not tax income or taxes income at a maximum rate of 20% or less; (2) it grants tax advantages to a non-resident entity or individual (a) without requiring substantial economic activity in the jurisdiction of such non-resident entity or individual or (b) to the extent such

PART FIVE—THE MERGER

non-resident entity or individual does not conduct substantial economic activity in the jurisdiction of such non-resident entity or individual; (3) it does not tax income generated abroad, or imposes tax on income generated abroad at a maximum rate of 20% or less; or (4) restricts the ownership disclosure of assets and ownership rights or restricts disclosure about the execution of economic transactions.

The interpretation of the current Brazilian tax legislation should lead to the conclusion that the above-mentioned concept of “privileged tax regime” should apply only for specific Brazilian tax purposes, including for purposes of Brazilian transfer pricing rules and Brazilian thin capitalization rules. According to this interpretation, the concept of “privileged tax regime” should not be applied in connection with the taxation of dividends, interest on shareholders’ equity and gains related to investments made by Non-Brazilian Holders in Brazilian companies, such as Brasil Telecom. Recent regulations and non-binding tax rulings issued by Brazilian federal tax authorities seem to confirm this interpretation.

Tax on Foreign Exchange Transactions

Brazilian law imposes a Tax on Foreign Exchange Transactions (“IOF/Exchange Tax”) on the conversion of reais into foreign currency and on the conversion of foreign currency into reais. The currently applicable rate for most types of foreign exchange transactions is 0.38%. However, other rates apply to specific types of transactions.

In particular, foreign exchange transactions related to inflows of funds to Brazil for investments made by foreign investors on the Brazilian financial and capital markets are generally subject to IOF/Exchange Tax at a rate of 6%. In certain circumstances, specific foreign exchange transactions executed as from December 2011 connected to those types of investments are subject to the IOF/Exchange Tax at a zero percent rate, including foreign exchange transactions related to: (1) an inflow of funds for floating rate investments (such as preferred shares) made on a Brazilian stock or future and commodities exchange by 2,689 Holders, provided that such transactions do not involve derivatives and do not result in pre-determined income; (2) an inflow of funds for the acquisition of shares of Brazilian companies in either (a) a public offer of shares that is registered with the CVM, or (b) a subscription of shares, provided that, in both circumstances, the Brazilian company issuing the shares is entitled to trade its shares on a Brazilian stock exchange; (3) the fictional inflow of funds resulting from the execution of a Symbolic FX Contract (as defined below) in connection with the cancellation of ADSs and exchange for shares traded on a Brazilian stock exchange; and (4) the fictional inflow of funds resulting from the execution of a Symbolic FX Contract in connection with resulting from the change of the type of registration of the foreign investment from a “foreign direct investment” to an investment registered under the rules of National Monetary Council Resolution No. 2,689.

Foreign exchange transactions related to outflows of funds in connection with investments carried out on the Brazilian financial and capital markets are subject to the IOF/Exchange Tax at a rate of zero percent. The IOF/Exchange Tax also levies at a zero percent rate in case of dividends and interest on shareholders’ equity paid by a Brazilian corporation, such as our company, to Non-Brazilian Holders.

The Brazilian government is permitted to increase the rate of the IOF/Exchange Tax at any time by up to 25% on the foreign exchange transaction amount. However, any increase in rates will only apply to transactions carried out after this increase in rates enters into force.

Tax on Transactions Involving Bonds and Securities

Brazilian law also imposes a Tax on Transactions Involving Bonds and Securities (“IOF/Securities Tax”) due on transactions involving bonds and securities, including those carried out on a Brazilian stock exchange.

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The rate of IOF/Securities Tax applicable to most transactions involving shares and ADSs is currently zero, although the Brazilian government may increase such rate at any time up to 1.5% of the transaction amount per day, but only in respect of future transactions. In particular, the transfer (cessão) of shares traded on a Brazilian stock exchange for the issuance of depositary receipts to be traded outside Brazil is currently subject to the IOF/Securities Tax at the rate of 1.5%, calculated based on the product of (a) the number of shares transferred, multiplied by (b) the closing price for such shares on the date prior to the date of the transfer, or, if no shares were traded on that date, the last available closing price. In the case of public offers, item (b) is calculated based on the share price reached in the bookbuilding process, or the share price provided in the public offer documents, as the case may be.

Other Brazilian Taxes

There are no Brazilian inheritance, gift or succession taxes applicable to the ownership, transfer or disposition of Brasil Telecom shares or ADSs by a Non-Brazilian Holder except for gift and inheritance taxes levied by some states in Brazil. There are no Brazilian stamp, issue, registration, or similar taxes or duties payable by Non-Brazilian Holders of Brasil Telecom shares or ADSs.

U.S. Federal Income Tax Considerations

The following discussion represents the opinion of White & Case LLP regarding the material U.S. federal income tax consequences, subject to the limitations set forth herein, to U.S. Holders (as defined below) of (1) the merger, and (2) the ownership of common shares, preferred shares and/or ADSs of Brasil Telecom (the “Brasil Telecom Shares or ADSs”) received in the merger. In rendering its opinion, White & Case LLP is relying upon representations that Brasil Telecom has made to it regarding certain factual matters. If any of such representations are incorrect, then the conclusions expressed herein may be adversely affected. White & Case LLP is rendering no opinion regarding the qualification of TNL or Brasil Telecom as a PFIC for any period. This discussion only applies to U.S. Holders that hold common shares, preferred shares or ADSs of TNL or, following the merger, common shares, preferred shares or ADSs of Brasil Telecom as capital assets. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities;

•	persons holding shares or ADSs of TNL as part of a hedge, straddle, integrated transaction, or similar transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•

persons that own or have owned, directly or by attribution, 5% or more, by voting power or value, of the outstanding equity interests of TNL (or, following the completion of the merger, U.S. Holders that will own, directly or by attribution, 5% or more, by voting power or value, of the outstanding equity interests of Brasil Telecom);

•	persons who acquired shares or ADSs of TNL pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	certain former citizens or long-term residents of the United States.

PART FIVE—THE MERGER

This description does not address any state, local or non-U.S. tax consequences of the merger or the ownership of common shares, preferred shares or ADSs of Brasil Telecom received in the merger by U.S. Holders. Moreover, this description does not address the consequences of any U.S. federal tax other than income tax, including but not limited to the U.S. federal estate and gift taxes. This description is based on the Internal Revenue Code of 1986, as amended, existing and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof, as well as proposed Treasury Regulations available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. Holders of common shares or preferred shares or ADSs of TNL should consult their tax advisers to determine the particular tax consequences to such holders of the merger or the ownership of common shares, preferred shares or ADSs of Brasil Telecom received in the merger by U.S. Holders, including the applicability and effect of U.S. state, local and non-U.S. tax laws.

As used herein, the term “U.S. Holder” means, for U.S. federal tax purposes, a beneficial owner of common shares, preferred shares or ADSs of TNL (or following the merger, common shares, preferred shares or ADSs of Brasil Telecom) that is:

•	an individual citizen or resident of the United States;

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over its administration and (b) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds common shares, preferred shares or ADSs of TNL (or following the merger, common shares, preferred shares or ADSs of Brasil Telecom), the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A partnership or its partners should consult their tax advisor as to its tax consequences.

Treatment of ADSs

In general, for U.S. federal income tax purposes, a holder of an ADR evidencing an ADS will be treated as the beneficial owner of the common shares or preferred shares of TNL (or following the merger, if applicable, the Brasil Telecom common shares or preferred shares) represented by the applicable ADS.

Treatment of the Merger

The merger of TNL with and into Brasil Telecom should be treated as a tax-free reorganization for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code. Brasil Telecom does not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding any of the U.S. federal income tax consequences of the merger, and the characterization of the merger set forth in this discussion will not be binding on the IRS or the U.S. courts. Therefore, no assurance can be provided that the conclusions ultimately reached in this discussion will not be challenged by the IRS or will be sustained by a U.S. court if so challenged.

PART FIVE—THE MERGER

Tax Consequences to U.S. Holders if the Merger Qualifies as a Tax-Free Reorganization

If the merger qualifies as a tax-free reorganization for U.S. federal income tax purposes, then, subject to the PFIC rules discussed below, the merger generally would result in the following U.S. federal income tax consequences to U.S. Holders of shares or ADSs of TNL:

•

no gain or loss would be recognized by a U.S. Holder of shares or ADSs as a result of the surrender of shares in exchange for common shares, preferred shares or ADSs of Brasil Telecom pursuant to the merger;

•

the aggregate tax basis of the common shares, preferred shares or ADSs of Brasil Telecom received in the merger will be the same as the aggregate tax basis of the shares or ADSs surrendered in exchange for the common shares, preferred shares or ADSs of Brasil Telecom; and

•	the holding period of the common shares, preferred shares or ADSs of Brasil Telecom received by a U.S. Holder will include the holding period of the shares or ADSs surrendered in exchange therefor.

This discussion does not discuss the U.S. federal income tax consequences of the merger for U.S. Holders that own 5% or more of the shares or ADSs of TNL or will own 5% or more of the common shares, preferred shares or ADSs of Brasil Telecom after consummation of the merger. Each such U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of the merger, including but not limited to whether it has information reporting and record retention responsibilities in connection with the merger, and whether it should enter into a five-year gain recognition agreement under Section 367(a) of the Code with respect to the merger.

Foreign Currency Gain or Loss

For purposes of calculating gain or loss pursuant to the merger, a cash basis taxpayer that paid Brazilian reais for a share of TNL generally will determine its tax basis in the share by translating the Brazilian reais it paid into U.S. dollars using the exchange rate in effect on the settlement date of the taxpayer’s purchase. A cash basis taxpayer that receives Brazilian reais with respect to fractional common shares, preferred shares or ADSs of Brasil Telecom will, for U.S. federal income tax purposes, determine the taxpayer’s amount of cash received using the U.S. dollar value of the Brazilian reais received. This U.S. dollar value is computed by reference to the exchange rate in effect on the date the Brazilian reais are received by the taxpayer, or in the case of payments received in respect of ADSs, on the date such payments are received by the depository, regardless of whether the Brazilian reais are converted into U.S. dollars. If the Brazilian reais received pursuant to the merger are not converted into U.S. dollars on the date of receipt, a cash basis taxpayer will have a basis in the Brazilian reais equal to their U.S. dollar value computed as described above, and any gain or loss realized on a subsequent conversion or other disposition of the Brazilian reais will generally be treated as ordinary income or loss. An accrual basis taxpayer may elect to apply the above rules that are applicable to a cash basis taxpayer.

Passive Foreign Investment Company Rules

A U.S. Holder may have different consequences if TNL is or was a PFIC for U.S. federal income tax purposes for any taxable year during which the U.S. Holder held the shares or ADSs of TNL. In general, a non-U.S. corporation is considered a PFIC for any taxable year in which (1) 75 percent or more of its gross income consists of passive income (such as dividends, interest, rents and royalties), or (2) 50 percent or more of the average value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the PFIC asset test, the aggregate fair market value of the assets of a publicly traded foreign corporation generally is treated as being equal to the sum of the aggregate value of the outstanding stock and the total amount of the liabilities of such corporation (the “Market Capitalization”). In addition, a non-U.S. corporation that directly or indirectly owns at least 25 percent by value of the stock of another corporation is

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treated as if it held its proportionate share of the assets of such other corporation and received directly its proportionate share of the income of such other corporation. If a non-U.S. corporation is a PFIC for any year during which a U.S. Holder holds its shares or ADSs, it will generally continue to be treated as a PFIC with respect to such holder for all succeeding years during which the U.S. Holder holds its shares or ADSs even if the non-U.S. corporation’s assets and income cease to meet the threshold requirements for PFIC status.

If TNL were characterized as a PFIC for any taxable year during which a U.S. Holder held shares or ADSs of TNL, the U.S. Holder generally would be subject to special U.S. federal income tax rules. In general, (1) a U.S. Holder would be required to recognize gain as a result of the merger as if it were a taxable transaction, regardless of whether the merger qualified as a tax-free reorganization (unless Brasil Telecom also were a PFIC for the taxable year which includes the day after the effective date of the merger), and (2) gain recognized by a U.S. Holder that exchanges its shares or ADSs pursuant to the merger would be allocated ratably over the holder’s holding period for the shares or ADSs. The amounts allocated to the current taxable year and to any year before TNL became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to such allocated amounts.

Ownership and Disposition of Common Shares, Preferred Shares or ADSs of Brasil Telecom

Taxation of Dividends

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” in general, the gross amount of a distribution made with respect to a common share, preferred share or ADS of Brasil Telecom (which for this purpose shall include distributions of interest attributable to shareholders’ equity before any reduction for any Brazilian taxes withheld therefrom) will, to the extent made from the current or accumulated earnings and profits of Brasil Telecom, as determined under U.S. federal income tax principles, constitute a dividend to a U.S. Holder for U.S. federal income tax purposes. For taxable years beginning on or before December 31, 2012, non-corporate U.S. Holders may be taxed on dividends from a qualified foreign corporation at the lower rates applicable to long-term capital gains (i.e., gains with respect to capital assets held for more than one year). A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares or ADSs that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that the ADSs (which are currently listed on the NYSE and which Brasil Telecom expects will continue to be listed on the NYSE), but not the common shares or preferred shares of Brasil Telecom, are readily tradable on an established securities market in the United States. Thus, subject to the discussion below under “—Passive Foreign Investment Company Rules,” dividends that Brasil Telecom pays on the ADS, but not on common shares or preferred shares, currently meet the conditions required for these reduced tax rates. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in later years. Furthermore, a U.S. holder’s eligibility for such preferential rate is subject to certain holding period requirements and the non-existence of certain risk reduction transactions with respect to the ADSs. Such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. Subject to the discussion below under “—Passive Foreign Investment Company Rules,” if a distribution exceeds the amount of the current and accumulated earnings and profits of Brasil Telecom, it will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in the common share, preferred share or ADS of Brasil Telecom on which it is paid and thereafter as capital gain. Brasil Telecom does not maintain calculations of the earnings and profits of Brasil Telecom under U.S. federal income tax principles. Therefore, U.S. Holders should expect that distributions by Brasil Telecom generally will be treated as dividends for U.S. federal income tax purposes.

A dividend paid in reais will be includible in the income of a U.S. Holder at its value in U.S. dollars calculated by reference to the prevailing spot market exchange rate in effect on the day it is received by the U.S. Holder in the case of the common shares or preferred shares or, in the case of a dividend received in respect of

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ADSs, on the date the dividend is received by the depositary, whether or not the dividend is converted into U.S. dollars. Assuming the payment is not converted at that time, the U.S. Holder will have a tax basis in reais equal to that U.S. dollar amount, which will be used to measure gain or loss from subsequent changes in exchange rates. Any gain or loss realized by a U.S. Holder that subsequently sells or otherwise disposes of reais, which gain or loss is attributable to currency fluctuations after the date of receipt of the dividend, will be ordinary gain or loss. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

The gross amount of any dividend paid (which will include any amounts withheld in respect of Brazilian taxes) with respect to any common share, preferred share or ADS of Brasil Telecom will be subject to U.S. federal income taxation as foreign source dividend income, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. Subject to limitations under U.S. federal income tax law concerning credits or deductions for foreign taxes and certain exceptions for short-term and hedged positions, any Brazilian withholding tax will be treated as a foreign income tax eligible for credit against a U.S. holder’s U.S. federal income tax liability (or at a U.S. Holder’s election, may be deducted in computing taxable income if the U.S. Holder has elected to deduct all foreign income taxes for the taxable year). The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific “baskets” of income. For this purpose, the dividends should generally constitute “passive category income,” or in the case of certain U.S. Holders, “general category income.” The rules with respect to foreign tax credits are complex, and U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Section 305 of the Code provides special rules for the tax treatment of preferred stock. According to the U.S. Treasury Regulations under that section, the term preferred stock generally refers to stock which enjoys certain limited rights and privileges (generally associated with specified dividend and liquidation priorities) but does not participate in corporate growth to any significant extent. While the preferred shares of Brasil Telecom have some preferences over the common shares of Brasil Telecom, the preferred shares are not fixed as to dividend payments or liquidation value. Consequently, although the matter is not entirely clear because the determination is highly factual in nature, it is more likely than not that the preferred shares of Brasil Telecom will be treated as “common stock” within the meaning of Section 305 of the Code. If the preferred shares of Brasil Telecom are treated as “common stock” for purposes of Section 305 of the Code, distributions to U.S. Holders of additional shares of such “common stock” or preemptive rights relating to such “common stock” with respect to their preferred shares or ADSs of Brasil Telecom that are made as part of a pro rata distribution to all shareholders in most instances will not be subject to U.S. federal income tax. On the other hand, if the preferred shares of Brasil Telecom are treated as “preferred stock” within the meaning of Section 305 of the Code, and if a U.S. Holder receives a distribution of additional shares or preemptive rights as described in the preceding sentence, such distributions (including amounts withheld in respect of any Brazilian taxes) will be treated as dividends to the same extent and in the same manner as distributions payable in cash. In that event, the amount of such distribution (and the basis of the new shares or preemptive rights so received) will equal the fair market value of the shares or preemptive rights on the date of distribution.

Sale, Exchange or Other Disposition of Common Shares, Preferred Shares or ADSs of Brasil Telecom

A deposit or withdrawal of common shares or preferred shares by a U.S. Holder in exchange for the ADS that represent such shares will not result in the realization of gain or loss for U.S. federal income tax purposes. A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of a common share, preferred share or ADS of Brasil Telecom held by the U.S. Holder or the depositary, as the case may be, in an amount equal to the difference between the U.S. Holder’s adjusted basis in its common shares, preferred shares or ADSs of Brasil Telecom (determined in U.S. dollars) and the U.S. dollar amount realized on the sale, exchange or other disposition. If a Brazilian tax is withheld on the sale, exchange or other disposition of a share,

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the amount realized by a U.S. Holder will include the gross amount of the proceeds of that sale, exchange or other disposition before deduction of the Brazilian tax. In the case of a non-corporate U.S. Holder, the maximum marginal U.S. federal income tax rate applicable to capital gain generally will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income (other than, as discussed above, certain dividends) if such holder’s holding period for such common share, preferred share or ADS of Brasil Telecom exceeds one year (i.e., such gain is a long-term capital gain). Capital gain, if any, realized by a U.S. Holder on the sale or exchange of a common share, preferred share or ADS of Brasil Telecom generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Consequently, in the case of a disposition or deposit of a common share, preferred share or ADS of Brasil Telecom that is subject to Brazilian tax, the U.S. Holder may not be able to use the foreign tax credit for that Brazilian tax unless it can apply the credit against U.S. tax payable on other income from foreign sources in the appropriate income category, or, alternatively, it may take a deduction for the Brazilian tax if it elects to deduct all of its foreign income taxes. The deductibility of capital losses is subject to limitations under the Code.

As discussed above, if the merger qualifies as a tax-free reorganization and TNL is not a PFIC, the aggregate tax basis of the common shares, preferred shares or ADSs of Brasil Telecom received in the merger will be the same as the aggregate tax basis of the shares or ADSs surrendered in exchange for the common shares, preferred shares or ADSs of Brasil Telecom (see “—Treatment of the Merger—Tax Consequences to U.S. Holders if the Merger Qualifies as a Tax-Free Reorganization”).

With respect to the sale or exchange of common shares, preferred shares or ADSs of Brasil Telecom, the amount realized generally will be the U.S. dollar value of the payment received determined on (1) the date of receipt of payment in the case of a cash basis U.S. Holder, and (2) the date of disposition in the case of an accrual basis U.S. Holder. If the common shares, preferred shares or ADSs of Brasil Telecom are treated as traded on an “established securities market,” a cash basis taxpayer, or, if it elects, an accrual basis taxpayer, will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale.

Other Brazilian Taxes

Any Brazilian IOF/Exchange Tax or IOF/Bonds and Securities Tax (as discussed under “—Brazilian Tax Considerations” above) may not be treated as a creditable foreign tax for U.S. federal income tax purposes, although a U.S. Holder may be entitled to deduct such taxes if it elects to deduct all of its foreign income taxes. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of these taxes.

Passive Foreign Investment Company Rules

The determination of whether a foreign corporation is a PFIC is fundamentally factual in nature, and such determination generally cannot be made until well after the close of the taxable year in question. Brasil Telecom will determine whether it is a PFIC for the taxable year ending December 31, 2012 on or before the date it is required to file its annual report on Form 20-F for that year with the SEC. There can be no assurance that Brasil Telecom will not be a PFIC for the taxable year ending December 31, 2012 or any future taxable year. Moreover, Brasil Telecom has not obtained an opinion from counsel regarding the PFIC status of Brasil Telecom for any taxable period.

Brasil Telecom’s status in future years will depend on its income, assets and activities in those years as well as its Market Capitalization as determined at the end of each calendar quarter. If Brasil Telecom is or becomes a PFIC (except as discussed below), any excess distribution (generally a distribution in excess of 125% of the average distribution over a three-year period or shorter holding period for Brasil Telecom shares) and realized

PART FIVE—THE MERGER

gain will be treated as ordinary income and will be subject to tax as if (1) the excess distribution or gain had been realized ratably over the U.S. holder’s holding period, (2) the amount deemed realized in each year had been subject to tax in each such year at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before Brasil Telecom became a PFIC, which would be subject to tax at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (3) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. U.S. Holders should consult their own tax advisors regarding the tax consequences that would arise if Brasil Telecom were treated as a PFIC.

If Brasil Telecom were a PFIC, a U.S. holder of common shares, preferred shares or ADSs of Brasil Telecom may be able to make certain elections that may alleviate certain of the tax consequences referred to above. Where a company that is a PFIC meets certain reporting requirements, a U.S. Holder can avoid certain adverse PFIC consequences described above by making a “qualified electing fund,” or QEF, election to be taxed currently on its proportionate share of the PFIC’s ordinary income and net capital gains. However, Brasil Telecom does not intend to comply with the necessary accounting and record keeping requirements that would allow a U.S. Holder to make a QEF election with respect to Brasil Telecom.

If the common shares, preferred shares or ADSs of Brasil Telecom are “regularly traded” on a “qualified exchange,” a U.S. Holder may make a mark-to-market election with respect to such common shares, preferred shares or ADSs of Brasil Telecom, as the case may be. If a U.S. Holder makes the mark-to-market election, for each year in which Brasil Telecom is a PFIC, the holder will generally include as ordinary income the excess, if any, of the fair market value of the common shares, preferred shares or ADSs of Brasil Telecom, as the case may be, at the end of the taxable year over their adjusted tax basis, and will be permitted an ordinary loss in respect of the excess, if any, of the adjusted tax basis of the common shares, preferred shares or ADSs of Brasil Telecom, over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). If a U.S. Holder makes the election, the holder’s tax basis in the common shares, preferred shares or ADSs of Brasil Telecom, as the case may be, will be adjusted to reflect the amount of any such income or loss. Any gain recognized on the sale or other disposition of common shares, preferred shares or ADSs of Brasil Telecom will be treated as ordinary income. The common shares, preferred shares or ADSs of Brasil Telecom will be considered “marketable stock” if they are traded on a qualified exchange, other than in de minimis quantities, on at least 15 days during each calendar quarter. The NYSE is a qualified exchange and the BM&FBOVESPA may constitute a qualified exchange for this purpose provided the BM&FBOVESPA meets certain trading volume, listing, financial disclosure, surveillance and other requirements set forth in applicable U.S. Treasury Regulations. However, Brasil Telecom cannot be certain that the common shares, preferred shares or ADSs of Brasil Telecom will continue to trade on the BM&FBOVESPA or the NYSE, respectively, or that the common shares, preferred shares or ADSs of Brasil Telecom will be traded on at least 15 days in each calendar quarter in other than de minimis quantities. U.S. Holders should be aware, however, that if Brasil Telecom were determined to be a PFIC, the interest charge regime described above could be applied to indirect distributions or gains deemed to be attributable to U.S. Holders in respect of any of its subsidiaries that also may be determined to be a PFIC, and the mark-to-market election generally would not be effective for such subsidiaries. Each U.S. Holder should consult its own tax advisor to determine whether a mark-to-market election is available and the consequences of making an election if Brasil Telecom were characterized as a PFIC.

Legislation enacted in 2010 creates an additional annual filing requirement (the “Reporting Legislation”) for U.S. persons who are shareholders of a PFIC. The Reporting Legislation does not describe what information will be required to be included in the additional annual filing, but rather grants the Secretary of the U.S. Treasury authority to decide what information must be included in such annual filing. The IRS has recently issued guidance providing that (1) persons that were required to file Form 8621 prior to the enactment of the Reporting

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Legislation must continue to file Form 8621 as appropriate, and (2) pending the release of a revised Form 8621, shareholders of a PFIC that are not otherwise required to file Form 8621 as provided in the current instructions to Form 8621 are not required to file Form 8621 as a result of the Reporting Legislation. Shareholders of a PFIC will, however, be required to attach the revised Form 8621 for taxable years beginning on or after March 18, 2010 (if Form 8621 was not filed with respect to such taxable year) to their next income tax or informational return required to be filed with the IRS. If Brasil Telecom were a PFIC for a given taxable year, then U.S. Holders should consult their tax adviser concerning their annual filing requirements.

Foreign Asset Reporting

Certain U.S. Holders who are individuals are required to report information relating to the common shares, preferred shares or ADSs of Brasil Telecom, subject to certain exceptions (including an exception for common shares, preferred shares or ADSs of Brasil Telecom held in accounts maintained by certain financial institutions). U.S. Holders that are individuals are urged to consult their tax advisers regarding their information reporting obligations with respect to their ownership of the units or the underlying shares.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain non-corporate holders. Information reporting generally will apply to the distributions made on the common shares, preferred shares or ADSs of Brasil Telecom, and to proceeds from the sale or other disposition of the common shares, preferred shares or ADSs of Brasil Telecom or shares or ADSs of TNL made within the United States or by a U.S. payor or U.S. middleman to a holder of common shares, preferred shares or ADSs of Brasil Telecom or shares or ADSs of TNL, other than an exempt recipient, including a corporation, a payee that is a non-U.S. person that provides an appropriate certification and certain other persons. A payor will be required to withhold backup withholding tax from any distributions made on common shares, preferred shares or ADSs of Brasil Telecom, and to proceeds from the sale or other disposition of the common shares, preferred shares or ADSs of Brasil Telecom or shares or ADSs of TNL made within the United States or by a U.S. payor or U.S. middleman to a holder of common shares, preferred shares or ADSs of Brasil Telecom or shares or ADSs of TNL, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. The backup withholding tax rate is 28% for taxable years through 2012.

Backup withholding is not an additional tax. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s U.S. federal income tax liability by filing a refund claim with the IRS. A U.S. Holder will be entitled to credit any amounts withheld under the backup withholding rules against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Past Contacts, Transactions, Negotiations and Agreements

There have been no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the periods for which financial statements are presented or incorporated by reference into this prospectus between TNL or its affiliates and Brasil Telecom or its affiliates, other than (1) as described above under “—Background of the Merger,” (2) as described under “Item 7. Major Shareholders and Related Party Transactions—Related Party Transactions” in the TNL Annual Report, which is incorporated by reference into this prospectus, (3) as described under “Item 7. Major Shareholders and Related Party Transactions—Related Party Transactions” in the Brasil Telecom Annual Report, which is incorporated by reference into this prospectus, and (4) those set forth below.

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Acquisition of Brasil Telecom by TNL

As described under “Item 4. Information on the Company—Our History and Development—Acquisition of Brasil Telecom” in the TNL Annual Report, which is incorporated by reference into this prospectus, on January 8, 2009, TNL acquired all of the outstanding shares of Invitel S.A., or Invitel, and 12,185,836 common shares of Brasil Telecom Participações S.A., or Brasil Telecom Holding owned by the shareholders of Invitel for an aggregate purchase price of R$5,371 million. As of the date of this acquisition, Invitel owned 100% of the outstanding shares of Solpart Participações S.A., or Solpart, which owned 52.0% of the outstanding voting share capital, representing 19.0% of the outstanding share capital, of Brasil Telecom Holding, which, in turn, owned 67.2% of the outstanding share capital, including 99.1% of the outstanding voting share capital, of Brasil Telecom.

Following this acquisition, TNL owned an aggregate of 43.5% of the outstanding share capital of Brasil Telecom Holding, including 61.2% of the outstanding common shares of Brasil Telecom Holding. In addition to the 67.2% of the outstanding share capital, including 99.1% of the outstanding voting share capital, of Brasil Telecom that Brasil Telecom Holding owned directly, TNL owned 19.8% of the outstanding preferred shares, representing 10.7% of the outstanding share capital, of Brasil Telecom.

On June 23, 2009, TNL acquired (1) 40,452,227 common shares of Brasil Telecom Holding, representing 30.5% of the outstanding common shares of Brasil Telecom Holding and 11.2% of the outstanding share capital of Brasil Telecom Holding, and (2) 630,872 common shares of Brasil Telecom, representing 0.3% of the outstanding common shares of Brasil Telecom and 0.1% of the outstanding share capital of Brasil Telecom, as a result of mandatory tender offers we conducted for any and all outstanding common shares of Brasil Telecom Holding and Brasil Telecom.

On July 31, 2009:

•	Invitel merged with and into Solpart, with Solpart as the surviving company;

•	Solpart merged with and into Copart 1 Participações S.A., or Copart 1, an indirect wholly owned subsidiary of Telemar, with Copart 1 as the surviving company;

•	Copart 1 merged with and into Brasil Telecom Holding, with Brasil Telecom Holding as the surviving company; and

•	Copart 2 Participações S.A., or Copart 2, an indirect wholly owned subsidiary of Telemar, merged with and into Brasil Telecom, with Brasil Telecom as the surviving company.

As a result of these mergers, Coari owned 54.7% of the outstanding share capital, including 91.7% of the outstanding voting share capital, of Brasil Telecom Holding, and 10.9% of the outstanding share capital, including 0.3% of the outstanding voting share capital, of Brasil Telecom.

On September 30, 2009, the shareholders of Brasil Telecom and Brasil Telecom Holding approved a merger (incorporação) under Brazilian law of Brasil Telecom Holding with and into Brasil Telecom, with Brasil Telecom as the surviving company. As a result of the Brasil Telecom merger, Brasil Telecom Holding ceased to exist and TNL indirectly controls 48.3% of the total outstanding share capital of Brasil Telecom, including 79.6% of its outstanding voting share capital.

Proposed Corporate Reorganization

In connection with the acquisition of Brasil Telecom, on April 25, 2008, TNL announced a proposed corporate reorganization consisting of (1) the merger of Brasil Telecom Holding with and into Brasil Telecom that was completed on September 30, 2009, followed by (2) a merger of shares under Brazilian law

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(incorporação de ações), in which shares of Coari would be issued in exchange for all shares of Brasil Telecom that Coari did not own and Brasil Telecom would become a wholly-owned subsidiary of Coari, or the Coari share exchange, and (3) a merger (incorporação) under Brazilian law of Coari with and into Telemar, with Telemar as the surviving company.

On December 1, 2009, the Oi Companies announced the terms of the Coari share exchange. On January 14, 2010, the Oi Companies announced that they had decided to postpone the Coari share exchange, because the proposed exchange ratio for the subsequent merger of Coari into TMAR that had been announced on April 25, 2008 did not consider the effects of an increase of the provision for contingencies related to certain civil claims against Brasil Telecom in the gross amount of R$1,290 million, which Brasil Telecom was required to recognize in its financial statements for the year ended December 31, 2009.

On March 25, 2010, TNL and Telemar announced that the board of directors of Telemar had approved new exchange ratios for the merger of Coari into TMAR, adjusted to reflect the modification of the provision for contingencies related to certain civil claims against Brasil Telecom. On April 22, 2010, the board of directors of Brasil Telecom approved the new exchange ratios for the merger of Coari into TMAR, subject to the approval of the non-controlling holders of common and preferred shares of Brasil Telecom.

On June 16, 2010, the Oi Companies announced that at the general shareholders meeting of Brasil Telecom held on that date to consider the new exchange ratios for the merger of Coari into TMAR, the non-controlling holders of common and preferred shares of Brasil Telecom did not approve the new exchange ratios, and that, as a result, the remaining steps of the proposed corporate reorganization were indefinitely suspended.

Transactions between Affiliates of TNL and Brasil Telecom

The Brazilian General Telecommunications Law requires all telecommunication service providers to interconnect their networks with those of other providers on a non-discriminatory basis. As a result, Brasil Telecom, on the one hand, and Telemar and its subsidiaries, on the other hand, make certain interconnection payments to each other on terms established by ANATEL. During the nine-month period ended September 30, 2011, Telemar and its subsidiaries incurred expenses in the aggregate amount of R$146 million to Brasil Telecom and Brasil Telecom paid an aggregate of R$195 million to Telemar and its subsidiaries related to interconnection payments.

In February 2009, Brasil Telecom Holding subscribed private debentures issued by Telemar. As a result of the merger of Brasil Telecom Holding into our company on September 30, 2009, we became the holders of these debentures. In March 2009, Brasil Telecom Mobile subscribed additional private debentures issued by Telemar. The outstanding principal amount of these debentures is payable at maturity in December 2013. These debentures bear interest at a rate of CDI plus 4.0% per annum, payable with the principal at maturity. As of September 30, 2011, the outstanding amount of these debentures was R$2,139 million.

TNL has provided guarantees of all of Brasil Telecom’s indebtedness to BNDES. In addition, TNL provides a guarantee of Brasil Telecom’s debentures through a surety. Brasil Telecom incurred expenses in the amount of R$32 million during the nine-month period ended September 30, 2011 with respect to these guarantees.

Interests of Certain Persons in the Merger

You should be aware that certain members of the boards of directors and the management of Brasil Telecom and TNL may have interests in the merger that differ from yours.

As of January 23, 2012, none of the members of the board of directors or the board of executive officers of TNL or Brasil Telecom owned, directly or indirectly, more than 0.1% of any class of shares of Brasil Telecom or TNL, including through the exercise of options to acquire those shares.

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All of the members of the board of directors of TNL are nominees of shareholders of TmarPart and four of the five members of the board of directors of Brasil Telecom are nominees of TmarPart. Under shareholders agreements among the shareholders of TmarPart, the shareholders of TmarPart (AG Telecom, Luxemburgo Participações S.A., L.F. Tel S.A., Bratel, BNDESPar, FASS, PREVI, PETROS and FUNCEF) have the power to select the chief executive officers of each of TNL and Brasil Telecom.

The chief executive officer of TNL, who is selected by these shareholders, has the power to select the other executive officers of TNL, and in conjunction with the chief executive officer of Brasil Telecom, to select the other executive officers of Brasil Telecom. For a description of the terms of these shareholders agreements, see “Item 7. Major Shareholders and Related Party Transactions—Major Shareholders—TmarPart Shareholders’ Agreements” in the Brasil Telecom Annual Report, which is incorporated by reference into this prospectus.

As a result of the corporate reorganization, assuming that none of the shareholders of TNL, Telemar or Coari exercises withdrawal rights with respect to any of the proposed transactions:

•

the direct interest in Brasil Telecom of TmarPart and Valverde, who prior to the corporate reorganization will indirectly control an aggregate of approximately 49.3% of the outstanding share capital of Brasil Telecom, including approximately 79.6% of its outstanding voting share capital, will be approximately 16.4% of its outstanding share capital, including approximately 50.6% of its outstanding voting share capital;

•

the shareholders of TmarPart, who prior to the corporate reorganization will not hold any shares of Brasil Telecom, will hold approximately 26.6% of the outstanding capital stock of Brasil Telecom, including approximately 10.2% of its outstanding voting share capital;

•

former shareholders of TNL, other than TmarPart, Valverde and the shareholders of TmarPart, will hold approximately 32.0% of the outstanding capital stock of Brasil Telecom, including approximately 27.3% of its outstanding voting share capital;

•

former shareholders of Telemar, other than TNL, TmarPart, Valverde and the shareholders of TmarPart, will hold approximately 8.1% of the outstanding capital stock of Brasil Telecom, including approximately 4.7% of its outstanding voting share capital;

•

non-controlling shareholders of Brasil Telecom, who prior to the corporate reorganization will hold an aggregate of approximately 50.6% of the outstanding share capital of Brasil Telecom, including approximately 20.4% of its outstanding voting share capital, will hold an aggregate of approximately 16.9% of the outstanding share capital of Brasil Telecom, including approximately 7.2% of its outstanding voting share capital.

PART SIX—SHAREHOLDER RIGHTS

General

Brasil Telecom and TNL are incorporated in Brazil.

If you hold common or preferred shares of Brasil Telecom or TNL, your rights as a holder of securities are governed by Brazilian law and the by-laws (estatutos sociais) of the applicable company. If you hold common shares or preferred shares of TNL, your rights as a holder of Brasil Telecom securities after the share exchange will be governed by Brazilian law and the by-laws of Brasil Telecom. You should read the by-laws of Brasil Telecom, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

There are certain differences between the rights of common shareholders and preferred shareholders of Brasil Telecom and those of common shareholders and preferred shareholders of TNL. The following table summarizes certain similarities and differences in the rights of common shares and preferred shares of TNL compared to common shares and preferred shares of Brasil Telecom.

Voting Rights and Dividend Rights of Common Shares and Preferred Shares
TNL	BRASIL TELECOM

Common Shares	Common Shares
Voting Rights:	Voting Rights:
Each common share is entitled to one vote in all decisions taken by the General Shareholders’ Meeting.	Each common share is entitled to one vote in all decisions taken by the General Shareholders’ Meeting.

Dividend Rights:	Dividend Rights:
Minimum mandatory dividend of 25% of the adjusted net profits, subject to the dividend preference of the preferred shares.	Minimum mandatory dividend of 25% of the adjusted net profits, subject to the dividend preference of the preferred shares.

Preferred Shares	Preferred Shares
Voting Rights:	Voting Rights:
The preferred shares have no voting rights, except in the following limited circumstances:	The preferred shares have no voting rights, except in the following limited circumstances:

(a)    to vote, in a general shareholders’ meeting, on proposals to approve long-term agreements between TNL and its related parties (subsidiaries, controlling shareholders, companies under common control), except for market standard agreements.

(a) to elect, through a separate ballot of the preferred shareholders, a member and respective alternate of the board of directors of Brasil Telecom.

(b)    to vote, in a general shareholders’ meeting, on proposals to amend or repeal provisions of TNL’s by-laws requiring (1) shareholder approval for long-term agreements between TNL and its related parties, as described above, (2) a 30-day prior notice to call those special shareholders’ meetings that require a two-thirds quorum to be convened, and (3) the preparation of an economic-financial analysis by independent experts before mergers, spin-offs, consolidations or the dissolution of any of TNL’s subsidiaries can be approved.

(b)    to amend, though the separate approval of the preferred shareholders, Article 25, Paragraph 2 of the bylaws of Brasil Telecom, providing for the right of the preferred shareholders to elect a member and respective alternate of the board of directors of Brasil Telecom, as described above.

(c)    to decide, through a separate ballot of the preferred shareholders, on the contracting of foreign entities linked to the controlling shareholders of Brasil Telecom to provide management services, including technical assistance.

PART SIX—SHAREHOLDER RIGHTS

Voting Rights and Dividend Rights of Common Shares and Preferred Shares
TNL	BRASIL TELECOM

(d)    to decide, in a general shareholders’ meeting, on the contracting of foreign entities linked to the controlling shareholders of Brasil Telecom to provide management services, including technical assistance, if the remuneration for such services does not exceed 0.2% of Brasil Telecom’s consolidated annual sales for Fixed Switched Telephone Service of the Telecommunication Transport Network Service and the Mobile Highway Telephone Service, after deductions of tax and contributions

If TNL fails to pay the minimum dividends to which the preferred shares are entitled for three consecutive fiscal years, the preferred shares will acquire unrestricted voting rights.	If Brasil Telecom fails to pay the minimum dividends to which the preferred shares are entitled for three consecutive fiscal years, the preferred shares will acquire unrestricted voting rights.

Dividend Preference:	Dividend Preference:
(a) Preferred shares have a priority in the payment of a minimum non-cumulative dividend before dividends may be paid on the common shares equal to the greater of:	(a) Preferred shares have a priority in the payment of a minimum non-cumulative dividend before dividends may be paid on the common shares equal to the greater of:
(i) 6.0% per year of their pro rata share of TNL’s capital; or	(i) 6.0% per year of their pro rata share of Brasil Telecom’s capital; or
(ii) 3.0% per year of their pro rata share of the book value of TNL’s shareholders’ equity.	(ii) 3.0% per year of their pro rata share of the book value of Brasil Telecom’s shareholders’ equity.

(b)    Following the allocation of the preferential amount described above, the common shares will receive dividends up to the amount distributed to the preferred shares; the preferred and common shares have the right to share in the balance of the mandatory minimum dividend under equal conditions.

(b)    Following the allocation of the preferential amount described above, the common shares will receive dividends up to the amount distributed to the preferred shares; the preferred and common shares have the right to share in the balance of the mandatory minimum dividend under equal conditions.

If you hold TNL ADSs, your rights are governed by TNL’s deposit agreements rather than by Brazilian law and the bylaws of TNL, and your rights as a holder of Brasil Telecom ADSs after the share exchange will be governed by Brasil Telecom’s deposit agreements. See “—Description of Brasil Telecom ADSs.”

PART SIX—SHAREHOLDER RIGHTS

Comparative Share and Dividend Information

Historical Share Information

Brasil Telecom

The principal trading market for the common shares and preferred shares of Brasil Telecom is the BM&FBOVESPA, where they are traded under the symbols “BRTO3” and “BRTO4,” respectively. The common shares and preferred shares of Brasil Telecom began trading on the BM&FBOVESPA on July 10, 1992. On November 16, 2001, the Brasil Telecom Preferred ADSs began trading on the NYSE under the symbol “BTM.” On November 17, 2009, the Brasil Telecom Common ADSs began trading on the NYSE under the symbol “BTMC.”

The tables below sets forth the high and low closing sales prices and the approximate average daily trading volume for the common shares and preferred shares of Brasil Telecom on the BM&FBOVESPA and the high and low closing sales prices and the approximate average daily trading volume for the Brasil Telecom Common and Preferred ADSs on the NYSE for the periods indicated.

	BM&FBOVESPA			NYSE
	Reais per Common Share			U.S. dollars per Common ADS
	Closing Price per Common Share		Average Daily Trading Volume	Closing Price per Common ADS		Average Daily Trading Volume
	High	Low		High	Low
	(in reais)		(thousands of shares)	(in U.S. dollars)		(thousands of Common ADSs)(1)
2007	37.50	24.99	1.8	—	—	—
2008	55.50	31.10	3.8	—	—	—
2009	61.00	25.70	36.9	17.85	15.27	29.6
2010	28.55	13.75	111.1	16.44	7.19	70.8
2011	18.45	11.25	69.9	11.65	5.85	13.3

2010
First Quarter	28.55	15.51	129.8	16.44	8.27	40.4
Second Quarter	18.60	13.75	196.1	10.25	7.19	153.5
Third Quarter	16.58	14.40	67.5	9.12	8.01	41.8
Fourth Quarter	16.49	14.36	51.9	9.61	8.13	47.4

2011
First Quarter	17.69	15.28	57.0	10.83	9.13	14.7
Second Quarter	18.45	16.20	104.2	11.65	10.59	16.3
Third Quarter	17.00	11.80	53.0	10.72	6.29	12.9
Fourth Quarter	13.19	11.25	65.9	7.56	5.85	9.4

Most Recent Six Months
July 2011	17.00	15.19	57.7	10.72	9.42	12.8
August 2011	13.68	11.80	65.6	8.72	7.41	19.3
September 2011	12.90	11.97	34.5	7.98	6.29	6.0
October 2011	13.19	11.39	57.1	7.56	5.97	11.1
November 2011	13.00	11.25	57.6	7.40	5.93	7.6
December 2011	12.33	11.57	82.2	6.61	5.85	9.3
January 2012 (1)	12.29	11.70	45.7	6.63	6.35	6.0

(1)	Through January 23, 2012.

Source: Economática Ltda./ Bloomberg

PART SIX—SHAREHOLDER RIGHTS

	BM&FBOVESPA			NYSE
	Reais per Preferred Share			U.S. dollars per Preferred ADS
	Closing Price per Preferred Share		Average Daily Trading Volume	Closing Price per Preferred ADS		Average Daily Trading Volume
	High	Low		High	Low
	(in reais)		(thousands of shares)	(in U.S. dollars)		(thousands of Preferred ADSs)
2007	18.50	9.77	1,353.8	31.32	13.79	137.1
2008	20.94	10.81	1,061.6	37.80	14.45	185.9
2009	18.29	11.06	600.6	32.40	13.59	98.1
2010	17.43	10.45	899.6	30.91	17.06	270.4
2011	16.77	10.15	819.3	31.24	16.32	240.9

2010
First Quarter	17.43	11.38	1,002.33	30.91	18.68	206.4
Second Quarter	12.63	10.45	1,082.29	21.21	17.06	263.4
Third Quarter	12.46	10.81	580.3	20.98	18.30	197.4
Fourth Quarter	13.35	11.23	947.9	23.61	19.90	425.5

2011
First Quarter	14.56	12.25	751.3	27.01	22.53	230.8
Second Quarter	16.77	14.38	937.8	31.00	26.96	294.0
Third Quarter	14.87	10.60	869.3	28.79	17.46	259.7
Fourth Quarter	11.99	10.15	713.4	21.21	16.32	178.4

Most Recent Six Months
July 2011	14.87	12.92	617.5	28.79	25.25	249.5
August 2011	12.75	10.60	1,079.5	24.79	20.20	325.8
September 2011	12.00	10.97	390.9	22.32	17.46	197.0
October 2011	11.85	10.34	704.5	21.21	16.57	205.2
November 2011	11.99	10.15	788.2	20.48	16.32	185.3
December 2011	11.48	10.35	650.5	18.83	16.45	144.6
January 2012(1)	11.53	10.70	699.6	18.70	17.87	233.4

(1)	Through January 23, 2012.

Source: Economática Ltda./ Bloomberg

On January 23, 2012, the closing sales price of:

•	Brasil Telecom common shares on the BM&FBOVESPA was R$11.70 per share;

•	Brasil Telecom Common ADSs on the NYSE was US$6.53 per ADS;

•	Brasil Telecom preferred shares on the BM&FBOVESPA was R$10.74 per share; and

•	Brasil Telecom Preferred ADSs on the NYSE was US$18.23 per ADS.

PART SIX—SHAREHOLDER RIGHTS

TNL

The principal trading market for the common shares and preferred shares of TNL is the BM&FBOVESPA, where they are traded under the symbols “TNLP3” and “TNLP4,” respectively. The common shares and preferred shares of TNL began trading on the BM&FBOVESPA on September 21, 1998. On November 16, 1998, ADSs representing TNL’s preferred shares, or the TNL ADSs, began trading on the NYSE under the symbol “TNE.”

The table below sets forth the high and low closing sales prices and the approximate average daily trading volume for the preferred shares of TNL on the BM&FBOVESPA and the high and low closing sales prices and the approximate average daily trading volume for the TNL ADSs on the NYSE for the periods indicated.

	BM&FBOVESPA			NYSE
	Reais per Preferred Share			U.S. dollars per ADS
	Closing Price per Preferred Share		Average Daily Trading Volume	Closing Price per ADS		Average Daily Trading Volume
	High	Low		High	Low
	(in reais)		(thousands of shares)	(in U.S. dollars)		(thousand of ADSs)
2007	43.95	25.80	1,675.4	23.30	12.30	1,983.6
2008	47.40	23.60	1,242.3	27.75	10.32	1,760.0
2009	38.90	26.10	1,047.5	22.67	11.23	1,474.8
2010	37.70	23.30	1,180.9	22.10	13.23	1,862.9
2011	30.18	16.15	1,038.8	19.18	8.49	1,717.0

2010
First Quarter	37.70	30.81	900.1	22.10	16.86	1,839.2
Second Quarter	33.24	25.00	1,368.8	18.83	13.55	2,169.6
Third Quarter	30.60	23.30	1,384.8	17.27	13.23	1,596.4
Fourth Quarter	26.45	23.60	1,052.1	15.57	13.75	1,798.7

2011
First Quarter	28.75	24.85	1,081.4	17.62	14.98	1,581.5
Second Quarter	30.18	23.80	1,209.7	18.18	15.28	2,676.5
Third Quarter	24.15	17.80	962.1	15.72	9.53	1,510.9
Fourth Quarter	19.4	16.15	904.1	11.43	8.49	1,099.8

Most Recent Six Months
July 2011	24.15	20.95	915.6	15.72	13.63	1,483.7
August 2011	21.90	19.25	1,118.3	14.33	12.03	1,847.6
September 2011	20.82	17.80	837.7	13.01	9.53	1,168.0
October 2011	19.40	16.50	1,082.7	11.43	9.07	1,298.4
November 2011	18.41	16.15	750.7	10.61	8.49	952.0
December 2011	17.84	16.15	880.1	9.81	8.63	1.049.0
January 2012(1)	18.32	16.73	961.5	10.04	9.32	1,057.3

(1)	Through January 23, 2012.

Source: Economática Ltda./ Bloomberg

PART SIX—SHAREHOLDER RIGHTS

On January 23, 2012, the closing sales price of:

•	TNL’s preferred shares on the BM&FBOVESPA was R$16.80 per share; and

•	TNL’s ADSs on the NYSE was US$9.53 per ADS.

Information About Historical Dividend Payments

Brasil Telecom

The following table sets forth the dividends and/or interest attributable to shareholders’ equity paid to holders of common shares and preferred shares of Brasil Telecom since January 1, 2006 in reais and in U.S. dollars translated from reais at the selling rate in effect as of the payment date.

		Nominal Reais per		US$ equivalent per
Year	Payment Date	Common Shares	Preferred Shares	Common Shares	Preferred Shares
2007	May 31, 2007 (1)	0.7506	0.7506	0.3891	0.3891
2008	April 16, 2008 (2)	1.3840	1.3840	0.8288	0.8288
2009	August 10, 2009 (3)	0.5924	0.5924	0.3217	0.3217
2011	January 21, 2011 (3)	0.1798	0.1798	0.1075	0.1075
	May 9, 2011 (4)	0.7352	0.7352	0.4539	0.4539

(1)	Represents interest attributable to shareholders’ equity of R$0.6375 (US$0.3305) per common and preferred share, plus dividends of R$0.1131 (US$0.0586) per common and preferred share.
(2)	Represents interest attributable to shareholders’ equity of R$0.6403 (US$0.3834) per common and preferred share, plus dividends of R$0.7437 (US$0.4454) per common and preferred share.
(3)	Represents interest attributable to shareholders’ equity.
(4)	Represents interest attributable to shareholders’ equity of R$0.4360 (US$0.2692) per common and preferred share, plus dividends of R$0.2992 (US$0.1847) per common and preferred share.

TNL

The following table sets forth the dividends and/or interest attributable to shareholders’ equity paid to holders of common shares and preferred shares of TNL since January 1, 2006 in reais and in U.S. dollars translated from reais at the selling rate in effect as of the payment date.

		Nominal Reais per		US$ equivalent per
Year	Payment Date	Common Shares	Preferred Shares	Common Shares	Preferred Shares
2006	April 24, 2006 (1)	2.0585	2.0585	0.9718	0.9718
2007	April 20, 2007 (2)	0.8635	0.8635	0.4262	0.4262
2008	April 15, 2008 (3)	1.7572	1.7572	1.0446	1.0446
	September 19, 2008	3.1390	3.1390	1.7062	1.7062
2009	February 18, 2009	3.1300	3.1300	1.3378	1.3378
	October 30, 2009 (4)	2.7994	2.7994	1.6052	1.6052
2010	May 25, 2010	3.1369	3.1369	1.6676	1.6676
2011	May 6, 2011	0.5932	0.8155	0.3682	0.5062

(1)	Represents interest attributable to shareholders’ equity of R$0.5585 (US$0.2634) per common and preferred share, plus dividends of R$1.5000 (US$0.7081) per common and preferred share.
(2)	Represents interest attributable to shareholders’ equity of R$0.7850 (US$0.3874) per common and preferred share, plus dividends of R$0.0785 (US$0.0387) per common and preferred share.

PART SIX—SHAREHOLDER RIGHTS

(3)	Represents interest attributable to shareholders’ equity of R$1.5478 (US$0.9201) per common and preferred share, plus dividends of R$0.2094 (US$0.1245) per common and preferred share.
(4)	Represents interest attributable to shareholders’ equity of R$0.7306 (US$0.4189) per common and preferred share, plus dividends of R$2.0688 (US$1.1862) per common and preferred share.

Description of Brasil Telecom Capital Stock

The following is a summary of the material provisions of our bylaws and of the Brazilian Corporation Law. In Brazil, a company’s bylaws (estatuto social) are the principal governing document of a corporation (sociedade anônima).

General

Our registered name is Brasil Telecom S.A., and our registered office is located in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil. Our registration number with the Brazilian Commercial Registry is No. 33.3.0029520-8. We have been duly registered with the CVM under No. 11312 since March 27, 1980. Our headquarters are located in City of Rio de Janeiro, State of Rio de Janeiro, Brazil. Our company has a perpetual existence.

At January 23, 2012, we had outstanding share capital of R$3,731,058,950.28, equal to 603,020,546 total shares, consisting of 203,423,176 issued common shares and 399,597,370 issued preferred shares, including 13,231,553 preferred shares held in treasury. All of our outstanding share capital is fully paid. All of our shares are without par value. Under the Brazilian Corporation Law, the aggregate number of our non-voting and limited voting preferred shares may not exceed two-thirds of our total outstanding share capital.

At the extraordinary general shareholders’ meeting of Brasil Telecom called to consider the merger, which will also consider the Coari merger, the holders of common shares of Brasil Telecom will also vote to amend the bylaws of Brasil Telecom to increase its share capital, which is necessary to accommodate the issuance of the new common shares and preferred shares of Brasil Telecom that will be issued in the Coari merger and the merger, to R$6,816,467,847.01 represented by 1,797,086,404 shares, consisting of 599,008,629 common shares and 1,198,077,775 preferred shares.

Corporate Purposes

Under Article 2 of our by-laws, our corporate purposes are:

•	to offer telecommunication services and all activities required or useful for the operation of these services, in conformity with our concessions, authorizations and permits;

•	to participate in the capital of other companies seeking to fulfill the national telecommunications policy;

•	to organize wholly-owned subsidiaries for the performance of activities consistent with our corporate purposes;

•	to import, or promote the importation of, goods and services that are necessary to the performance of activities consistent with our corporate purposes;

•	to provide technical assistance services to other telecommunications companies engaged in activities of common interest;

•	to perform study and research activities aimed at the development of the telecommunications sector;

PART SIX—SHAREHOLDER RIGHTS

•	to enter into contracts and agreements with other telecommunications companies or other persons or entities to assure the operations of our services; and

•	to perform other activities related to the above corporate purposes.

Board of Directors

Under the Brazilian Corporation Law, any matters subject to the approval of our board of directors can be approved by a simple majority of votes of the members present at a duly convened meeting, unless our by-laws otherwise specify. Under our by-laws, our board of directors may only deliberate if a majority of its members are present at a duly convened meeting. Any resolutions of our board of directors may be approved by the affirmative vote of a majority of the members present at the meeting.

Election of Directors

The shareholders of TmarPart, our controlling shareholder, have entered into shareholders agreements that determine the representation of these shareholders on our board of directors. See “Part Four—The Companies—Principal Shareholders of Brasil Telecom and Related Party Transactions—Principal Shareholders—TmarPart Shareholders’ Agreements.” The members of our board of directors are elected at general meetings of shareholders for concurrent three-year terms.

Qualification of Directors

The Brazilian Corporation Law requires members of our board of directors to own shares of our company. However, there is no minimum share ownership or residency requirement to qualify for membership on our board of directors. Our by-laws do not require the members of our board of directors to be residents of Brazil. The Brazilian Corporation Law requires each of our executive officers to be residents of Brazil.

Fiduciary Duties and Conflicts of Interest

All members of our board of directors and their alternates owe fiduciary duties to us and all of our shareholders.

Under the Brazilian Corporation Law, if one of our directors or his respective alternate or one of our executive officers has a conflict of interest with our company in connection with any proposed transaction, such director, alternate director or executive officer may not vote in any decision of our board of directors or of our board of executive officers, as the case may be, regarding such transaction and must disclose the nature and extent of his conflicting interest for inclusion in the minutes of the applicable meeting. However, if one of our directors is absent from a meeting of our board of directors, that director’s alternate may vote even if that director has a conflict of interest, unless the alternate director shares that conflict of interest or has another conflict of interest.

Any transaction in which one of our directors (including the alternate members) or executive officers may have an interest, including any financings, can only be approved on reasonable and fair terms and conditions that are no more favorable than the terms and conditions prevailing in the market or offered by third parties. If any such transaction does not meet this requirement, then the Brazilian Corporation Law provides that the transaction may be nullified and the interested director or executive officer must return to us any benefits or other advantages that he obtained from, or as result of, such transaction. Under the Brazilian Corporation Law and upon the request of a shareholder who owns at least 5.0% of our total share capital, our directors and executive officers must reveal to our shareholders at an ordinary meeting of our shareholders certain transactions and circumstances that may give rise to a conflict of interest. In addition, our company or shareholders who own 5.0% or more of our share capital may bring an action for civil liability against directors and executive officers for any losses caused to us as a result of a conflict of interest.

PART SIX—SHAREHOLDER RIGHTS

Compensation

Under our by-laws, our common shareholders approve the aggregate compensation payable to our directors, executive officers and members of our fiscal council. Subject to this approval, our board of directors establishes the compensation of its members and of our executive officers. See “Part Five—The Merger—Management of Brasil Telecom—Compensation.”

Mandatory Retirement

Neither the Brazilian Corporation Law nor our by-laws establish any mandatory retirement age for our directors or executive officers.

Share Capital

Under the Brazilian Corporation Law, the number of our issued and outstanding non-voting shares or shares with limited voting rights, such as our preferred shares, may not exceed two-thirds of our total outstanding share capital.

Each of our common shares entitles its holder to one vote at our annual and extraordinary shareholders’ meetings. Holders of our common shares are not entitled to any preference in respect of our dividends or other distributions or otherwise in case of our liquidation.

Our preferred shares are non-voting, except in limited circumstances, and do not have priority over our common shares in the case of our liquidation.

Dividends

Our dividend distribution policy has historically included the distribution of periodic dividends, based on annual balance sheets approved by our board of directors. When we pay dividends on an annual basis, they are declared at our annual shareholders’ meeting, which we are required by the Brazilian Corporation Law and our by-laws to hold by April 30 of each year. When we declare dividends, we are generally required to pay them within 60 days of declaring them unless the shareholders’ resolution establishes another payment date. In any event, if we declare dividends, we must pay them by the end of the fiscal year for which they are declared. Under Article 9 of Law 9,249/95 and our by-laws, we also may pay interest attributable to shareholders’ equity as an alternative form of dividends upon approval of our board of directors.

Dividend Preference of Preferred Shares

Under our by-laws, our preferred shareholders are entitled to a minimum annual non-cumulative preferential dividend, or the Minimum Preferred Dividend, equal to the greater of (1) 6.0% per year of their pro rata share of our capital, or (2) 3.0% per year of the book value of our shareholders’ equity divided by our total number of shares, before dividends may be paid to our common shareholders. Distributions of dividends in any year are made:

•	first, to the holders of preferred shares, up to the amount of the Minimum Preferred Dividend for such year;

•	then, to the holders of common shares, until the amount distributed in respect of each common share is equal to the amount distributed in respect of each preferred share; and

•	thereafter, to the common and preferred shareholders on a pro rata basis.

If the Minimum Preferred Dividend is not paid for a period of three years, holders of preferred shares shall be entitled to full voting rights.

PART SIX—SHAREHOLDER RIGHTS

Payment of Dividends and Interest Attributable to Shareholders’ Equity

We may pay the mandatory distributable amount as dividends or as interest attributable to shareholders’ equity, which is similar to a dividend but is deductible in calculating our income tax obligations.

Because our shares are issued in book-entry form, dividends with respect to any share are automatically credited to the account holding such share. Shareholders who are not residents of Brazil must register with the Brazilian Central Bank in order for dividends, sales proceeds or other amounts with respect to their shares to be eligible to be remitted outside of Brazil.

The common and preferred shares underlying Brasil Telecom ADSs are held in Brazil by the depositary, which has registered with the Brazilian Central Bank as the registered owner of our common and preferred shares. Payments of cash dividends and distributions, if any, will be made in Brazilian currency to the depositary. The depositary will then convert such proceeds into dollars and will cause such dollars to be distributed to holders of Brasil Telecom ADSs. As with other types of remittances from Brazil, the Brazilian government may impose temporary restrictions on remittances to foreign investors of the proceeds of their investments in Brazil, as it did for approximately six months in 1989 and early 1999, and on the conversion of Brazilian currency into foreign currencies, which could hinder or prevent the depositary from converting dividends into U.S. dollars and remitting these U.S. dollars abroad. “—Description of Brasil Telecom ADSs—Dividends and Other Distributions.”

Dividends

We are required by the Brazilian Corporation Law and by our by-laws to hold an annual shareholders’ meeting by April 30 of each year. At our annual shareholders’ meeting, our common shareholders may vote to declare an annual dividend. Our payment of annual dividends is based on our audited financial statements prepared for our preceding fiscal year.

Any holder of record of shares at the time that a dividend is declared is entitled to receive dividends. Under the Brazilian Corporation Law, we are generally required to pay dividends within 60 days after declaring them, unless the shareholders’ resolution establishes another payment date, which, in any case, must occur prior to the end of the fiscal year in which the dividend is declared.

Our board of directors may declare interim dividends based on the accrued profits recorded or the realized profits in our annual or semi-annual financial statements approved by our common shareholders. In addition, we may pay dividends from net income based on our unaudited quarterly financial statements. We may set off any payment of interim dividends against the amount of the mandatory distributable amount for the year in which the interim dividends were paid.

Interest Attributable to Shareholders’ Equity

Brazilian companies, including our company, are permitted to pay interest attributable to shareholders’ equity as an alternative form of payment of dividends to our shareholders. These payments may be deducted when calculating Brazilian income tax and social contribution tax. The interest rate applied to these distributions generally cannot exceed the Long-Term Interest Rate for the applicable period. The amount of interest paid that we can deduct for tax purposes cannot exceed the greater of:

•

50% of our net income (after the deduction of the provision for social contribution tax and before the deduction of the provision for corporate income tax) before taking into account any such distribution for the period for which the payment is made; and

•	50% of the sum of our retained earnings and income reserves.

PART SIX—SHAREHOLDER RIGHTS

Any payment of interest attributable to shareholders’ equity to holders of our common shares or preferred shares or Brasil Telecom ADSs, whether or not they are Brazilian residents, is subject to Brazilian withholding tax at the rate of 15%, except that a 25% withholding tax rate applies if the recipient is a resident of a tax haven jurisdiction. A tax haven jurisdiction is a country (1) that does not impose income tax or whose income tax rate is lower than 20%, or (2) which does not permit disclosure of the identity of shareholders of entities organized under its jurisdiction. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations—Taxation of Gains.” Under our by-laws, we may include the amount distributed as interest attributable to shareholders’ equity, net of any withholding tax, as part of the mandatory distributable amount.

Prescription of Payments

Our shareholders have three years to claim dividend distributions made with respect to their shares, as from the date that we distribute the dividends to our shareholders, after which any unclaimed dividend distributions legally revert to us. We are not required to adjust the amount of any distributions for inflation that occurs during the period from the date of declaration to the payment date.

Shareholders’ Meetings

Under the Brazilian Corporation Law, we must hold an annual shareholders’ meeting by April 30 of each year in order to:

•

approve or reject the financial statements approved by our board of directors and board of executive officers, including any recommendation by our board of directors for the allocation of net profit and distribution of dividends;

•

elect members of our board of directors (upon expiration of their three-year terms) and members of our fiscal council, subject to the right of minority shareholders to elect members of our board of directors and our fiscal council; and

•	approve any monetary adjustment to our share capital.

In addition to the annual shareholders’ meetings, holders of our common shares have the power to determine any matters related to changes in our corporate purposes and to pass any resolutions they deem necessary to protect and enhance our development whenever our interests so require, by means of extraordinary shareholders’ meetings.

We convene our shareholders’ meetings, including our annual shareholders’ meeting, by publishing a notice in the national edition of Valor Econômico, a Brazilian newspaper, and in the Official Gazette of the state of Rio de Janeiro (Diário Oficial do Estado do Rio de Janeiro). On the first call of any meeting, the notice must be published no fewer than three times, beginning at least 15 calendar days prior to the scheduled meeting date. For meetings involving the issuance of securities or deliberations where preferred shareholders are entitled to vote, the notice must be published at least 30 calendar days prior to the scheduled meeting date. The notice must contain the meeting’s place, date, time, agenda and, in the case of a proposed amendment to our by-laws, a description of the subject matter of the proposed amendment.

Our board of directors may convene a shareholders’ meeting. Under the Brazilian Corporation Law, shareholders’ meetings also may be convened by our shareholders as follows:

•	by any of our shareholders if, under certain circumstances set forth in the Brazilian Corporation Law, our directors do not convene a shareholders’ meeting within 60 days;

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•	by shareholders holding at least 5% of our total share capital if, after a period of eight days, our directors fail to call a shareholders’ meeting that has been requested by such shareholders; and

•

by shareholders holding at least 5% of either our total voting share capital or our total non-voting share capital, if after a period of eight days, our directors fail to call a shareholders’ meeting for the purpose of appointing a fiscal council that has been requested by such shareholders.

In addition, our fiscal council may convene a shareholders’ meeting if our board of directors does not convene an annual shareholders’ meeting within 30 days or at any other time to consider any urgent and serious matters.

Each shareholders’ meeting is presided over by the chief executive officer, who is responsible for choosing a secretary of the meeting. A shareholder may be represented at a shareholders’ meeting by an attorney-in-fact appointed by the shareholder not more than one year before the meeting. The attorney-in-fact must be a shareholder, a member of our board of directors, a lawyer or a financial institution, and the power of attorney appointing the attorney-in-fact must comply with certain formalities set forth under Brazilian law. To be admitted to a shareholders’ meeting, a person must produce proof of his or her shareholder status or a valid power of attorney.

In order for a valid action to be taken at a shareholders’ meeting, shareholders representing at least 25% of our issued and outstanding voting share capital must be present on first call. However, shareholders representing at least two-thirds of our issued and outstanding voting share capital must be present at a shareholders’ meeting called to amend our by-laws. If a quorum is not present, our board of directors may issue a second call by publishing a notice as described above at least eight calendar days prior to the scheduled meeting. The quorum requirements do not apply to a meeting held on the second call, and the shareholders’ meetings may be convened with the presence of shareholders representing any number of shares (subject to the voting requirements for certain matters described below). A shareholder without a right to vote may attend a shareholders’ meeting and take part in the discussion of matters submitted for consideration.

Voting Rights

Under the Brazilian Corporation Law and our by-laws, each of our common shares entitles its holder to one vote at our shareholders’ meetings. Our preferred shares generally do not confer voting rights, except in limited circumstances described below. We may not restrain or deny any voting rights without the consent of the majority of the shares affected. Whenever the shares of any class of share capital are entitled to vote, each share is entitled to one vote.

Voting Rights of Common Shares

Except as otherwise provided by law, resolutions of a shareholders’ meeting are passed by a simple majority vote of the holders of our common shares present or represented at the meeting, without taking abstentions into account. Under the Brazilian Corporation Law, the approval of shareholders representing at least a majority of our outstanding voting shares is required for the types of action described below:

•

creating preferred shares or disproportionately increasing an existing class of our preferred shares relative to the other classes of our preferred shares, other than to the extent permitted by our by-laws;

•

changing a priority, preference, right, privilege or condition of redemption or amortization of any class of our preferred shares or creating a new class of preferred shares that has a priority, preference, right, condition or redemption or amortization superior to an existing class of our preferred shares;

•	reducing the mandatory dividend set forth in our by-laws;

•	changing our corporate purpose;

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•	merging our company with another company, or consolidating our company, subject to the conditions set forth in the Brazilian Corporation Law;

•	transferring all of our shares to another company, known as an “incorporação de ações” under the Brazilian Corporation Law;

•	participating in a centralized group of companies (grupo de sociedades) as defined under the Brazilian Corporation Law and subject to the conditions set forth in the Brazilian Corporation Law;

•	dissolving or liquidating our company or canceling any ongoing liquidation of our company;

•	creating any founders’ shares (partes beneficiárias) entitling the holders thereof to participate in the profits of our company; and

•	spinning-off of all or any part of our company.

In addition, extraordinary meetings called to decide on these matters must be called at least 30 days in advance of the scheduled meeting date.

Decisions on the transformation of our company into another form of company require the unanimous approval of our shareholders, including the holders of our preferred shares.

Our company is required to give effect to shareholders agreements that contain provisions regarding the purchase or sale of our shares, preemptive rights to acquire our shares, the exercise of the right to vote our shares or the power to control our company, if these agreements are filed with our headquarters in Rio de Janeiro. Brazilian Corporation Law obligates the president of any shareholder or board of directors meeting to disregard any vote taken by any of the parties to any shareholders agreement that has been duly filed with our company that violates the provisions of any such agreement. In the event that a shareholder that is party to a shareholders agreement (or a director appointed by such shareholder) is absent from any shareholders’ or board of directors’ meeting or abstains from voting, the other party or parties to that shareholders agreement have the right to vote the shares of the absent or abstaining shareholder (or on behalf of the absent director) in compliance with that shareholders agreement.

Under the Brazilian Corporation Law, neither our by-laws nor actions taken at a shareholders’ meeting may deprive any of our shareholders of certain specific rights, including:

•	the right to participate in the distribution of our profits;

•	the right to participate in any remaining residual assets in the event of our liquidation;

•	the right to supervise the management of our corporate business as specified in the Brazilian Corporation Law;

•

the right to preemptive rights in the event of an issuance of our shares, debentures convertible into our shares or subscription bonuses, other than with respect to a public offering of our securities; and

•	the right to withdraw from our company under the circumstances specified in the Brazilian Corporation Law.

Voting Rights of Minority Shareholders

Shareholders holding shares representing not less than 10% of our shares entitled to vote at our shareholders’ meeting have the right to request that we adopt a cumulative voting procedure. If the cumulative voting procedure is adopted, our controlling shareholders always retain the right to elect at least one member more than the number of members elected by the other shareholders, regardless of the total number of members of our board of directors. This procedure must be requested by the required number of shareholders at least 48 hours prior to a shareholders’ meeting.

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Under the Brazilian Corporation Law, shareholders that are not controlling shareholders, but that together hold either:

•	non-voting preferred shares representing at least 10% of our total share capital; or

•	common shares representing at least 15% of our voting capital,

have the right to appoint one member and an alternate to our board of directors at our annual shareholders’ meeting. If no group of our common or preferred shareholders meets the thresholds described above, shareholders holding preferred shares or common shares representing at least 10% of our total share capital are entitled to combine their holdings to appoint one member and an alternate to our board of directors. In the event that minority holders of common shares and/or holders of non-voting preferred shares elect a director and the cumulative voting procedures described above are also used, our controlling shareholders always retain the right to elect at least one member more than the number of members elected by the other shareholders, regardless of the total number of members of our board of directors. The shareholders seeking to exercise these minority rights must prove that they have held their shares for not less than three months preceding the shareholders’ meeting at which the director will be appointed. Any directors appointed by the non-controlling shareholders have the right to veto for cause the selection of our independent registered public accounting firm.

In accordance with the Brazilian Corporation Law, the holders of preferred shares without voting rights or with restricted voting rights are entitled to elect one member and an alternate to our fiscal council in a separate election. Minority shareholders have the same right as long as they jointly represent 10% or more of the voting shares. The other shareholders with the right to vote may elect the remaining members and alternates, who, in any event, must number more than the directors and alternates elected by the holders of the non-voting preferred shares and the minority shareholders.

Voting Rights of Preferred Shares

Holders of our preferred shares are not entitled to vote on any matter, except (1) with respect to the election of a member of our board of directors by preferred shareholders holding at least 10% of our total share capital as described above, (2) with respect to the election of a member and alternate member of our fiscal council as described above, and (3) in the limited circumstances described below.

The Brazilian Corporation Law and our by-laws provide that our preferred shares will acquire unrestricted voting rights after the third consecutive fiscal year that we fail to pay the minimum dividends to which our preferred shares are entitled. This voting right will continue until the past due minimum dividend for any year in that three consecutive-year period is paid in full. Our preferred shareholders will also obtain unrestricted voting rights if we enter into a liquidation process.

Under the Brazilian Corporation Law, the following actions require ratification by the majority of issued and outstanding shares of the affected class within one year from the shareholders’ meeting at which the common shareholders approve the action:

•

the creation of preferred shares or a disproportionate increase of an existing class of our preferred shares relative to the other classes of our preferred shares, other than to the extent permitted by our by-laws;

•	a change of a priority, preference, right, privilege or condition of redemption or amortization of any class of our preferred shares; or

•	the creation of a new class of preferred shares that has a priority, preference, right, condition or redemption or amortization superior to an existing class of our preferred shares.

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Liquidation

We may be liquidated in accordance with the provisions of Brazilian law. In the event of our extrajudicial liquidation, a shareholders’ meeting will determine the manner of our liquidation, appoint our liquidator and our fiscal council that will function during the liquidation period.

Upon our liquidation, our preferred shares do not have a liquidation preference over our common shares in respect of the distribution of our net assets. In the event of our liquidation, the assets available for distribution to our shareholders would be distributed to our shareholders in an amount equal to their pro rata share of our legal capital. If the assets to be so distributed are insufficient to fully compensate our all of our shareholders for their legal capital, each of our shareholders would receive a pro rata amount (based on their pro rata share of our legal capital) of any assets available for distribution.

Preemptive Rights

Under the Brazilian Corporation Law, each of our shareholders has a general preemptive right to subscribe for our shares or securities convertible into our shares in any capital increase, in proportion to the number of our shares held by such shareholder.

Under our by-laws, except when issuing voting shares or securities convertible into voting shares, our board of directors or our shareholders, as the case may be, may decide not to extend preemptive rights to our shareholders with respect to any issuance of our shares, debentures convertible into our shares or warrants made in connection with a public exchange made to acquire control of another company or in connection with a public offering or through a stock exchange. The preemptive rights are transferable and must be exercised within a period of at least 30 days following the publication of notice of the issuance of shares or securities convertible into our shares. Holders of Brasil Telecom ADSs may not be able to exercise the preemptive rights relating to our preferred shares underlying their ADSs unless a registration statement under the Securities Act is effective with respect to those rights or an exemption from the registration requirements of the Securities Act is available. We are not obligated to file a registration statement with respect to the shares relating to these preemptive rights or to take any other action to make preemptive rights available to holders of Brasil Telecom ADSs, and we may not file any such registration statement.

Redemption, Amortization, Tender Offers and Rights of Withdrawal

Our by-laws or our shareholders at a shareholders’ meeting may authorize us to use our profits or reserves to redeem or amortize our shares in accordance with conditions and procedures established for such redemption or amortization. The Brazilian Corporation Law defines “redemption” (resgate de ações) as the payment of the value of the shares in order to permanently remove such shares from circulation, with or without a corresponding reduction of our share capital. The Brazilian Corporation Law defines “amortization” (amortização) as the distribution to the shareholders, without a corresponding capital reduction, of amounts that they would otherwise receive if we were liquidated. If an amortization distribution has been paid prior to our liquidation, then upon our liquidation, the shareholders who did not receive an amortization distribution will have a preference equal to the amount of the amortization distribution in the distribution of our capital.

The Brazilian Corporation Law authorizes us to redeem shares not held by our controlling shareholders, if, after a tender offer effected as a consequence of delisting or a substantial reduction in the liquidity of our shares, our controlling shareholders increase their participation in our total share capital to more than 95%. The redemption price in such case would be the same price paid for our shares in any such tender offer.

The Brazilian Corporation Law and our by-laws also require the acquirer of control (in case of a change of control) or the controller (in case of delisting or a substantial reduction in liquidity of our shares) to make a

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tender offer for the acquisition of the shares held by minority shareholders under certain circumstances described below under “—Mandatory Tender Offers.” The shareholder can also withdraw its capital from our company under certain circumstances described below under “—Rights of Withdrawal.”

Mandatory Tender Offers

The Brazilian Corporation Law requires that if our common shares are delisted from the BM&FBOVESPA or there is a substantial reduction in liquidity of our common shares, as defined by the CVM, in each case as a result of purchases by our controlling shareholders, our controlling shareholders must effect a tender offer for acquisition of our remaining common shares at a purchase price equal to the fair value of our common shares taking into account the total number of our outstanding common shares.

If our controlling shareholders enter into a transaction which results in a change of control of our company, the controlling shareholders must include in the documentation of the transaction an obligation to effect a public offer for the purchase of all our common shares for at least 80% of the price per share paid to the controlling shareholders. The tender offer must be submitted to the CVM within 30 days from the date of execution of the documents that provide for the change of control.

Rights of Withdrawal

The Brazilian Corporation Law provides that, in certain limited circumstances, a dissenting shareholder may withdraw its equity interest from our company and be reimbursed by us for the value of our common or preferred shares that it then holds.

This right of withdrawal may be exercised by the dissenting or non-voting holders of the adversely affected class of shares (including any holder of preferred shares of an adversely affected class) in the event that the holders of a majority of all outstanding common shares authorize:

•

the creation of preferred shares or a disproportionate increase of an existing class of our preferred shares relative to the other classes of our preferred shares, other than to the extent permitted by our by-laws;

•	a change of a priority, preference, right, privilege or condition of redemption or amortization of any class of our preferred shares; or

•	the creation of a new class of preferred shares that has a priority, preference, right, condition or redemption or amortization superior to an existing class of our preferred shares.

In addition, this right of withdrawal may be exercised by any dissenting or non-voting shareholder (including any holder of preferred shares) in the event that the holders of a majority of the outstanding common shares authorize:

•	a reduction of the mandatory dividend set forth in our by-laws;

•	our participation in a centralized group of companies;

•	a change in our corporate purpose;

•

spinning-off of all or any part of our company, if such spin-off implies (1) a change in our business purpose (except if the spun-off assets revert to a company whose main purpose is the same as ours), (2) a reduction of the mandatory dividend set forth in our by-laws, or (3) our participation in a centralized group of companies; or

•	in one of the following transactions in which the shares held by such holders do not meet liquidity and dispersion thresholds under the Brazilian Corporation Law:

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•	the merger of our company with another company, or the consolidation of our company, in a transaction in which our company is not the surviving entity;

•	the transfer of all of our outstanding shares to another company in an incorporação de ações transaction;

•	the transfer of all of the outstanding shares of another company to us in an incorporação de ações transaction; or

•	the acquisition of control of another company at a price that exceeds certain limits set forth in the Brazilian Corporation Law.

Dissenting or non-voting shareholders are also entitled to withdraw in the event that the entity resulting from a merger or spin-off does not have its shares listed in an exchange or traded in the secondary market within 120 days from the shareholders’ meeting that approved the relevant merger or spin-off.

Notwithstanding the above, in the event that we are consolidated or merged with another company, become part of a centralized group of companies, or acquire the control of another company for a price in excess of certain limits imposed by the Brazilian Corporation Law, holders of any type or class of our shares or the shares of the resulting entity that have minimal market liquidity and are dispersed among a sufficient number of shareholders will not have the right to withdraw. For this purpose, shares that are part of general indices representative of portfolios of securities traded in Brazil or abroad are considered liquid, and sufficient dispersion will exist if the controlling shareholder, the parent company or other companies under its control hold less than half of the total number of outstanding shares of that type or class. In case of a spin-off, the right of withdrawal will only exist if there is a significant change in the corporate purpose or a reduction in the mandatory dividend.

Only shareholders who own shares on the date of publication of the first notice convening the relevant shareholders’ meeting or the press release concerning the relevant transaction is published, whichever is earlier, will be entitled to withdrawal rights.

The redemption of shares arising out of the exercise of any withdrawal rights would be made at the economic value of the shares, generally equal to the book value per share, determined on the basis of our most recent audited balance sheet approved by our shareholders. The economic value of the shares may be lower than the net book value amount if it is based on the economic value of the enterprise, as determined by an appraisal process in accordance with Brazilian Corporation Law. If the shareholders’ meeting approving the action that gave rise to withdrawal rights occurred more than 60 days after the date of the most recent approved audited balance sheet, a shareholder may demand that its shares be valued on the basis of a balance sheet prepared specifically for this purpose.

The right of withdrawal lapses 30 days after the date of publication of the minutes of the shareholders’ meeting that approved the action that gave rise to withdrawal rights, except when the resolution is approved pending confirmation by the holders of our preferred shares (such confirmation to be given at an extraordinary meeting of such preferred shareholders to be held within one year). In this event, the 30-day period for dissenting shareholders begins at the date of publication of the minutes of the extraordinary meeting of such preferred shareholders. Our shareholders may reconsider any resolution giving rise to withdrawal rights within 10 days after the expiration of the exercise period of withdrawal rights if we believe that the withdrawal of shares of dissenting shareholders would jeopardize our financial stability.

Liability of Our Shareholders for Further Capital Calls

Neither Brazilian law nor our by-laws require any capital calls. Our shareholders’ liability for capital calls is limited to the payment of the issue price of any shares subscribed or acquired.

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Inspection of Corporate Records

Shareholders that own 5% or more of our outstanding share capital have the right to inspect our corporate records, including shareholders’ lists, corporate minutes, financial records and other documents of our company, if (1) we or any of our officers or directors have committed any act contrary to Brazilian law or our by-laws, or (2) there are grounds to suspect that there are material irregularities in our company. However, in either case, the shareholder that desires to inspect our corporate records must obtain a court order authorizing the inspection.

Disclosures of Share Ownership

Brazilian regulations require that (1) each of our controlling shareholders, directly or indirectly, (2) shareholders who have elected members of our board of directors or fiscal council, and (3) any person or group of persons representing a person that has directly or indirectly acquired or sold an interest corresponding to at least 5% of the total number of our shares of any type or class to disclose its or their share ownership or divestment to the CVM and to the BM&FBOVESPA. In addition, a statement (fato relevante) containing certain required information must be published in the national edition of Valor Econômico, a Brazilian newspaper, and in the Official Gazette of the state of Rio de Janeiro (Diário Oficial do Estado do Rio de Janeiro).

Our controlling shareholders, shareholders that appoint members of our board of directors or fiscal council and members of our board of directors, board of executive officers or fiscal council must file a statement of any change in their holdings of our shares with the CVM and the Brazilian stock exchanges on which our securities are traded.

Form and Transfer

Our preferred shares and common shares are in book-entry form, registered in the name of each shareholder or its nominee. The transfer of our shares is governed by Article 35 of the Brazilian Corporation Law, which provides that a transfer of shares is effected by our transfer agent, Banco Bradesco S.A., by an entry made by the transfer agent in its books, upon presentation of valid written share transfer instructions to us by a transferor or its representative. When preferred shares or common shares are acquired or sold on a Brazilian stock exchange, the transfer is effected on the records of our transfer agent by a representative of a brokerage firm or the stock exchange’s clearing system. The transfer agent also performs all the services of safe-keeping of our shares. Transfers of our shares by a non-Brazilian investor are made in the same manner and are executed on the investor’s behalf by the investor’s local agent. If the original investment was registered with the Central Bank pursuant to foreign investment regulations, the non-Brazilian investor is also required to amend, if necessary, through its local agent, the electronic certificate of registration to reflect the new ownership.

The BM&FBOVESPA operates a central clearing system. A holder of our shares may choose, at its discretion, to participate in this system, and all shares that such shareholder elects to be put into the clearing system are deposited in custody with the clearing and settlement chamber of the BM&FBOVESPA (through a Brazilian institution that is duly authorized to operate by the Central Bank and maintains a clearing account with the clearing and settlement chamber of the BM&FBOVESPA). Shares subject to the custody of the clearing and settlement chamber of the BM&FBOVESPA are noted as such in our registry of shareholders. Each participating shareholder will, in turn, be registered in the register of the clearing and settlement chamber of the BM&FBOVESPA and will be treated in the same manner as shareholders registered in our books.

Description of Brasil Telecom ADSs

The following is a summary of the material provisions of the deposit agreements among Brasil Telecom, The Bank of New York Mellon, referred to in this section as the depositary, and the registered holders and other

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holders from time to time of Brasil Telecom ADSs, pursuant to which the Brasil Telecom Common ADSs, and Brasil Telecom Preferred ADSs, are to be issued. This summary is subject to and qualified in its entirety by reference to the deposit agreements, including the form of ADRs attached thereto. The deposit agreements are exhibits to this registration statement of which this prospectus is a part. Copies of the deposit agreements are available for inspection at the corporate trust office of the depositary, currently located at 101 Barclay Street, New York, New York 10286, and at the office of the custodian, currently located at Rua Ururaí, 111, Prédio B, Piso Térreo, Tatuapé, 03084-101, São Paulo, SP Brazil. The depositary’s principal executive office is located at One Wall Street, New York, New York 10286.

Brasil Telecom American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each Brasil Telecom Preferred ADS represents three Brasil Telecom preferred shares (or a right to receive three shares), and each Brasil Telecom Common ADS represents one Brasil Telecom common share (or a right to receive one share), deposited with the principal São Paulo office of Itaú Unibanco S.A., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary under the applicable deposit agreement.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or DRS, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

DRS is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Brazilian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreements. For more complete information, you should read the entire deposit agreement and the form of ADR relating to the Brasil Telecom Preferred ADSs or the Brasil Telecom Common ADSs, as applicable. Directions on how to obtain copies of those documents are provided on under “Incorporation by Reference.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on Brasil Telecom common shares or preferred shares or other deposited securities, after deducting its

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fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

•

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreements allow the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Part Five—The Merger—Material Tax Considerations.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

•

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

•

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares,

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rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; and

•

when it is necessary to prohibit withdrawals in order to comply with any U.S. or foreign laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs.

Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

Our common shares entitle their holders to vote on all matters presented to a vote of shareholders of Brasil Telecom as set forth under “—Description of Brasil Telecom Capital Stock—Voting Rights—Voting Rights of Common Shares.” Our preferred shares presently do not entitle their holders to vote on any matter presented to a vote of shareholders of Brasil Telecom except as set forth under “—Description of Brasil Telecom Capital Stock—Voting Rights—Voting Rights of Preferred Shares.”

PART SIX—SHAREHOLDER RIGHTS

ADS holders eligible to vote may instruct the depositary to vote the number of deposited shares their ADSs represent. The depositary will notify ADS holders of shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares.

The depositary will try, as far as practical, subject to the laws of Brazil and of our bylaws, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed or as provided in the following sentence. If we requested the depositary to solicit your voting instructions at least 30 days before the meeting date but the depositary does not receive your instructions by the date it set, the depositary will consider you to have given instructions to give a discretionary proxy to a person designated us by with respect to the amount of shares your ADSs represent and the depositary will give that discretionary proxy, except that the depositary will not give a discretionary proxy if (i) we inform the depositary we do not wish to receive it, (ii) substantial opposition to the question to be voted exists or (iii) that matter would materially and adversely affects the rights of holders of shares..

We can not assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay to the depositary:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

•    Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

•    Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.02 (or less) per ADS	• Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been Brasil Telecom shares and the Brasil Telecom shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
$.02 (or less) per ADSs per calendar year	• Depositary services
Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
• converting foreign currency to U.S. dollars

PART SIX—SHAREHOLDER RIGHTS

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. The depositary may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities represented by your ADSs, it will, if appropriate, reduce the number of ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

•    Change the nominal or par value of our shares

•    Reclassify, split up or consolidate any of the deposited securities

•    Distribute securities on the shares that are not distributed to you

•    Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreements and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges

PART SIX—SHAREHOLDER RIGHTS

or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate either deposit agreement at our direction by mailing notice of termination to the applicable ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate either deposit agreement by mailing notice of termination to us and the applicable ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

The depositary may terminate either deposit agreement on as little as 15 days’ notice if it believes it may be subject to legal liability because we failed to provide information required by Brazilian government regulators.

After termination, the depositary and its agents will do the following under the applicable deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

PART SIX—SHAREHOLDER RIGHTS

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Pre-release of ADSs

The deposit agreements permit the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreements, all parties to the deposit agreements acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreements understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreements, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the applicable deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

PART SIX—SHAREHOLDER RIGHTS

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Exchange Controls

There are no restrictions on ownership or voting of our capital stock by individuals or legal entities domiciled outside Brazil. However, the right to convert dividend payments, interest on shareholders’ equity payments and proceeds from the sale of our share capital into foreign currency and to remit such amounts outside Brazil is subject to restrictions under foreign investment legislation and foreign exchange regulations, which generally require, among other things, the registration of the relevant investment with the Central Bank and the CVM.

Investments in common shares or preferred shares of Brasil Telecom by (1) a holder not deemed to be domiciled in Brazil for Brazilian tax purposes, (2) a Non-Brazilian Holder who is registered with the CVM under Resolution No. 2,689, or (3) the depositary, are eligible for registration with the Central Bank. This registration (the amount so registered is referred to as registered capital) allows the remittance outside Brazil of foreign currency, converted at the commercial market rate, acquired with the proceeds of distributions on, and amounts realized through, dispositions of common shares or preferred shares of Brasil Telecom. As a general rule, the registered capital per common share or preferred share purchased in the form of an ADS, or purchased in Brazil and deposited with the depositary in exchange for an ADS, will be equal to the amount subject to the corresponding foreign exchange agreement for the original inflow of funds in Brazil or to the amount subject to the applicable Symbolic FX Contract, as the case may be. The registered capital per common share withdrawn upon cancellation of a Brasil Telecom Common ADS will be the U.S. dollar equivalent of (1) the average price of a common share on the BM&FBOVESPA on the day of withdrawal, or (2) if no common shares were traded on that day, the average price on the BM&FBOVESPA in the 15 trading sessions immediately preceding such withdrawal. The registered capital per preferred share withdrawn upon cancellation of a Brasil Telecom Preferred ADS will be the U.S. dollar equivalent of (1) the average price of a preferred share on the BM&FBOVESPA on the day of withdrawal, or (2) if no preferred shares were traded on that day, the average price on the BM&FBOVESPA in the 15 trading sessions immediately preceding such withdrawal. The U.S. dollar equivalent will be determined on the basis of the average commercial market rates quoted by the Central Bank on the relevant dates.

Annex V Regulations

Resolution No. 1,927 of the National Monetary Council, as amended, provides for the issuance of depositary receipts in foreign markets in respect of shares of Brazilian issuers. It restates and amends Annex V to Resolution No. 1,289 of the National Monetary Council, known as the Annex V Regulations. The ADS program was approved under the Annex V Regulations by the Central Bank and the CVM prior to the issuance of the ADSs. Accordingly, the proceeds from the sale of ADSs by ADR holders outside Brazil are not subject to Brazilian foreign investment controls, and holders of the ADSs who are not resident in a “tax haven” jurisdiction are entitled to favorable tax treatment. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations.”

We pay dividends and other cash distributions with respect to our common shares and preferred shares in reais. We have obtained an electronic certificate of foreign capital registration from the Central Bank in the name

PART SIX—SHAREHOLDER RIGHTS

of the depositary with respect to Brasil Telecom ADSs to be maintained by the custodian on behalf of the depositary. Pursuant to this registration, the custodian is able to convert dividends and other distributions with respect to our common shares and preferred shares represented by ADSs into foreign currency and remit the proceeds outside Brazil to the depositary so that the depositary may distribute these proceeds to the holders of record of the ADSs.

Investors residing outside Brazil may register their investments in Brasil Telecom shares as foreign portfolio investments under Resolution No. 2,689 (described below) or as foreign direct investments under Law No. 4,131 (described below). Registration under Resolution No. 2,689 or Law No. 4,131 generally enables Non-Brazilian Holders to convert dividends, other distributions and sales proceeds received in connection with registered investments into foreign currency and to remit such amounts outside Brazil. Registration under Resolution No. 2,689 affords favorable tax treatment to Non-Brazilian Holders who are not resident in a Low or Nil Tax Jurisdiction, which is defined under Brazilian tax laws as a country that does not impose income taxes or where the maximum income tax rate is 20% or less or that restricts the disclosure of shareholder composition, ownership of investments or of the identity of the ultimate beneficiary of earnings that are attributed to Non-Brazilian Holders. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations.”

In the event that a holder of Brasil Telecom ADSs exchanges those Brasil Telecom ADSs for the underlying common shares or preferred shares, the holder must:

•

sell those shares on the BM&FBOVESPA and rely on the depositary’s electronic registration for five business days from the date of withdrawal to obtain and remit U.S. dollars outside Brazil upon the holder’s sale of Brasil Telecom common shares or preferred shares, as applicable;

•	convert its investment in those shares into a foreign portfolio investment under Resolution No. 2,689; or

•	convert its investment in those shares into a direct foreign investment under Law No. 4,131.

The custodian is authorized to update the Brasil Telecom Depositary’s electronic registration to reflect conversions of Brasil Telecom ADSs into foreign portfolio investments under Resolution 2,689, which requires the execution of an agreement relating to the simultaneous inflow of funds to and outflow of funds from Brazil without the actual transfer of funds, or a Symbolic FX Contract.

A Symbolic FX Contract is also required if a holder of Brasil Telecom ADSs elects to convert its Brasil Telecom ADSs into a foreign direct investment under Law No. 4,131. If a foreign direct investor under Law No. 4,131 elects to deposit its common shares or preferred shares into the applicable Brasil Telecom ADR program in exchange for Brasil Telecom ADSs, such holder will be required to present to the custodian evidence of payment of applicable taxes. This conversion will be effected upon the execution of the relevant Symbolic FX Contract. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations” for details of the tax consequences to an investor residing outside Brazil of investing in Brasil Telecom common shares or preferred shares in Brazil.

If a holder of Brasil Telecom ADSs wishes to convert its investment in common or preferred shares into either a foreign portfolio investment under Resolution No. 2,689 or a foreign direct investment under Law No. 4,131, it should begin the process of obtaining its own foreign investor registration with the Central Bank or with the CVM, as the case may be, in advance of exchanging the Brasil Telecom ADSs for the underlying common shares or preferred shares, as applicable. A Non-Brazilian Holder of common shares or preferred shares may experience delays in obtaining a foreign investor registration, which may delay remittances outside Brazil, which may in turn adversely affect the amount, in U.S. dollars, received by the Non-Brazilian Holder.

PART SIX—SHAREHOLDER RIGHTS

Unless the holder has registered its investment with the Central Bank, the holder may not be able to convert the proceeds from the disposition of, or distributions with respect to, such common shares or preferred shares into foreign currency or remit those proceeds outside Brazil. In addition, if the Non-Brazilian Holder resides in a “tax haven” jurisdiction or a Low or Nil Tax Jurisdiction, as the case may be, or is not an investor registered under Resolution No. 2,689, the investor may be subject to less favorable tax treatment than a holder of ADSs. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations.”

Resolution 2,689

All investments made by a Non-Brazilian Holder under Resolution No. 2,689 are subject to an electronic registration with the Central Bank. This registration permits Non-Brazilian Holders to convert dividend payments, interest on shareholders’ equity payments and proceeds from the sale of our share capital into foreign currency and to remit such amounts outside Brazil.

Under Resolution No. 2,689, Non-Brazilian Holders registered with the CVM may invest in almost all financial assets and engage in almost all transactions available to Brazilian investors in the Brazilian financial and capital markets without obtaining a separate Central Bank registration for each transaction, provided that certain requirements are fulfilled. Under Resolution No. 2,689, the definition of a Non-Brazilian Holder includes individuals, legal entities, mutual funds and other collective investment entities, domiciled or headquartered outside Brazil.

Pursuant to Resolution No. 2,689, Non-Brazilian Holders must:

•	appoint at least one representative in Brazil with powers to take action relating to its investments;

•	appoint an authorized custodian in Brazil for its investments, which must be a financial institution duly authorized by the Central Bank and CVM;

•	complete the appropriate foreign investor registration forms;

•	register as a Non-Brazilian Holder with the CVM;

•	register its investments with the Central Bank; and

•	obtain a taxpayer identification number from the Brazilian federal tax authorities.

The securities and other financial assets held by a Non-Brazilian Holder pursuant to Resolution No. 2,689 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Central Bank or the CVM or be registered in registration, clearing and custody systems authorized by the Central Bank or by the CVM. In addition, the trading of securities held under Resolution No. 2,689 is restricted to transactions carried out on stock exchanges or through organized over-the-counter markets licensed by the CVM.

The offshore transfer or assignment of the securities or other financial assets held by Non-Brazilian Holders pursuant to Resolution No. 2,689 are prohibited, except for transfers resulting from a corporate reorganization effected abroad by a Non-Brazilian Holder, or occurring upon the death of an investor which requires the authorization of the CVM.

The conversion from an investment registered as “foreign direct investment” to an investment registered under the rules of Resolution No. 2,689, and vice versa require the execution of a Symbolic FX Contract. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations.”

PART SIX—SHAREHOLDER RIGHTS

Law No. 4,131

To obtain a certificate of foreign capital registration from the Central Bank under Law No. 4,131, a foreign direct investor must:

•	register as a foreign direct investor with the Central Bank;

•	obtain a taxpayer identification number from the Brazilian tax authorities;

•	appoint a tax representative in Brazil; and

•	appoint a representative in Brazil for service of process in respect of suits based on the Brazilian Corporation Law.

Foreign direct investors under Law No. 4,131 may sell their shares in either private or open market transactions, but these investors will generally be subject to less favorable tax treatment on gains with respect to common or preferred shares of Brasil Telecom. See “Part Five—The Merger—Material Tax Considerations—Brazilian Tax Considerations.”

PART SEVEN—ADDITIONAL INFORMATION FOR SHAREHOLDERS

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-4 to register under the Securities Act (1) the common shares and preferred shares of Brasil Telecom to be received in the merger by holders of common shares and preferred shares of TNL residing in the United States, and (2) the Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs to be received by holders of TNL ADSs. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to Brasil Telecom and its common shares, preferred shares and ADSs, we refer you to the registration statement and the exhibits filed as a part of the registration statement.

Brasil Telecom and TNL file annual reports on Form 20-F and furnish reports on Form 6-K to the SEC under the rules and regulations that apply to foreign private issuers. As foreign private issuers, Brasil Telecom, TNL and their respective shareholders are exempt from some of the reporting requirements of the Exchange Act, including the proxy solicitation rules, the rules regarding the furnishing of annual reports to stockholders and Section 16 short-swing profit reporting for their respective officers, directors and holders of more than 10% of their shares. You may read and copy any materials filed by Brasil Telecom and TNL with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

Brasil Telecom and TNL are also subject to the informational requirements of the CVM and the BM&FBOVESPA and file reports and other information relating to their respective businesses, financial condition and other matters with the CVM and the BM&FBOVESPA. You may read these reports, statements and other information at the public reference facilities maintained by the CVM at Rua Sete de Setembro, 111, 2nd floor, Rio de Janeiro, RJ, Brazil, and Rua XV de Novembro, 275, Centro, São Paulo, SP, Brazil. Some filings of Brasil Telecom and TNL with the CVM and the BM&FBOVESPA are also available at the website maintained by the CVM at http://www.cvm.gov.br and the website maintained by the BM&FBOVESPA at

http://www.bmfbovespa.com.br.

The public filings with the SEC and the CVM of Brasil Telecom and TNL are also available to the public through our internet website at http://www.oi.net.br/ir. The information included on our websites or that might be accessed through our websites is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference.

Enforceability of Civil Liabilities Under U.S. Securities Laws

Brasil Telecom is a corporation organized under the laws of the Federative Republic of Brazil. All of the directors and executive officers of Brasil Telecom and some of the experts named in this prospectus reside in Brazil or elsewhere outside the United States. The vast majority of our assets are located outside the United States and all or a substantial portion of the assets of these other persons may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Brasil Telecom or such other persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon the civil liability provisions of the Securities Act.

We have been advised by our Brazilian counsel, Barbosa, Müssnich & Aragão Advogados, that a judgment of a U.S. court for the payment of money, including for civil liabilities predicated upon the federal securities laws of the United States, subject to certain requirements described below, may be enforced in Brazil. A judgment for the payment of a sum certain against Brasil Telecom or any other person described in the preceding paragraph obtained outside Brazil would be enforceable in Brazil (to the extent that Brazilian courts may have jurisdiction)

PART SEVEN—ADDITIONAL INFORMATION FOR SHAREHOLDERS

against us or any such person without reconsideration of the merits only if such judgment has been previously confirmed by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). That confirmation generally will occur if the foreign judgment:

•	fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;

•	is issued by a competent court after proper service of process of the parties is made in accordance with Brazilian law or after a legal recognition of the party’s absence;

•	has become final (not subject to appeal);

•	is authenticated by a Brazilian consular office in the country where the foreign judgment is issued and is accompanied by a sworn translation into Portuguese; and

•	is not contrary to Brazilian national sovereignty or public policy or public morality.

The confirmation process may be time-consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that confirmation would be obtained, that the confirmation process would be conducted in a timely manner, or that a Brazilian court would enforce a monetary judgment for violations of U.S. securities laws.

We have been further advised by Barbosa, Müssnich & Aragão Advogados that original actions predicated on the federal securities laws of the United States may be brought in Brazilian courts and Brazilian courts will enforce civil liabilities in such actions against Brasil Telecom, its directors and officers and the advisors named herein (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty and provided further that Brazilian courts can assert jurisdiction over the particular action).

A plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of litigation in Brazil must grant a pledge to guarantee court costs and legal fees if the plaintiff owns no real property in Brazil that could secure such payment. This pledge must have a value sufficient to satisfy the payment of court fees and defendant’s attorney’s fees, as determined by the Brazilian judge, except in the case of the enforcement of foreign judgments that have been duly confirmed by the Brazilian Superior Court of Justice.

The ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is limited by provisions of Brazilian law. In particular, (i) under the terms of our concessions, our subsidiaries’ licenses from ANATEL and applicable law, shares held by us in our subsidiaries cannot be transferred (including upon attachment) without ANATEL’s approval in cases where such transfer would result in a change of control as defined under Brazilian laws and regulations, and (ii) our property that is considered essential for the rendering of public services under concession agreements or licenses (bens vinculados à concessão ou bens reversíveis) is subject to immunity provided under Brazilian law and cannot be attached.

PART EIGHT—LEGAL AND REGULATORY MATTERS

Regulatory Approvals

We are not aware of any of the following:

•	any governmental license or regulatory permit that appears to be material to the businesses of Brasil Telecom or TNL that might be adversely affected by the merger;

•

except as described below, any approval or other action by any government or governmental administrative or regulatory authority or agency, domestic or foreign, that would be required for the completion of the merger; or

•

except as described below, any consent, waiver or other approval that would be required as a result of or in connection with the merger, including but not limited to, any consents or other approvals under any licenses, concessions, permits and agreements to which Brasil Telecom or TNL is a party that have not been obtained.

Should any such approval or other action be required, we currently contemplate that such approval will be sought or such action will be taken, as the case may be.

The approval of the merger by the CVM or the BM&FBOVESPA is not a condition to the merger.

The merger is conditioned on the prior approval of ANATEL, which ANATEL granted without conditions on October 27, 2011.

The merger is conditioned on the declaration by the SEC that the registration statement of which this prospectus forms a part is effective. The approval by the NYSE of the listing of the Brasil Telecom Common ADSs and Brasil Telecom Preferred ADSs to be delivered in connection with the merger, for which we will apply, must be obtained for these ADSs to be traded by their holders. However, this approval is not a condition to the completion of the merger.

We are unable to predict whether it may be necessary to delay the completion of the merger pending the outcome of any approval or other action. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial conditions. In addition, we cannot assure you that if the approvals were not obtained or other actions were not taken, adverse consequences might not result to our business or the businesses of our subsidiaries.

Legal Matters

We have received an opinion from Barbosa, Müssnich & Aragão Advogados, São Paulo, Brazil, with respect to the validity of the common shares and preferred shares of Brasil Telecom to be issued in connection with the merger. We were advised as to certain matters of U.S. law by White & Case LLP.

PART EIGHT—LEGAL AND REGULATORY MATTERS

Experts

The financial statements of Brasil Telecom as of December 31, 2010 and 2009 and for the two years ended December 31, 2010, which are incorporated into this prospectus by reference to the Brasil Telecom Annual Report, and the effectiveness of Brasil Telecom’s internal control over financial reporting, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their reports incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of TNL as of December 31, 2010 and 2009 and for the two years ended December 31, 2010, which are incorporated into this prospectus by reference to the TNL Annual Report, and the effectiveness of TNL’s internal control over financial reporting, have been audited by Deloitte Touche Tohmatsu Auditores Independentes, an independent registered public accounting firm, as stated in their reports incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of TNL as of January 1, 2009 has been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes (a successor of the firm formerly known as BDO Auditores Independentes), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Neither the laws of Brazil nor the registrants’ constitutive documents provide for indemnification of directors and officers. However, the registrants’ directors and officers and certain of their controlling persons benefit from insurance against civil liabilities, including civil liabilities in connection with the registration, offering and sale of the securities.

Item 21.	Exhibits and Financial Statements

(a) Exhibits

The following documents are filed as exhibits to the registration statement:

Exhibit Number	Description of Document
2.1†	Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação), dated August 26, 2011, between Brasil Telecom S.A. and Tele Norte Leste Participações S.A. (English translation).

2.2†	Protocol and Justification of Partial Split-Off of Telemar Norte Leste S.A. with Incorporation of the Portion Ceded by Coari Participações S.A. and Incorporação de Ações of Telemar Norte Leste S.A. by Coari Participações S.A. (Protocolo e Justificação de Cisão Parcial da Telemar Norte Leste S.A. com Incorporação da Parcela Cindida pela Coari Participações S.A., e Incorporação de Ações da Telemar Norte Leste S.A. pela Coari Participações S.A.), between Telemar Norte Leste S.A. and Coari Participações S.A., dated August 26, 2011 (English translation).

2.3†	Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação), dated August 26, 2011, between Brasil Telecom S.A. and Coari Participações S.A. (English translation).

2.4†	First Amendment, dated January 18, 2012, to Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação), dated August 26, 2011, between Brasil Telecom S.A. and Tele Norte Leste Participações S.A. (English translation).

2.5†	First Amendment, dated January 18, 2012, to Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação), dated August 26, 2011, between Brasil Telecom S.A. and Coari Participações S.A. (English translation).

3.1	By-Laws (Estatuto Social) of Brasil Telecom S.A., as amended (English translation) (incorporated by reference to Exhibit 2 to Form 6-K of Brasil Telecom S.A. filed on June 29, 2011).

4.1	Form of Deposit Agreement (relating to common shares) among Brasil Telecom S.A., The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to Form F-6 of Brasil Telecom S.A. filed on September 4, 2009, File No. 333-161735).

4.2	Form of Amended and Restated Deposit Agreement (relating to preferred shares) among Brasil Telecom S.A., The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to Form F-6 of Brasil Telecom S.A. filed on September 4, 2009, File No. 333-161740).

5.1†	Opinion of Barbosa, Müssnich & Aragão Advogados regarding the common shares and preferred shares of Brasil Telecom S.A.

8.1†	Opinion of Barbosa, Müssnich & Aragão Advogados regarding tax matters and certain other matters.

8.2†	Form of Opinion of White & Case LLP regarding U.S. tax matters.

10.1	Shareholders Agreement of Telemar Participações S.A., dated as of April 25, 2008, among AG Telecom Participações S.A., L.F. Tel S.A., Fundação Atlântico de Seguridade Social, Asseca Participações S.A. and, as intervening parties, Telemar Participações S.A. and Andrade Gutierrez Investimentos em Telecomunicações S.A. (English translation) (incorporated by reference to Exhibit 99.4 to Schedule 13D of Brasil Telecom S.A. filed on November 27, 2009).

Exhibit Number	Description of Document

10.2	Amendment to the Shareholders Agreement of Telemar Participações S.A., dated as of January 25, 2011, among AG Telecom Participações S.A., Luxemburgo Participações S.A., L.F. Tel S.A., Fundação Atlântico de Seguridade Social, and, as intervening party, Telemar Participações S.A. (English translation) (incorporated by reference to Exhibit 3.02 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

10.3	Private Shareholders Agreement of Telemar Participações S.A., dated as of April 25, 2008, among AG Telecom Participações S.A., L.F. Tel S.A., Asseca Participações S.A., BNDES Participações S.A.—BNDESPar, Fiago Participações S.A., Fundação Atlântico de Seguridade Social, and, as intervening parties, Telemar Participações S.A., Caixa de Previdência dos Funcionários do Banco do Brasil—PREVI, Fundação Petrobras de Seguridade Social—PETROS, Fundação dos Economiários Federais—FUNCEF and Andrade Gutierrez Investimentos em Telecomunicações S.A. (English translation) (incorporated by reference to Exhibit 99.3 to Schedule 13D of Brasil Telecom S.A. filed on November 27, 2009).

10.4	Amendment to Shareholders Agreement of Telemar Participações S.A., dated as of January 25, 2011, among AG Telecom Participações S.A., Luxemburgo Participações S.A., BNDES Participações S.A.—BNDESPar, Caixa de Previdência dos Funcionários do Banco do Brasil—PREVI, Fundação Atlântico de Seguridade Social, Fundação dos Economiários Federais—FUNCEF, Fundação Petrobras de Seguridade Social—PETROS, L.F. Tel S.A., Bratel Brasil S.A. and, as intervening parties, Telemar Participações S.A. and Portugal Telecom, SGPS S.A. (English translation) (incorporated by reference to Exhibit 3.04 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

10.5†	Concession Agreement for Local, Switched, Fixed-Line Telephone Service between ANATEL and Brasil Telecom S.A., No. 109/2011, dated June 30, 2011 (English translation).

10.6†	Concession Agreement for Domestic Long-Distance, Switched, Fixed-Line Telephone Service between ANATEL and Brasil Telecom S.A., No. 143/2011, dated June 30, 2011 (English translation).

10.7	Statement of Authorization for Personal Mobile Services between ANATEL and Brasil Telecom Celular S.A., No. 026/2002, dated December 18, 2002 (English translation) (incorporated by reference to Exhibit 4.05 to Brasil Telecom S.A.’s annual report on Form 20-F filed on July 13, 2009).

10.8	Schedule of Omitted Authorizations for Personal Mobile Services (incorporated by reference to Exhibit 4.06 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

10.9	Instrument of Authorization for the Use of Radio Frequency Blocks for 2G services between ANATEL and 14 Brasil Telecom Celular S.A., No. 24/2004, dated May 3, 2004 (English translation) (incorporated by reference to Exhibit 4.07 to Brasil Telecom S.A.’s annual report on Form 20-F filed on July 13, 2009).

10.10	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 2G services (incorporated by reference to Exhibit 4.08 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

10.11	Instrument of Authorization for the Use of Radio Frequency Blocks for 3G services between ANATEL and 14 Brasil Telecom Celular S.A., No. 24/2008, dated April 29, 2008 (English translation) (incorporated by reference to Exhibit 4.09 to Brasil Telecom S.A.’s annual report on Form 20-F filed on July 13, 2009).

10.12	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 3G services (incorporated by reference to Exhibit 4.10 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

Exhibit Number	Description of Document

10.13	Stock Option Plan (2000) of Telecomunicações do Paraná S.A.—Telepar (predecessor to Brasil Telecom S.A.) (English translation) (incorporated by reference to Exhibit 4.11 to Brasil Telecom S.A.’s annual report on Form 20-F filed on July 13, 2009).

12.1†	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends of Brasil Telecom S.A. and Tele Norte Leste Participações S.A.

21.1	List of subsidiaries of Brasil Telecom S.A. (incorporated by reference to Exhibit 8.01 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes (Brasil Telecom).

23.2	Consent of Deloitte Touche Tohmatsu Auditores Independentes (Tele Norte Leste Participações S.A.).

23.3	Consent of KPMG Auditores Independentes (a successor of the firm formerly known as BDO Auditores Independentes) (Tele Norte Leste Participações S.A.).

23.4	Consent of Barbosa, Müssnich & Aragão Advogados (included in Exhibits 5.1 and 8.1).

23.5	Consent of White & Case LLP (included in Exhibit 8.2).

23.6†	Consent of Apsis Consultoria Empresarial Ltda.

23.7†	Consent of Banco Itaú BBA S.A.

23.8†	Consent of Banco BTG Pactual S.A.

23.9†	Consent of Banco Barclays S.A.

24.1	Powers of attorney of certain officers and directors of Brasil Telecom (included in signature pages to, and incorporated by reference to, Form F-4 of Brasil Telecom S.A. filed on September 1, 2011).

99.1	Report of Apsis Consultoria Empresarial Ltda. regarding the net asset value of Tele Norte Leste Participações S.A. based on the book value of its assets and liabilities (English translation) (included in Exhibit 2.4).

99.2	Report of Apsis Consultoria Empresarial Ltda. regarding the net worth of Brasil Telecom S.A. and Tele Norte Leste Participações S.A. calculated at market prices (English translation) (included in Exhibit 2.4).

99.3†	Presentation of Economic-Financial Analyses of Banco Itaú BBA S.A. (English translation).

99.4†	Presentation of Financial Analyses of Banco BTG Pactual S.A. (English translation).

99.5†	Presentation of Financial and Economic Analysis of Banco Barclays S.A. (included in Exhibit 2.4).

99.6†	Report of Independent Special Committee of Brasil Telecom S.A. (English translation).

99.7†	Report of Independent Special Committee of Tele Norte Leste Participações S.A. (English translation).

99.8	Form of Letter of Transmittal.

99.9	Call Notice for Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A. (English translation).

99.10	Call Notice for Extraordinary General Shareholders’ Meeting of Tele Norte Leste Participações S.A. (English translation).

†	Previously filed.

There are omitted from the exhibits filed with or incorporated by reference into this registration statement certain promissory notes and other instruments and agreements with respect to the long-term debt of Brasil Telecom, none of which authorizes securities in a total amount that exceeds 10% of the total assets of Brasil Telecom, respectively. We hereby agree to furnish to the SEC copies of any such omitted promissory notes or other instruments or agreements as the Commission requests.

(b) Schedules.

None required.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus shall contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrants undertake that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, shall be filed as a part of an amendment to the registration statement and shall not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in clause (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil, on January 25, 2012.

BRASIL TELECOM S.A.

By:	/s/ Francisco Tosta Valim Filho

Name: Title:	Francisco Tosta Valim Filho Chief Executive Officer

By:	/s/ Alex Waldemar Zornig

Name: Title:	Alex Waldemar Zornig Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on January 25, 2012.

Signature	Title

/s/ * José Mauro Mettrau Carneiro da Cunha	Chairman of the Board of Directors

/s/ Francisco Tosta Valim Filho Francisco Tosta Valim Filho	Chief Executive Officer

/s/ Alex Waldemar Zornig Alex Waldemar Zornig	Chief Financial Officer

/s/ Anderson Ramos Oliveira Anderson Ramos Oliveira	Chief Accounting Officer

/s/ * João de Deus Pinheiro Macedo	Vice Chairman

/s/ * Júlio César Fonseca	Director

/s/ * Francis James Leahy Meaney	Director

/s/ * João Carlos de Almeida Gaspar	Director

*By	/s/ Alex Waldemar Zornig Alex Waldemar Zornig	Attorney-in-fact

/s/ Donald J. Puglisi Donald J. Puglisi Managing Director Puglisi & Associates	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description of Document
2.1†	Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação), dated August 26, 2011, between Brasil Telecom S.A. and Tele Norte Leste Participações S.A. (English translation).

2.2†	Protocol and Justification of Partial Split-Off of Telemar Norte Leste S.A. with Incorporation of the Portion Ceded by Coari Participações S.A. and Incorporação de Ações of Telemar Norte Leste S.A. by Coari Participações S.A. (Protocolo e Justificação de Cisão Parcial da Telemar Norte Leste S.A. com Incorporação da Parcela Cindida pela Coari Participações S.A., e Incorporação de Ações da Telemar Norte Leste S.A. pela Coari Participações S.A.), between Telemar Norte Leste S.A. and Coari Participações S.A., dated August 26, 2011 (English translation).

2.3†	Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação), dated August 26, 2011, between Brasil Telecom S.A. and Coari Participações S.A. (English translation).

2.4†	First Amendment, dated January 18, 2012, to Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação), dated August 26, 2011, between Brasil Telecom S.A. and Tele Norte Leste Participações S.A. (English translation).

2.5†	First Amendment, dated January 18, 2012, to Protocol of Merger and Instrument of Justification (Protocolo e Justificação de Incorporação), dated August 26, 2011, between Brasil Telecom S.A. and Coari Participações S.A. (English translation).

3.1	By-Laws (Estatuto Social) of Brasil Telecom S.A., as amended (English translation) (incorporated by reference to Exhibit 2 to Form 6-K of Brasil Telecom S.A. filed on June 29, 2011).

4.1	Form of Deposit Agreement (relating to common shares) among Brasil Telecom S.A., The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to Form F-6 of Brasil Telecom S.A. filed on September 4, 2009, File No. 333-161735).

4.2	Form of Amended and Restated Deposit Agreement (relating to preferred shares) among Brasil Telecom S.A., The Bank of New York Mellon, as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to Form F-6 of Brasil Telecom S.A. filed on September 4, 2009, File No. 333-161740).

5.1†	Opinion of Barbosa, Müssnich & Aragão Advogados regarding the common shares and preferred shares of Brasil Telecom S.A.

8.1†	Opinion of Barbosa, Müssnich & Aragão Advogados regarding tax matters and certain other matters.

8.2†	Form of Opinion of White & Case LLP regarding U.S. tax matters.

10.1†	Shareholders Agreement of Telemar Participações S.A., dated as of April 25, 2008, among AG Telecom Participações S.A., L.F. Tel S.A., Fundação Atlântico de Seguridade Social, Asseca Participações S.A. and, as intervening parties, Telemar Participações S.A. and Andrade Gutierrez Investimentos em Telecomunicações S.A. (English translation) (incorporated by reference to Exhibit 99.4 to Schedule 13D of Brasil Telecom S.A. filed on November 27, 2009).

10.2	Amendment to the Shareholders Agreement of Telemar Participações S.A., dated as of January 25, 2011, among AG Telecom Participações S.A., Luxemburgo Participações S.A., L.F. Tel S.A., Fundação Atlântico de Seguridade Social, and, as intervening party, Telemar Participações S.A. (English translation) (incorporated by reference to Exhibit 3.02 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

Exhibit Number	Description of Document
10.3	Private Shareholders Agreement of Telemar Participações S.A., dated as of April 25, 2008, among AG Telecom Participações S.A., L.F. Tel S.A., Asseca Participações S.A., BNDES Participações S.A.—BNDESPar, Fiago Participações S.A., Fundação Atlântico de Seguridade Social, and, as intervening parties, Telemar Participações S.A., Caixa de Previdência dos Funcionários do Banco do Brasil—PREVI, Fundação Petrobras de Seguridade Social—PETROS, Fundação dos Economiários Federais—FUNCEF and Andrade Gutierrez Investimentos em Telecomunicações S.A. (English translation) (incorporated by reference to Exhibit 99.3 to Schedule 13D of Brasil Telecom S.A. filed on November 27, 2009).

10.4	Amendment to Shareholders Agreement of Telemar Participações S.A., dated as of January 25, 2011, among AG Telecom Participações S.A., Luxemburgo Participações S.A., BNDES Participações S.A.—BNDESPar, Caixa de Previdência dos Funcionários do Banco do Brasil—PREVI, Fundação Atlântico de Seguridade Social, Fundação dos Economiários Federais—FUNCEF, Fundação Petrobras de Seguridade Social—PETROS, L.F. Tel S.A., Bratel Brasil S.A. and, as intervening parties, Telemar Participações S.A. and Portugal Telecom, SGPS S.A. (English translation) (incorporated by reference to Exhibit 3.04 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

10.5†	Concession Agreement for Local, Switched, Fixed-Line Telephone Service between ANATEL and Brasil Telecom S.A., No. 109/2011, dated June 30, 2011 (English translation).

10.6†	Concession Agreement for Domestic Long-Distance, Switched, Fixed-Line Telephone Service between ANATEL and Brasil Telecom S.A., No. 143/2011, dated June 30, 2011 (English translation).

10.7	Statement of Authorization for Personal Mobile Services between ANATEL and Brasil Telecom Celular S.A., No. 026/2002, dated December 18, 2002 (English translation) (incorporated by reference to Exhibit 4.05 to Brasil Telecom S.A.’s annual report on Form 20-F filed on July 13, 2009).

10.8	Schedule of Omitted Authorizations for Personal Mobile Services (incorporated by reference to Exhibit 4.06 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

10.9	Instrument of Authorization for the Use of Radio Frequency Blocks for 2G services between ANATEL and 14 Brasil Telecom Celular S.A., No. 24/2004, dated May 3, 2004 (English translation) (incorporated by reference to Exhibit 4.07 to Brasil Telecom S.A.’s annual report on Form 20-F filed on July 13, 2009).

10.10	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 2G services (incorporated by reference to Exhibit 4.08 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

10.11	Instrument of Authorization for the Use of Radio Frequency Blocks for 3G services between ANATEL and 14 Brasil Telecom Celular S.A., No. 24/2008, dated April 29, 2008 (English translation) (incorporated by reference to Exhibit 4.09 to Brasil Telecom S.A.’s annual report on Form 20-F filed on July 13, 2009).

10.12	Schedule of Omitted Instruments of Authorization for the Use of Radio Frequency Blocks for 3G services (incorporated by reference to Exhibit 4.10 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

10.13	Stock Option Plan (2000) of Telecomunicações do Paraná S.A.—Telepar (predecessor to Brasil Telecom S.A.) (English translation) (incorporated by reference to Exhibit 4.11 to Brasil Telecom S.A.’s annual report on Form 20-F filed on July 13, 2009).

12.1†	Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends of Brasil Telecom S.A. and Tele Norte Leste Participações S.A.

Exhibit Number	Description of Document
21.1	List of subsidiaries of Brasil Telecom S.A. (incorporated by reference to Exhibit 8.01 to Form 20-F of Brasil Telecom S.A. filed on May 2, 2011).

23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes (Brasil Telecom).

23.2	Consent of Deloitte Touche Tohmatsu Auditores Independentes (Tele Norte Leste Participações S.A.).

23.3	Consent of KPMG Auditores Independentes (a successor of the firm formerly known as BDO Auditores Independentes) (Tele Norte Leste Participações S.A.).

23.4	Consent of Barbosa, Müssnich & Aragão Advogados (included in Exhibits 5.1 and 8.1).

23.5	Consent of White & Case LLP (included in Exhibit 8.2).

23.6†	Consent of Apsis Consultoria Empresarial Ltda.

23.7†	Consent of Banco Itaú BBA S.A.

23.8†	Consent of Banco BTG Pactual S.A.

23.9†	Consent of Banco Barclays S.A.

24.1	Powers of attorney of certain officers and directors of Brasil Telecom (included in signature pages to, and incorporated by reference to, Form F-4 of Brasil Telecom S.A. filed on September 1, 2011).

99.1	Report of Apsis Consultoria Empresarial Ltda. regarding the net asset value of Tele Norte Leste Participações S.A. based on the book value of its assets and liabilities (English translation) (included in Exhibit 2.4).

99.2	Report of Apsis Consultoria Empresarial Ltda. regarding the net worth of Brasil Telecom S.A. and Tele Norte Leste Participações S.A. calculated at market prices (English translation) (included in Exhibit 2.4).

99.3†	Presentation of Economic-Financial Analyses of Banco Itaú BBA S.A. (English translation).

99.4†	Presentation of Financial Analyses of Banco BTG Pactual S.A. (English translation).

99.5†	Presentation of Financial and Economic Analysis of Banco Barclays S.A. (included in Exhibit 2.4).

99.6†	Report of Independent Special Committee of Brasil Telecom S.A. (English translation).

99.7†	Report of Independent Special Committee of Tele Norte Leste Participações S.A. (English translation).

99.8	Form of Letter of Transmittal.

99.9	Call Notice for Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A. (English translation).

99.10	Call Notice for Extraordinary General Shareholders’ Meeting of Tele Norte Leste Participações S.A. (English translation).

†	Previously filed.